                               PROXY STATEMENT FOR
                              STERLING SUGARS, INC.

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

      Preliminary Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

      Filed by the Registrant [X]

      Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]   Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]   Definitive Proxy Statement

[ ]   Definitive Additional Materials

[ ]   Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                              STERLING SUGARS, INC.
                      -----------------------------------
                (Name of Registrant as Specified In Its Charter)

                            M. A. PATOUT & SON, LTD.
                                PETER V. GUARISCO
                                ROBERT B. PATOUT
                              FRANK WILLIAM PATOUT
                             WILLIAM S. PATOUT, III

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check appropriate box):

[X]   No fee required.

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      (1)   Title of each class of securities to which transaction applies:

      (2)   Aggregate number of securities to which transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      (4)   Proposed maximum aggregate value of transaction:

      (5)   Total fee paid:

[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)   Amount Previously Paid:

      (2)   Form, Schedule or Registration Statement No.:

      (3)   Filing Party:

      (4)   Date Filed:

                              STERLING SUGARS, INC.
                                  P.O. BOX 572
                               FRANKLIN, LA 70538

                                TABLE OF CONTENTS

                                                                                Page
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS....................................      1

PROXY STATEMENT.............................................................      5

INTRODUCTION................................................................      5

VOTING SECURITIES...........................................................      7

PROPOSALS...................................................................      8

SUMMARY TERM SHEET..........................................................      8

SPECIAL FACTORS.............................................................     16

         Introduction.......................................................     16
         Risk Factors.......................................................     16
         Risks Associated with Not Remaining a Stockholder..................     17
         Risks Associated with Remaining a Stockholder......................     17
         Additional Risks...................................................     19
         Background, Purpose, Structure and Effect of the
           Split Transaction................................................     23
                  Background................................................     23
                  Purpose and Reasons for the Split Transaction.............     28
                  Effect of the Split Transaction...........................     33
                  Structure of the Split Transaction........................     38
                  Recommendations of the Board..............................     42
                  Position of Sterling's Board as to the Fairness
                    of the Split Transaction................................     42
                  Advantages of the Split Transaction.......................     42
                  Disadvantages of the Split Transaction....................     46
                  Substantive Fairness of the Split Transaction.............     49
                  Patout's Position as to the Substantive Fairness
                    of the Split Transaction................................     59
                  Peter V. Guarisco's Position as to the Substantive
                    Fairness of the Split Transactionc......................     60
                  Frank William Patout's Position as to the Substantive
                    Fairness of the Split Transaction.......................     60
                  Robert B. Patout's Position as to the
                    Substantive Fairness of the Split Transaction...........     61

                  William S. Patout, III's Position as to the Substantive
                    Fairness of the Split Transaction.......................     61
                  Procedural Fairness of the Split Transaction..............     61
                  Patout's Position as to the Procedural Fairness
                    of the Split Transaction................................     65
                  Peter V. Guarisco's Position as to the Procedural
                    Fairness of the Split Transaction.......................     65
                  Frank William Patout's Position as to the
                    Procedural Fairness of the Split Transaction............     65
                  Robert B. Patout's Position as to the Procedural
                    Fairness of the Split Transaction.......................     66
                  William S. Patout, III's Position as to the Procedural
                    Fairness of the Split Transaction.......................     66
                  Plans or Proposals After the Split Transaction............     67
                  Alternatives to the Split Transaction.....................     68
                  Source of Funds and Amount of Funds.......................     70
                  Conversion of Shares in Split Transaction.................     70
                  Cash Payment in Lieu of Shares of Common Stock............     73
                  Material U.S. Federal Income Tax Consequences
                    of the Split Transaction................................     74
         Opinion of Independent Financial Advisor...........................     76
         Certain Effects of the Split Transaction...........................     95
         Vote Required......................................................     95
         Board's Reservation of Rights......................................     95
         Effective Date.....................................................     96
         Exchange of Certificates and Payment of Certain
           Fractional Shares................................................     96
         Regulatory Approvals...............................................     97
         Appraisal Rights...................................................     97
         Information and Security Ownership of Management
           and Certain Beneficial Owners....................................     98
         Summary Historical and Pro Forma Financial Information.............     99

ELECTION OF DIRECTORS.......................................................    101

         Business Experience of Directors...................................    102
         Directors' Compensation............................................    103
         Board Compensation Committee Report on Executive
           Compensation.....................................................    103

COMMITTEES OF THE BOARD.....................................................    103

         Nominating or Compensation.........................................    103
         Audit Committee....................................................    103
         Audit Committee Report.............................................    104
         Submitted by the Board of Directors................................    104
         Meetings of the Board of Directors.................................    105
         Decisions..........................................................    105

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF.............................    106

         Beneficial Owners of More Than 5% of the Company's
           Outstanding Stock................................................    106
         Security Ownership of Management...................................    107

INFORMATION CONCERNING MANAGEMENT...........................................    109

         Business Experience of Executive Officers..........................    109
         Executive Compensation.............................................    109

ANNUAL COMPENSATION.........................................................    110

PENSION TABLE...............................................................    111

         Certain Transactions...............................................    113

INDEPENDENT ACCOUNTANTS.....................................................    114

         Independent Accountants............................................    114
         Audit Fees and Related Matters.....................................    114

OTHER MATTERS...............................................................    114

AVAILABLE INFORMATION.......................................................    115

ANNEX A.....................................................................    117

ANNEX B: FAIRNESS OPINION FOR SPLIT TRANSACTION.............................    119

ANNEX C.....................................................................    123

ANNEX D: FINANCIAL STATEMENTS...............................................    125

ANNEX E: LAND, MINERAL AND CROP APPRAISALS..................................    153

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  JUNE 30, 2005

TO THE STOCKHOLDERS OF STERLING SUGARS, INC.:

      The Annual Meeting of Stockholders of Sterling Sugars, Inc. ("STERLING" or the "COMPANY"), will be held in the Conference Room, St. Mary Parish Library, 206 Iberia Street, Franklin, Louisiana on June 30, 2005, at 10:00 a.m., for the purpose of voting:

(1) On a proposal to take the Company private through the adoption of an amendment to Sterling's Articles of Incorporation providing for:

   -  A one-for-2,000 reverse stock split of Sterling's Common Stock; and

   - A cash payment equal to $9.00 per pre-split Share of Common Stock to all Stockholders left with less than one share following the reverse stock split.

(2) For election of directors to serve for one year or until their successors are elected and qualified.

(3) To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

      5:00 p.m. local time on November 5, 2004 has been fixed as the record date ("RECORD DATE") for determining shareholders entitled to notice of and to vote at the meeting.

      The accompanying proxy statement forms a part of this notice. We urge you to read it carefully.

                                               By order of the
                                               Board of Directors

                                               ______________________
                                               Tim Soileau, Secretary

Franklin, Louisiana
On or about May 31, 2005

YOUR VOTE IS IMPORTANT. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING YOU SHOULD COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY ATTACHED HERETO AS ANNEX C. Any Stockholder present at the meeting may withdraw his or her proxy and vote personally on each matter brought before the meeting. Stockholders attending the meeting whose shares are held in the name of a broker or other nominee who desire to vote their shares at the meeting should bring with them a proxy or other writing from that broker or nominee confirming their ownership of shares.

                              STERLING SUGARS, INC.
                                  P.O. BOX 572
                               FRANKLIN, LA 70538

Dear Stockholder:

      This is to invite you to attend the Annual Meeting of Stockholders of Sterling Sugars, Inc., to be held on June 30, 2005 at 10:00 a.m., local time, in the Conference Room, St. Mary Parish Library, 206 Iberia Street, Franklin, Louisiana.

      At the Annual Meeting, you will be asked to vote on a proposal to take the Company private through the adoption of an amendment to the Articles of Incorporation providing for (i) a one-for-2,000 reverse stock split of the Company's Common Stock and (ii) a cash payment equal to $9.00 per pre-split share of Common Stock to all Stockholders left with less than one share following the reverse stock split. We have set forth the text of the proposed amendment in Annex A to this Proxy Statement.

      If the reverse stock split is approved and, as a result, you are left with less than one share of Common Stock, then you will be entitled to receive $9.00 per pre-split share in cash, without interest, for your shares of Common Stock. This price represents a $2.45 premium over the Common Stock's closing bid price per share of $6.55 on November 1, 2004, the last day a sale was consummated prior to the approval of the Company's board of directors (the "BOARD") to undertake the reverse stock split. Any Stockholder owning at least 2,000 shares at the effective time of the reverse stock split will remain a Stockholder of the Company as a private company.

      The total cash consideration the Company expects to pay in connection with the proposed reverse stock split will be approximately $934,849, excluding transaction costs. Transaction costs such as appraiser fees, attorneys fees, etc. are expected to be approximately $190,000.00.

      For the reasons described in detail in the Proxy Statement, the Board has unanimously approved the reverse stock split proposal and has directed that it be submitted to a vote of the Stockholders. The Board believes that the terms of the reverse stock split proposal are fair to the Company and the Company's Stockholders, and recommends that the Stockholders vote "FOR" the proposal.

THIS TRANSACTION HAS NOT BEEN APPROVED NOR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION. NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS PASSED UPON THE FAIRNESS OR MERITS OF THIS TRANSACTION OR UPON THE ACCURACY OR ADEQUACY OF

THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

      Your vote is very important. Under Louisiana law and Sterling's Bylaws, the reverse stock split proposal is subject to obtaining the approval of a majority of the votes cast by the holders of the outstanding shares of Common Stock either in person or by proxy, at the Company's Annual Meeting.

      The Board has fixed 5:00 p.m. local time on November 5, 2004 as the record date ("Record Date") for the determination of Stockholders entitled to notice of, and to vote at, the Annual Meeting. Only Stockholders of record as of 5:00 p.m. local time on November 5, 2004 are entitled to notice of, and to vote at, the Annual Meeting. As of the record date, the Company had 2,500,000 outstanding shares of Common Stock. As of the record date, M. A. Patout & Son, Ltd. ("PATOUT") and Peter V. Guarisco ("GUARISCO") beneficially owned a total of 2,294,371 outstanding shares, or approximately 92%. Representatives of Patout and Guarisco who are members of the Company's Board have voted, as Board Members, in favor of the reverse stock split proposal. It is anticipated that Patout and Guarisco will vote all of their shares in favor of the reverse stock split proposal, thereby ensuring that the reverse stock split proposal will be approved by the requisite shareholder vote under Louisiana law.

      Please complete and sign the enclosed proxy card and return it as soon as possible in the enclosed postage paid envelope. This will ensure that your shares are represented at the Annual Meeting.

                                                     Sincerely,

                                                     Tim Soileau, Secretary

      This proxy statement and form of proxy are first being mailed to shareholders on or about May 31, 2005.

                                 PROXY STATEMENT

                                  INTRODUCTION

      This proxy statement is being furnished in connection with the solicitation of proxies by the board of directors (the "BOARD") of Sterling Sugars, Inc., a Louisiana corporation ("STERLING" or the "COMPANY"), for use at the Annual Meeting of Stockholders ("ANNUAL MEETING") to be held on June 30, 2005, at 10:00 a.m., in the Conference Room, St. Mary Parish Library, 206 Iberia Street, Franklin, Louisiana. This proxy statement and the accompanying proxy are being mailed to Stockholders on or about May 31, 2005. It is contemplated that this solicitation of proxies will be made primarily by mail; however, if it should appear desirable to do so in order to ensure adequate representation at the meeting, directors, officers and employees of Sterling may communicate with Stockholders, brokerage houses and others by telephone, via email or in person to request that proxies be furnished. Such additional contacts will not be scripted and will contain only such information about the transaction described below as is set forth in these materials and attachments. The Company may reimburse banks, brokerage houses, custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to the beneficial owners of the shares held by them. All such expenses associated with notice of this solicitation shall be borne by Sterling.

      At the Annual Meeting, holders of shares of common stock ("STOCKHOLDERS") will be asked to consider and vote (i) to approve an amendment to Sterling's Articles of Incorporation, as amended, to effect a reverse split of Sterling's common stock (the "COMMON STOCK") at a ratio of 1 to 2,000 (the "REVERSE SPLIT"), and to provide for payment in cash, in lieu of the issuance of fractional shares, to those Stockholders holding, less than one (1) share of Common Stock as a result of the reverse stock split. All fractional shares held by Stockholders holding less than one (1) share of Common Stock will be converted into the right to receive $9.00 in cash per share on a pre-split basis (the "PURCHASE PRICE") (the reverse stock split and cash payments are referred to, collectively, as the "SPLIT TRANSACTION"); (ii) for the election of directors of Sterling to serve for one (1) year or until their successors are elected and qualified; and (iii) to transact such other business as may properly come before the Annual Meeting, as set forth in the preceding Notice of Annual Meeting.

      Stockholders who execute proxies retain the right to revoke them at any time before they are voted. Any proxy given by a Stockholder may be revoked or superseded by executing a later dated proxy, by giving notice of revocation to the Secretary of Sterling at P.O. Box 572, Franklin, LA 70538, in writing prior to or at the meeting or by attending the meeting and voting in person. A proxy, when executed and not so revoked, will be voted in accordance with the instructions given in the proxy.

      If no choice is specified in the proxy, the proxy will be voted "FOR" the approval of the amendments to Sterling's Articles of Incorporation, as amended, to effect the Split Transaction and will be voted "FOR" the directors proposed for election.

                             STOCKHOLDERS' PROPOSALS

      In order for proposals by Stockholders to be considered for inclusion in the proxy and proxy statement relating to the year 2005 Annual Meeting of Stockholders, such proposals must be received at the Company's principal executive office no later than July 18, 2004.

                                VOTING SECURITIES

      Only Stockholders of record as of 5:00 p.m. local time on November 5, 2004 (the "RECORD DATE"), are entitled to vote at the meeting. At that time, 2,500,000 shares of the Company's Common Stock (being the Company's only class of authorized stock) were outstanding. A majority of shares entitled to vote represented in person or by proxy will constitute a quorum at the Annual Meeting. Abstentions are counted for the purpose of determining whether a quorum is present for the transaction of business. Each share is entitled to one vote. Approval of the Split Transaction requires an affirmative vote of at least a majority of the voting power present at the Annual Meeting, either in person or by proxy. Since a proportionately small number of shares will be cashed out in the Split Transaction, the Louisiana Business Combination statute is not triggered, and the proposed amendment will not require either a superior majority vote of all Stockholders or a separate affirmative vote of two-thirds of the unaffiliated Stockholders.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE SPLIT TRANSACTION, PASSED UPON THE MERITS OR FAIRNESS OF THE SPLIT TRANSACTION, NOR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

IMPORTANT: PLEASE RETURN YOUR PROXY PROMPTLY. AN ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. PLEASE DO NOT SEND IN ANY STOCK CERTIFICATES AT THIS TIME. WE WILL SEND DETAILED INSTRUCTIONS TO STOCKHOLDERS FOR SURRENDERING THEIR STOCK CERTIFICATES AS SOON AS PRACTICABLE IF THE SPLIT TRANSACTION IS APPROVED AND THE AMENDMENTS HAVE BECOME EFFECTIVE.

                                    PROPOSALS

                 APPROVAL OF AMENDMENT TO STERLING'S CHARTER TO
             EFFECT A REVERSE STOCK SPLIT OF STERLING'S COMMON STOCK

Forward Looking Statements

      Forward looking statements are those statements that describe management's beliefs and expectations about the future. We have identified forward looking statements by using words such as "anticipate", "believe", "could", "estimate", "may", "expect" and "intend". Although it is believed that these expectations are reasonable, the Company's operations involve a number of risks and uncertainties, including those described in this proxy statement and other documents filed with the Securities and Exchange Commission. Therefore, these types of statements may prove to be incorrect.

                               SUMMARY TERM SHEET

THE FOLLOWING SUMMARY BRIEFLY DESCRIBES THE MATERIAL ELEMENTS, TERMS AND CONDITIONS OF THE SPLIT TRANSACTION. THE PROXY STATEMENT CONTAINS A MORE DETAILED DESCRIPTION OF SUCH ELEMENTS, TERMS AND CONDITIONS. WE ENCOURAGE YOU TO READ THIS ENTIRE PROXY STATEMENT AND THE DOCUMENTS THE COMPANY HAS INCORPORATED BY REFERENCE BEFORE VOTING. AS USED IN THIS PROXY STATEMENT, "STERLING", THE "COMPANY", "WE", "OUR", "OURS" AND "US" REFER TO STERLING SUGARS, INC., A LOUISIANA CORPORATION, AND THE "SPLIT TRANSACTION" REFERS TO THE REVERSE STOCK SPLIT, TOGETHER WITH THE RELATED CASH PAYMENTS, TO STOCKHOLDERS HOLDING LESS THAN ONE (1) SHARE OF COMMON STOCK AS THE RESULT OF THE REVERSE STOCK SPLIT.

      -     THE REVERSE STOCK SPLIT.

You are being asked to approve and adopt a one-for-2,000 reverse stock split which would result in Sterling no longer qualifying as a publicly held company and, in effect, going private. Going private means that Sterling will terminate the registration of its Common Stock under the Securities Exchange Act of 1934, as amended (the "1934 ACT"), Sterling will no longer have to file reports with the Securities and Exchange Commission ("SEC") and its Common Stock will no longer be listed or traded on the Over-the-Counter Bulletin Board ("OTC") (or in any other public market). The possibility of taking Sterling private has been proposed by the Board and the method of using a reverse stock split to do so was approved by the Board in consultation with counsel. Any Stockholder owning at least 2,000 shares of Sterling's Common Stock at the effective time of the Reverse Split will remain a Stockholder of the Company as a private company. If the Split Transaction is completed, Stockholders will be entitled to receive one share of Sterling Common Stock (each a "POST-SPLIT SHARE") for every 2,000 shares of Sterling's Common Stock held immediately prior to the time of the Reverse Split (each, a "PRE-SPLIT SHARE"). Sterling expects to pay approximately $934,849 in the aggregate to purchase the fractional shares resulting from the Reverse Split. The Split Transaction will likely change the respective percentages of ownership in the Company of the Stockholders holding 2,000 or more Pre-Split Shares. See "SPECIAL FACTORS - Background, Purpose, Structure and Effect of the Split Transaction - Structure of the Split Transaction".

      -     Stockholders Owning Greater Than 2,000 Pre-Split Shares.

Stockholder's holding greater than 2,000 Pre-Split Shares who do not wish to assume the risks of remaining a minority Stockholder in a private Company may also cash out their shares. The Stockholders holding greater than 2,000 Pre-Split Shares and desiring to cash out pursuant to the Split Transaction must give written notice to the Company, within 30 days after the date on which the Amendment to the Company's Articles of Incorporation effecting the Split Transaction becomes effective, stating the number of shares they would like the Company to repurchase from them. See "Fairness to Unaffliated Stockholders Who Will Remain Stockholders in the Company" and "Procedural Fairness of the Split Transaction."

      -     Stockholders' Right to Aggregate Shares.

Stockholders who own greater than 2,000 shares in separate accounts, whether held of record, in street name or both, may aggregate their shares according to the rules set forth hereafter in "Structure of the Split Transaction" and "Exchange of Certificates and Payment of Certain Fractional Shares." If either Sterling or such Stockholder can establish that he in fact holds greater than 2,000 shares, such Stockholder will be issued one (1) share of stock for each 2,000 shares owned in the aggregate. Otherwise, Sterling will presume that all of the shares are held by a holder of fewer than 2,000 shares and were, therefore, converted into the right to receive $9.00 per Pre-Split Share.

      -     REASONS FOR THE REVERSE STOCK SPLIT.

The Board has considered and approved taking the Company private by means of the proposed Reverse Split. Sterling is only a marginal publicly held company in terms of enjoyment of the benefits of being a publicly held company. Such benefits include access to the public markets for purposes of raising capital and for acquisitions, the providing of public markets for liquidity purposes for the publicly held company's shareholders and the prestige of being a publicly held company which can be helpful in recruiting, attracting and retaining key officers, directors and staff.

- Sterling has been able to successfully finance its operations and acquisitions through profits generated from operations as well as traditional bank financing. Thus, the Board has concluded that Sterling does not need access to public markets for the purpose of attraction of capital.

- Secondly, Sterling is not listed on an exchange but is traded on the Over the Counter Bulletin Board. The Board has concluded that there is no broad and deep public market in Sterling shares such as to provide liquidity to Stockholders who may wish to sell Sterling Common Stock. One advantage to the Split Transaction is that it does provide a means of liquidity to Stockholders holding fewer than 2,000 shares to receive a reasonable and fair cash price for their stock.

- Sterling has adequate staff and personnel and has not seen the need in its specialized industry to be a publicly held company in order to attract and retain capable managers and personnel.

- Some savings will be realized by Sterling upon completion of the Split Transaction since it will no longer have to pay the expenses of filings associated with publicly held companies and other related expenses. Sterling estimates that the savings it will realize upon completion of the Split Transaction associated with public company filing requirements, including Sarbanes-Oxley compliance to be approximately $89,723 in fiscal year ended July 31, 2005, and approximately $72,000 for the fiscal year ended July 31, 2006. Sterling also anticipates eventual savings on directors and officers liability insurance of perhaps $8,000-$10,000 per year, although no assurance can be given that any savings will occur. See "Purpose and Reasons for the Split Transaction
- Securities and Exchange Commission

Compliance (SEC)"; "Advantages of the Split Transaction to Sterling - Cost Savings".

- Other benefits will be derived through the Split Transaction in which its smaller Stockholders (under 2,000 shares) will achieve liquidity for their minority shareholdings at a fair price. It is expected that such shareholders will generally be eligible to receive capital gains treatment on the proceeds. Subject to their respective agreements with brokers, dealers and intermediaries, certain Stockholders may be able to avoid paying brokerage commissions and fees in achieving this liquidity for their shares. It is believed that the same result could not be obtained in the market due to lack of breadth and depth in the market and "bid-ask" discounts that may, as a practical matter, occur.

- The Split Transaction resulting in de-registration of Sterling's Common Stock under the Exchange Act will allow management to focus additional time and effort on effectively managing Sterling's business and operations without the administrative burdens of SEC and related compliance. See "Special Factors - Purpose of and Reasons for the Reverse Stock Split Proposal," "Special Factors - Advantages of the Reverse Stock Split", "Special Factors - Disadvantages of the Reverse Stock Split - No Participation in Potential Future Appreciation" and "Reduced Liquidity" and "Special Factors - Material U.S. Federal Income Tax Consequences of the Split Transaction."

- CONSIDERATION. If you own at least 2,000 shares of Sterling's Common Stock at the effective time of the Split Transaction, you will remain a Stockholder of the Company as a private company and will not receive a cash payment. If you do not own at least 2,000 shares of Sterling's Common Stock at the effective time of the Split Transaction, you will receive $9.00 per Pre-Split share in cash, without interest, for your shares of Common Stock and you will no longer be a Stockholder in the Company. Subject to their respective agreements with brokers, dealers and intermediaries, certain Stockholders may be able to avoid paying brokerage commissions and fees. Stockholders will not be required to pay the "bid-ask" discount that would apply if you sold your shares on the open market (although you will have to pay tax on your gain, if any). See "Special Factors - Material U.S. Federal Income Tax Consequences of the Split Transaction" and "Special Factors - Exchange of Certificates and Payment of Certain Fractional Shares."

      A Stockholder holding greater than 2,000 Pre-Split Shares will have the option to cash out his shares at $9.00 per Share. See "Fairness to Unaffliated Stockholders Who Will Remain Stockholders in the Company" and "Procedural Fairness of the Split Transaction."

      - REQUIRED VOTES. To authorize the Split Transaction, Louisiana law and Sterling's By-laws require the approval of a majority of the votes cast by the holders of Sterling's outstanding shares, either in person or by proxy, at a meeting of the Stockholders. Since a proportionately small number of shares will be cashed out in the Split Transaction, the Louisiana Business Combination statute is not triggered and the proposed amendment will not require either a superior majority vote of all Stockholders or a separate affirmative vote of two-thirds of the unaffiliated Stockholders. The Board cannot ensure that the requisite Stockholder approval will be obtained. See "Special Factors- Vote Required".

      - RECOMMENDATION OF THE BOARD OF DIRECTORS. Sterling's Board, by the unanimous vote of all directors, determined that the Split Transaction proposal is fair to the Company and all its Stockholders including its unaffiliated Stockholders, and approved the Split Transaction proposal. Accordingly, Sterling's Board of Directors recommends that you vote "FOR" the Split Transaction.

      - OPINION OF FINANCIAL ADVISOR. The Board gave due weight to the opinion of Chaffe & Associates, Inc. ("CHAFFE"), the Company's financial advisor, in connection with its evaluation of the Split Transaction proposal. Chaffe delivered its written opinion to the Board dated November 16, 2004, to the effect that as of that date, and based upon and subject to the various limitations, qualifications and assumptions stated in its opinion, the price of $9.00 per Pre-Split Share is fair, from a financial point of view, to Sterling's Stockholders, including its unaffiliated Stockholders. The full text of this opinion is attached as Annex B to this schedule. The Board urges you to read Chaffe's opinion in its entirety for a description of the procedures followed, limitations on and factors considered in connection with the delivery of its opinion. See "Special Factors - Opinion of Chaffe & Associates, Inc."

      - CONTINUING SHAREHOLDERS. Many of the Stockholders, including an affiliate(1), who own more than 2,000 Pre-Split Shares of Common Stock will remain Stockholders of Sterling following the Split Transaction. Following the completion of the Split Transaction, each of Sterling's continuing Stockholders, including its affiliate, and other members of management owning Common Stock will own a slightly increased percentage of the outstanding Common Stock, although the book value of the Company itself will be worth slightly less due to the cash payments made to Stockholders owning fewer than 2,000 shares. The Company does not anticipate any changes in its Board or management as a result of the Split Transaction. See "Security Ownership of Management and Certain Beneficial Owners" and "Special Factors - Background, Purpose, Structure and Effect of Split Transaction - Conduct of Sterling's Business After the Split Transaction".

      - TAX CONSEQUENCES. Generally, the receipt of $9.00 in cash for each Pre-Split Share of Sterling Common Stock pursuant to the Split Transaction will be a taxable transaction. For U.S. federal income tax purposes, those Stockholders receiving cash payments generally will realize capital gain or loss as a result of the Split Transaction measured by the difference, if any, between the $9.00 per Pre-Split Share price and the adjusted pre-split tax basis in each share that is cashed out. If your holding period for such shares is more than 12 months as of the Effective Date of the Split Transaction, then such gain or loss will be long-term capital gain or loss. See "Special Factors - Material U.S. Federal Income Tax Consequences of the Split Transaction."

      - THE ANNUAL MEETING. Sterling's Annual Meeting will be held in the Conference Room, St. Mary Parish Library, 206 Iberia Street, Franklin, Louisiana, on Thursday, June 30, 2005 at 10:00 a.m. local time. See "The Annual Meeting - Date, Time and Place of the Annual Meeting."

      - ELIGIBILITY TO VOTE. Holders of Sterling's Common Stock at 5:00 p.m. local time on November 5, 2004, the record date for the Annual Meeting, may vote at the Annual Meeting in person or by proxy. On that date, there were 2,500,000 outstanding shares of Sterling Common Stock. Two major Stockholder groups beneficially own approximately 2,294,371

----------------------------
(1) Patout is an "affiliate" engaged in a going private transaction since beneficial owners of Patout will beneficially hold a material amount of the Company's outstanding equity securities, occupy seats on the Board, and will otherwise be in a position to "control" the Company within the meaning of
Section 12d-2 of the 1934 Act. Section #D.3., Current Issues Outline.

outstanding shares of Common Stock, or approximately 92%. Each share of Common Stock that you own on the Record Date entitles you to cast one vote at the Annual Meeting. See "The Annual Meeting - Record Date."

      - VOTING PROCEDURES. In order to cast a vote with respect to the Split Transaction proposal, or change a proxy that you have already sent to us, you must follow the procedures described in the accompanying proxy statement under "The Annual Meeting - Voting and Revocation of Proxies." If you do not own your stock directly in your name, but instead hold your shares through a nominee, such as a bank or a broker, you should contact your bank, broker or nominee to obtain directions on how to instruct that person to vote your shares. See "The Annual Meeting - Voting Rights; Vote Required for Approval."

      - APPRAISAL OR DISSENTERS' RIGHTS. No appraisal or dissenters' rights are available to you under Louisiana law in connection with the Split Transaction. You may have other rights or actions under federal or state laws. Challenges to corporate actions in general may be related to fiduciary responsibilities of corporate officers and directors and to the fairness of corporate transactions. See "The Annual Meeting - Voting Rights; Vote Required for Approval."

      - POTENTIAL DISADVANTAGES OF THE SPLIT TRANSACTION. If the Split Transaction is approved, there could be disadvantages to: (a) the Company's unaffiliated Stockholders who will be cashed out; (b) the Company's unaffiliated Stockholders who will remain Stockholders in the Company, (c) Sterling; and (d) Sterling's majority Stockholder. Unaffiliated Stockholders who will be cashed out will no longer participate in future growth, if any, in the value of Sterling's Common Stock. Disadvantages to the Company's unaffiliated Stockholders who will remain Stockholders in the Company may include: (1) lack of liquidity; and (2) a possible adverse effect on share price. Disadvantages to Sterling could include: (1) reduced management incentive; (2) less attractive acquisition currency; (3) reduced equity capital raising opportunities; and (4) loss of prestige. Since Sterling will remain operational, the majority Stockholders through their stock holdings will bear most of the risk of losses generated by the Company's operations and any decrease in Company value after the Split Transaction.

      If the Split Transaction is approved, as soon as practical thereafter, and in no event later than thirty (30) days following the date of the Annual Meeting, the Company will mail a letter of transmittal to each Stockholder of record. The letter of transmittal will contain instructions for the surrender of each Stockholder's certificate or certificates to Sterling's exchange agent in exchange for a new certificate or the aggregate Purchase Price. The certificate exchange and cash payment of the aggregate Purchase Price will be made promptly to each Stockholder who has surrendered outstanding certificate(s), together with the letter of transmittal, to Sterling's exchange agent. See "Special Factors - Exchange of Stock Certificates."

      Sterling estimates that the total funds required to complete the Split Transaction, including consideration to be paid to the Stockholders entitled to receive cash plus professional fees and expenses, will be approximately $1,124,849. The Board expects that the total funds required will be paid from Sterling's investment accounts or from Sterling's bank line of credit and as a result should have little effect on operations or past dividend practices. See "Special Factors - Background, Purpose, Structure and Effect of the Split Transaction - Sources of Funds and Financial Effect of the Split Transaction."

      There are risks associated with the Split Transaction. See "Special Factors - Risk Factors."

      If you have questions about the Split Transaction or would like additional copies of this proxy statement, please contact Desiree Lange, Assistant Secretary, P.O. Box 572, Franklin, LA 70538, Telephone: 337-828-0620.

                                 SPECIAL FACTORS

INTRODUCTION

      Sterling's Board has authorized, and recommends for your approval a Split Transaction that is comprised of:

      - The Reverse Split pursuant to which each share of Common Stock registered in the name of a Stockholder at the effective time of the Reverse Split will be converted into two thousandths (1/2,000) of a share of Common Stock; and

      - Payment of $9.00 per share for each Pre-Split Share paid to Stockholders holding less than one (1) share of Common Stock as a result of the Reverse Split.

      If approved, the Split Transaction will become effective shortly after the Annual Meeting of the Stockholders when the Board files the necessary amendments to Sterling's Articles of Incorporation, as amended, with the Secretary of State of the State of Louisiana (the "Effective Date"). The form of proposed amendments to Sterling's Articles of Incorporation, as amended, necessary to effect the Split Transaction is attached to this proxy statement as Annex A.

      Sterling intends for the Split Transaction to treat Stockholders holding Common Stock in street name through a nominee (such as a bank or broker) in the same manner as Stockholders whose shares are registered in their names, and nominees will be instructed to effect the Split Transaction for their beneficial holders. However, nominees may have different procedures and Stockholders holding shares in street name should contact their nominees.

RISK FACTORS

      It should be recognized that the risk factors set forth below are those, which, on the date of this Proxy Statement, are deemed by Sterling to be most significant. Stockholders must realize, however, that factors other than those set forth below may impact the Company, in a manner and to a degree, which cannot now be foreseen. The descriptions of the anticipated results of operations of the Company described in this Proxy Statement are based on various assumptions involving factual circumstances over which the Company has no control, including, without limitation:

      1.    the matters set forth in this "Risk Factors" section,

      2. the capabilities and availability of directors and officers of the Company ("Management"), and

      3.    the projected performance of the Company.

The projected performance of the Company is dependent upon many factors which are not susceptible to precise measurement and is set forth herein solely as an illustration of possible economic events which cannot be guaranteed. ANY PREDICTIONS AND REPRESENTATIONS CONCERNING THE ANTICIPATED RESULTS OF OPERATIONS OF THE COMPANY, WHETHER WRITTEN OR ORAL, WHICH DO NOT CONFORM TO THOSE CONTAINED HEREIN, ARE UNAUTHORIZED AND MUST NOT BE RELIED UPON BY STOCKHOLDERS

RISKS ASSOCIATED WITH NOT REMAINING A STOCKHOLDER.

      Stockholders Who Are Cashed Out Will Forfeit The Opportunity to Participate In Any Future Growth In The Value of Their Shares.

      Stockholders who are cashed out in the Split Transaction will no longer be Stockholders in Sterling (unless they subsequently acquire shares from other Stockholders following the Effective Date) and will no longer participate in any growth in the value of their shares that may occur in the future. It is possible that the value of Sterling's shares could exceed the Purchase Price in the future. Such growth would require, among other things, successful processing seasons coupled with favorable contract prices for raw sugar and blackstrap molasses.

RISKS ASSOCIATED WITH REMAINING A STOCKHOLDER.

      The Lack of Public Information and Liquidity For Shares of Sterling Common Stock Following The Effective Date May Adversely Affect The Value of your Shares.

      Following the Split Transaction, Sterling expects to have less than 300 Stockholders. As a result, the Company will be entitled and it intends to de-register its shares of Common Stock under the Securities Exchange Act of 1934 (the "1934 Act"). Once Sterling de-registers its shares of Common Stock, the shares will no longer be traded on the OTC and the Company will not file any more reports with the SEC. As a result, there will be no effective public trading market for the shares and

Stockholders desiring to sell their shares may have a difficult time finding a buyer for these shares. This lack of public information and liquidity may adversely affect your ability to sell your shares and the price a buyer is willing to pay for the shares.

      Sterling Has No Plans To Sell the Company Or Otherwise Enter Into A Transaction That Would Provide Liquidity For Your Shares, Which Could Adversely Affect the Value of Your Shares.

      The Company has no present intention or plans to sell Sterling or enter into any transaction, other than the Split Transaction, that would provide Stockholders with a liquidity event for their shares, which may adversely affect the value of their shares.

      As a deregistered company, Sterling will no longer be subject to the SEC's financial reporting requirements or the heightened disclosure and independence requirements imposed by the Sarbanes-Oxley Act of 2002 ("SOX").

      Once the Company has deregistered under the 1934 Act, it will no longer be required to file periodic reports with the SEC and the information previously reported by the Company in those periodic reports will no longer be available, on a current basis, to Stockholders in that form. Louisiana law requires only that the Company furnish Stockholders annually, upon request, a condensed balance sheet (unaudited) and a combined statement of income and earned surplus (unaudited) for the last preceding fiscal year ended more than four months before receipt of such request. It is the current intention of the Company to provide Stockholders with annual audited financial statements. Moreover, Stockholders holding less than 5% of the outstanding stock after the Split Transaction will not enjoy the right to inspect the books and records of the Company under Louisiana law. Any reporting to Stockholders in excess of that required by Louisiana law will be provided at the discretion of the Board. The lack of publicly available information on the Company after the Split Transaction could adversely affect the value of your shares.

      Stockholders Will Continue To Be Subject To Operational, and Other Risks, Facing Sterling, Which Risks, If Realized, Could Result in a Substantial Reduction In the Value Of Their Shares of Common Stock.

      Following the Split Transaction, the Company will continue to face the same risks it has faced in the past. Sterling's sugar operations and its revenues are highly dependent upon the weather. In 2003, Sterling suffered a significant net loss due to hurricanes and other inclement weather experienced throughout the processing season. Weather affects the sugar content of the cane that is ground in Sterlings' mills. There is a risk that the weather will affect Sterling's sugar cane crop in the current year and thereafter. Congress, in recognition of the losses suffered by the entire Louisiana Sugar Industry, passed the Agricultural Assistance Act of 2003 and directed the Commodity Credit Corporation to pay the Louisiana sugar mills and farmers a total of $60,000,000. The Company's portion of the proceeds was approximately $1,535,000. Although Sterling received government assistance offsetting approximately 69% of its net loss, there is no guarantee that government subsidies will be granted to offset future losses.

      Sugar recovery per ton of cane was comparatively high in 2003 over 2001 and 2002. There is no guarantee that Sterling's cane will have high sugar content in the current year.

      Sterling markets its raw sugar and blackstrap molasses under contracts which provide for the sale of the entire crop's production. The Company cannot ensure that there will be a market for the entire crop's production in future years.

ADDITIONAL RISKS

      The Company will Face Risks Associated with Present and Future Competition

      The Company will face competition from well capitalized companies in the sugar processing industry. There can be no assurance that the Company will have successful processing seasons, currently and in the future, sufficient to successfully sustain its business plan against present and future competition.

      The Sugar Processing Industry in Which the Company Operates and Will Continue to Operate is Subject to Peculiar Business Hazards.

      Weather is likely the most important element that determines whether the Company has a successful crop. In 2003, for example, two hurricanes and inclement weather plagued the sugar cane crop causing the Company to suffer a significant net loss for the year. Sterling cannot predict whether future processing seasons will be adversely affected by the weather causing the Company to suffer net losses.

      The Company Will Rely on its Marketing Strategy Which Includes Reliance on Personal Relationships.

      The Company intends to continue the acquisition of sugar cane and the marketing and sale of its raw sugar and blackstrap molasses by capitalizing on personal relationships with growers and purchasers respectively. These relationships have been developed by the Company's Management over many years. The loss of these personal relationships for any reason might materially and adversely affect the marketing and sale of the Company's products, as well as the Company's economic viability.

      The Company Will Propose a Long Range and Speculative Plan for Growth of the Company's Objectives.

      The Company continues to pursue its long-range plan of acquisitions that will increase mill capacity. The Company believes it must continue to increase the volume of sugar cane that it processes. It is the Company's belief that it must concentrate on size and efficiency to remain competitive in difficult economic times. To the extent that the Company fails to attain both short and long-term business objectives, which may be influenced by factors beyond the control of Management, the Stockholders in the Company may be materially and adversely affected.

      The Company Will Be Dependent on its Management to Meet and Achieve its Goals.

      Final decisions with respect to the operation and management of the Company will be made exclusively by Management. Accordingly, any decision made pursuant to the vote solicited under this Proxy Statement should be based upon that Stockholder's confidence in Management's ability to competently manage the business operations of the Company and the Stockholder's willingness to entrust all aspects of the management of the Company to Management.

      The Company's Management Will Retain Broad Discretion in the Use of Any Additional Net Profits Saved From the Split Transaction and May Use the Proceeds in Ways That May Not Increase the Company's Operating Results or Market Value

      The Company intends to use the additional net profits, if any, that result from the Split Transaction for working capital, payment of debt, general corporate purposes and such other purposes as Management and the Board determine are necessary to maximize Stockholder value. The failure of Management to apply such funds effectively could harm the Company's business and the value of its stock.

      The Company's Officers, Directors and Major Stockholders Will Retain Significant Control Over the Company; Influence on Corporate Governance

      The Company's officers, directors and current major Stockholders will retain over 94% percent of the voting power of the Company, sufficient to control the Company's Board and any business matter brought before the Stockholders for approval. Accordingly, any decision a Stockholder makes pursuant to this Proxy must be made based on the Stockholder's confidence in the Company's officers, directors and current major Stockholders to exercise prudence in directing and managing the business affairs of the Company, and recognition that the minority Stockholders may never have a significant voice in the conduct of the Company's business.

      The Company May or May Not Achieve Any Return on Investment.

      No assurance can be given that a Stockholder will realize any return on investment, or that the investment will not be lost entirely. For this reason, each Stockholder should read this Proxy Statement and all exhibits carefully, and should consult with his own attorney or business adviser before making any decisions with respect to the Proxy.

      Company's Revenue Growth is Dependent Upon Efficient Production and Sale of Its Products.

      The Company's revenue growth depends upon the amount of sugar cane that the Company can grow and/or process. Therefore, future increases in revenues will depend upon successful processing seasons and the Company's ability to maximize profits through efficient processing and marketing allotments at favorable prices.

      Entrance of Potential Competitors into the Marketplace Could Harm the Company's Ability to Maintain or Improve its Position in the Market.

      Some of the Company's potential competitors are national or international in scope and may have greater resources than the Company. These resources could enable the Company's potential competitors to initiate price cuts or take other measures in an effort to gain market share. If the Company does not compete effectively or if the Company experiences any pricing pressures, reduced margins or loss of market share resulting from increased competition, the Company's business and financial condition may be harmed.

      The Company May Be Unable to Hire, Integrate or Retain Qualified
Personnel.

      Some of the Company's personnel may serve in both executive and operational positions. While the Company does not anticipate any changes as a result of the Split Transaction, the loss of any of the Company's executives could harm the Company's business.

      The Company Does Not Anticipate Distributions to Stockholders.

      The Company currently anticipates that it will retain all net cash flow, if any, for use in the operation and expansion of its business and does not anticipate paying any distributions to Stockholders. No distributions to Stockholders are anticipated in the foreseeable future.

      The Availability or Lack of Availability of Company Stock for Sale in the Future May Adversely Affect its Value.

      No assurance can be given as to the effect, if any, that future sales of the Company's Common Stock, or the availability of shares of Common Stock for future sales, will have on the market price of the shares from time to time. The Company does not currently anticipate that future offerings of its Common Stock will be made but no assurance can be given that circumstances will not change making such an offering(s) necessary.

NOTE: In addition to the above risks, businesses are often subject to risks not foreseen or fully appreciated by management. In reviewing this Proxy Statement, potential Investors should keep in mind other possible risks that could be important.

BACKGROUND, PURPOSE, STRUCTURE AND EFFECT OF THE SPLIT TRANSACTION

      BACKGROUND

      The Board has periodically and informally discussed withdrawing from registration with the SEC due to the limited benefit the Company realizes from its public company status. As best that the Board of Sterling can recall, the first informal mention of taking the Company private occurred approximately eight to nine years ago and was brought up by the then Secretary of the Board, Dr. J. Patout Burns, who is no longer on the Board of Directors of Sterling. The Company previously hired Chaffe to advise it on this matter about eight years ago.

      The Board renewed its going private discussions and began to consider its alternatives upon passage of new federal regulations that will significantly increase the Company's costs to remain public. These new federal regulations include the Sarbanes-Oxley Act of 2002 ("SOX") and the rules and regulations promulgated thereunder. While SOX is not the primary reason for the going private transaction, SOX helped to revive the Company's interest in going private. The following discussion of SOX sets forth the background of the going private transaction and attempts to explain why Sterling is undertaking the going private transaction at this time as opposed to other times in the Company's past.

      The Board became aware of SOX shortly after its passage. As regulations were promulgated under SOX and it became apparent that SOX would impact the Company, the Board sought legal advice in July 2003. The Company's counsel advised the Board and Management on the many components of SOX, including the penalties for non- compliance. At that time, the Board took appropriate action and it believed the Company was in compliance with the then applicable provisions of SOX. However, under SOX a number of additional requirements have begun to take effect under a series of compliance dates and deadlines. As several deadlines approached and were delayed, the Board received further advice from counsel regarding the compliance dates. In addition to the reasons cited under "Summary Term Sheet - Reasons for the Reverse Stock Split", the Board determined that the increased reporting duties and expenses associated with gearing up for SOX, and eventually, full compliance with SOX, cast doubt on the benefits of remaining a public company. This caused the Board to evaluate Sterling's posture as a public company and to determine whether it is truly benefitting from being and remaining a public company.

      In this evaluation, the Board determined that Sterling is only a marginal public company in terms of enjoyment of the benefits of being a publicly held company. Such benefits include access to the public markets for purposes of raising capital and for acquisitions, the providing of public markets for liquidity purposes for publicly held company shareholders and the prestige of being a publicly held company which can be helpful in recruiting, attracting and retaining key officers, directors and staff. In fact, the Board determined, Sterling has been able to successfully finance its operations through the profits generated from operations as well from traditional bank financing. Indeed, the Board noted that Sterling has made a number of acquisitions and has been able to successfully finance these through bank loans and operations. Consequently, the Board concluded that Sterling does not need access to public markets for purposes of attraction of capital for operations, expansion or acquisitions.

      In terms of Stockholder liquidity, Sterling is not listed on a national exchange but is traded on the Over the Counter Bulletin Board. Sterling's trading volume over the period from June 2003 through September 2004 was approximately 3,370 shares. The entire 3,370 shares were acquired by the majority Stockholder, Patout. Sterling's trading volume is further limited by the fact that approximately 92% of its issued and outstanding shares are owned by Patout and Guarisco (Patout holds 63.36%; Guarisco holds 28.42%). As a result of this small trading volume, the ability of the Company's Stockholders to trade their shares is more limited than the ability of shareholders of many other publicly traded companies to trade their shares. The Board has concluded that there is no broad and deep public market in Sterling's shares such as to provide liquidity to Stockholders who may wish to sell Sterling Common Stock. Indeed the Board believes that one advantage of the Split Transaction is that it does provide a means of liquidity to Stockholders holding fewer than 2,000 shares so that they may receive a reasonable and fair cash price for their stock. See "Special Factors - Alternatives to the Split Transaction," for a more detailed description of the reasons of the Board to pursue the Split Transaction in particular instead of an alternative transaction structure.

      Finally, the Board concluded that Sterling has adequate staff and personnel and does not have the need, in its specialized industry, to be a publicly held company in order to attract and retain capable managers and personnel. Sterling believes that it is adequately staffed to meet current and future foreseeable needs. Thus, Sterling, through its Board, has concluded it is not benefitted by this attribute of publicly held companies. For these reasons and due to the expectation of increased tangible and intangible costs associated with being a public company manifested principally by the passage of SOX, the Board discussed potentially undertaking a going private transaction at its June 18, 2004 meeting. Mr. Frank Patout reminded the Board of its going private discussions eight years ago and suggested that the Board reconsider taking the Company private. While no going private transaction was formally proposed at the June 18, 2004 meeting, the Board generally concurred that a going private transaction might be a desirable strategic alternative to consider further, provided one could be proposed and effected at a price and on terms fair to the Company and to the Company's Stockholders, including its unaffiliated Stockholders.

      The Board considered various issues associated with going private at its June 18, 2004 Board meeting. The Board conducted further analyses in an effort to determine whether a going private transaction could be structured and negotiated on acceptable terms. The Board heard information on potential transaction structures that could result in taking the Company private and considered how to most effectively pursue a going private transaction so that transaction costs would not significantly impact the operations of the Company. Two companies, American Appraisal Associates and Chaffe, were asked to attend the meeting to make presentations as to what is involved in the process of valuing a company such as Sterling and to quote a price for these services. American Appraisal Associates gave a quote of $225,000 plus expenses (estimated to be approximately 10% of the total fee). Chaffe quoted a total fee of $86,500 plus expenses, which included appraisals by companies other than Chaffe to perform mineral interest, equipment and land valuations. By motion from Mr. Frank Patout and a second from Mr. Peter Guarisco, the Board voted to hire Chaffe to perform the valuation of Sterling. The Board later determined that it would not have the equipment appraised.

      At its meeting on November 5, 2004, the Board reviewed its reasons for and alternatives to going private. The Board then heard Chaffe's report on its valuation of the Company and its opinion on the pricing of the Company's stock. Chaffe presented its range of fair market value independent of Sterling's public pricing. Chaffe presented the five primary approaches it applied to establish a value for the Company. After hearing Chaffe's range of values, the Board considered alternative split ratios and the cost of the going private transaction. Based on their various consultations and analyses, the Board concluded that, in its view, it would be in the best interest of the Company, and its Stockholders including its unaffiliated Stockholders to propose a going private transaction in the form of a reverse stock split. At this time, the collective Board, as members of the Board, indicated its intent to vote in favor of the reverse stock split. By motion from Mr. James Keys and a second from Mr. Frank Patout, the Board authorized the form of the amendment to the articles of incorporation taking the Company private. See "Special Factors - Alternatives to the Split Transaction," for a more detailed description of the reasons for the decision of the Board to pursue a reverse stock split in particular instead of an alternative transaction structure.

      The Board voted to undertake a going private transaction in the form of a reverse stock split in which Stockholders holding less than one share after the Split Transaction would be entitled to receive a cash payment equal to $9.00 per Pre-Split Share. The Board determined that $9 per Pre-Split Share was the adequate and appropriate price because it reflected the high side of the ranges provided by Chaffe based upon the valuation models Chaffe used and was deemed by the Board to represent a sufficient premium over what could be secured through the public markets such that the $9 per Pre-Split Share would be a fair, attractive and appropriate price. See "Substantive Fairness of the Reverse Stock Split - Factors Considered by the Board" for an explanation of how the Board decided to offer a $9.00 Split Price. Because Sterling is unable to determine the exact number of Stockholders in the Company, the Board ultimately selected a 2,000-to-1 split ratio. See "How the Reverse Stock Split Ratio Was Determined" in the following paragraphs for a more detailed explanation of how the Board selected the 2,000-to-1 split ratio and why alternative ratios were not selected.

      The Company also reviewed the indication of interest in opening discussions to acquire Sterling by California Investment Fund ("CIF"). CIF withdrew its interest due to the uncertain processing season. As of the date of this Proxy Statement, the Company has not received any firm offers, nor has it had any further communications with CIF. See "Substantive Fairness of the Split Transaction - Firm Offers".

      How the Reverse Stock Split Ratio Was Determined

      The Company's Stockholder Ledger can be divided into three groups: (1) Record Stockholders, or those Stockholders who hold their own share certificates; (2) Non-Objecting Beneficial Owners ("NOBO"), or those Stockholders holding in street name who have agreed to identify themselves; and
(3) Objecting Beneficial Owners ("OBO"), or those Stockholders holding in street name who have not identified themselves. The total number of Stockholders in the Company (Record, NOBO and OBO Shares), are estimated at 666.

      As of the Record Date, approximately 500 of the Company's 521 Stockholders of record and NOBO Stockholders of Sterling's Common Stock owned fewer than 2,000 shares. At that time, these Stockholders represented approximately 96% of the total number of known Stockholders of such Common Stock, but these accounts represented approximately only 3.8% (94,640 shares of 2,500,000 shares outstanding) of the total number of outstanding shares of Common Stock.

      Sterling does not know the exact number of shares of Common Stock owned beneficially (but not of record) by persons who own fewer than 2,000 shares of its Common Stock nor who, precisely, holds the shares in street name. However, based on the number of sets of proxy materials that are requested by the brokers, dealers, etc., Sterling estimates that there are approximately 145 such OBO Stockholders owning beneficially approximately 230,803 shares or 9% of the total number of outstanding shares of Sterling Common Stock. Based on the holdings of the Company's Stockholders of record and a list of its NOBO Stockholders, Sterling estimates that approximately 249 Stockholders holding shares in street name hold less than 2,000 shares of the Company's Common Stock, or an aggregate 35,557 shares.

      Accordingly, Sterling estimates that there are an aggregate of approximately 103,872 shares of its Common Stock, representing approximately 4.2% of the Company's 2,500,000 outstanding shares, held by Stockholders holding fewer than 2,000 shares.

      Given that the number of OBO Stockholders is unknown, the Board determined that it must cash out Stockholders holding less than 2,000 shares in order to reduce the total number of Stockholders below 300.

      The Board considered ratios both lesser than and greater than 2,000 to 1, but ultimately rejected these alternatives due to the possibility that a lesser ratio may not accomplish the goal of reducing the total number of Stockholders to less than 300 and that a greater ratio was unnecessary to achieve this result.

      Many of the estimated 27 Stockholders owning greater than 2,000 shares will own some fractional shares as a result of the Split Transaction. These fractional shares will not be cashed out as the Board concluded that it was an unnecessary expenditure of capital funds to cash out fractional shares of Stockholders who will remain Stockholders after the Split Transaction. Therefore, Stockholders owning more than 2,000 Pre-Split Shares but in a number not divisible to a whole number when divided by 2,000, will remain Stockholders and will be issued the resulting whole and fractional shares in exchange for their Pre-Split Share certificates.

      PURPOSE AND REASONS FOR THE SPLIT TRANSACTION

      No Need for Access to the Public Markets

      Sterling is only a marginal publicly held company in terms of enjoyment of the benefits of being a publicly held company. Such benefits include access to the public markets for purposes of raising capital and for acquisitions, the providing of public markets for liquidity purposes for a publicly held company's shareholders and the prestige of being a publicly held company which can be helpful in recruiting, attracting and retaining key officers, directors and staff. In fact, Sterling has been able to successfully finance its operations, expansions and acquisitions, through profits generated from operations as well as through traditional bank financing. Finally Sterling has adequate staff and personnel and has not seen the need in its specialized industry to be a publicly held company in order to attract and retain capable managers and personnel. Thus, the Board has concluded that Sterling does not need access to public markets for purposes of attraction of capital for these purposes.

      Lack of an Active Trading Market

      The Board believes the public marketplace has less interest in public companies with a limited amount of shares available for trading ("FLOAT") in the public marketplace. The Board believes it is highly speculative whether Sterling's Common

Stock would ever achieve significant trading volume in the public marketplace so as to create an active and liquid market. The realization that Sterling's Common Stock might not, in the foreseeable future, achieve significant trading volume as a public company is one of the reasons that caused the Board to conclude that Sterling is not benefitting from being a public company, and that it would be in the best interest of Sterling and its Stockholders for the Company to be privately held. The lack of an active market is due primarily to a lack of Stockholders willing to sell their stock in the Company. Two Stockholders own approximately 92% of the Company. Most of the sales of the Company's stock over the past year have involved the purchase of shares by the majority Stockholder, Patout. No assurance can be given that Patout will continue its interest in buying shares of the Company from Stockholders willing to sell, whether or not Sterling becomes a privately held company.

      Illiquidity

      Sterling is not listed on an exchange but is traded over the counter. The Board has concluded that there is no broad and deep market in Sterling Shares such as to provide liquidity to Stockholders who may wish to sell Sterling Common Stock. Indeed, the trading volume in Sterling Stock between June 2003 and September 2004 was only 3,370 shares. One advantage to the Split Transaction is that it does provide a means of liquidity to Stockholders holding fewer than 2,000 shares to receive a reasonable and fair cash price for their stock.

      Other Considerations

      Some savings will be realized by Sterling upon completion of the Split Transaction since it will no longer have to pay the expenses of filings, and other expenses, associated with publicly held companies. The Split Transaction is a simple, straight-forward method of reducing the number of Stockholders below the public company threshold and it is expected that Stockholders receiving the cash payments will generally be eligible to receive capital gains treatment on the proceeds and will avoid paying brokerage commissions and fees in achieving this liquidity for their shares. It is believed that the same result could not be obtained in the market due to lack of breadth and depth in the market, brokerage fees and commissions and "bid-ask" discounts that may, as a practical matter, occur.

      Securities and Exchange Commission Compliance (SEC)

      Additionally, as a public company, Sterling is required to prepare and file with the Securities and Exchange Commission, among other items, the following:

      -     Quarterly Reports on Form 10-Q;

      -     Annual Reports on Form 10-K;

      - Proxy statements and annual Stockholder reports as required by Regulation 14A under the 1934 Act; and

      -     Current Reports on Form 8-K.

      The costs associated with these reports and other filing obligations as well as other costs relating to public company status comprise a significant overhead expense, anticipated to be in excess of $70,000 in each of the next several fiscal years estimated as follows:

        YEAR ENDED                   7/31/03  7/31/04  7/31/05  7/31/06
Compliance Cost Incurred
Mailings and Copying                   6,260    4,944   8,223     8,500
Edgar Fees                                 0        0       0         0
Additional Board Meetings              3,000    3,000   6,000     6,000
Evaluation of Internal Controls            0        0  20,000*   30,000*

AUDITING:
Incremental Annual Audit Expense           0      200     300       300
SEC Forms 10-Q and  10-K Review        5,050    6,572   8,500     6,500
Internal Control                           0        0       0         0
Sarbanes-Oxley Compliance                  0        0   2,000     2,000

LEGAL:
SEC Forms 10-Q and 10-K Preparation    9,103    8,958  16,000    16,000
Internal Control                           0        0   3,000     2,000
Sarbanes-Oxley Compliance                  0        0  10,000     5,000
Audit Committee                            0        0   3,000     3,000
                                      ------   ------  ------    ------
TOTAL                                 23,413   23,674  77,023    79,300

      * Per due diligence quote of Postlethwaite Netterville, CPAs. Documentation effort included in this fee includes memoranda, flowcharts and control summaries as well as testing plan and testing. Higher initial costs to set up internal controls. Depends on role of external auditor; could minimize costs by coordination.

      Such amount is significant to the Company's total cost of administration and to the value of the information to the Stockholders. The reporting and filing costs primarily include professional fees for the Company's auditors and corporate counsel and internal compliance costs incurred in preparing and reviewing such filings. They do not include executive or administrative time involved in the process. Since Sterling has relatively few executive personnel, the indirect costs can be substantial.

      In the best estimate of the Company's Chairman, Sterling's officers and directors who are not employees of the Company devoted approximately ten (10%) to fifteen (15%) percent of the time they spent on Sterling addressing issues related to being a public company. Sterling's CFO spent approximately 120 hours (40 hours each quarter) dealing with Form 10-Q operating and compliance matters and approximately 80 hours dealing with Form 10-K operating and compliance matters.

      With the enactment of SOX, Sterling's costs have increased by an estimated $50,000 over the estimates cited above for July 31, 2003 and July 31, 2004. Such costs are expected to increase to an estimated total of $77,023 in 2005 and an estimated $79,300 in 2006. These cost estimates are based on the time and expense required to prepare for and eventually comply with the SOX certification, internal controls over financial reporting and other SOX regulations. Beginning with Sterling's July 31, 2005 fiscal year end, the Company must file management's report on internal controls over financial reporting and thereafter, evaluate, as of the end of each fiscal period, any material change in the Company's internal control over financial reporting. The Company expects to initially incur approximately $30,000 in expenses if it is required to employ outside professionals to initially evaluate its system of internal controls and approximately $20,000 in expenses thereafter annually to evaluate such internal controls.

      The Company anticipates that the cost savings from going private will offset the cost of the Split Transaction in approximately two and a half (2.5) years based upon an estimated Split Transaction cost of $190,000.

      The SEC filing related costs have been increasing over the years, and the Board believes that they will continue to increase substantially, particularly as a result of the additional reporting and disclosure obligations imposed on public companies by SOX.

      Director's and Officers (D&O) Liability Insurance

      One of the major "other costs" relating to public company status is directors' and officers' ("D&O") liability insurance, which cost has increased over the last few years. Sterling currently pays $26,843 annually for $3,000,000 D & O liability coverage with a $50,000 retention. Due diligence has revealed private Louisiana companies paying much lower amounts for the same amount of coverage. One private company with $3,000,000 limits and $50,000 retention reported paying $17,300 annually and another private company with $5,000,000 limits and a $10,000 retention reported paying $14,785 annually.

      The Tillinghast business of Towers Perrin found in its 26th annual study on D&O liability claims and insurance purchasing patterns that in 2003 premium increases hit a high and capacity declined to the lowest level since 1997. The study's leader reported that there are signs of stabilization, with premium increases beginning to level off. Sterling's Chief Financial Officer reports, however, that the Company did not experience a decrease in its D&O insurance expense in 2004 and the Company pays significantly more for less coverage than the private companies queried.

      Expense of Maintaining Numerous Small Stockholders

      In addition to the direct and indirect costs associated with the preparation of the filings under the 1934 Act and the recent additional reporting and disclosure obligations referenced above, and the costs associated with procuring and maintaining director's and officer's liability insurance, the costs of administering and maintaining so many small Stockholder accounts is significant. The cost of administrating each Stockholder's account is essentially the same regardless of the number of shares held in that account. Therefore, the Company's costs to maintain such small accounts are disproportionately high when compared to the total number of shares involved. In 2004, assuming that the Split Transaction does not occur, we expect that each Stockholder will cost the Company approximately $10.00 for transfer agent and other administrative fees, including printing and postage costs to mail proxy materials and the annual and periodic reports required to be distributed to Stockholders under the 1934 Act.

      EFFECT OF THE SPLIT TRANSACTION.

      Effects of the Split Transaction on Sterling

      Following the Split Transaction, the Company will terminate the registration of its Common Stock under the 1934 Act. This means that among other things:

      - The Company will no longer be required to file periodic reports (such as 10-Qs and 10-Ks) with the SEC;

      - The Company will no longer be required to file a proxy or information statement with the SEC in connection with Stockholders' meetings and Sterling's Common Stock will no longer be listed or traded on the OTC (or any other public market);

      - The Company will not be required to file Management's Report on Internal Control Over Financial Reporting and Certification of Disclosures in Exchange Act Periodic Reports; and

      -     The Company will not be governed by most provisions of SOX.

      Sterling's Articles of Incorporation, as amended, currently authorizes the issuance of 2,500,000 shares of Common Stock. As of the Record Date, all 2,500,000 shares of Common Stock were outstanding. Based upon Sterling's best estimates, if the Split Transaction had been consummated as of the Record Date, the number of holders of Common Stock would have been reduced from approximately 666 to approximately 27 or by approximately 639 Stockholders.

      Sterling's Common Stock is currently registered under Section 12(g) of the 1934 Act and, as a result, the Company is subject to the periodic reporting and other requirements of the 1934 Act. As a result of the Split Transaction, Sterling anticipates that it will have less than 300 holders of record of the Company's publicly-traded Common Stock and the requirement that Sterling maintain its registration under the 1934 Act will terminate and it will become a "private" company. As a result of Sterling's deregistration, the Company's shares of Common Stock will no longer trade on the OTC. In connection with the proposed Split Transaction, Sterling has filed a Rule 13e-3 Transaction Statement on Schedule 13E-3 (the "Schedule 13E-3") with the SEC.

      Sterling estimates that payments of cash in lieu of the issuance of fractional shares will be approximately $934,849 in the aggregate.

      The par value of the Common Stock will remain at one dollar ($1.00) par value per share, and the number of authorized shares will be reduced proportionately to 1,250 following consummation of the Reverse Split. There will be no modification to the Company's Common Stock in connection with the Split Transaction.

      Sterling expects that it will reduce the total cost of administering Stockholder accounts by at least $6,660 per year if it completes the Split Transaction. In addition, the Company estimates that it will save costs associated with public filings, such as legal and accounting fees directly attributable to the public filings, as well as costs of directors' and officers' liability insurance and costs to evaluate, initially and periodically, internal controls necessary to comply with SOX. Considering the above costs, Sterling will save approximately $52,000 per year if the Split Transaction is completed, for an aggregate annual savings to Sterling of approximately $58,660 including the cost of administering Stockholder accounts.

      In light of these potential cost savings, the Board concluded that the costs associated with reducing the number of Stockholders of record below 300 was reasonable in view of the anticipated benefits of being privately held.

      Effects of the Split Transaction on Sterling's Stockholders Who Receive Cash Payments

      At the Effective Date of the Split Transaction, Sterling's Articles of Incorporation will be amended so that 2,000 shares of the Company's Common Stock outstanding immediately prior to the Effective Date of the Split Transaction will become one share of Common Stock. Fractional shares will not be issued to Stockholders left with less than one share of stock as a result of the Split Transaction. Instead, those Stockholders will be entitled to receive the Purchase Price per Pre-Split Share. For information regarding the tax consequences, see the below captioned section "Special Factors
- Material U.S. Federal Income Tax Consequences of the Split Transaction."

      The Split Transaction will provide Stockholders with fewer than 2,000 Pre-Split Shares with an efficient way to cash out their investment in Sterling. Subject to their respective agreements with brokers and dealers and intermediaries, certain Stockholders may be able to avoid paying brokerage commissions and fees. Stockholders will not be required to pay the "bid-ask" discount that would apply if the Stockholders sold their shares on the open market. Moreover, Sterling will be responsible for costs of implementing the Split Transaction.

      Effects of the Split Transaction on Patout

      As a result of the Split Transaction, Patout will no longer be required to report a transaction in the Company's stock under the provisions of Section 16 of the Exchange Act. It is noted that the value of Patout's interest in the Company after the Split Transaction may be reduced due to the payments of cash to Stockholders with fewer than 2,000 shares. Similarly, Patout will also bear most of the risk of any losses generated by Sterling's operations and any decrease in the Company's value after the Split Transaction. However, any Stockholder owning at least 2,000 shares at the Effective Date of the Split Transaction will remain a Stockholder of the Company as a private company.

      According to the Company's Form 10K Annual Report for the fiscal year ended July 31, 2004, the Company's book value was $17,960,193 and it had net earnings of $1,638,202 with 2,500,000 shares issued. The Company's net book value per share was $7.18 per share and the net earnings per share was $.66 per share. The Company estimates that there are an aggregate of approximately 103,872 shares of its Common Stock held by Stockholders holding fewer than 2,000 shares such that those shares will be cashed out as a result of the Split Transaction.

      As of September 20, 2004, Patout owns approximately 1,580,250 shares of the Company. Patout's interest in the net book value of the Company is approximately $11,346,195.00, or 63.21%, and its interest in the net earnings of the Company is approximately $1,042,945, or 63.66%. Assuming the Split Transaction occurs, the effect of the share buy-in would be to increase Patout's interest in the net book value of the Company to approximately $11,851,876, or 65.99%, and its interest in the net earnings of the Company to approximately $1,074,570, or 65.59%. See the below captioned sections "Effect of the Split Transaction on Affiliates" and "Voting Securities and Principal Holders Thereof - Beneficial Owners of More Than 5% of the Company's Outstanding Stock".

      In addition to the effects discussed in this section, each of Sterling, Patout, and the Company's Stockholders being cashed out will realize certain advantages or disadvantages by undertaking a Split Transaction at the present time. See the below captioned sections "Special Factors - Advantages of the Split Transaction" and "Special Factors - Disadvantages of the Split Transaction" for a discussion of these effects.

      Effect of the Split Transaction on Affiliates

      Affiliates of Sterling, consisting of certain of the Company's executive officers and directors, will participate in the Split Transaction to the same extent as nonaffiliates. Frank Patout, Peter Guarisco and Victor Guarisco are the affiliates of Sterling who currently own sufficient shares of Common Stock (over 2,000 each) so that they will continue to be Stockholders after the Split Transaction. See "Voting Securities and Principal Holders Thereof - Security Ownership of Management". As with all other remaining Stockholders of Sterling, the percentage ownership by the affiliates of the total outstanding shares after the Split Transaction will increase slightly because of the approximate 4% decrease in Common Stock outstanding on a Pre-Split basis. However, as with the other remaining Stockholders, the value of the continuing interests of the affiliates in Sterling may be reduced by the cash payments made to effect the Split Transaction.

      The amounts set forth in the table entitled "Security Ownership of Certain Beneficial Owners and Management" illustrate the anticipated effect on the affiliates of the Split Transaction. The Split Transaction will not have a material effect on the affiliates. The net book value per share as of July 31, 2004 was $7.18 per share; if the Split Transaction had occurred as of that date, the Company estimates that the net book value would have been $7.40 per share, an increase approximately 3%. The net income per share for the fiscal year ended July 31, 2004 was $.66 per share; if the Split Transaction had been effected as of the same date, the Company estimates that the income per share would have been $.67 per share, an increase in the net income per share of approximately 1.5%.

      Effect of the Split Transaction on Peter V. Guarisco

      As discussed above, Peter V. Guarisco is treated as beneficial owner for these purposes of sufficient shares of Common Stock (approximately 531,531 shares as of September 20, 2004) such that he will continue to be a Stockholder after the Split Transaction. Peter V. Guarisco's interest in the net book value of the Company is approximately $3,816,392, or %21.25, and his interest in the net earnings of the Company is approximately $350,810, or 21.41%. Assuming the Split Transaction occurs, the effect of the share buy-in would be to increase Guarisco's interest in the net book value of the Company to approximately $3,986,483, or 22.20%, and its interest in the net earnings of the Company to approximately $361,441 or 22.06%. See "Effects of the Split Transaction of Affiliates" set forth above herein and the See the below captioned section "Voting Securities and Principal Holders Thereof - Beneficial Owners of More Than 5% of the Company's Outstanding Stock".

      Effects of the Split Transaction on Robert B. Patout

      As of September 20, 2004, Robert B. Patout owns no shares of Common Stock of Sterling. He has no direct interest in the net earnings or net book value of the Company.

      Effects of the Split Transaction on Frank William Patout

      As discussed above, Frank William Patout currently beneficially owns sufficient shares of Common Stock (approximately 1,580,250 shares as of September 20, 2004 via his ownership interest in Patout) such that he will continue to be a beneficial Stockholder after the Split Transaction. Frank William Patout's beneficial interest in the net book value of the Company is approximately $11,346,195.00, or 63.21%, and his beneficial interest in the net earnings of the Company is approximately $1,042,945.00, or 63.66%. Assuming the Split Transaction occurs, the effect of the share buy-in would be to increase Patout's beneficial interest in the net book value of the Company to approximately $11,851,876, or 65.99%, and his beneficial interest in the net earnings of the Company to approximately $1,074,570, or 65.59%. See the below captioned sections "Effect of the Split Transaction on Affiliates" and "Voting Securities and Principal Holders Thereof - Beneficial Owners of More Than 5% of the Company's Outstanding Stock".

      Effects of the Split Transaction on William S. Patout, III

      As of September 20, 2004, William S. Patout, III, directly owns 100 shares of Common Stock of the Company. William S. Patout, III's interest in the net book value of the Company is approximately $718.00, or less than 0.01%, and his interest in the net earnings of the Company is approximately $66.00 or less than 0.01%. As a result of the Split Transaction, William S. Patout, III, will no longer be a Stockholder of the Company, and will receive approximately $900.00 for his 100 Pre-Split Shares. See "Effects of the Split Transaction on Sterling's Shareholders Who Receive Cash Payments" and "Effects of the Split Transaction on Affiliates" set forth above herein and see the below captioned section "Voting Securities and Principal Holders Thereof - Beneficial Owners of More Than 5% of the Company's Outstanding Stock".

      STRUCTURE OF THE SPLIT TRANSACTION

      The reasons for structuring the going private proposal as a Split Transaction as opposed to other formats considered by the Board, including a merger arrangement, a cash tender offer or purchases of shares of Common Stock on the open market, were based on a discussion of the costs of undertaking the transaction as well as the likelihood of success in accomplishing the going private objective. The Board believes that a merger arrangement, a cash tender offer or purchases of shares of Common Stock on the open market are not superior to the Split Transaction and would not likely meet the going private objective because, in the first instance a merger arrangement triggers additional legal requirements, is more complex and the tax treatment can be problematic in certain situations. In the second instance, the Board concluded it was unlikely that holders of small numbers of shares would make the effort to tender their shares and, in the third instance, there is no active trading market for the Common Stock. Based on the Board's desire to accomplish the going private objective, the structure of the Split Transaction appeared to be the most appropriate and efficient manner to meet such objective successfully. See "Alternatives to the Split Transaction - A cash tender offer"; "A Purchase of Shares in the Open Market"; "Sale to a Third Party"; and "Continuing as a Public Company" for a more detailed discussion of alternatives to the split transaction, quantification of those alternatives and the reasons why the alternatives were ultimately rejected.

      The reason that the going private proposal is being made at this time is because Sterling does not need access to the public markets. Due to the expected increased costs of public company status going forward the Company proposed the going private transaction prior to incurring the substantial costs of further SOX compliance. While SOX was enacted in July 2002, regulations were promulgated under SOX after that time. Certain of the regulations that will financially impact Sterling will become effective in 2005. The Board has determined that the increased reporting duties and expenses associated with SOX cast doubt on the benefits of remaining a public company. This has caused the Board to evaluate Sterling's posture as a public company and whether it is truly benefitting from being and remaining a public company.

      The Split Transaction includes the Reverse Split and the cash payment in lieu of fractional shares. If the Split Transaction is approved by the Stockholders, the Reverse Split is expected to occur at 5:00 p.m. local time on the Effective Date. Upon consummation of the Reverse Split, each Stockholder of record on the Effective Date will receive one share of Common Stock for each 2,000 Pre-Split Shares held by such Stockholder at that time. If a Stockholder of record holds 2,000 or more Pre-Split Shares, such Stockholder will be required to surrender his or her current certificate(s), to be replaced with a new certificate representing both whole and fractional shares ("Post-Split Shares"). Any Stockholder of record who holds fewer than 2,000 Pre-Split Shares at the time of the Reverse Split must also surrender his or her current certificate(s) and will receive a cash payment instead of a fractional share. The Company intends for the Split Transaction to treat Stockholders holding Common Stock in street name through a nominee (such as a bank or broker) in the same manner as Stockholders whose shares are registered in their names, and nominees will be instructed to effect the Split Transaction for their beneficial holders. However, nominees may have different procedures and Stockholders holding shares in street name should contact their nominees for further information.

      Stockholders' Right to Aggregate Shares

      Stockholders who own greater than 2,000 shares in separate accounts, whether held of record, in street name or both, may aggregate their shares according to the following rules:

      (1) In accordance with the definition of "affiliate" under section 12b-2 of the Securities Exchange Act of 1934, an "affiliate" of, or a person "affiliated" with, a Stockholder is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Stockholder; or

      (2)   In accordance with the constructive ownership of stock rules under section 318 of the Internal Revenue Code and the regulations promulgated thereunder, a Stockholder may aggregate the shares owned by certain members of his family or entities in which such Stockholder owns an interest.

      If either Sterling or such Stockholder can establish that he in fact holds greater than 2,000 shares, such Stockholder will be issued one (1) share of stock for each 2,000 shares owned in the aggregate. Otherwise, Sterling will presume that all of the shares are held by a holder of fewer than 2,000 shares and were, therefore, converted into the right to receive $9.00 per Pre-Split Share.

      In general, the Split Transaction can be illustrated by the following hypothetical examples:

      - A Stockholder holds a single record account with less than 2,000 shares. As of the Effective Date, a registered Stockholder holds 50 shares of Common Stock in his/her record account. Such Stockholder holds no other shares.

      Instead of receiving a fractional share of Common Stock immediately after the Reverse Split, such Stockholder's shares will be converted into the right to receive cash in the amount of $450.00 (50 shares x 9.00).

      - A Stockholder holds a single brokerage account with less than 2,000 shares. As of the Effective Date, a Stockholder holds 500 shares of Common Stock in his/her name in a brokerage account. Such Stockholder holds no other shares.

      Sterling intends for the Split Transaction to treat Stockholders holding shares of Common Stock in street name through a nominee (such as a bank or broker) in the same manner as Stockholders whose shares are registered in their names. Nominees will be instructed to effect the Split Transaction for their beneficial owners. If this occurs, such Stockholder will receive, through his/her broker, a check for $4,500.00 (500 shares x 9.00). However, nominees may have a different procedure and Stockholders holding shares of Common Stock in street name should contact their nominees for further information.

      - A Stockholder holds a single record account with more than 2,000 shares. As of the Effective Date, a registered Stockholder holds 5,000 Shares of Common Stock in his/her record account. After the Split Transaction, such Stockholder will hold 2.5 shares of Common Stock.

      After the Split Transaction, such Stockholder will hold an aggregate of
2.5 shares of Common Stock.

      - A Stockholder holds two separate record accounts with an aggregate of more than 2,000 shares. As of the Effective Date, a registered Stockholder holds 5,000 Shares of Common Stock in his/her record account. After the Split Transaction, such Stockholder will hold 2.5 shares of Common Stock.

      After the Split Transaction, such Stockholder will hold an aggregate of
2.5 shares of Common Stock.

      - A Stockholder holds a record account and a brokerage account with an aggregate of more than 2,000 shares. As of the Effective Date, a Stockholder holds 1,250 shares Common Stock in his record account and 750 shares of Common Stock in a brokerage account.

      If either Sterling or such Stockholder can establish to Sterling's satisfaction that he in fact holds greater than 2,000 shares, such Stockholder will be issued one (1) share of stock. Otherwise, Sterling will presume that all of the shares are held by a holder of fewer than 2,000 shares and were, therefore, converted into the right to receive two separate checks in the aggregate amount of $18,000.00 (1,250 shares x 9.00 = $11,250.00; 750 shares x
$9.00 = $6,750.00). The Stockholder would be able to rebut the presumption that his shares were cashed out in the Split Transaction by certifying in the letter of transmittal sent to him after the Reverse Split that he holds greater than 2,000 shares and providing Sterling such other information and documentation as it may request to verify that fact.

      RECOMMENDATIONS OF THE BOARD.

      The Board unanimously determined that the Split Transaction is fair to the Company and the Company's Stockholders including its unaffiliated Stockholders, and unanimously voted to:

      -     approve the Split Transaction proposal;

      - submit the Split Transaction proposal to a vote of the Stockholders, with adoption of the proposal conditioned on receipt of the necessary Stockholder approval vote required under Louisiana law;

      - recommend that the Company's Stockholders vote to adopt the Split Transaction proposal.

      POSITION OF STERLING'S BOARD AS TO THE FAIRNESS OF THE SPLIT TRANSACTION.

      The Board believes that the Split Transaction proposal is fair to the Company and the Company's Stockholders including its unaffiliated Stockholders. In determining the fairness of the Split Transaction, the Board considered a number of factors prior to unanimously voting to approve the Split Transaction proposal. The Board accepted the analysis of Chaffe in approving the $9.00 Purchase Price for the Split Transaction proposal. In particular, the Board considered the following advantages and disadvantages of the going private transaction and decided that the advantages outweighed the disadvantages.

      ADVANTAGES OF THE SPLIT TRANSACTION.

      The Board believes there are numerous benefits associated with the Split Transaction to the Company and the Company's Stockholders including its unaffiliated Stockholders in each case whether continuing as Stockholders or being cashed out.

      Advantages of the Split Transaction to Sterling's Stockholders Holding Fewer Than 2,000 Shares as of the Effective Date.

      In the course of reaching its decision to recommend to the Stockholders the approval of the Split Transaction, the Board considered the following:

      Liquidity. By virtue of a company having its common stock listed on an exchange or quoted on an automated quotation system, a liquid trading market often develops for that stock.

As a result, those companies are sometimes able to attract research analyst coverage, market attention and institutional shareholder investment. Sterling's trading volume over the period from June 2003 through September 2004 was approximately 3,370 shares. The entire 3,370 shares was acquired by the majority Stockholder, Patout. Many of the Company's Stockholders hold small amounts of shares and thus could incur disproportionately large brokerage commissions and fees on a sale of their holdings in the open market. Also, because of Sterling's extremely limited trading volume, purchases and sales of even small amounts of Sterling's stock can have a significant impact on the Company's reported sales prices that may not correspond to the actual value of the Company's shares. The Board believes that the Split Transaction will benefit the Stockholders by allowing them to liquidate their holdings in a transaction at a fair price in which they will generally be eligible to receive capital gains tax treatment for their proceeds, will avoid incurring the significant "bid - ask" discount otherwise incurred in selling the Company's stock. Subject to their respective agreements with brokers and dealers and intermediaries, certain Stockholders may be able to avoid paying brokerage commissions and fees.

      Advantages of the Split Transaction to Sterling

      Cost Savings. The Board believes that termination of registration under the 1934 Act will result in substantial legal, accounting and other significant tangible and intangible cost savings associated with:

*     the preparation and filing of periodic and current reports under the 1934
      Act;

* the review of quarterly financial information by the Company's independent auditors;

* the preparation and filing of periodic reports by management and others under Section 16 and Section 13 of the Exchange Act related to share ownership and transactions in the Company's stock;

* the preparation, filing and mailing of annual reports, annual proxy materials for election of directors and periodic proxy materials for other significant corporate events or transactions requiring a Stockholder vote under Louisiana law;

* compliance with other laws and regulations related to having a class of securities registered under the 1934 Act, including among others regulations regarding the composition of audit committees, Regulation FD, management's report on internal controls over financial reporting and other regulations under SOX;

* directors' and officers' insurance premiums (which are typically higher for public companies);

*     the distribution of press releases regarding material events; and

*     investor relations activities.

      Based upon its experience in prior years, the Company's management costs of being a public company are estimated at approximately $13,060 annually. These costs may be broken down as follows: (All figures are estimated expenses.)

Form 10 Q         quarterly filing                   $   4,800
Preparation time of management and
Filing Form 10Q three times per year.

Form 10K          annual report                      $   3,200
Preparation time of management and
Filing Form 10K once each year.

Annual Meeting                                       $   3,200
Preparation time of management and
support staff; filing of proxy and
notice and mailing to Stockholders.

Form 8K                                              $     500
Periodic reporting of changes in
beneficial ownership.

      Management spends approximately one week (1) each quarter to prepare and file Form 10Q. Preparation and filing of Form 10K requires at least two (2) weeks each year and the preparation and mailing of Stockholder materials requires approximately three (3) weeks of management time each year.

      Confidentiality. As a company subject to the disclosure requirements of the 1934 Act, Sterling has certain obligations to publicly disclose material information about its operations and other significant corporate events. Following the Split Transaction, the Company will no longer be subject to those requirements, and will be able to maintain important operational and other information in relative confidence. Of course, disclosure to Stockholders of certain information may still be required in connection with undertaking significant corporate transactions, and limited state law provisions regarding disclosure of information to Stockholders upon request will still apply to the Company. Nevertheless, the significant reduction in the number of Stockholders and elimination of the necessity to comply with the disclosure requirements of the 1934 Act will result in the Company essentially being able to retain all important operational and other business information in confidence.

      Management Focus. Sterling's management devotes substantial time and effort each quarter to the preparation of financial statements and the gathering and summarizing of information required to be disclosed in periodic reports filed with the SEC. In addition, Sterling's management continuously monitors SEC and legislative developments impacting public companies to ensure its continued compliance with applicable law, as well as continued compliance by its officers, directors and significant Stockholders. A Split Transaction that results in de-registration under the 1934 Act will allow management to focus additional time and effort on effectively managing the Company's business and operations without the administrative burdens of SEC and related compliance.

      In addition, the public markets place pressure on companies to manage the business to achieve short-term objectives such as quarterly per share earnings. Often, companies are "encouraged" to make certain decisions for the benefit of short-term earnings that may not be in the best interests of sustained long-term growth. Even though the Company does not enjoy any research analyst following, its stock price performance can be seen by customers, suppliers and competitors as an indicator of the health of the Company's business. As a result, the Company's business must be managed with an understanding of how operating decisions will affect the public market price of the stock. Following the Split Transaction, management would be better able to run the business with the Stockholders' long-term interests in mind since it would no longer have to meet public expectations of stock price performance.

      Finally, the absence of public stockholder constituents will allow management more flexibility in the operation of its business since the Company will no longer need to be concerned about public market reaction or perception (apart from, of course, the reactions and perceptions of Sterling's customers, vendors and industry participants in general). This should allow management to react more quickly to specific market or customer conditions.

      Advantages of the Reverse Stock Split to Sterling's Stockholders Holding More than 2,000 Shares on the Effective Date

      Participation in Potential Future Appreciation. As a result of the Split Transaction, the Company believes that these Stockholders, including Patout, will likely increase their beneficial ownership of Sterling's Common Stock to some degree. Therefore such Stockholders will likely continue to be the major beneficiaries of Sterling's earnings and growth, if any.

      Filing of Periodic Reports No Longer Required. Patout will no longer have to prepare and file periodic reports under Section 16 and Section 13 of the 1934 Act related to share ownership and transactions in the Company's stock.

      Additionally, advantages to the Company are also generally advantages to these Stockholders, including Patout, because they will own all of the issued and outstanding shares of the Company after the Split Transaction.

      DISADVANTAGES OF THE SPLIT TRANSACTION.

      While the Board believes the Split Transaction is fair to the Company and the Company's Stockholders including its unaffiliated Stockholders, the Board recognizes that such a transaction may have certain detrimental effects to the Company and to Stockholders who hold, on the Effective Date, more or less than 2,000 shares of Common Stock of the Company.

      Disadvantages of the Split Transaction to Sterling's Stockholders Who Will be Cashed Out, Including Unaffiliated Stockholders Who Will be Cashed Out

      No Participation in Potential Future Appreciation. The Stockholders who are cashed out in the Split Transaction will no longer own any equity interest in the Company and will have no opportunity to participate in or benefit from any potential future appreciation in the Company's value. In addition, those Stockholders will not have the opportunity to liquidate their shares at a time and for a price of their choosing. However, the Board believes that this one time opportunity to realize the fair cash value of the shares is an important benefit that largely mitigates this disadvantage.

      Disadvantages of the Split Transaction to Sterling's Stockholders Who Will Remain Stockholders in the Company Including Unaffiliated Stockholders Who Will Remain Stockholders in the Company

      Reduced Liquidity. Stockholders owning at least 2,000 shares at the Effective Date of the Split Transaction will remain Stockholders of the Company. Because the Company will terminate the registration of its Common Stock under the 1934 Act and Sterling's Common Stock will no longer be listed or traded on the OTC (or any other public market), its Common Stock essentially will be illiquid following the Split Transaction. In addition, the Company will no longer be subject to most provisions of SOX or to certain provisions of the 1934 Act, including periodic filing of financial information, and the Company's officers will no longer be required to certify the accuracy of its financial statements. The continuing Stockholders will bear all risk of loss from Sterling's operations and any diminution in value of its stock.

      Disadvantages of the Split Transaction to Sterling

      The Board also considered the following potential adverse factors of the Split Transaction to the Company:

      Reduced Management Incentive. The lack of liquidity provided by a ready market may result in fewer opportunities to utilize equity based incentive compensation tools to recruit and retain top executive talent. Stock options and other equity based incentives are typically less attractive if they cannot be turned into cash quickly and easily once earned. The Board believes that this is unlikely to have any such adverse impact on the Company, since the current public market for Sterling stock is inadequate for such purposes and since stock options and other equity based incentives have not been a significant part of Sterling's executives' compensation packages in the past.

      Less Attractive Acquisition Currency. Stock that is registered with the SEC and actively traded on an exchange or quotation system is generally a more attractive acquisition currency than unregistered stock, since the acquirer of the publicly traded security has constant access to important information about the Company and can access the market to sell the stock and can easily determine the value of the stock (i.e., the price to be received upon sale). To a certain extent, stock of a publicly traded company with significant liquidity is nearly as good as cash (except for transaction costs associated with sale and with more risk). An acquirer of illiquid securities of a private company must depend on liquidity either via negotiated buy-out or buy-back arrangements, or a liquidity event by the Company that is generally outside of his/her control. The Board recognized that this may not be a significant disadvantage, however, because (i) the relative illiquidity of Sterling's shares makes its stock less attractive than most publicly traded securities with significant trading volume; and (ii) Sterling has not historically utilized stock in acquisitions.

      Reduced Equity Capital Raising Opportunities. One of the primary reasons many companies "go public" is to be able to more easily and efficiently access the public capital markets to raise cash. Similar opportunities are generally less available (without significant expense) to companies who do not wish to have a class of securities registered with the SEC. Following the Split Transaction, since Sterling will no longer be registered with the SEC and public information regarding the Company will no longer be readily accessible, it will likely be more costly and time consuming for the Company to raise equity capital from public or private sources. Again, the Board has concluded that this may be of little significance to the Company since this has not been, and is not expected to be, an action that Sterling would wish to pursue.

      Loss of Prestige. Public companies are often viewed by Stockholders, employees, investors, customers, vendors and others as more established, reliable and prestigious than privately held companies. In addition, public companies are typically followed by analysts who publish reports on their operations and prospects, and garner more press and media coverage than companies whose securities are not available for purchase by the investing public. Companies who lose status as a public company may risk losing prestige in the eyes of the public, the investment community and key constituencies. However, the Board felt that this was not a significant factor in considering whether to undertake a going private transaction. The Company's Stockholder base includes persons familiar with the sugar cane industry who know the Company's product, its history and its reputation. The Board believes that a going private transaction would not likely alter the perception of the Company in their eyes, or in the eyes of the Company's employees, suppliers and customers who are aware of its position in the industry.

      Disadvantages of the Split Transaction to Patout

      In addition to the disadvantages discussed above under "Disadvantages of the Split Transaction to Sterling," Sterling's Split Transaction proposal may have certain detrimental effects to Patout.

      Increased Risk of Loss. As a result of the Split Transaction, the Board believes that Patout will likely increase its beneficial ownership of Sterling's Common Stock. Therefore, Patout will likely bear the most risk of any losses generated by the Company's operations and any decrease in its value after the Split Transaction.

      SUBSTANTIVE FAIRNESS OF THE SPLIT TRANSACTION.

      Sterling retained Chaffe, to provide a report and opinion relating to the fairness of the consideration to be paid to the Stockholders holding fewer than the 2,000 shares on the Effective Date, including those who are unaffiliated Stockholders. The Split Transaction is expected to result in the cash-out of approximately 103,872 shares of Common Stock at the Purchase Price of $9.00 per share, for an aggregate Purchase Price of not more than approximately $934,849. Even though the entire Board has reviewed the fairness of the Purchase Price, no independent committee of the Board has reviewed the fairness of the price to be paid. No unaffiliated representative acting solely on behalf of the Stockholders for the purpose of negotiating the terms of the Split Transaction was retained by Sterling or by a majority of Sterling's independent directors. In spite of the absence of an unaffiliated representative acting solely on behalf of the Stockholders, Sterling believes that the Split Transaction is substantively fair to all Stockholders, including its unaffiliated Stockholders, for the reasons set forth in this section.

      The following table lists the high and low sales prices for the Company's Common Stock as quoted on the OTC for the periods indicated.

                                            RANGE OF PRICES
                                            ---------------
                                             High     Low
                                            ------   ------
FISCAL YEAR ENDING JULY 31, 2004

         First Quarter                      $ 6.60   $ 6.25
         Second Quarter                     $ 7.00   $ 6.00
         Third Quarter                      $ 8.00   $ 6.01
         Fourth Quarter                     $ 6.25   $ 6.25

FISCAL YEAR ENDING JULY 31, 2003

         First Quarter                      $ 6.00   $ 5.75
         Second Quarter                     $ 5.76   $ 5.75
         Third Quarter                      $ 5.90   $ 5.76
         Fourth Quarter                     $ 6.00   $ 5.90

FISCAL YEAR ENDED JULY 31, 2002

         First Quarter                      $ 6.00   $ 5.75
         Second Quarter                     $ 5.90   $ 5.81
         Third Quarter                      $ 6.25   $ 5.84
         Fourth Quarter                     $ 5.80   $ 5.75

      Fairness to Stockholders Who Are Cashed Out Including Unaffiliated Stockholders

      The Purchase Price of $9.00 per share reflects a 37.4% premium over the bid price of $6.55 per share as reported for the Common Stock on the OTC on November 5, 2004, the day prior to the announcement of the Split Transaction. The Board considered the closing trading prices of the Common Stock, both recently and over the prior 12 months, and replacement alternatives for the proceeds from the Common Stock in determining that the Purchase Price was appropriate for the Split Transaction. The average closing trading price of the Common Stock from July 31, 2003 to July 31, 2004 was approximately $6.15 per share. The Purchase Price reflects in excess of 46.3% premium over such average price. Between July 31, 2004 and November 19, 2004 (the first public announcement of the Split Transaction) Sterling's closing trading price has been at or below $6.50 per share. The fact that $6.55 per share is the highest closing trading price of the Common Stock since July 31, 2004 was considered important by the Board. In addition to the analysis concerning the closing trading price of the Common Stock, the Board also took into account the fact that the Purchase Price exceeded Sterling's average net book value per share of $6.87 over the past seven (7) years.

      The going concern or enterprise value was also considered by the Board. This is a measure of what the market believes Sterling's ongoing operations are worth. The Board reviewed and adopted Chaffe's assessment of the Company's enterprise value based on its earnings before interest, taxes, depreciation and amortization ("EBITDA") for fiscal year 2004, and also the Company's average EBITDA for fiscal year 2001 through fiscal year 2003. The Board gave the most weight to the results from the Company's most recently completed fiscal year and secondarily to its average results over the previous three fiscal years. Several multiples were applied to EBITDA, ranging from four times EBITDA to five times EBITDA. The Board adopted Chaffe's assessment regarding fairness from an enterprise or going concern valuation perspective based on the application of what it perceived to be the lowest appropriate discount factor, being 25 percent. A multiple of five times EBITDA and application of a 25 percent discount factor indicated a value of approximately $6.17 per share, based upon fiscal year 2004 EBITDA and $4.47 per share based on an average of the Company's last three fiscal years EBITDA. Including the nonrecurring disaster payment of approximately $1.6 million dollars in this calculation and using a five times EBITDA multiple and a 25 percent discount, a value of $8.62 per share is indicated. The same calculation with a four times EBITDA would yield a $4.94 per share based upon fiscal year 2004 and $3.58 per share based upon the average of the last three fiscal years EBITDA. Based upon these calculations and assumptions, the Board concluded that the going concern value of the Company was less than the $9 per share Purchase Price and, therefore, not the appropriate measure of value for these purposes considering the totality of the circumstances.

      The Board engaged Chaffe to advise it as to its opinion of a range of fairness of the Purchase Price for those shares being cashed out. The Board did not make any independent determinations of a going concern or a liquidation value, but was advised by Chaffe as to its determinations of those amounts (as set forth in the "Opinion of the Financial Advisor" and "Annex B - Fairness Opinion for Split Transaction"). See "Substantive Fairness of the Reverse Stock Split - Factors Considered by the Board" in the following paragraphs for a more detailed discussion of the valuation approaches considered by the Board.

      Factors Considered by the Board

      In considering whether the per Pre-Split Share price payable is substantively fair from a financial point of view to the Stockholders who will be cashed out, the Board reviewed the historical financial information provided by Mr. Stanley Pipes and the various analyses provided by Chaffe (Stanley Pipes is the Company's Chief Financial Officer and holds no shares of stock in the Company). See Chaffe's analyses under "Special Factors - Opinion of Chaffe." In particular, the Board considered and gave the most weight to the valuation approaches Chaffe considered relevant in determining a fair Purchase Price for the Company's Common Stock.

      (1) Comparable Companies Analysis: The Board adopted Chaffe's "Comparable Companies Analysis", recognizing the lack of companies with characteristics similar to Sterling and the overestimate of Sterling's 2005 forecasted production. Chaffe noted that there is no publicly traded company of which it is aware that is identical to Sterling in its asset mix and operations. Therefore, Chaffe developed a composite of peer groups meant to be comparable to Sterling's manufacturing and land operations, which jointly were representative of the Company. Chaffe then analyzed the Company as if it were two separate entities, manufacturing operations and land holding.

      Chaffe chose Imperial Sugar Co. as the sole Guideline Company for comparison to Sterling's manufacturing operations. Imperial Sugar Co. was considered generally similar to the manufacturing operations of Sterling because of its industry, although Imperial Sugar Co. processes refined sugar both from beets and sugarcane. Chaffe developed two groups of Guideline Companies generally comparable to Sterling's land operations. The first group, consisting of ALICO, Inc., ML Macadamia Orchards, L.P. and Scheid Vineyards, Inc. (Class
A), derive revenue largely through their agricultural operations, although each holds some land with development potential. The second group consists of publicly traded real estate limited partnerships ("RELPS"), including Inland Capital Fund, Inland Land Appreciation Fund I, L.P., and Inland Land Appreciation Fund II, L.P., which generally hold undeveloped land. These RELPs are thinly traded, as is Sterling. All Guideline Companies are significantly larger than Sterling.

      For the first two peer groups, Chaffe reviewed the appropriate market values as a multiple of, among other things, last 12 months ("LTM") earnings, LTM cash flow after tax, book value, LTM earnings before interest, taxes, depreciation and amortization ("EBITDA") and LTM revenues of the Guideline Companies. No earnings estimates were available for the Guideline Companies. All multiples were based on closing prices on November 1, 2004.

      Chaffe reviewed the appropriate market values of the RELPs as a multiple of, among other things, the discount or premium to net asset value ("NAV") and distribution yield. All multiples were based on closing prices on November 1, 2004.

      Chaffe then applied a range of selected multiples implied by the Guideline Companies to Sterling's estimated LTM earnings, LTM cash flow after tax, book value, LTM EBITDA and LTM revenue for its manufacturing and land operations, respectively. Because Sterling is anticipating higher earnings in FY 2005 than FY 2004, Chaffe also applied these multiples to Sterling's projected earnings for FY 2005, projected cash flow after tax for FY 2005, projected EBITDA for FY 2005 and projected revenue for FY 2005, for Sterling's manufacturing and land operations, respectively. Because Sterling is smaller in financial terms, capabilities and market penetration than the Guideline Companies, Chaffe applied a discount of 20% to the value indicated by comparison to Imperial Sugar Co., and a discount of 10% to the values indicated by comparison to the Guideline Land Companies and Guideline RELPs. Chaffe then added the value of the "non-operating" assets held by Sterling. This analysis resulted in a $8.37 - $9.38 implied per share median equity indication for the Company, as compared to the $9.00 Purchase Price.

      Chaffe determined that the $9.00 Purchase Price is within the range of values implied by comparison to the two composites of selected comparable companies.

      (2) Discounted Cash Flow Analysis: Discounted cash flow is a method of evaluating an investment in a company by estimating future cash flows and taking into consideration the time value of money. In other words, discounted cash flow is what someone is willing to pay today in order to receive Sterling's anticipated cash flow in future years. The Board analyzed and adopted Chaffe's discounted cash flow model, adjusting the Purchase Price in excess of the discounted cash flow value due to the limitations of this valuation approach as noted by Chaffe below.

      Chaffe derived implied equity value indications for Sterling by determining the net present value of after-tax cash flows. Chaffe developed a four-year discounted cash flow analysis on the after-tax free cash flows of the Company for the fiscal years 2005 through 2008 based on the Company's forecast of FY 2005 earnings and the Company's forecast for FY 2006 earnings, except that 2006 cash flow was adjusted for the lower level of revenue anticipated from mineral royalties. The cash flow for 2007 through 2008 was projected to grow by 2.0% per annum, in line with an estimated rate of inflation. The estimated terminal value for the Company was calculated by capitalizing the sustainable free cash flow in 2008 at the appropriate discount rate. Chaffe considered two discount rates in its discounted cash flow analysis. The first rate, 9.53%, represented Sterling's cost of capital as calculated by the capital asset pricing model (ordinary least squares method) ("CAPM") on a leveraged basis. The second rate, 14.49%, is based on the industry in which the Company operates, adjusted for the small size of Sterling compared to the industry. The cash flows and terminal values were then discounted to present value using the selected discount rates, and the value of the "non-operating" assets held by Sterling were then added to the indicated figures. This analysis resulted in an implied per share equity value indications for the Company of $11.09 applying the 9.53% discount rate and $6.84 applying a 14.49% discount rate, as compared to the $9.00 Purchase Price.

      Chaffe noted that because Sterling's stock is thinly traded, the direct market analysis of Sterling's cost of capital utilizing a CAPM does not provide a reliable estimate of the Company's cost of capital or an appropriate discount rate for this analysis. Chaffe noted also the uncertainty of Sterling being able to earn the after-tax free cash flow projected in this model on an on-going basis. Chaffe believed that it was inappropriate to, and therefore did not, rely on this quantitative result. Chaffe believed that the discount rate developed by comparison to Sterling's industry was more representative of a market-based rate of return. Chaffe noted that this value indication is substantially less than the $9.00 Purchase Price.

      (3) Breakup/Liquidation Analysis: In addition to considering the Company as a going concern, Chaffe calculated the net value of the Company's assets that may be available to shareholders upon a liquidation of the Company, as a way to derive an implied equity value. Liquidation value is the value of the Company's individual assets, valued as if Sterling cannot continue as a going-concern and must sell all of its assets. Chaffe performed a breakup/liquidation analysis based on recent appraisals of the Company's land, buildings, minerals and crops. In addition, Chaffe assumed a writedown of some of the Company's equipment to an estimated market value, based on information provided by Company management. This analysis resulted in a $7.82 implied per share equity value indication for the Company. This analysis demonstrates that a breakup/liquidation value indication is less than the $9.00 Purchase Price. Chaffe noted that the minority shareholders of the Company are not in a position to force the liquidation of Sterling.

      (4) Enterprise value. The Board considered the analyses of the Company's enterprise value. Enterprise value is a measure of what the market believes Sterling's ongoing operations are worth. The Board reviewed and assessed the Company's enterprise value based on its earnings before interest, taxes, depreciation and amortization (called "EBITDA") for fiscal year 2004 and also the Company's average EBITDA for fiscal year 2001 through fiscal year 2003. The Company's EBITDA numbers were based on information provided by Stanley Pipes. The Board gave the most weight to the results from the Company's most recently completed fiscal year and secondarily to its average results over the previous three fiscal years. It applied several multiples to EBITDA, ranging from four times EBITDA to five times EBITDA. The Board based its determinations regarding fairness from an enterprise valuation perspective on the application of what it perceived to be the lowest appropriate discount, or 25%. A multiple of five times EBITDA and application of 25% discount indicated a value of approximately $6.17 per share based on our fiscal year 2004 EBITDA and $4.47 based on an average of the Company's last three fiscal years' EBITDA. If the Company includes the non-recurring disaster payment of approximately $1.6 million, to the five times EBITDA and 25% discount, a value of $8.62 is indicated. A multiple of four times EBITDA and application of a 25% discount indicated a potential value of approximately $4.94 per share based on our fiscal year 2004 EBITDA and $3.58 based on an average of our last three fiscal years' EBITDA. If the Company includes the non-recurring disaster payment of approximately $1.6 million, to the four times EBITDA and 25% discount, a value of $6.90 is indicated.

      (5) Historical and current market prices. The Board also compared the proposed transaction price to various bid prices of the Company's Common Stock over the past 12 and 24 months, as well as the stock's bid prices prior to receipt of the Split Transaction proposal on November 5, 2004, prior to the first public announcement of the Split Transaction on November 19, 2004. The stock's bid price is the highest price that a buyer will pay at any given time to purchase a specified number of shares of stock.

      Specifically, the Board reviewed the stock's high bid price for each quarter in the period from October 31, 2003 to July 31, 2004 and the stock's closing bid price on the last day of each month during the period, and determined that both the average high bid price and closing bid price for that period was $6.19. It considered that the $9.00 Purchase Price represents a premium of $2.81 or 45% over the stock's average high bid price and closing bid price for the related periods.

      The Board also reviewed the stock's high bid price for each month in the period from October 31, 2002 to July 31, 2003 and the stock's closing bid price on the last day of each quarter during the same period, and determined the average high bid price and closing bid price for that period was $5.92 and $5.85, respectively. It considered that the $9.00 Purchase Price represents a premium of 52% and 54% over our stock's average high bid price and closing bid price for the related periods, respectively.

      The Board also considered that the $9.00 Purchase Price represents (i) a 37% premium over our stock's closing bid price on November 5, 2004 of $6.55 per share; (ii) a 38% premium over the stock's closing bid price on July 31, 2004 of $6.50 per share; and (iii) a 50% premium over the stock's closing bid price on July 31, 2003 of $6.00 per share.

      Furthermore, the Board considered Sterling's trading volume of only 3,370 shares from June 2003 to September 2004, all acquisitions by the same Stockholder.

      The Board also considered, but did not factor into its assessment of a fair per share Pre-Split transaction price to Sterling's unaffiliated Stockholders, the following valuation approaches:

      (6) Net book value per share. Book value per share is calculated as the assets of the Company minus the liabilities of the Company, divided by the total outstanding shares. Net tangible book value per share is calculated as the Stockholders' equity less goodwill, divided by weighted average shares outstanding assuming dilution. Mr. Pipes provided the Board with information regarding the net book value per share as of

July 31, 2004 which on a fully-diluted basis was $7.18. The Board did not consider net book value or net tangible book value to be meaningful in assessing the fairness of the proposed transaction price primarily because net book value is an accounting methodology based on historical cost and does not adequately reflect either current economic conditions and events or a company's current or expected results of operations.

      (7) Dividend Yield Analysis. Since the Company does not have a history of paying dividends, it was unable to calculate a dividend yield analysis.

      In addition, the Board considered the following factors:

      (1) the opinion of Chaffe, a copy of which is attached to this proxy statement as Annex B, that, as of the date of the opinion, the price of $ 9.00 per share is fair, from a financial point of view, to Sterling's unaffiliated Stockholders.

      (2) that, with a stock trading volume of only 3,370 shares from June 2003 to September 2004, the stock's bid prices would have been valid for only a very small number of shares before decreasing measurably.

      (3) that appropriate valuation discounts for cashing out a minority interest in the Company are at least 25% of enterprise value.

      (4) the availability of financing on acceptable terms sufficient to fund the costs of the Split Transaction; and

      (5) the Board's offer of $934,849 for the shares owned by the Company's unaffiliated Stockholders.

      The Board placed the greatest weight on Chaffe's opinion and on its analysis of the Company's enterprise value, primarily based on historical EBITDA and appropriate valuation discounts, historical and current market prices and Sterling's forecasted production for 2005, and did not assign any particular weight to any of the other factors.

      After carefully reviewing the Chaffe opinion and the support for the opinion, the Board determined that the Purchase Price of $9.00 per share was fair to the Company and its Stockholders, including those Stockholders being cashed out.

      Firm Offers.

      The Company received, from California Investment Fund ("CIF"), an indication of interest in opening discussions to acquire Sterling. Subject to due diligence, CIF indicated that it might begin negotiations at $9.00 to $10.00 per share for the Company. Sterling responded to CIF's inquiry and requested CIF's response to questions regarding its interest. CIF responded that it wished to delay any discussions with Sterling until the end of the processing season due to hurricanes and other factors affecting this year's crop. After the Board received CIF's letter withdrawing its current interest in Sterling, discussion was had and the Board considered CIF's inquiry to be withdrawn indefinitely.

      As of the date of this Proxy Statement, the Company has not received any firm offers, nor has it had any further communications with CIF.

      Fairness to Unaffiliated Stockholders Who Will Remain Stockholders in the Company

      The Board believes that the Split Transaction will be fair to the unaffiliated Stockholders who will remain Stockholders in the Company. Assuming approval of the Split Transaction, the unaffiliated Stockholders who are not cashed out will be minority shareholders in a private company. Nonetheless, the Board owes the same fiduciary duty of care and loyalty to private company Stockholders as it does to public company stockholders. See "Risk Factors - Risks Associated With Remaining a Stockholder in the Company.

      The Board engaged Chaffe to advise it as to its opinion of a range of fairness of the Purchase Price for those shares being cashed out. Among the valuation considerations prepared by Chaffe and considered by the Board included detailed information on historical and current market prices [See Factors Considered by the Board, Subsection (5)], net book value analysis [See Factors Considered by the Board, Subsection (6)], going concern or enterprise value [See Factors Considered by the Board, Subsection (4)] and liquidation value analysis [See Factors Considered by the Board, Subsection (3)]. The Board also considered a comparable company's valuation analysis and discounted cash flow analysis. [See Factors Considered by the Board, Subsections (1) and (2)] After considering all of this information, the Board exercised its business judgment and adopted Chaffe's assessment and focused on the comparable company's analysis and concluded that a $9 per share cash out price was not only substantively fair to those shareholders who would be cashed out, but would be fair to Unaffiliated Stockholders who remain Stockholders in the Company. Among the reasons the Board believes this to be true is that Unaffiliated Stockholders who will remain will be those holding more than 2,000 Pre-Split Shares generally constituting persons, in the Board's opinion, who are more sophisticated investors, have a greater investment stake in the Company, are more likely to take the long view of investment in the Company, and who will have the ability to bear the risks of remaining a shareholder in the Company. Further, due to the facts that the funds for the buy back will be sourced from excess cash generated, in the main, from federal disaster payments and that the price is set at fair value, the Board believes that such continuing shareholders will not be negatively impacted, financially, by the Split Transaction. The Board did not make any independent determinations of a going concern or a liquidation value, but was advised by Chaffe as to its determinations of those amounts (as set forth in "Opinion of the Financial Advisor" and "Annex B - Fairness Opinion for Split Transaction"). See "Substantive Fairness of the Reverse Stock Split - Factors Considered by the Board" for a more detailed discussion of the valuation approaches considered by the Board.

      Stockholder's holding greater than 2,000 Pre-Split Shares who do not wish to assume the risks of remaining a minority Stockholder in a private Company may also cash out their shares. The Stockholders holding greater than 2,000 Pre-Split Shares and desiring to cash out pursuant to the Split Transaction must give written notice to the Company by a date sixty (60) days after the Effective Date stating the number of shares they would like the Company to repurchase from them.

      Patout's Position as to the Substantive Fairness of the Split Transaction

      The rules of the SEC require Patout to express its belief as to the fairness of the Split Transaction to the Company's unaffiliated Stockholders. Patout has independently conducted the required fairness analysis. Patout has separately concluded that the Split Transaction is substantively fair to the Company's unaffiliated Stockholders. Patout bases its belief regarding the substantive fairness of the Split Transaction on the same factors discussed above attributable to the similar belief of the Board. See "See Substantive Fairness of the Reverse Stock Split-Factors Considered by the Board". Patout has adopted the analysis and findings of the Board in this regard. Patout's belief as to the fairness of the Split Transaction do not constitute a recommendation to any Stockholder as to how that Stockholder should vote on the Reverse Stock Split.

      Peter V. Guarisco's position as to the substantive fairness of the Split Transaction.

      The rules of the SEC require Peter V. Guarisco to express his belief as to the fairness of the Split Transaction to the Company's unaffiliated stockholders. Peter V. Guarisco has independently conducted the required fairness analysis. Peter V. Guarisco has separately concluded that the Split Transaction is substantively fair to the Company's unaffiliated Stockholders. Peter V. Guarisco bases his belief regarding the substantive fairness of the Split Transaction on the same factors discussed above, attributable to the similar belief of the Board. See "Substantive Fairness of the Reverse Stock Split - Factors Considered by the Board." Peter V. Guarisco has adopted the analysis and findings of the Board in this regard. Peter V. Guarisco's belief as to the fairness of the Split Transaction does not constitute a recommendation to any Stockholder as to how that Stockholder should vote on the Reverse Stock Split.

      Frank William Patout's position as to the substantive fairness of the Split Transaction.

      The rules of the SEC require Frank William Patout to express his belief as to the fairness of the Split Transaction to the Company's unaffiliated stockholders. Frank William Patout has independently conducted the required fairness analysis. Frank William Patout has separately concluded that the Split Transaction is substantively fair to the Company's unaffiliated Stockholders. Frank William Patout bases his belief regarding the substantive fairness of the Split Transaction on the same factors discussed above, attributable to the similar belief of the Board. See "Substantive Fairness of the Reverse Stock Split - Factors Considered by the Board." Frank William Patout has adopted the analysis and findings of the Board in this regard. Frank William Patout's belief as to the fairness of the Split Transaction does not constitute a recommendation to any Stockholder as to how that Stockholder should vote on the Reverse Stock Split."

      Robert B. Patout's position as to the substantive fairness of the Split Transaction.

      The rules of the SEC require Robert B. Patout to express his belief as to the fairness of the Split Transaction to the Company's unaffiliated stockholders. Robert B. Patout has independently conducted the required fairness analysis. Robert B. Patout has separately concluded that the Split Transaction is substantively fair to the Company's unaffiliated Stockholders. Robert B. Patout bases his belief regarding the substantive fairness of the Split Transaction on the same factors discussed above, attributable to the similar belief of the Board. See "Substantive Fairness of the Reverse Stock Split - Factors Considered by the Board." Robert B. Patout has adopted the analysis and findings of the Board in this regard. Robert B. Patout's belief as to the fairness of the Split Transaction does not constitute a recommendation to any Stockholder as to how that Stockholder should vote on the Reverse Stock Split.

      William S. Patout, III's position as to the substantive fairness of the Split Transaction.

      The rules of the SEC require William S. Patout, III, to express his belief as to the fairness of the Split Transaction to the Company's unaffiliated stockholders. William S. Patout, III, has independently conducted the required fairness analysis. William S. Patout, III, has separately concluded that the Split Transaction is substantively fair to the Company's unaffiliated Stockholders. William S. Patout, III, bases his belief regarding the substantive fairness of the Split Transaction on the same factors discussed above, attributable to the similar belief of the Board. See "Substantive Fairness of the Reverse Stock Split - Factors Considered by the Board." William S. Patout, III, has adopted the analysis and findings of the Board in this regard. William
S. Patout, III's belief as to the fairness of the Split Transaction does not constitute a recommendation to any Stockholder as to how that Stockholder should vote on the Reverse Stock Split.

      PROCEDURAL FAIRNESS OF THE SPLIT TRANSACTION.

      The Split Transaction is being effected in accordance with all requirements under Louisiana law and hence will require a vote of at least a majority of the voting power present, in person or by proxy, at the Annual Meeting.

      The Board is comprised of seven individuals, including Bernard E. Boudreaux, Jr. (Chairman), Peter V. Guarisco, Victor Guarisco, II, James R. Keys, Frank William Patout, Robert B. Patout and William S. Patout, III. Messrs Guarisco are father and son. Robert B. Patout and William S. Patout, III, are brothers and Frank William Patout is their cousin. Each holds a significant, although not controlling, interest in M. A. Patout & Son, Inc., the controlling shareholder of the Company. James R. Keys is married to a distant relative of the Patouts. Bernard E. Boudreaux, Jr., is unrelated to any of the aforementioned directors. Mr. Boudreaux is Of Counsel to the law firm of Breazeale, Sachse & Wilson, L.L.P., which has prepared these materials. Pre-Split ownership of the Board in Sterling stock is as follows:

                                                        Shares
Name                           Position           Beneficially Owned
----                           --------           ------------------
Bernard E. Boudreaux, Jr.      Chairman              1,000
Peter V. Guarisco              Director              531,531 [i]
Victor Guarisco, II            Director              18,990
James R. Keys                  Director              -0-
Frank William Patout           Director              1,580,250 [ii]
Robert B. Patout               Director              -0-
William S. Patout, III         Director              100

      [i] Mr. Guarisco's reported holdings include shared voting and investment power with respect to 143,100 shares owned by Hellenic, Inc., and 224,431 shares owned by Capital Management Consultants, Inc. Mr. Guarisco disclaims ownership of such shares.

      [ii] Includes shared voting and investment power with respect to 1,580,250 shares owned by M. A. Patout & Son, Ltd.

      Although there are family relationships as outlined above between certain of the directors, prior to the Split Transaction, two of the seven directors own no direct shares in Sterling, and after the Split Transaction, four of the directors will own no direct shares in Sterling. Similarly, the executive officers of Sterling, being Craig P. Cailler, President and CEO, and Rivers M. Patout, Vice President and General Manager, hold only approximately 100 shares each in Sterling directly. Thus, after the Split Transaction, neither of the executive officers of the Company will hold stock in the Company directly.

      The Board assessed whether the Split Transaction proposal was procedurally fair to Sterling's unaffiliated Stockholders.

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

While the Split Transaction is not structured in such a way that approval of at least a majority of the unaffiliated Stockholders would be required, the Split Transaction requires the affirmative approval of a majority of the shareholders of Sterling present in person or by proxy at the Annual Meeting. Given the fact that a majority of the Board and both of the senior executives of the Company will be called upon to transfer all of their direct interests in the Company under the Split Transaction, the Board felt it was unnecessary to retain an unaffiliated representative to represent the unaffiliated Stockholders. Moreover, under Louisiana law, the Board has a fiduciary responsibility to see that the interests of the unaffiliated stockholders are protected and this is substantial protection to the unaffiliated stockholders from a procedural standpoint. Although the Board did not retain an unaffiliated representative to act solely on behalf of its unaffiliated Stockholders, the Board believes the Split Transaction is procedurally fair to the unaffiliated Stockholders as it is being effected strictly in accordance with all requirements of Louisiana law and by the further fact that the process mandated by the Board required the Company to use an independent professional financial advisor (Chaffe) and an independent appraisal process. The utilization of an independent professional financial advisor was required by the Board because, while the members of the Board of Sterling are knowledgeable in their various disciplines and able to apply their business judgment to issues coming before the Board, none are experts in business valuation. Therefore, the Board concluded that in order to procedurally protect the rights of the unaffiliated Stockholders, it should require a process utilizing the expertise of an independent professional financial advisor. The Board interviewed two experienced professional financial advisors to make sure that all relevant factors would be considered and that methodologies used in the process employed by each professional financial advisor would protect the interests, from a procedural standpoint, of the unaffiliated Stockholders. The Board was satisfied that strict compliance with Louisiana law and employment of an independent professional financial advisor using the process as was used in this matter along with the other factors set forth herein caused the Transaction to be fair to the unaffiliated Stockholders from a procedural standpoint. This Split Transaction has been unanimously approved by vote of all members of the Board.

      The Board believes that the Split Transaction is procedurally fair to unaffiliated Stockholders due to its selection of Chaffe and the separate land appraisers, mineral appraisers and crop appraisers to independently value the Company. Additionally, only three of the nine members of the Board and management will retain their investment in the Company after the Reverse Stock Split. See "VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF - Security Ownership of Management" and "ELECTION OF DIRECTORS - Business Experience of Directors" for disclosures on the familial relationships between the Board and the fact that the Chairman of the Board's law firm serves as counsel to the Company in this matter.

      In making its decision to determine the Purchase Price, the Board was conscious of the importance of the issues (including those that adversely affect continuing Stockholders as well as those that affect cashed-out Stockholders) and acted in accordance with their fiduciary duties to Sterling and its Stockholders.

      No provision has been made to grant Stockholders of Sterling access to its corporate files or to obtain counsel or appraisal services at the expense of Sterling or any other party. The Company believes that each member of the Board and each executive officer of Sterling who owns shares of Common Stock will vote his shares, or those he represents, in favor of the Split Transaction.

      Although Louisiana law does not provide for appraisal rights as a result of the proposed transaction, the Board still considers the proposed transaction procedurally fair to the affected Stockholders, both affiliated and unaffiliated. First, the Board believes that the price set is at least as much as would result from an exercise of appraisal rights. Secondly, the low dollar value of the holdings of the affected unaffiliated Stockholders, individually and in the aggregate, would not make appraisal rights an economically attractive remedy. Moreover, an affected unaffiliated Stockholder who wishes to remain a Stockholder may purchase sufficient shares before the proposed Split Transaction and remain a Stockholder. The Board also considered the Split Transaction procedurally fair because it allows a Stockholder with relatively few shares, and a small dollar investment, to dispose of his shares, in most cases, without a brokerage fee, which can be disproportionately large for a small number of shares. Stockholders who own greater than 2,000 shares in separate accounts, whether held of record, in street name or both, may aggregate their shares according to the rules set forth hereafter in "Structure of the Split Transaction" and "Exchange of Certificates and Payment of Certain Fractional Shares." Additionally, an unaffiliated

Stockholder holding greater than 2,000 Pre-Split shares will have the option to cash out his shares at the Purchase Price.

      Patout's Position as to the Procedural Fairness of the Split Transaction

      The rules of the Securities and Exchange Commission require Patout to express its belief as to the fairness of the Split Transaction to the Company's unaffiliated Stockholders. Patout has conducted the required fairness analysis and has concluded that the Split Transaction is procedurally fair to the Company's unaffiliated Stockholders. Patout bases its belief regarding the procedural fairness of the Split Transaction on the same factors discussed above attributable to the similar belief of the Board. Patout has adopted the analysis and findings of the Board in this regard. Patout's belief as to the fairness of the Split Transaction contained herein, does not constitute a recommendation to any Stockholder as to how that Stockholder should vote on the Split Transaction.

      Peter V. Guarisco's position as to the procedural fairness of the Split Transaction.

      The rules of the Securities and Exchange Commission require Peter V. Guarisco to express his belief as to the fairness of the Split Transaction to the Company's unaffiliated Stockholders. Peter V. Guarisco has conducted the required fairness analysis and has concluded the Split Transaction is procedurally fair to the Company's unaffiliated Stockholders. Peter V. Guarisco bases his belief regarding the procedural fairness of the Split Transaction on the same factors discussed above attributable to the similar belief of the Board. See "Procedural Fairness of the Split Transaction." Peter V. Guarisco has adopted the analysis and findings of the Board in this regard. Peter V. Guarisco's belief as to the fairness of the Split Transaction, contained herein, does not constitute a recommendation to any Stockholder as to how that Stockholder should vote on the Split Transaction.

      Frank William Patout's position as to the procedural fairness of the Split Transaction.

      The rules of the Securities and Exchange Commission require Frank William Patout to express his belief as to the fairness of the Split Transaction to the Company's unaffiliated Stockholders. Frank William Patout has conducted the required fairness analysis and has concluded the Split Transaction is procedurally fair to the Company's unaffiliated Stockholders. Frank William Patout bases his belief regarding the procedural fairness of the Split Transaction on the same factors discussed above attributable to the similar belief of the Board. See "Procedural Fairness of the Split Transaction." Frank William Patout has adopted the analysis and findings of the Board in this regard. Frank William Patout's belief as to the fairness of the Split Transaction, contained herein, does not constitute a recommendation to any Stockholder as to how that Stockholder should vote on the Split Transaction.

      Robert B. Patout's position as to the procedural fairness of the Split Transaction.

      The rules of the Securities and Exchange Commission require Robert B. Patout to express his belief as to the fairness of the Split Transaction to the Company's unaffiliated Stockholders. Robert B. Patout has conducted the required fairness analysis and has concluded the Split Transaction is procedurally fair to the Company's unaffiliated Stockholders. Robert B. Patout bases his belief regarding the procedural fairness of the Split Transaction on the same factors discussed above attributable to the similar belief of the Board. See "Procedural Fairness of the Split Transaction." Robert B. Patout has adopted the analysis and findings of the Board in this regard. Robert B. Patout's belief as to the fairness of the Split Transaction, contained herein, does not constitute a recommendation to any Stockholder as to how that Stockholder should vote on the Split Transaction.

      William S. Patout, III's position as to the procedural fairness of the Split Transaction.

      The rules of the Securities and Exchange Commission require William S. Patout, III, to express his belief as to the fairness of the Split Transaction to the Company's unaffiliated Stockholders. William S. Patout, III, has conducted the required fairness analysis and has concluded the Split Transaction is procedurally fair to the Company's unaffiliated Stockholders. William S. Patout, III, bases his belief regarding the procedural fairness of the Split Transaction on the same factors discussed above attributable to the similar belief of the Board. See "Procedural Fairness of the Split Transaction." William
S. Patout, III, has adopted the analysis and findings of the Board in this regard. William S. Patout, III's belief as to the fairness of the Split Transaction, contained herein, does not constitute a recommendation to any

Stockholder as to how that Stockholder should vote on the Split Transaction.

      PLANS OR PROPOSALS AFTER THE SPLIT TRANSACTION.

      Sterling expects the Company's business and operation to continue as they are currently being conducted and, except as disclosed in this document, the Split Transaction is not anticipated to have any effect upon the conduct of the Company's business. If the Split Transaction is consummated, all persons owning fewer than 2,000 Pre-Split Shares of Common Stock will no longer have any equity interest in and will not be Stockholders of Sterling and, therefore, will not participate in the Company's future potential earnings and growth. Instead, each such owner of Common Stock will have the right to receive, upon surrender of their stock certificates, the Purchase Price per share in cash, without interest.

      In addition, individuals who are members of the Board and of management of Sterling, directly or through its affiliates, now owning approximately 92% of the Common Stock are expected to own approximately 94.5% of the Common Stock after the Split Transaction. See "Sterling Security Ownership of Certain Beneficial Owners and Management."

      After completion of the Split Transaction, Sterling will terminate the registration of Sterling Common Stock under the 1934 Act and the Company's Common Stock will no longer be listed or traded on the OTC (or any other public market). Additionally, Sterling may reduce its directors and officers' liability insurance coverage. The Company expects that, following completion of the Split Transaction its business operations will be conducted substantially as they are currently being conducted.

      Other than as described in this proxy statement, neither Sterling nor its management has any current plans or proposals to effect any extraordinary corporate transaction such as a merger, reorganization or liquidation; to sell or transfer any material amount of the Company's assets; to change the Board or management; to change materially the Company's indebtedness or capitalization; or otherwise to effect any material change in the Company's corporate structure or business.

      The Company has no current plans that would require issuance of additional shares of stock, although it reserves the right to do so at anytime at such prices and on such terms as the Board determines to be in the best interests of the Company and its Stockholders.

      It is anticipated that the Company will benefit from both the time and expense saved from its former reporting obligations. The officers will be able to spend the time saved from SEC reporting and SOX-related compliance on managing the Company. The Company anticipates that the cost savings from no longer being a public company will be put to a more productive use. The Board is well aware of its fiduciary duties and it plans to continue in its mission to protect the Stockholders' interests despite the terminated reporting duty.

      ALTERNATIVES TO THE SPLIT TRANSACTION.

      In the course of evaluating the fairness of the Split Transaction, the Board considered and discussed various alternatives to the Split Transaction that may have the effect of increasing Stockholder value. The Board analyzed various alternatives to determine whether such alternatives (i) were likely to result in greater long-term value to the Stockholders than the proposed Split Transaction and (ii) would achieve the same result desired by Sterling to increase Stockholder value by providing unaffiliated Stockholders with certain liquidity and to take the Company private.

      The Board ultimately determined the Split Transaction was the preferred alternative. In drawing this conclusion, management considered the following alternative strategies:

      - A cash tender offer - The Board believes a cash tender offer would not result in shares being tendered by a sufficient number of record Stockholders so as to accomplish the going private objective and reducing recurring costs. It was thought unlikely that many holders of small numbers of shares would make the effort to tender their shares of Common Stock in view of the nominal value of their holdings. Were it feasible, the estimated expense of undertaking a cash tender offer is about the same as the going private transaction, $190,000. The Board estimates a cash tender offer to be about the same cost since the Board would provide a fairness opinion and information statement. Assuming the Company could acquire the shares at the current market price of $6.55, the shares less transaction fees would cost the Company approximately $680,362.

      - A purchase of shares in the open market - There is no active trading market for the Common Stock; therefore, it would be highly unlikely that shares of Common Stock could be acquired by Sterling from a sufficient number of holders to accomplish the Board's objectives. Assuming it were feasible, it would cost the Company approximately $680,362 to acquire 103,872 outstanding shares on the open market, based only upon the current market price of $6.55 per share of Common Stock.

      - Sale to a Third Party - In connection with its review of the Split Transaction proposed and potential alternatives, the Board did not consider the possibility of seeking potential strategic or financial acquirers because the major Stockholder who owns approximately 63% of Sterling's outstanding shares has stated that it was unwilling to consider selling its shares to a third party. Given Patout's unwillingness to entertain third party offers, the Board did not estimate costs of selling the Company.

      - Continuing as a Public Company - The Board considered taking no action at this time and continuing to operate the Company's business in accordance with past practice. However, for the reasons discussed above (including the significant illiquidity of the Company's shares, the significant and increasing tangible and intangible costs of compliance with the 1934 Act and the competitive disadvantages associated with having to disclose proprietary and financial information, the Board concluded that continuing to run the business as a public company would not maximize long-term Stockholder value when compared to other alternatives. The estimated costs of continuing as a public company are about $70,000 per year, without inflation and for the indefinite future, representing the SOX and other SEC reporting obligations.

      After careful consideration of several different proposed ratios for the Split Transaction, the Board decided to set the ratio for the Split Transaction at 2,000 to 1 in order to provide reasonable assurance that the remaining number of Stockholders following the Split Transaction would be below 300, taking into consideration changes in share holdings that may occur after the announcement of the Split Transaction and prior to the Effective Date. The Board believes that, based on its analysis of its Stockholder base as of September 20, 2004, and using the 2,000 to 1 ratio, the number of Stockholders of record would be reduced from approximately 666 to approximately 27.

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

      SOURCE OF FUNDS AND AMOUNT OF FUNDS.

      The Company plans to use its excess cash received from disaster payments to complete the Split Transaction, which includes professional fees and other expenses related to the transaction and payments to be made in lieu of issuing fractional shares in the amount of approximately $1,124,849. Since this excess cash has been classified as a non-operating asset, the payment of approximately $1,124,849 to complete the Split Transaction is not expected to have an adverse effect on Sterling's capitalization, liquidity, results of operations or cash flow. Because the actual number of Pre-Split Shares which will be purchased by Sterling is unknown at this time, the total cash to be paid to holders by Sterling is unknown, but is estimated to be not more than $934,849. In the alternative, Sterling may elect to use its bank line of credit to finance the Split Transaction.

      STERLING HAS NO ALTERNATIVE FINANCING ARRANGEMENTS OR ALTERNATIVE FINANCING PLANS IF THE PRIMARY FINANCING FALLS THROUGH.

      The approximately $190,000 in transaction-related fees and expenses, excluding the payments to be made in lieu of issuing fractional shares, consists of the following:

DESCRIPTION                                          AMOUNT
-----------                                         --------
Appraisal Fees
   Land                                             $ 30,500
   Mineral Interest                                 $ 23,000
   Sugarcane Crop                                   $ 30,000

Advisory Fees and Expenses                          $ 15,000
Legal Fees and Expenses                             $ 82,500
Accounting, Printing, Solicitation, Mailing         $  6,000
Miscellaneous Fees and Expenses                     $  3,000
                                                    --------
TOTAL                                               $190,000

      Sterling expects to be able to pay for the Split Transaction from internal sources, or alternatively, from its line of credit. The Company's dividend policy should not be affected since Sterling does not regularly declare dividends.

      CONVERSION OF SHARES IN SPLIT TRANSACTION.

On the Effective Date of the Split Transaction:

      Stockholders holding fewer than 2,000 Pre-Split Shares, whether record shares (as defined below) or street shares (as defined below), will be entitled to receive cash equal to $9.00 per share, without interest, and such shares will be cancelled;

      Stockholders holding immediately prior to the Effective Date 2,000 or more Pre-Split Shares (including any combination of record shares or street shares) in the aggregate shall be entitled to receive a new certificate in exchange for his or her old certificates and to include both whole and fractional shares, if any. Sterling is authorized, prior to the Split Transaction, to issue 2,500,000.00 Pre-Split Shares of common stock each having a par value of $1.00. All such stock is currently outstanding. If the Split Transaction is effected, the Articles of Incorporation of Sterling will be amended and Sterling will have the authority to issue 1,250 shares of common stock each having a $1.00 par value. (Post-Split Shares) For each Pre-Split Share certificate of 2,000 shares or more, the holder will be entitled to receive a Post-Split Share certificate equal to the amount of the Pre-Split Shares divided by 2,000. Except as just described, there are no material differences between the Pre-Split Shares, or the certificates evidencing them, and the Post-Split Shares, or the certificates evidencing them. The reason for the exchange is to effect the Split Transaction with a result of taking the Company private. Other than the reduction of the number of post-split shareholders and the reduction in the number of shares held by a post-split shareholder by factor of 2,000, the Split Transaction will have no effect on the rights of existing security holders holding 2,000 or more Pre-Split Shares. There are no arrearages in dividends and no defaults in principal or interest with respect to any outstanding security of Sterling. Sterling does not intend to apply for a registration of the Post-Split Shares. The effect of the termination of the listing of Sterling's Pre-Split Shares will be delisting of the Sterling Common Stock and the taking of the Company private.

      The term "record shares" as used above means shares of Sterling's Common Stock, other than street shares, and any record share shall be deemed to be held by the registered holder thereof as reflected on the books of Sterling;

      The term "street shares" as used above means shares of Sterling Common Stock held of record in street name, and any street share shall be deemed to be held by the beneficial owner thereof as reflected on the books of the nominee holder thereof; and

      The term "holder" as used above means: (a) any record holder who would be deemed, under Rule 12g5-1 under the 1934 Act as described below, to be a single "person" for purposes of determining the number of record Stockholders of Sterling, and (b) any other person or persons who would be deemed to be a "holder" under the above clause if the shares it holds beneficially in street name were held of record by such person or persons.

      Sterling (along with any other person or entity to which it may delegate or assign any responsibility or task with respect thereto) shall have full discretion and exclusive authority (subject to its right and power to so delegate or assign such authority) to:

      make such inquiries, whether of any Stockholder(s) or otherwise, as it may deem appropriate for purposes of effecting the Split Transaction; and

      resolve and determine, in its sole discretion, all ambiguities, questions of fact and interpretive and other matters relating to such provisions including, without limitation, any questions as to the number of Pre-Split Shares held by any Stockholder. All such determinations by Sterling shall be final and binding on all parties, and no person or entity shall have any recourse against Sterling or any other person or entity with respect thereto.

      For purposes of effecting the transaction, Sterling may, in its sole discretion, but shall not have any obligation to do so:

      presume that any shares of Sterling Common Stock held in a discrete account (whether record or beneficial) are held by a person distinct from any other person, notwithstanding that the registered or beneficial holder of a separate discrete account has the same or similar name as the holder of a separate discrete account; and

      aggregate the shares held (whether of record or beneficially) by any person or persons that Sterling determines to constitute a single holder for purposes of determining the number of shares held by such holder.

      Rule 12g5-1 under the 1934 Act provides that, for the purpose of determining whether an issuer is subject to the registration provisions of the 1934 Act, securities shall be

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

deemed to be "held of record" by each person who is identified as the owner of such securities on the records of security holders maintained by or on behalf of the issuer, subject to the following:

      In any case where the records of security holders have not been maintained in accordance with accepted practice, any additional person who would be identified as such an owner on such records if they had been maintained in accordance with accepted practice shall be included as a holder of record.

      Securities identified as held of record by a corporation, a partnership, a trust (whether or not the trustees are named), or other organization shall be included as so held by one person.

      Securities identified as held of record by one or more persons as trustees, executors, guardians, custodians or in other fiduciary capacities with respect to a single trust, estate or account shall be included as held of record by one person.

      Securities held by two or more persons as co-owners shall be included as held by one person.

      Securities registered in substantially similar names where the issuer has reason to believe because of the address or other indications that such names represent the same person, may be included as held of record by one person.

      CASH PAYMENT IN LIEU OF SHARES OF COMMON STOCK.

      The Company will not issue any fractional shares to holders of less than 2,000 Pre-Split Shares in connection with the Split Transaction. Instead, if a Stockholder holds less than 2,000 Pre-Split Shares, the Company will pay $9.00 per Pre-Split Share in lieu of issuing fractional shares. The Company will not pay interest on cash sums due any such Stockholder pursuant to the Split Transaction or any brokerage commissions incurred by such Stockholder.

      Assuming the Split Transaction occurs, as soon as practical after the Effective Date, which will occur no later than thirty (30) days following the date of the Annual Meeting, the Company will mail a letter of transmittal to each holder of record. The letter of transmittal will contain instructions for the surrender of the certificate or certificates to Sterling's exchange agent in exchange for a new certificate and, if

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

applicable, the aggregate Purchase Price. The certificate exchange and cash payment, if applicable, will be made promptly to each Stockholder who has surrendered outstanding certificate(s), together with the letter of transmittal, to Sterling's exchange agent. The actual amount of time that may elapse until Stockholders receive their certificates and/or payments will vary depending upon several factors, including the amount of time it takes each Stockholder to surrender such Stockholder's certificate or certificates. See "Exchange of Stock Certificates and Payment of Certain Fractional Shares" below. No appraisal rights are available under the Louisiana General Corporation Law, or Sterling's Charter, as amended, to any Stockholders who dissent from the proposed Split Transaction. See "Appraisal Rights" below.

      MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE SPLIT TRANSACTION.

      The following description of the material federal income tax consequences of the Split Transaction is based on the Internal Revenue Code of 1986, as amended (the "Code"), applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date of this Proxy Statement. Changes to the laws could alter the tax consequences described below, possibly with retroactive effect. The Company has not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the Split Transaction. THESE PARAGRAPHS DO NOT DISCUSS THE TAX CONSEQUENCES WHICH MAY APPLY TO SPECIAL CLASSES OF TAXPAYERS (E.G., NON-RESIDENT ALIENS, BROKER/DEALERS OR INSURANCE COMPANIES). THE STATE AND LOCAL TAX CONSEQUENCES OF THE SPLIT TRANSACTION MAY VARY SIGNIFICANTLY AS TO EACH STOCKHOLDER, DEPENDING UPON THE JURISDICTION IN WHICH SUCH STOCKHOLDER RESIDES. STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS TO DETERMINE THE PARTICULAR CONSEQUENCES TO THEM.

      In general, the federal income tax consequences of the Split Transaction will vary among Stockholders depending upon whether they receive cash for fractional shares or solely a reduced number of shares of Common Stock in exchange for their Pre-Split Shares of Common Stock. The Company believes that because the Split Transaction is not part of a plan to increase periodically a Stockholder's proportionate interest in the Company's assets or earnings and profits, the Split-Transaction will likely have the following federal income tax effects: A Stockholder who receives solely a reduced number of shares of

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

Common Stock will not recognize gain or loss. In the aggregate, such a Stockholder's basis in the reduced number of shares of Common Stock will equal the Stockholder's basis in its Pre-Split Shares of Common Stock. A Stockholder who receives cash in lieu of a fractional share as a result of the Split Transaction will generally be treated as having received the payment as a distribution in redemption of the fractional share, as provided in Section 302(a) of the Code, which distribution will be taxed as either a distribution under Section 301 of the Code or an exchange to such Stockholder, depending on that Stockholder's particular facts and circumstances.

      If you receive cash in lieu of fractional shares as a result of the Split Transaction, you will recognize capital gain or loss for United States federal income tax purposes equal to the difference, if any, between the amount of cash received and your adjusted tax basis in the shares of the Common Stock surrendered. Gain or loss will be determined separately for each block of shares (i.e., shares acquired at the same cost in a single transaction) surrendered for cash pursuant to the Split Transaction. Such gain or loss will be long-term capital gain or loss provided that your holding period for such shares is more than 12 months by the Effective Date of the Split Transaction. Long-term capital gains of individuals are eligible for reduced rates of taxation. There are limitations on the deductibility of capital losses.

      Under the U.S. federal backup withholding tax rules, unless an exemption applies, the paying agent will be required to withhold, and will withhold, 30% of all cash payments to which you are entitled pursuant to the Split Transaction, unless you provide a tax identification number (social security number, in the case of an individual, or employer identification number, in the case of other Stockholders), certify that such number is correct and otherwise comply with such backup withholding tax rules. You should complete and sign the Substitute Form W-9 included as part of the letter of transmittal to be returned to the paying agent, in order to provide the information and certification necessary to avoid backup withholding tax, unless an exemption applies and is established in a manner satisfactory to the paying agent.

      If you own at least 2,000 shares at the Effective Date of the Split Transaction, thereby electing to remain a Stockholder of the Company as a private company, your aggregate tax basis in shares received pursuant to the Split Transaction will be the same as your aggregate tax basis in your current shares

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

exchanged therefore. Your holding period for shares received pursuant to the Split Transaction will include the holding period of the shares that you held prior to the Split Transaction exchanged therefor, provided that you held such Common Stock as a capital asset immediately prior to the exchange. You will not recognize gain or loss on any shares exchanged in this manner. Since it owns greater than 2,000 shares and will remain a Stockholder, M.A. Patout & Son, Ltd. will not recognize gain or loss as a result of the Split Transaction.

      The Company will not recognize any gain or loss as a result of the Split Transaction.

OPINION OF INDEPENDENT FINANCIAL ADVISOR

      Chaffe & Associates, Inc. ("CHAFFE") was engaged by Sterling's Board on July 15, 2004 to act as its financial advisor and to deliver an opinion on the fairness and adequacy, from a financial point of view, to the Sterling Shareholders of the $9.00 price per Pre-Split Share for the Split Transaction, which price was determined by the Board. Based upon prior dealings, The Board asked two companies, American Appraisal Associates and Chaffe, to attend the June 18, 2004 Board meeting to make presentations as to what is involved in the process of valuing a company such as Sterling and to quote a price for these services.

      Upon hearing both presentations, Mr. Frank Patout made a motion, Mr. Peter Guarisco seconded the motion and the Board voted to hire Chaffe and Associates to perform the valuation of Sterling. The Board later determined that it would not have the equipment appraised. The Board based its recommendation on Chaffe's experience and reputation in business valuations, the fee quoted for the engagement and the availability of Chaffe to produce a fairness opinion in the time period required by Sterling. The terms of the engagement are described in more detail below. As part of its investment banking business, Chaffe is continually engaged in the valuation of businesses and the securities issued by these businesses in connection with mergers and acquisitions, fairness opinions, private placements, minority stockholder representations and other purposes.

      On October 15, 2004, Chaffe met with the Board and discussed in general terms the procedures and methodology that it was following in connection with its engagement. Chaffe stated that it was still in the process of analyzing Sterling

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

and the proposed transaction. No written materials were furnished to the Board at that time.

      On November 5, 2004, Chaffe delivered an oral report and work papers to the Board, advising it on a range of value for the consideration to be paid to Sterling shareholders who would otherwise own less than one share after the Reverse Split that would be fair and adequate, from a financial point of view, to the Shareholders of Sterling. At that meeting, Chaffe presented to the Board information on the assumptions made, matters considered and limits to the review undertaken by Chaffe in its analysis, and Chaffe reviewed the valuation methodologies it had considered, all of which are described in the remaining sections of the "Opinion of the Independent Financial Advisor". Material assumptions provided by the Company and used by Chaffe were:

A.    900,000 tons of sugarcane were processed;

B. The yield of the sugarcane was 10.2 percent for raw yield and 5.5 gallons of molasses/ton of sugarcane. These yields were provided by the Company based on typical historic results;

C. Sugar was priced on the average of New York Board of Trade Futures contracts on sugar, No. 14, as of October, 2004, for contracts: November 2004, January 2005, March 2005, May 2005, and September 2005;

D. Molasses was priced by management based on its expectation of prices in the market;

E. Cost of sales was based on the Company's contractual obligations to compensate its growers for sugar and molasses plus the estimated cost of manufacturing and shipping;

F. A gain of $199,500 was recorded to account for the gain on the sale of the certain property in the First Quarter of 2005;

G. Oil and gas royalties on wells owned by Sterling were projected by the Company to be about $1,000,000;

      Chaffe's range of value was $7.81 to $9.21 per Pre-Split Share. This conclusion was based in part on certain expectations for Sterling's earnings in FY 2005, discussed further below, which expectations were revised and lowered based

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

on the Company's report at that meeting on crop yields for this fiscal year to date. The Board requested that Chaffe consider this new information as part of its deliberations.

      On November 16, 2004, Chaffe delivered revised work papers to the Board, incorporating into its analysis the Company's revised forecast of earnings for FY 2005. At the November 5, 2004, meeting, the Company advised Chaffe that it was sufficiently into the harvesting and grinding season for sugarcane to know that the forecast of earnings previously provided to Chaffe by the Company for FY 2005, would be too high. The original forecast of 900,000 tons of sugar cane for FY 2005 was based on an estimate of crop tonage made prior to the beginning of the grinding season. Such estimates are customarily revised after the beginning of the grinding season when it is then possible to ascertain the quantity of the crop based on actual scale weights available. Since the FY 2005 weights considered by the Board at the November 5, 2004, meeting were actually less than the pre-season grinding estimates, the Board felt that it had no alternative but to revise the financial projections to be used in connection with the Split Transaction valuations to those projections which would be most accurate. Rather than processing the approximate 900,000 tons of sugarcane for FY 2005, that the Company had previously forecasted, the Company revised its forecast to anticipate processing approximately 800,000 tons of sugarcane for FY 2005, resulting in a reduction of projected net income after taxes. Chaffe revised its range of value for the consideration to be paid to Sterling Shareholders who would otherwise own less than one share after the Reverse Split that would be fair and adequate, from a financial point of view, to the Shareholders of Sterling. Chaffe's revised range of value was $7.81 to $9.01 per Pre-Split Share.

      Also, on November 16, 2004, Chaffe delivered its written opinion, that as of that date, and based upon and subject to the various limitations, qualifications and assumptions stated in the opinion, the $9.00 in cash per Pre-Split Share to be paid by Sterling to Stockholders who would otherwise be left with less than one share of Common Stock after the Reverse Split is fair and adequate, from a financial point of view, to the Stockholders of Sterling. THE FULL TEXT OF THE WRITTEN OPINION OF CHAFFE, DATED NOVEMBER 16, 2004, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITS ON THE REVIEW UNDERTAKEN, IS ATTACHED TO THIS DOCUMENT AS ANNEX B. STERLING'S STOCKHOLDERS ARE URGED TO READ THE ENTIRE OPINION BEFORE EXECUTING THEIR PROXY. THE WRITTEN OPINION OF CHAFFE, ADDRESSED

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

TO THE BOARD, IS LIMITED ONLY TO THE CONSIDERATION TO BE PAID IN THE PROPOSED SPLIT TRANSACTION AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER AS TO HOW SUCH STOCKHOLDER SHOULD VOTE AT THE ANNUAL MEETING.

      In arriving at its opinion, Chaffe:

      -     Reviewed the draft S.E.C. Schedule 13E-3 related to the Split
            Transaction;

      - Reviewed certain publicly-available information concerning the business, financial condition and operations of Sterling which Chaffe believed to be relevant to its inquiry, along with certain internal financial and operating information and forecasts related to Sterling's business, provided by the Company's Management;

      - Interviewed and discussed the past and current operations, financial condition and prospects of the Company with members of the Company's senior management and discussed the strategic rationale for the Split Transaction with them;

      - Reviewed the publicly reported prices and trading activity for the Company Common Stock;

      - Compared the financial performance of the Company and the prices and trading activity of the Company's Common Stock with similar publicly available information for certain comparable publicly-traded companies and their securities;

      - Reviewed the financial terms, to the extent publicly available, of certain comparable business combinations;

      - Reviewed an independent appraisal of the land value of Sterling as prepared by Logan Babin Real Estate and also conducted an interview with Mr. Logan H. Babin, Jr., C.R.E.;

      - Reviewed an independent appraisal of the mineral value of Sterling as prepared by Collarini Associates and also conducted an interview with Mr. Dennis Jordan, P.E., President of Collarini Associates;

      - Reviewed an independent appraisal of the sugarcane owned by Sterling as prepared by Calvin Viator, PhD and associates, L.L.C.; and

      - Performed such other analyses and examinations, and considered such other financial, economic and market criteria as Chaffe deemed appropriate to this opinion.

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

      In connection with its review, Chaffe relied upon and assumed the accuracy and completeness of the historical and projected financial information and all other information publicly available or furnished to it by Sterling or otherwise reviewed by it for purposes of its opinion. Chaffe was not asked to perform and did not undertake an independent verification of any such information, and has not assumed any responsibility or liability for that information. Chaffe did not make an independent evaluation or appraisal of the value of the Company's assets or liabilities, but relied on valuations and appraisals provided to it. With respect to Sterling's forecasted financial results, Chaffe assumed, with Sterling's consent that they were reasonably prepared on bases reflecting Sterling management's best currently available estimates of future financial performance. Chaffe relied on the assurances of Sterling's management that they were not aware of any facts that would render the above information inaccurate, incomplete or misleading. No limitations were imposed by Sterling's Board or management with respect to the investigations made or procedures followed by Chaffe in rendering its opinion.

      Chaffe expressed no view as to, and in its opinion does not address, the relative merits of the transaction as compared to (i) any alternative business strategy that might exist for Sterling, or (ii) the effect of the Split Transaction with respect to the tax consequences that may arise as a result. Although Chaffe evaluated the consideration to be paid in the Split Transaction from a financial point of view, it was not asked and did not recommend the specific consideration to be paid. Chaffe gave only the range of consideration which it, in its professional opinion, deemed appropriate. While Chaffe rendered its opinion and provided certain financial analysis to Sterling's Board, Chaffe's opinion was only one of the factors taken into consideration by Sterling's Board. The Board independently determined the amount of consideration to be paid in connection with the Split Transaction.

      Sterling's Financial Condition: Chaffe noted the wide variance in Sterling's historical earnings over the past six fiscal years, ranging from a loss of $0.89 per share in FY 2003 to earnings of $0.66 per share in FY 2004. Profitability in FY 2004 was dependent largely on receipt of a disaster relief payment of $1.5 million paid to Sterling by the Commodity Credit Corporation in compensation for certain weather related economic losses in FY 2003. Chaffe noted also that the majority of the Company's earnings are generated by its land holdings, and that

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

its manufacturing operations appear to be operating at a loss or near breakeven.

      In FY 2003, Sterling's customers began purchasing sugar over a twelve-month cycle rather than a nine-month cycle. This had the effect of increasing Sterling's need for working capital. Chaffe noted that this change combined with recent losses and somewhat higher than average capital expenditures caused Sterling to increase its bank debt. The Company did not pay down its line of credit to a zero balance in FY 2004 as it has typically done in past years and does not expect to do so in FY 2005.

      Management of Sterling initially provided Chaffe with a forecast of earnings for FY 2005, which assumed that the Company is able to sell its current allotment of sugar under the 2002 Farm Bill in full.

      The material assumptions underlying the projection were:

      -     900,000 tons of sugarcane were processed;

      - The yield of the sugarcane was 10.2% for raw yield and 5.5 gallons of molasses/ton of sugarcane. These yields were provided by Management based on typical historic results;

      - Sugar was priced on the average of New York Board of Trade futures contracts on sugar #14 as of October, 2004 for contracts: November 2004, January 2005, March 2005, May 2005 and September 2005;

      - Molasses was priced by Management based on its expectation of prices in the market;

      - Cost of sales was based on the Company's contractual obligations to compensate its growers for sugar and molasses plus the estimated costs of manufacture and shipping;

      - A gain of $199,500 was recorded to account for the gain on the sale the certain property in the First Quarter of 2005;

      - Oil and gas royalties on wells owned by Sterling were projected by Management to be $1.0 million.

      Given these assumptions, net income after taxes was projected to be $1.4 million.

      Chaffe noted that Sterling's initial forecast for FY 2005 projected its earnings from agriculture and manufacturing near the high end of its earnings from those sources over the past six years. Chaffe noted also the difficult regulatory and

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

economic environment for the sugar industry, which adds an additional element of risk in Sterling achieving results on an ongoing basis similar to those initially projected for FY 2005.

      Chaffe further noted that the Company's oil and gas revenue is derived primarily from one well, which was recently re-completed. Based on the history of that well, the Company anticipates that production from that well will decrease sharply during FY 2005, reducing earnings from that source in the future.

      At the November 5, 2004 Board Meeting, Management reported the initial results of the 2004/2005 harvest showing a lower than expected sugarcane crop. Management of Sterling revised its forecast for FY 2005 to assume a reduction in sugarcane processing. The material assumptions underlying the projection were the same as Sterling's initial forecast except that the tonnage of sugarcane processed was reduced to 800,000 tons. Sterling's revised forecast of FY 2005 net income after tax was $382,471, still including a $199,500 gain on sale of property and $1.0 million in royalties from oil and gas wells. Chaffe noted that the Company's oil and gas revenue is derived primarily from one well, which was recently re-completed. Based on the history of that well, the Company anticipates that production from that well will decrease sharply during FY 2005, reducing future earnings from that source.

      Finally, Chaffe noted that Sterling has cash in excess of its normal level. Management estimated that the Company is holding "excess" cash of approximately $1.5 million. Chaffe considered this "excess" cash to be a "non-operating asset", to be added to the equity value found for the operating company in order to determine the value of the total company.

      Valuation Analysis: In preparing its opinion, Chaffe performed a variety of financial and comparative analyses, including those described below. The following is a summary of the material analyses performed by Chaffe, but is not a complete description of all of the analyses underlying Chaffe's opinion. The summary includes information presented in a tabular format. In order to fully understand the financial analyses, these tables must be read together with the accompanying text. The tables alone do not constitute a complete description of the financial analyses. The presentation of a fairness opinion is a complex process involving subjective judgments as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances.

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

The process, therefore, is not necessarily susceptible to a partial analysis or summary description. Chaffe believes that its analyses must be considered as a whole and that selecting parts of the summary without considering all of its analyses, or attempting to ascribe relative weights to some or all such factors and analyses, could create an incomplete or misleading view of the processes underlying its analyses and the opinion.

      In performing its analyses, Chaffe also made numerous assumptions with respect to industry performance, business and economic conditions and various other matters, many of which cannot be predicted and are beyond the control of Sterling. Chaffe prepared its analyses solely for purposes of rendering its opinion and provided such analyses to Sterling. The analyses performed by Chaffe are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses. Estimates on the values of companies do not necessarily reflect the prices at which companies or their securities may actually be sold. Such estimates are inherently subject to uncertainty and actual values may be materially different.

      Chaffe performed a valuation analysis of Sterling using the following methodologies: comparable company trading analysis, discount cash flow analysis, leverage buyout analysis, precedent transaction analysis and liquidation/break-up analysis. Each of these analyses was used to generate a reference for the equity value of Sterling's operations. These valuation indications were then adjusted to add the value of the "non-operating" assets, in order to derive a value for the total company. Chaffe also considered Sterling's recent stock market performance relative to the Purchase Price. The valuation methodologies that Chaffe found material to its analysis are described below.

      Comparable Companies Analysis: Using publicly available information, Chaffe reviewed and compared the market values and trading multiples of Sterling and a composite of selected peer companies meant to approximate the business of Sterling. This methodology was meant to provide a market valuation based on the common stock trading multiples of the selected comparable companies, which Chaffe referred to as the "Guideline Companies".

      Chaffe noted that there is no publicly traded company of which it is aware that is identical to Sterling in its asset mix and operations. Therefore, Chaffe developed a composite of peer

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

groups meant to be comparable to Sterling's manufacturing and land operations, which jointly were representative of the Company. The analysis of comparable public companies necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies reviewed and other factors that would affect the market values of comparable companies. Chaffe analyzed the Company as if it were two separate entities, manufacturing operations and land holding; and compared information for the separate entities as of July 31, 2004, and the median data for each group of Guideline Companies as of the most recent period available for each comparable company.

      Chaffe chose Imperial Sugar Co. as the sole Guideline Company for comparison to Sterling's manufacturing operations. Imperial Sugar Co. was considered generally similar to the manufacturing operations of Sterling because of its industry, although Imperial Sugar Co. processes sugar from both beets and sugarcane. Chaffe developed two groups of Guideline Companies generally comparable to Sterling's land operations. The first group, consisting of ALICO, Inc., ML Macadamia Orchards, L.P. and Scheid Vineyards, Inc. (Class A), derive revenue largely through their agricultural operations, although each holds some land with development potential. The second group consists of publicly traded real estate limited partnerships ("RELPS"), including Inland Capital Fund, Inland Land Appreciation Fund I, L.P., and Inland Land Appreciation Fund II, L.P., which generally hold undeveloped land. These RELPs are thinly traded, as is Sterling. All Guideline Companies are significantly larger than Sterling. The tables below list the comparative data for Sterling's manufacturing and land sectors, and the Guideline Companies.

                                    Sterling         Imperial
                                  Manufacturing      Sugar Co.
                                  -------------      ---------
Total Assets (000)                  $26,282          $382,956
Leverage Ratio                        31.70%             6.34%
Current Ratio                          1.92x             2.23x
Return on Sales                       (2.40%)            2.05%
Return on Assets                      (1.85%)            6.29%
Return on Equity                      (5.91%)           16.01%
1-Year Growth in Earnings             N/A              (88.02%)
4-Year Growth in Earnings             N/A               NM
Dividend Payout Ratio                   0.0%              0.0%

                                                   Guideline Land
                                   Sterling          Companies
                                     Land             Median
                                   --------        --------------
Total Assets (000)                  $9,911            $63,819
Leverage Ratio                       52.33%             25.55%
Current Ratio                         0.31x              3.81x
Return on Sales                      41.06%             11.29%
Return on Assets                     10.86%              5.57%
Return on Equity                     32.45%              8.71%
1-Year Growth in Earnings             N/A               45.84%
4-Year Growth in Earnings             N/A               32.71%
Dividend Payout Ratio                  0.0%             17.72%

                                                    Guideline
                                   Sterling           RELPs
                                     Land            Median
                                   --------         ---------
Net Asset Value/(000)               $2,878           $26,743
Distribution Payout                    0.0%              0.0%

      For the first two peer groups, Chaffe reviewed the appropriate market values as a multiple of, among other things, last 12 months ("LTM") earnings, LTM cash flow after tax, book value, LTM earnings before interest, taxes, depreciation and amortization ("EBITDA") and LTM revenues of the Guideline Companies. No earnings estimates were available for the Guideline Companies. All multiples were based on closing prices on November 1, 2004.

                                          Guideline
                                       Land Companies
                                           Median
                                       --------------
Price to LTM Earnings                      14.89x
Price to LTM Cash Flow After Tax           11.55x
Price to Book Value                         0.90x
Market Capitalization to EBITDA             8.70x
Market Capitalization to Revenue            2.22x

      Chaffe reviewed the appropriate market values of the RELPs as a multiple of, among other things, the discount or premium to net asset value ("NAV") and distribution yield. All multiples were based on closing prices on November 1, 2004.

                                          RELPs Median
                                          ------------
(Discount) Premium to NAV                   (19.53%)
Distribution Yield                             0.0%

      Chaffe then applied a range of selected multiples implied by the Guideline Companies to Sterling's estimated LTM earnings, LTM cash flow after tax, book value, LTM EBITDA and LTM revenue for its manufacturing and land operations, respectively. Chaffe also applied these multiples to Sterling's projected earnings for FY 2005, projected cash flow after tax for FY 2005, projected EBITDA for FY 2005 and projected revenue for FY 2005, for Sterling's manufacturing and land operations, respectively. Because Sterling is smaller in financial terms, capabilities and market penetration than the Guideline Companies, Chaffe applied a discount of 20% to the value indicated by comparison to Imperial Sugar Co., and a discount of 10% to the values indicated by comparison to the Guideline Land Companies and Guideline RELPs. As evidence of the applicability of these discounts, Chaffe noted that in MergerStat's review of acquisitions for 2003, the median price to earnings ratio paid for companies valued at $25 million or less were 28% less than those paid for companies valued at more than $100 million. Chaffe used a smaller discount for the Guideline land companies and RELPs than for Imperial Sugar Co. because of the relatively smaller difference in size when compared to Sterling. Chaffe then added the value of the "non-operating" assets held by Sterling. This analysis resulted in the following implied per share median equity indication for the Company, as compared to the Purchase Price:

                                     Implied Median Equity
Composite 1:                          Value for Sterling
------------                         ---------------------
Peer Value (Manufacturing)                   $2.16
Peer Value (Land Companies)                  $5.60
Composite Peer Value                         $7.76
Non-Operating Assets                         $0.61
Value Per Share Indicated                    $8.37

                                     Implied Median Equity
Composite 2:                          Value for Sterling
------------                         ---------------------
Peer Value (Manufacturing)                   $2.16
Peer Value (RELPs)                           $6.61
Composite Peer Value                         $8.77
Non-Operating Assets                         $0.61
Value Per Share Indicated                    $9.38

PURCHASE PRICE                               $9.00

      Chaffe determined that the Purchase Price is within the range of values implied by comparison to the two composites of selected comparable companies.

      Discounted Cash Flow Analysis: Chaffe derived implied equity value indications for Sterling by determining the net present value of after-tax cash flows. Chaffe developed a four-year discounted cash flow analysis on the after-tax free cash flows of the Company for the FYs 2005 through 2008 based on the Company's revised forecast of FY 2005 earnings and the Company's initial forecast for FY 2005 earnings as a proxy for FY 2006, except that FY 2006 cash flow was adjusted for the lower level of revenue anticipated from mineral royalties. The cash flows for FYs 2007 and 2008 were projected to grow by 2.0% per annum, in line with an estimated rate of inflation. The estimated terminal value for the Company was calculated by capitalizing the sustainable free cash flow in FY 2008 at the appropriate discount rate.

      Chaffe considered two discount rates in its discounted cash flow analysis. The first rate, 9.53%, represented Sterling's cost of capital as calculated by the capital asset pricing model (ordinary least squares method) ("CAPM") on a leveraged basis. The second rate, 14.49%, is based on the industry in which the Company operates, adjusted for the small size of Sterling compared to the industry. The cash flows and terminal values were then discounted to present value using the selected discount rates, and the value of the "non-operating" assets held by Sterling was then added to the indicated figures. This analysis resulted in the following implied per share equity value indications for the Company, as compared to the Purchase Price.

                                         Implied Equity
                                      Values for Sterling
                                      -------------------
9.53% Discount Rate                         $10.48
Non-Operating Assets                        $ 0.61
                                            ------
Value Per Share Indication                  $11.09

14.49% Discount Rate                        $ 6.23
Non-Operating Assets                        $ 0.61
                                            ------
Value Per Share Indication                  $ 6.84

PURCHASE PRICE                              $ 9.00

      Chaffe noted that because Sterling's stock is thinly traded, the direct market analysis of Sterling's cost of capital utilizing a CAPM does not provide a reliable estimate of the Company's cost of capital or an appropriate discount rate for this analysis. Chaffe noted also the uncertainty of Sterling being able to earn the after-tax free cash flow projected in this model on an on-going basis. Chaffe believed that it was inappropriate to, and therefore did not, rely on this quantitative result. Chaffe believed that the discount rate developed by comparison to Sterling's industry was more representative of a market-based rate of return. Chaffe noted that this value indication is substantially less than the Purchase Price.

      Breakup/Liquidation Analysis: In addition to considering the Company as a going concern, Chaffe calculated the net value of the Company's assets that may be available to shareholders upon a liquidation of the Company, as a way to derive an implied equity value. Chaffe performed a breakup/liquidation analysis based on recent appraisals of the Company's land, buildings, minerals and crops. In addition, Chaffe assumed a writedown of some of the Company's equipment to an estimated market value, based on information provided by Company management. The analysis was based on an assessment of balance sheet assets, net of liabilities of the Company, and assumed certain transaction costs such as legal, brokerage fees or other miscellaneous winding up expenses. Chaffe also assumed that Sterling would pay tax on the gain from sale of its assets at its approximate historical rate of 37%. This analysis resulted in the following implied per share equity value indication for the Company, as compared to the Purchase
Price:

                                        Implied Equity
                                      Value for Sterling
                                      ------------------
Breakup Value                               $7.21
Non-Operating Costs                         $0.61
                                            -----
Value Per Share Indication                  $7.82

PURCHASE PRICE                              $9.00

      This analysis demonstrates that a breakup/liquidation value indication is less than the Purchase Price. Chaffe noted that the minority shareholders of the Company are not in a position to force the liquidation of Sterling.

      Premiums Analysis: Chaffe analyzed a summary of the various premiums paid in merger and acquisition transactions completed during the second quarter of 2004 as reported in MergerStat Review Second Quarter 2004. The analysis by MergerStat included 70 domestic transactions for this period, and indicated a median merger and acquisition premium (calculated on the same five day pre-announcement basis) of 24.2%. The sample provided a range of -57.6% to 205.3%. Chaffe then compared the premiums paid in these transactions to Sterling's average stock price in the Second Quarter of 2004, and against the Company's stock price on November 1, 2004. Chaffe determined that the Purchase Price represented a 44% premium over Sterling's $6.50 per share average stock price in the Second Quarter of 2004 and a 37.4% premium over the Company's stock price on November 1, 2004.

      Additionally, Chaffe compared the Purchase Price to the closing price of Sterling's Common Stock on November 1, 2004, as well as to the Company's 52 week high and low stock values for the year ending November 1, 2004, and provided the following analysis:

                                      Price Per       Offer Price
                                        Share           Premium
                                      ---------       -----------
Merger Consideration per Share          $9.00             0.0%
Market price at closing 11/1/04         $6.55            37.4%
Premium over 52 week high               $8.00            12.5%
Premium over 52 week low                $6.00            50.0%

      Chaffe noted that the Purchase Price represented a significant premium over Sterling's November 1, 2004 stock price and its 52 week high and low stock prices. It also represented a larger premium than the median premium indicated by the MergerStat analysis. Although the premiums to Sterling's historical price per share and to the MergerStat analysis do not imply fairness on their own, they do suggest fairness.

      Chaffe's opinion is based on financial, economic, market and other conditions as they existed and could be evaluated as of the date of the opinion. Subsequent developments may affect the written opinion dated November 16, 2004. Chaffe does not have an obligation to update, revise or reaffirm the opinion.

      For conducting its analyses and rendering its Split Opinion, Sterling paid Chaffe professional fees in the amount of $30,000. Sterling has also agreed to reimburse Chaffe for direct expenses related to its services, such reimbursement estimated at $760.00. In addition, Sterling has agreed to indemnify Chaffe and related persons against liabilities, including liabilities under the federal and state securities laws, arising out of this engagement. Further, Chaffe will be compensated on an hourly basis for any additional work related to the Company's responses to or further communication with the SEC.

      Neither Chaffe nor any of its principal officers or shareholders have an ownership interest in Sterling. Sterling and Sterling's affiliates have had prior relationships with Chaffe. In 1996, Sterling hired Chaffe to advise it on the potential for going private. At least one Board Member, Mr. Bernard E. Boudreaux, Jr., a holder of 1,000 Pre-Split Shares, serves as a Member of the Board of Directors of another publicly traded company by which Chaffe has been employed.

LAND AND MINERAL APPRAISALS

      In an effort to determine the value of the Company, the Board engaged Logan Babin Real Estate ("BABIN") to perform an independent appraisal of the value of the surface rights to the land owned by Sterling, Collarini Associates ("COLLARINI") to perform an independent appraisal of the value of the Company's mineral interests and Calvin Viator, PhD and Associates, L.L.C. ("VIATOR") to perform an independent appraisal of the sugarcane owned by Sterling. Each of these appraisers was selected by the Board from a pool of potential qualified appraisers, based on the appraiser's relative qualifications and availability.

      Appraisal of the Surface Rights. This section contains a summary of the Babin Appraisal. It includes the procedures followed, the findings and recommendations of Babin, as well as the basis for and methods of arriving at the findings and recommendations. Babin was directly engaged by Chaffe, and no instructions or limitations were provided by Sterling to Babin. Babin provides real estate valuation and consultation services to government agencies, private and public corporations, law firms, and financial institutions. In approving Babin as the land appraiser, the Board considered Babin's extensive Gulf South regional experience and reputation in the community.

      In preparing its appraisal, Babin inspected Sterling's property and researched comparable sales and market information. Babin considered the three customary approaches to value: cost, sales comparison and income capitalization.

      The Cost Approach was used in the valuation of certain improvements on the subject property. Certain areas of the subject property involving buildings and property leases (not agricultural leases) were valued using the income approach. The sales comparison approach was used in the valuation of the subject property.

      Babin considered the highest and best use of most of the St. Mary Parish property to be agricultural farmland, while the woods and swamp have a highest and best use of accessory use. Several of the sites had a highest and best use of single family residential tracts. The Sterling factory site had a highest and best use of commercial/industrial waterfront. The Iberia Parish property had a highest and best use of agricultural, while the Port of Iberia had a highest and best use for industrial use. Sufficient land sales were available for Babin to conduct its sales comparison, and after analyzing seven (7) comparable agricultural plantation sales, nine (9) industrial/commercial sales and thirteen
(13) wooded swampland sales, Babin concluded Sterling's surface rights have an estimated market value of approximately $22,787,608.

      The agricultural use property was valued at $1,100.00 per acre; the residential property was valued at $25,000.00 per acre for waterfront tracts and $10,000 per acre for all other tracts; the industrial/commercial property was valued at $5,000.00 per acre for the industrial property near the Port of Iberia and $10,000 per acre for the parcels in Calumet and the factory site; the woods and swampland were valued at $300.00 per acre.

      A copy of the Babin Appraisal is attached hereto as Annex "E". Also attached as Annex E and set forth below is a tabular summary of the comparable properties used by Babin in the Babin appraisal.

                              STERLING SUGARS, INC.
                   SUMMARY OF INFORMATION ON COMPARABLE SALES
              IN ST. MARY, IBERIA, LAFOURCHE & ST. LANDRY PARISHES
                     FROM LOGAN BABIN REAL ESTATE APPRAISAL

-     AGRICULTURAL PLANTATION SALES

         TRANSACTION
SALE         DATE          ACREAGE       PRICE         PRICE/ACRE
1          01/20/04         3,352      $4,107,885      $ 1,225.50
2          09/30/03         3,232      $9,500,000      $ 2,939.36
3          03/02/00         2,250      $1,400,000      $   622.22

4          06/10/99         4,113      $5,100,000      $ 1,239.97
5          12/08/98     10,121.77      $4,650,000      $   469.41
6          01/  /97         8,751      $6,500,000      $   742.77
7(6)       06/18/96         3,847      $3,250,000      $   844.81
8(7)       04/12/96     2,406.018      $3,500,000      $ 1,454.69

-     RESIDENTIAL SALES

         TRANSACTION
SALE         DATE          ACREAGE       PRICE          PRICE/ACRE
 1         11/16/00        37,510 SF   $   32,000            0.85/SF
 2         11/16/00        75,020 SF   $   64,000            0.85/SF
 3         11/29/00        37,550 SF   $   31,940            0.85/SF
 4         10/22/01         3.507      $   43,084      $12,285.14
 5         03/15/02         3.662      $   45,775      $   12,500
 6         03/15/04         3.812      $   49,556      $   13,000
 7         PENDING            8.0      $  200,000      $   25,000

-     INDUSTRIAL/COMMERCIAL SALES

         TRANSACTION
SALE         DATE         ACREAGE        PRICE         PRICE/ACRE
 1         06/26/98        170.13      $1,020,780      $    6,000
 2         06/12/97         46.91      $  418,000      $ 8,910.68
 3         04/24/02            10      $  250,000      $   25,000
 4         04/24/02            10      $  250,000      $   25,000
 5         02/23/01        10.055      $  360,000      $35,803.08
 6         11/  /00            52      $1,141,316      $21,948.39
 7         12/08/98        222.17      $1,800,000      $ 8,101.90
 8         03/16/98       16.5221      $  310,000      $18,762.75
 9         10/23/96        13.503      $  210,000      $15,552.10

-     WOODED/SWAMP/MARSH SALES

         TRANSACTION
SALE         DATE         ACREAGE                 PRICE           PRICE/ACRE
 1         11/08/96       190.129              $   175,600       $      923.58
 2         01/22/97        74.526              $   103,448       $    1,388.06
 3         02/18/97       131.866              $   246,985       $       1,873
 4         04/16/97       195.882              $   180,000       $      918.87
 5         12/20/00        151.19[i]           $   122,476
 6         04/17/01        141.53[ii]          $114,945.50
 7         08/27/01        141.93[iii]         $118,165.50
 8         02/06/02        144.40[iv]          $119,015.50
 9         08/28/02        196.37[v]           $119,925.50
 10        07/  /03       337.062[vi]          $222,583.50        37.81@$2,500
                                                                  299.252@$500

11        06/23/92         7,068       $ 1,696,340       $    240
12        09/25/92         4,618       $ 1,130,624       $ 244.93
13        11/12/02         2,704       $ 1,300,000       $ 480.77

      [i] (23.44 acres cane land)

      [ii] (22.09 acres cane land)

      [iii] (23.60 acres cane land)

      [iv] (21.95 acres cane land plus access road)

      [v] (10.87 acres cane land + 185.5 low)

      [vi] (37.81 high land + 60' servitude, 299.252 low)

      See page 36 through page 47 of the Babin Appraisal for more detailed information on the comparable properties. See page 48 through page 68 for more detailed information on how Babin derived the market value from the comparable properties. The full Babin Appraisal, which includes photographs and maps of Sterling's property, is available for inspection and copying at the principal executive offices of Sterling during regular business hours. See "AVAILABLE INFORMATION" below.

      Appraisal of the Mineral Interests. Collarini also has extensive experience in the Gulf South area, more particularly, with Louisiana, Texas and offshore oil and gas exploration, development, exploitation, and production. Its appraisal division has served many of the area's largest exploration companies, as well as smaller independents.

      Sterling owns royalty interests in three properties in St. Mary Parish. Collarini tabulated the production shown on these stubs and compared this to data from the Louisiana Department of Natural Resources. The latest available monthly revenue totaled $125,610. Production rates and revenue have been changing as wells have been reworked and product prices have risen.

      Collarini examined the production data on each of these wells and estimated remaining reserves. It then used Nymex futures prices, as of the close of the day October 7, 2004, to project future cash flow from each well. Based on information from the Society of Petroleum Evaluation Engineers (SPEE), the fair market value for proved producing reserves has historically been approximately 90% of the net present value, discounted at 15% annually. In recent times, however, royalty interests have commanded a premium price. Therefore Collarini based its estimates of fair market value on 95% of the net present value, discounted at 12% annually. Based on the above, Collarini estimates the fair market value of the producing properties as of October 1, 2004, to be $2,228,000.

      Sterling owns an interest in two wells and one three-well unit. Collarini estimates the fair market value of Sterling's 3.186% royalty interest to be approximately $2,032,000.

      The Sterling Sugars #1, located in the Patterson Field in St. Mary Parish, is operated by Zinke & Trumbo. Sterling's 20% royalty interest is estimated to have a fair market value of approximately $173,000.

      The total fair market value of these three Sterling properties is estimated to be $2,228,000. This value is based only on the currently producing zones. No data was available to evaluate additional value in these wells or for future wells in which Sterling may own an interest.

      A copy of Collarini's appraisal is attached hereto as Annex "E", and is available for inspection and copying at the principal executive offices of Sterling. See "AVAILABLE INFORMATION" below.

      Appraisal of Sugarcane. Viator, an agricultural consultant, reviewed agricultural leases on properties owned by Sterling. In determining the value of the sugarcane crop, Viator considered the cost of planting, yield potential and the current economic conditions in the sugar industry. Viator estimated Sterling's sugarcane acreage to have a value of $2,105,910. The per acre values were estimated as follows:

Plant Cane                 $450/acre
First Stubble              $300/acre
Second Stubble             $150/acre
Third Stubble              $ 75/acre

      Appraisers. Neither Sterling nor any of its management-related Stockholders has or during the preceding two (2) years has had any material ongoing relations with Babin, Collarini or Viator. Babin was paid $23, 000 for the appraisal of the real estate. Collarini was paid $1,675 for the appraisal of the mineral interests. Viator studies and maintains valuation information on sugar crops in the field for various agricultural interests, provided this information on a courtesy basis to the Company and was not compensated by Sterling nor any of its management-related Stockholders for the appraisal of the sugarcane.

CERTAIN EFFECTS OF THE SPLIT TRANSACTION

      The Split Transaction constitutes a "going private" transaction under the U.S. Securities laws. Following the Split Transaction, the Company expects that its Common Stock will no longer be publicly traded or quoted on the OTC, that the Company will no longer be required to file periodic and other reports with the SEC, and that the Company will formally terminate its reporting obligations under the 1934 Act.

VOTE REQUIRED

      Approval of the Split Transaction requires a vote in favor of the Split Transaction of at least a majority of the voting power present, either in person or by proxy, at the Annual Meeting. Since a proportionately small number of shares will be cashed out in the Split Transaction, the Louisiana Business Combination statute is not triggered and, the proposed amendment does not require the affirmative vote of two-thirds of the unaffiliated Stockholders. You are entitled to one vote per share of Common Stock held as of the Record Date. Abstentions will have the effect of a vote against the approval of the amendment, while non-votes will not affect the outcome. As of the Record Date, the Company had 2,500,000 shares of Common Stock issue and outstanding. Sterling's affiliate, Patout, owns and/or represents approximately 63% of the Company's Common Stock outstanding as of the Record Date. Since representatives of the Board holding greater than a majority of the Company's stock have voted to submit the Split Transaction to a vote of the Stockholders, there is a likelihood that the requisite Stockholder approval will be obtained.

BOARD'S RESERVATION OF RIGHTS

      The Board retains the right to abandon (and not implement) the Split Transaction (even after approval thereof) if it determines subsequently that the Split Transaction is not then in the best interests of Sterling and its Stockholders. The Board also reserves the right to delay the Split Transaction if there is litigation pending regarding the Split Transaction. If the Split Transaction is not approved, or, if approved, is not implemented, the proposed deregistration of Sterling's Common Stock will not be implemented.

EFFECTIVE DATE

      The Effective Date of the Split Transaction will occur when the Secretary of State of Louisiana accepts for filing the amendments to the Articles of Incorporation of Sterling, as amended.

EXCHANGE OF CERTIFICATES AND PAYMENT OF CERTAIN FRACTIONAL SHARES

      It is currently anticipated that the Company will serve as its own exchange agent to receive stock certificates of Sterling and to send cash payments to the Stockholders entitled to receive them. Promptly after the Effective Date, the exchange agent will mail to each holder of record a letter of transmittal (which shall contain a certification as to the number of shares held and such other matters as Sterling may determine and shall specify that delivery shall be effected, and risk of loss and title to the certificates shall pass, only upon delivery of the certificates to the exchange agent) and instructions to effect the surrender of the certificates in exchange for a new certificate and a cash payment, if any, payable with respect to such certificates. Upon surrender of a certificate for cancellation to the exchange agent, together with such letter of transmittal, duly completed and executed and containing the certification of the number of shares held, and such other customary documents as may be required pursuant to such instructions, the holder of such certificate will receive a new certificate or a cash payment payable with respect to the shares formerly represented by such certificate and the certificate so surrendered shall be canceled. No interest will accrue on the cash consideration after the Effective Date. In the event of a transfer of ownership of shares which is not registered in the share transfer records of Sterling, the cash payment, if any, payable in respect of such shares may be paid or issued to the transferee if the certificate representing such shares is presented to the exchange agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid.

      Stockholders' Right to Aggregate Shares

      Stockholders who own greater than 2,000 shares in separate accounts, whether held of record, in street name or both, may aggregate their shares according to the following rules:

      (1) In accordance with the definition of "affiliate" under section 12b-2 of the Securities Exchange Act of 1934, an "affiliate" of, or a person "affiliated" with, a Stockholder is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Stockholder; or

      (2) In accordance with the constructive ownership of stock rules under section 318 of the Internal Revenue Code and the regulations promulgated thereunder, a Stockholder may aggregate the shares owned by certain members of his family or entities in which such Stockholder owns an interest.

      If either Sterling or such Stockholder can establish that he in fact holds greater than 2,000 shares, such Stockholder will be issued one (1) share of stock for each 2,000 shares owned in the aggregate. Otherwise, Sterling will presume that all of the shares are held by a holder of fewer than 2,000 shares and were, therefore, converted into the right to receive $9.00 per Pre-Split Share.

YOU SHOULD NOT SEND YOUR STOCK CERTIFICATES NOW. YOU SHOULD SEND THEM ONLY AFTER YOU RECEIVE A LETTER OF TRANSMITTAL FROM THE EXCHANGE AGENT. LETTERS OF TRANSMITTAL WILL BE MAILED SOON AFTER THE SPLIT TRANSACTION IS COMPLETED.

REGULATORY APPROVALS

      Sterling is not aware of any material governmental or regulatory approval required for completion of the transaction, other than compliance with the relevant federal and state securities laws and the corporate laws of Louisiana.

APPRAISAL RIGHTS

      No appraisal rights are available under the Louisiana General Corporation Law to Stockholders who dissent from the Split Transaction. There may exist other rights or actions under state law for Stockholders who are aggrieved by reverse stock splits generally. Although the nature and extent of such rights or actions are uncertain and may vary depending upon facts or circumstances, Stockholder challenges to corporate action in general are related to the fiduciary responsibilities of corporate officers and directors and to the fairness of corporate transactions.

      For example, Stockholders could, if they deemed such to be applicable, take appropriate legal action against Sterling and its Board, and claim that the transaction was unfair to the unaffiliated Stockholders, and/or that there was no justifiable or reasonable business purpose for the Split Transaction. Sterling is not aware of any other right or relief that may be available to Stockholders in law or in equity.

INFORMATION AND SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

      Beneficial Owners of More Than 5% of the Company's Outstanding Stock

      See "ELECTION OF DIRECTORS-Voting Securities and Principal Holding
Thereof".

                          SUMMARY FINANCIAL INFORMATION


SUMMARY HISTORICAL AND PRO FORMA FINANCIAL INFORMATION

      The following summary of historical and pro forma financial data was derived from Sterling's audited financial statements as of and for the fiscal year ended July 31, 2004, adjusted to give effect to the cash payments anticipated to be made in connection with the Split Transaction. This financial information is only a summary and should be read in conjunction with the financial statements of Sterling, including the notes thereto, and other financial information contained in Sterling's Annual Report on Form 10-K for the year 2005, which information is incorporated by reference in this proxy statement. The complete financial statements, together with a copy of Management's Discussion and Analysis of Financial Conditions and Results of Operation for fiscal year 2004 are attached hereto as Annex D.

      The pro forma financial statements give effect to the Split Transaction as if it had occurred on or before July 31, 2004, and are based on the assumption that an aggregate of approximately 103,872 shares will result in fractional shares and will be purchased by Sterling for approximately $934,849 with approximately $190,000 of costs incurred. This $190,000 of costs will reduce income for the year and is reflected on the pro forma income statement for July 31, 2004. The $934,849 for cash in lieu of fractional shares will not affect net income, but will be accounted for as a reduction in cash and a corresponding reduction in shareholders' equity as reflected in the pro forma balance sheet for July 31, 2004. The $190,000 of costs similarly reduces cash and shareholders' equity on the pro forma balance sheet for July 31, 2004, so that the total reduction in cash and shareholders' equity as a result of the Split Transaction is shown to equal $1,124,849. The pro forma information set forth below is not necessarily indicative of what Sterling's actual financial position would have been had the Split Transaction been consummated as of the above-referenced date or of the financial position that may be reported by Sterling in the future.

CONDENSED STATEMENTS OF OPERATIONS DATA


                                                    PROFORMA
                         YEAR ENDED   YEAR ENDED  REVERSE STOCK     PROFORMA
                         7/31/2003    7/31/2004       SPLIT        7/31/2004
Gross Revenue           41,521,770   37,016,357                    37,016,357
Net Income              (2,234,283)   1,638,202     (190,000)      1,448,202
Earnings Per
  Share                      (0.89)        0.65        (0.08)*          0.60**


* Based upon the $190,000 in expenses only being a charge against income and the equivalent of 2,396,128 shares outstanding post-split.

**    Based on the equivalent of 2,396,128 shares outstanding post-split.

CONDENSED BALANCE SHEET DATA


                                                        PROFORMA
                       YEAR ENDED       YEAR ENDED    REVERSE STOCK        PROFORMA
                        7/31/2003       7/31/2004         SPLIT           7/31/2004
Current Assets          4,826,367       11,866,740     (1,124,849)        10,741,891
Other Assets           25,614,498       25,890,109                        25,890,109
TOTAL ASSETS           30,440,865       37,756,849                        36,632,000

Current
 Liabilities            8,476,789       13,826,547                         5,970,109
Other
 Liabilities           30,440,865       37,756,849                        36,632,000
Shareholder
 Equity                16,321,991       17,960,193       (934,849)        17,025,344
TOTAL
 LIABILITIES &
 SHAREHOLDER
 EQUITY                30,440,865       37,756,849                        36,822,000
Book Value
 per Share                  12.18            15.10                             14.73
Ratio of
 Earnings to
 Fixed Charges              (0.59)*           2.45**

*     Net Income of ($2,234,283) Interest and Loan Expenses of $396,832.

**    Net Income of $1,638,202 Interest and Loan Expenses of $668,577.

                              ELECTION OF DIRECTORS

      In accordance with the Company's by-laws, seven directors are to be elected at the annual meeting to serve a term of one year from the date of the Annual Meeting or until their successors are elected and qualified. The election of directors shall be determined by a majority of the votes actually cast, and the abstention or failure of any stockholder to vote will not affect this determination. Each shareholder is entitled to one vote per share. The Board of Directors recommends a vote for all the director nominees listed below. Unless you specify otherwise, proxy holders will vote for election of the management nominees named below. Should any of the nominees become unavailable for election, which is not anticipated, proxy holders may, in their discretion, vote for other nominees recommended by the Board.

      The following table lists the nominees for election as director.

                                                   First
                                                  Elected
Name                                     Age      Director
---------------------------------        ---      --------
Bernard E. Boudreaux, Jr.                 67        1996

Peter V. Guarisco  (1)                    76        1986

Victor Guarisco, II  (1)                  40        1992

James R. Keys  (3)                        63        2003

Frank William Patout  (3)                 64        2003

Robert B. Patout  (2)(3)                  63        2003

William S. Patout, III  (2)(3)(4)         72        2003

(1)   Peter V. Guarisco is the father of Victor Guarisco, II.

(2)   William S. Patout, III and Robert B. Patout are brothers.

(3) James R. Keys, Frank William Patout, Robert B. Patout and William S. Patout, III are related.

(4) William S. Patout, III is the father of Rivers Patout, an executive officer of the Company.

BUSINESS EXPERIENCE OF DIRECTORS

      The following paragraphs describe all Company offices held by nominees and their principal occupations for the last five years.

- Bernard E. Boudreaux, Jr., is Chairman of the Board and General Counsel of the Company and has served in those positions since May, 1996, and January, 1982, respectively. Mr. Boudreaux served as District Attorney for the 16th Judicial District of Louisiana from the period August, 1981, to January, 2000. He also served as Executive Counsel to the Governor of the State of Louisiana for the period January, 2000, to January, 2004. Commencing on January 1, 2004, he became Of Counsel to the law firm of Breazeale, Sachse & Wilson, L.L.P., which has served as counsel to the Company in this matter.

- Peter G. Guarisco is Chairman of the Board (1972-2005), formerly President (1982-1997) of Hellenic, Inc., a closely-held company with interests in real estate, oil and gas, security investment, construction, wholesale and retail fuel sales (Exxon Mobil distributor) in and around the area of Morgan City, Louisiana.

- Victor Guarisco, II, is Director and President (1984-2005) of Cottonwood, Inc., a closely-held company with interests in commercial and residential real estate development and property management in and around the area of Morgan City, Louisiana.

- James R. Keys, prior to his retirement in October of 1996, was Executive Director of State Government Operations for Tenneco, Inc.

- Frank William Patout is a Texas architect working, since October of 1995, in commercial and medical real estate development in Houston, Texas, for Medistar Corporation.

- Robert B. Patout is engaged in land management activities and has been so engaged since January of 1968 in the area of Jeanerette, Louisiana.

- William S. Patout, III, served as President and CEO of M. A. Patout & Son, Ltd., in the area of Jeanerette, Louisiana, until his retirement in September, 2001. Mr. Patout currently serves as a paid consultant to Sterling for a fee of $25,000 per year. Mr. Patout is recognized as one of the foremost authorities in the Louisiana sugar cane industry having had experience in the Louisiana, Hawaii and Haiti sugar industries. He consults on land, management, development, governance and strategic matters for Sterling.

DIRECTORS' COMPENSATION

      Directors receive an attendance fee of $500 per meeting and reimbursement for travel and related expenses incurred in attending board and committee meetings.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      The Board of Directors does not have a compensation committee and executive compensation determinations are made by the entire Board. Mr. Rivers Patout's compensation is based on his performance and the overall profitability of the Company, as well as the Board's forecasted future performance as determined in the best judgment of the Board. Mr. Patout's compensation is not directly tied to one specific factor such as an increase in the price of the Company's stock, return on equity or net profit and there are no specific formulas used in the calculation of compensation. Mr. Craig Caillier, President, does not receive any compensation from the Company.

                             COMMITTEES OF THE BOARD

NOMINATING OR COMPENSATION

      The Company has no standing nominating or compensation committees or committees performing similar functions. The entire Board serves as the nominating committee. The Board does not consider it appropriate to have a separate nominating committee since it values input from the entire Board on the selection of directors that will lead the Company.

AUDIT COMMITTEE

      The Company does not have a separate Audit Committee. Accordingly, the Company's full Board of Directors is empowered to engage and evaluate the performance of the Company's public accountants and fulfill its responsibility regarding the quality and integrity of the accounting, auditing and financial reporting practices of the Company. The Board has not adopted a written charter.

      The Company currently does not have a Board member that would qualify as a financial expert as defined under the Sarbanes-Oxley Act of 2002 due to the significant costs involved in finding a candidate that is suitable and willing to serve in such capacity.

      The Company had not yet adopted a code of ethics that applies to its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions.

      Due to the significant costs involved, administrative burden, and the small number of executive officers involved with the Company, the Company did not believe this was an immediate priority. The Company's Board of Directors will continue to consider from time to time whether a code of ethics should be developed and adopted.

AUDIT COMMITTEE REPORT

      The full Board, in its capacity as the Audit Committee, has not met in fiscal year 2004 to review and discuss the audited financial statements with management and discuss material required by the Statement on Auditing Standards No. 61 with the independent auditors. The Audit Committee has not in fiscal year 2004 reviewed the written disclosure letter from the independent accountant required by the Independence Standard Boards Standard No. 1 and discussed with the independent accountant the independent accountant's independence. Since the Audit Committee has not met for the review and discussions referred to above, the Audit Committee has not made an actual recommendation to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended July 31, 2004 as filed with the Securities and Exchange Commission.

                       Submitted by the Board of Directors

                       Bernard E. Boudreaux, Jr.
                       Frank William Patout
                       Peter V. Guarisco
                       Robert B. Patout
                       Victor Guarisco, II
                       William S. Patout, III
                       James R. Keys

      The information contained in the foregoing report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

MEETINGS OF THE BOARD OF DIRECTORS

      Four meetings of the Board of Directors were held during the last fiscal year. Directors attended all meetings with the exception of two meetings missed by Mr. Victor Guarisco.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION

DECISIONS

      The Board of Directors does not have a compensation committee and executive compensation determinations are made by the entire Board. None of the directors had any relationship requiring disclosure under the caption "Compensation Committee Interlocks and Insider Participation". No officer, former officer or employee of the Company participated in the determination of executive officer compensation during the Company's last fiscal year.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

BENEFICIAL OWNERS OF MORE THAN 5% OF THE COMPANY'S OUTSTANDING STOCK

      The following table provides information as of September 20, 2004 concerning each stockholder known by the Company to be the beneficial owner (as determined by Rule 13d-3 of the Securities and Exchange Commission) of more than five percent (5%) of its outstanding stock:

NAME AND ADDRESS OF                    SHARES BENEFICIALLY          PERCENT
BENEFICIAL OWNER                          OWNED (1)(4)             OF CLASS
-----------------------------          -------------------         --------
M. A. Patout & Son, Ltd.                 1,580,250                   63.21%
3512 J. Patout Burns Road
Jeanerette, Louisiana 70544

Peter V. Guarisco                          531,531 (2)(3)            21.26%
P. O. Box 2588
Morgan City, Louisiana 70380

Capital Management
  Consultants, Inc.                        204,431 (3)                8.18%
P. O. Box 2588
Morgan City, Louisiana 70380

Hellenic, Inc.                             143,100 (3)                5.72%
P. O. Box 2588
Morgan City, Louisiana 70380

      (1) Based on information furnished by beneficial owners. Includes direct and indirect ownership and, unless otherwise indicated, also includes shared voting and investment power with respect to reported holdings.

      (2) Includes 143,100 shares owned by Hellenic, Inc. and 224,431 shares owned by Capital Management Consultants, Inc.

      (3) Mr. Guarisco shares voting and investment power with respect to shares owned by Hellenic, Inc. and Capital Management Consultants, Inc. Mr. Guarisco disclaims beneficial ownership of these shares. In addition to Mr. Guarisco, Scott Tucker, President of Hellenic and Secretary-Treasurer of Capital Management Consultants, shares voting and investment power with respect to shares owned by Hellenic, Inc. and Capital Management Consultants, Inc.

      (4)   Shares held in street name and not listed above are estimated to be:
            (1) 3,500 additional shares for Patout, bringing the total shares beneficially owned to 1,583,750 or 63.4%; and (2) 199,090 additional shares for Guarisco, bringing the total shares beneficially owned to 730,621 or 29.2%.

SECURITY OWNERSHIP OF MANAGEMENT

      The following table lists the nominees for election as director and the Company's executive officers and shows as of September 20, 2004, the beneficial ownership (as determined in accordance with Rule 13d-3 of the Securities and Exchange Commission) of the Company's outstanding common stock by each nominee, executive officer and by all directors and executive officers as a group:

                                         Shares
                                         Beneficially               Percent
Name                    Position         Owned (1)                 of Class
---------------------  ----------        ------------              --------
Bernard E.
  Boudreaux, Jr.        Chairman             1,000                       *
Peter V. Guarisco       Director           531,531 (2)               21.26%
Victor Guarisco,
  II                    Director            18,990                       *
James R. Keys           Director                 0                       *
Frank William
  Patout                Director         1,580,250 (3)               63.21%
Robert B. Patout        Director                 0                       *
William S. Patout,
  III                   Director               100                       *
Craig P. Caillier      President
                         & CEO                 100                       *
Rivers M. Patout       VP & Gen.
                        Manager                120                       *
All directors and
  named executive
  officers as a group                    2,132,091                   85.28%

      *     Less than 1%

      (1) Based on information furnished by nominees. Includes direct and indirect ownership and, unless otherwise indicated, includes shared voting and investment power with respect to reported holdings.

      (2) Mr. Guarisco's reported holdings reflect shared voting and investment power with respect to 143,100 shares owned by Hellenic, Inc. and 204,431 shares owned by Capital Management Consultants, Inc. Mr. Guarisco disclaims ownership of such shares.

      (3) Includes shared voting and investment power with respect to 1,580,250 shares owned by M. A. Patout & Son, Ltd.

      The Company does not have any equity compensation plans, agreements or arrangements with any of the Company's Directors, Executive Officers or Employees.

                        INFORMATION CONCERNING MANAGEMENT

BUSINESS EXPERIENCE OF EXECUTIVE OFFICERS

      The following information concerning the Company's executive officers, including their principal occupation for the past five years and all positions and offices held with the Company by such executive officers. The term of each of the below named executive officers, elected November 25, 2003, expires on the Annual Meeting date or when their successors have been chosen.

      CRAIG P. CAILLIER, age 42, has been President and CEO of the Company since February 2, 1996. Mr. Caillier was Senior Vice President and General Manager of the Company from January 1994 until February 1, 1996.

      RIVERS M. PATOUT*, age 39, for five years prior to his association with the Company, was Assistant General Manager of M. A. Patout & Son, Ltd., Jeanerette, La.

      STANLEY H. PIPES, age 69, has been Vice President and Treasurer of the Company since January 1994. Prior to that date, Mr. Pipes was Senior Vice President of the Company from August 1989 until January 1994, and Vice President from 1977 until August 1989, and Treasurer since 1971. Mr. Pipes formally retired from the Company in January, 2005, but he has continued to informally assist the Company in connection with the Split Transaction and related SEC filing requirements.

      * Rivers Patout is the son of William S. Patout, III, director of the Company.

EXECUTIVE COMPENSATION

      The following table sets forth information concerning compensation for the Company's executive officers who served as executive officers during the Company's last fiscal year and whose annual compensation and bonus was $100,000 or more during the Company's last fiscal year.

                               ANNUAL COMPENSATION

Name and Principal                                         Other Annual
Position               Year      Salary       Bonus      Compensation (1)
---------------------  ----      -------     -------     ----------------
Craig P. Caillier      2004      $     0     $     0       $      0
  President & CEO      2003            0           0
                       2002       25,000           0          2,536
Rivers M. Patout (2)   2004       90,000           0          2,700
  Vice President and   2003       77,412      25,000          2,572
  General Manager

      (1)   Company contributions to 401(k) savings plan.

      (2) Mr. Patout, the Company's Vice President and General Manager, became an executive officer of the Company in fiscal year 2003.

      As amended in 1986, the Company's Retirement Plan provides benefits at retirement to full-time salaried and hourly factory employees and to full-time agricultural employees who are at least 21 years of age and have at least one year of service. Contributions to the plan, which are funded entirely by the Company, are computed on an actuarial basis. The plan classifies employees as agricultural and factory employees. Benefits for factory employees (a classification that includes the Company's executive officers) are determined by multiplying the employee's years of service by the sum of (i) 0.60 percent times Final Average Earnings up to Covered Compensation and (ii) 1.20 percent times Final Average Earnings in excess of Covered Compensation. The term "Covered Compensation" means the average annual earnings used to calculate the participant's social security benefit.

      This average covers his entire employment history (including employment prior to employment by Sterling Sugars, if any), and assumes continued employment to age 65. It also assumes that, during each year of employment, the participant always earned the maximum amount subject to social security withholding (the Taxable Wage Base). Each year, the Plan's actuaries provide a table that determines the Covered Compensation level for participants reaching age 65 in each of the succeeding years. The Covered Compensation level increases over time (generally every year) as the Taxable Wage Base itself increases. As a result, Covered Compensation is relatively low for participants nearing the average retirement age of 65 and increases for younger participants. The actual final determination of a Participant's Covered Compensation amount is therefore made at the time of termination of employment or retirement.

      Mr. Patout is 39 years old and has approximately four years of credited service. Set out below is a table that shows the estimated annual pension benefits for employees retiring at age 65 with varying years of credited service and final earnings.

                                  PENSION TABLE

                                       Years of Service
                       -----------------------------------------------
Final Earnings            10          15           20             25
------------------     -------     -------     --------        -------
$  50,000              $ 4,632     $ 6,948     $  9,264        $11,580
   75,000                7,632      11,448       15,264         19,080
  100,000               11,632      15,948       21,264         26,580


      Effective February 1, 1992 the Company established the Sterling Sugars, Inc. Employee's Savings Plan and Trust for the benefit of all eligible full-time salaried and hourly employees and full-time salaried agricultural employees who are at least 21 years old and have completed at least one year of service with the Company. The Plan is referred to as a 401(k) retirement plan, a form of a defined contribution plan. Through elective deferrals, employees may contribute from one to six percent of their annual gross compensation into the Plan. The Company is obligated to match contributions to the extent of fifty percent of the first six percent of an employee's elective deferrals. Any additional Company contributions are discretionary. The Plan was amended effective February 1, 1994 to change eligibility requirements and investment election dates and to credit service for a related employer. Newly hired employees are now eligible to participate on the first day of the calendar month following completion of age and service requirements. Investment changes will be made effective April 1 instead of February 1 and October 1 instead of August 1 of each year. Credited service was also amended to include service with M. A. Patout & Son, Ltd., a related employer.

      On August 1, 2000, the Company established a nonqualified deferred compensation plan for a select group of management and highly compensated employees. An employee is eligible to become a participant in the plan if such employee is designated as a participant by the Board of Directors or the Plan Administrator in writing. Employees so designated can elect to defer up to

100% of their compensation from the Company including bonuses. The Board of Directors has designated Craig Caillier, President & CEO of the Company and Rivers Patout, Vice President and General Manager, as participants in the plan. As of July 31, 2004, Mr. Rivers Patout had deferred compensation of $27,222. At retirement, benefits are paid to participants from general corporate assets and the corporation's obligation under the plan shall be an unfunded and unsecured promise to pay.

STOCK PERFORMANCE GRAPH

      The following graph presents the cumulative total return on the Company's common stock for the five year period ended July 31, 2004 compared to the cumulative total return assuming reinvestment of dividends for all stocks quoted on the NASDAQ Market Value Index. Because there is no published industry or line of business index comparable to the Company, a peer group was selected based on similar publicly traded companies with a market capitalization of approximately $15 million as of July 31, 2004.

                                  [LINE GRAPH]

YEAR          STERLING                NASDAQ                  PEER GROUP
----          --------                ------                  ----------
1999            100                     100                       100
2000             88                     146                        87
2001             88                      80                        28
2002             85                      53                        19
2003             84                      70                        19
2004             93                      77                        18

CERTAIN TRANSACTIONS

      The Company reimbursed M. A. Patout & Son, Ltd., which is the beneficial owner of approximately 63.21% of the Company's outstanding stock, certain expenses paid by them on behalf of the Company. Reimbursements were $ 50,016 in fiscal 2004 and $900,743 in fiscal 2003. The majority of the reimbursements for 2003 were for differences in swapped raw sugar sales whereby M. A. Patout & Son, Ltd. sold and delivered sugar for the Company and vice versa.

      Mr. Bernard E. Boudreaux, Jr., Chairman of the Board of the Company, served in fiscal 2004 and will serve in fiscal 2005, as general counsel for the Company on a retainer basis.

      There are no personal loans or other extensions of credit outstanding for any Director or Executive Officer of the Company.

      Section 16(a) Beneficial Ownership Reporting Compliance-Persons who are directors or executive officers of the Company, and persons who beneficially own more than 10% of the Company's common stock, are required to file with the Securities and Exchange Commission periodic reports of changes in their ownership of the Company's stock. Based solely on a review of the forms furnished to the Company pursuant to the rules of the Securities and Exchange Commission, such persons complied with the filing requirements during the most recent fiscal year of the Company.

      Robert B. Patout, William S. Patout, III, and M.A. Patout & Son, Ltd., own interests in a company, Wm. Patout, Inc., that leases land to sugarcane growers, the sugarcane products of which are ultimately sold to Sterling. Sterling pays the rent directly to Wm. Patout, Inc. This amounted to less than $10,000 both in FY 03 and in FY 04.

      In 2004, M.A. Patout & Son, Ltd., purchased from Sterling its (1/2) one-half interest in a sugar warehouse which M.A. Patout & Son, Ltd., and Sterling had built cooperatively. At the time of construction of the warehouse, M.A. Patout & Son, Ltd., and Sterling each put up $500,000 for construction costs and associated expenses. M.A. Patout & Son, Ltd., paid $500,000 to Sterling in 2004 to purchase its (1/2) one-half interest in the warehouse facility.

                             INDEPENDENT ACCOUNTANTS

INDEPENDENT ACCOUNTANTS

      It is anticipated that Broussard, Poche', Lewis & Breaux, LLP will be asked to serve as the Company's independent public accountants for the fiscal year ending July 31, 2005. A representative of the firm is expected to be present at the annual meeting and to be available to respond to appropriate questions. He will have the opportunity to make a statement if he desires.

AUDIT FEES AND RELATED MATTERS

      Broussard, Poche', Lewis & Breaux, LLP was paid $15,000 for the audit of the Company's financial statements for the fiscal year ended July 31, 2004.

      The independent accountants did not render professional services to the Company relating to financial information systems design and implementation during the fiscal year ended July 31, 2004.

      The Company was billed $10,000 by Broussard, Poche', Lewis & Breaux, LLP for audits of the Company's defined benefit pension plan for two years and $6,696 for income tax preparation and estimates, for review of quarterly reports filed with the Securities and Exchange Commission and preparation of depreciation schedules. The full Board, in its capacity as the Audit Committee, has considered whether these non-audit services are compatible with maintaining the independence of the Company's independent auditors, Broussard, Poche', Lewis & Breaux, LLP.

                                  OTHER MATTERS

      The matters to be acted upon at the Annual Meeting of Stockholders are set forth in the accompanying notice. The Board knows of no other business to come before the meeting, but if other matters requiring a vote are properly presented to the meeting or any adjournments thereof, proxy holders will vote, or abstain from voting hereon in accordance with their best judgment.

                              AVAILABLE INFORMATION

      The following documents, which Sterling has filed with the Securities and Exchange Commission are incorporated herein by reference: (a) Sterling's annual report on Form 10-K for the fiscal year ended July 31, 2004;(b) Sterling's quarterly report on Form 10-Q for the fiscal quarter ended October 31, 2004.

      Sterling has filed a Rule 13e-3 Transaction Statement on Schedule 13E-3 under the 1934 Act with respect to the Split Transaction. The Schedule 13E-3 contains additional information about Sterling. Copies of the Schedule 13E-3 are available for inspection and copying at the principal executive offices of Sterling during regular business hours by any interested Stockholder of Sterling, or a representative who has been so designated in writing, and may be inspected and copied, or obtained by mail, by written request the Secretary of Sterling at P.O. Box 572, Franklin, LA 70538.

      We are currently subject to the information requirements of the 1934 Act and in accordance therewith we file periodic reports, proxy statements and other information with the SEC relating to our business, financial and other matters. Copies of such report, proxy statements and other information, as well as the
Schedule 13E-3, may be copied (at prescribed rates) at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.D. 20549. For further information concerning the SEC's public reference rooms, you may call the SEC at 1-800-SEC-0330. This information may also be accessed on the World Wide Web through the SEC's Internet address at http://www.sec.gov.

      Sterling's Annual Report on Form 10-K for the fiscal year ended July 31, 2004 is incorporated herein by reference.

      We will amend this proxy statement and our Schedule 13E-3 to include or incorporate by reference any additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this document to the extent required to fulfill our disclosure obligations under the 1934 Act. Any statement contained in this proxy statement, or in a document incorporated by reference, shall be deemed to be modified or superseded to the extent that a statement contained in this proxy statement or in any other subsequently filed document incorporated by reference, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this proxy statement.

      You can obtain any of the documents incorporated by reference in this proxy statement from Sterling or from the Securities and Exchange Commission through its Web site at the address provided above. Documents incorporated by reference are available from Sterling without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference in this proxy statement, by written request directed to the Secretary of Sterling at P.O. Box 572, Franklin, LA 70538.

                                            By Order of the
                                            Board of Directors

                                            Tim Soileau, Secretary

                                     ANNEX A

                                AMENDMENT TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                              STERLING SUGARS, INC.

      BE IT KNOWN, that on this ____ day of ______________________, 2005, before me, the undersigned Notary Public in and for the Parish of St. Mary, Louisiana, therein residing, and in the presence of the undersigned competent witnesses, personally came and appeared:

      CRAIG P. CAILLIER, appearing in his capacity as President and Chief Executive Officer of Sterling Sugars, Inc.; and

      TIM SOILEAU, appearing in his capacity as Secretary of Sterling Sugars, Inc.;

who declared that they are appearing on behalf of Sterling Sugars, Inc., a corporation domiciled in St. Mary Parish, Louisiana, organized under the laws of the State of Louisiana by Act dated February 7, 2000, who declared that, acting pursuant to a resolution of the shareholders of Sterling Sugars, Inc., they do hereby appear for the purpose of executing this act of amendment to the Articles of Incorporation of Sterling Sugars, Inc., and putting into authentic form the amendments which were approved by majority vote of the shareholders of this Corporation, cast in person at the Annual Meeting held on __________________, 2005 or by proxy, by amending the below articles as follows:

      Article THIRD is hereby amended and restated as follows:

      "THIRD: The total number of shares of stock which the Corporation shall have authority to issue is one thousand two hundred fifty (1,250) and the par value of each of such shares is one dollar ($1.00), amounting in the aggregate to one thousand two hundred fifty dollars ($1,250.00).

      Effective as of the close of business on the date of filing this Amendment to the Articles of Incorporation (the "Effective Time"), the filing of this Amendment shall effect a reverse stock split pursuant to which each two-thousand (2,000) shares of Common Stock issued and outstanding shall be combined into one (1) validly issued, fully paid and nonassessable share of Common Stock. The number of authorized shares will be reduced proportionately to 1,250 shares. The par value of the Common Stock shall not be affected by the reverse stock split. The Corporation shall not issue fractional shares to shareholders holding less than one
      (1) share of Common Stock as a result of the reverse stock split. Rather, all fractional shares held by shareholders holding less than one (1) share of Common Stock will be converted into the right to receive $9.00 in cash per share on a pre-split basis. The Corporation shall require each holder of record of issued and outstanding shares of Common Stock who holds less than one (1) share of Common Stock as a result of the reverse stock split to surrender for cancellation the certificates representing such shares and receive $9.00 in cash per share on a pre-split basis."

      Executed this ____ day of __________________, 2005.

WITNESSES:

________________________              ___________________________
                                             Craig P. Caillier,
                                             President & CEO

________________________              ___________________________
                                            Tim Soileau, Secretary

                         ______________________________
                                  NOTARY PUBLIC

                                     ANNEX B

                     FAIRNESS OPINION FOR SPLIT TRANSACTION

November 16, 2004

Board of Directors
Sterling Sugars, Inc.
P. O. Box 572
Franklin, LA 70538

Gentlemen:

      We understand that Sterling Sugars, Inc. ("STERLING" or the "COMPANY") has proposed to its stockholders a 1 for 2,000 reverse stock split transaction of Sterling's common stock (the "REVERSE SPLIT"), which will result in Sterling becoming a privately held company. The Company proposes to pay its stockholders who would otherwise be left with less than one share of common stock after giving effect to the Reverse Split $9.00 in cash per pre-split share of common stock (the "PURCHASE PRICE"). The Reverse Split and cash payments are referred to, collectively, as the "Split Transaction".

      You have asked our opinion as to whether as of the date hereof, the Purchase Price is fair and adequate, from a financial point of view, to the stockholders of Sterling.

      Chaffe & Associates, Inc. ("CHAFFE"), as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, fairness opinions, minority stockholder representations, and valuations for estate, corporate, and various other purposes. Neither Chaffe nor any of its principal officers or shareholders has an ownership interest in the Company. In 1996, Chaffe performed certain financial advisory services for Sterling in its analysis of the potential for going private, for which we received customary compensation. In the current matter, we are financial advisors to the Board of Directors of Sterling in connection with the proposed transaction and we will receive a fee for our services, which includes the rendering of this Opinion. Compensation for our services, including the preparation and delivery of these opinions, is not dependent or contingent upon the completion of a transaction, and is not related to or based upon the nature of the findings made herein. The Company has agreed to indemnify us for certain liabilities that may arise out of rendering this opinion.

      In connection with rendering this opinion, Chaffe, among other things: (i) reviewed the draft S.E.C. Schedule 13E-3 related to the Split Transaction; (ii) reviewed certain publicly-available information concerning the business, financial condition and operations of Sterling which we believed to be relevant to our inquiry, along with certain internal financial and operating information and forecasts related to Sterling's business, provided by its management; (iii) interviewed and discussed the past and current operations, financial condition and prospects of the Company with members of the Company's senior management and discussed the strategic rationale for the Split Transaction with them; (iv) reviewed the publicly reported prices and trading activity for the Company common stock; (v) compared the financial performance of the Company and the prices and trading activity of the Company's common stock with similar publicly available information for certain comparable publicly-traded companies and their securities; (vi) reviewed the financial terms, to the extent publicly available, of certain comparable business combinations; (vii) reviewed an independent appraisal of the land value of Sterling as prepared by Logan Babin Real Estate and also conducted an interview with Mr. Logan H. Babin, Jr., C.R.E.; (viii) reviewed an independent appraisal of the mineral value of Sterling as prepared by Collarini Associates and also conducted an interview with Mr. Dennis Jordan, P.E., President of Collarini Associates; (ix) review an independent appraisal of the sugarcane owned by Sterling as prepared by Calvin Viator, PhD and Associates, L.L.C.; and (x) performed such other analyses and examinations, and considered such other financial, economic and market criteria as Chaffe deemed appropriate to this opinion.

      In our review, Chaffe relied, without independent verification, upon the accuracy and completeness of the historical and projected financial information and all other information publicly available or furnished to us by Sterling or otherwise reviewed by us for purposes of our opinion. Chaffe has not been asked to perform and has not undertaken an independent verification of any such information, and we do not assume any responsibility or liability for the accuracy or completeness thereof. We did not make an independent evaluation or appraisal of the value of the Company's assets or liabilities

(contingent or otherwise), but relied on valuations and appraisals provided to us. With respect to the Company's forecasted financial results, Chaffe has assumed, with your consent, that they are reasonably prepared on bases reflecting Sterling senior management's best currently available estimates of future financial performance. We express no opinion with respect to such forecasts or the assumptions on which they were based. We have further relied upon the assurances of the Company's senior management that they are not aware of any facts that would render the above information inaccurate, incomplete or misleading. Our opinion is necessarily based upon financial, economic, market and other conditions as they exist and can be evaluated as of the date hereof.

      In connection with the preparation of our opinion, we have not considered the relative merits of the Split Transaction as compared to (i) any alternative business strategy that might exist for the Company or (ii) the effect of the Split Transaction with respect to tax consequences that may arise as a result. Although we evaluated the consideration to be paid to Sterling's stockholders who would otherwise be left with less than one share of common stock after the Reverse Split from a financial point of view, we were not asked, and did not recommend, the specific consideration payable in the Split Transaction. We have assumed that the Split Transaction will be consummated on substantially the same terms as set forth in the draft Schedule 13E-3. It should be understood that subsequent developments may affect this opinion, and we do not have any obligation to update, revise or reaffirm this opinion. Further, we express no opinion as to the prices or trading ranges at which the Company common stock will trade at any time in the future.

      Our opinion is addressed to the board of directors of the Company. It does not constitute a recommendation to any stockholder as to how such stockholder should vote at a meeting called to consider and vote upon the Split Transaction, and it should not be relied upon as a recommendation as to how such stockholder should vote his or her shares. This opinion is directed only to the fairness and adequacy, from a financial point of view, of the Purchase Price to be paid to the stockholders who would otherwise be left with less than one share of common stock after the Reverse Split. Our opinion may not be reproduced, summarized, described or referred to or given to any other person without our prior consent. Notwithstanding the foregoing, this opinion may be included in the Schedule 13E-3 to be mailed to the holders of Company's common stock in connection with the Split Transaction, provided that this opinion will be reproduced in such Schedule 13E-3 in full, and any description of or reference to us or our actions, or any summary of the opinion in such Schedule 13E-3, will be in a form reasonably acceptable to us.

      Based upon and subject to the foregoing and based upon such other matters as we considered relevant, it is our opinion as of the date hereof, that the Purchase Price of $9.00 per pre-split share of Sterling common stock is fair and adequate, from a financial point of view, to the stockholders of Sterling.

Very truly yours,

/s/ CHAFFE & ASSOCIATES, INC.
----------------------------
CHAFFE & ASSOCIATES, INC.

                                     ANNEX C

Stock Holder
123 Main Street
City, State 12345

                                      PROXY
                              STERLING SUGARS, INC.

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                 ANNUAL MEETING OF STOCKHOLDERS - JUNE 30, 2005

      The undersigned hereby nominates, constitutes and appoints William S. Patout, III, and as the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of STERLING SUGARS, INC., which the undersigned is entitled to represent and vote at the 2005 Annual Meeting of Stockholders of the Company to be held in the St. Mary Parish Library, 206 Iberia Street, Franklin, Louisiana on June 30, 2005, at 10:00 a. m., and at any and all adjournments or postponements thereof, as fully as if the undersigned were present and voting at the meeting, as follows:

               THE DIRECTORS RECOMMEND A VOTE "FOR" ITEMS 1 AND 2.

1. To approve amendments to STERLING'S Charter, as amended, to effect a 2,000-for-1 reverse stock split and cash payment for certain fractional shares, as described in STERLING'S proxy statement dated May, 2005.

[ ]   FOR                     [ ]   AGAINST                  [ ]    ABSTAIN

2. For election of the following slate of directors to serve for one year or until their successors are elected and qualified:

[ ]   FOR                     [ ]   AGAINST

            Bernard E. Boudreaux, Jr.,
            Peter V. Guarisco,
            Victor Guarisco, II,
            James R. Keys,
            Frank William Patout,
            Robert B. Patout,and
            William S. Patout, III

INSTRUCTION:

   (To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below)

                         ______________________________

3. In their discretion, on such other business as may properly come before the meeting or any adjournment thereof, provided STERLING'S management had no knowledge of such matters a reasonable time before the date of proxy solicitation.

IMPORTANT - PLEASE SIGN AND DATE BELOW AND RETURN PROMPLY. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. WHERE NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED "FOR" PROPOSAL NUMBERS 1 AND 2 SET FORTH ABOVE.

Date____________________________, 2005

                         ______________________________
                            SIGNATURE OF STOCKHOLDER

NOTE: Please sign your name exactly as it appears hereon. Executors, administrators, guardians, officers of corporations and others signing in a fiduciary capacity should state their full titles as such.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO SIGN AND RETURN THIS PROXY, WHICH MAY BE REVOKED AT ANY TIME PRIOR TO ITS USE.

                                     ANNEX D

                              FINANCIAL STATEMENTS
                              FORM 10Q (Unaudited)
                                January 31, 2005

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549
                                    FORM 10-Q

      [X]   QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

                 For the quarterly period ended January 31, 2005
                                       OR

      [ ]   TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

                         For the transition period from
                     _________________ to __________________

                         COMMISSION FILE NUMBER: 0-1287

                              STERLING SUGARS, INC.
              Exact name of registrant as specified in its charter

LOUISIANA                                            72-0327950
---------                                            ----------
State or other jurisdiction                         IRS employer
of incorporation or                                 identification
organization                                        number

P. O. BOX 572, FRANKLIN, LA.                        70538
----------------------------                        -----
Address of principal executive                      Zip Code
offices

                                  337-828-0620
                                  ------------
                          Registrant's telephone number
                               including area code

                                 NOT APPLICABLE
                                 --------------
               Former name, former address and former fiscal year,
                          if changed since last report.

Indicate by check mark whether registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

         YES [X]                    NO [ ]

Indicate by check mark whether the registrant is an accelerated filer (as defined in Rule 12b-2 of the Act).

         YES [ ]                    NO [X]

                 There were 2,500,000 common shares outstanding
                                at March 4, 2005.

                            Total number of pages: 18

                              STERLING SUGARS, INC.

                                    I N D E X

                                                                        PAGE
                                                                       NUMBER
                                                                       ------
PART I:  FINANCIAL INFORMATION:

         ITEM 1.  FINANCIAL STATEMENTS

              Condensed balance sheets January 31,
              2005(unaudited) and July 31, 2004                          I-1

              Statements of earnings and retained
              earnings Three months ended January 31,
              2005 (unaudited) and 2004 (unaudited)                      I-2

              Statements of cash flows
              Three months ended January 31, 2005
              (unaudited) and 2004 (unaudited)                           I-3

              Notes to condensed financial statements
              Three months ended January 31, 2005
              and 2004                                                   I-5

         ITEM 2.  MANAGEMENT'S DISCUSSION AND ANALYSIS
                  OF FINANCIAL CONDITION AND RESULTS
                  OF OPERATIONS                                          I-6

         ITEM 4.  CONTROLS AND PROCEDURES                                I-9

PART II. OTHER INFORMATION:

         ITEM 4.  SUBMISSSION OF MATTERS TO A VOTE OF
                  SECURITY HOLDERS                                      II-1

         ITEM 6.  EXHIBITS AND REPORTS ON FORM 8K                       II-1

                              STERLING SUGARS, INC.

                            CONDENSED BALANCE SHEETS

                                              January 31,             July 31,
                                                 2005                   2004
                                               UNAUDITED                NOTE
                                            --------------         -------------
ASSETS:
 CURRENT ASSETS:
  Cash and short-term
   Investments                              $    1,641,520         $   1,550,726
  Accounts receivable                            2,813,364             1,405,538
  Inventories at lower of cost
   or market                                    19,139,860             8,406,006
  Other current assets                             225,106               504,470
                                            --------------         -------------
         TOTAL CURRENT ASSETS               $   23,819,850         $  11,866,740
                                            --------------         -------------
  Property, plant and
   equipment - net                          $   24,583,641         $  25,471,499
                                            --------------         -------------
  Expenditures for future
   crops                                    $      106,870         $     106,870
                                            --------------         -------------
  Notes receivable - No
   allowance for doubtful
   accounts considered
   necessary                                $      219,698         $     228,174
                                            --------------         -------------
  Other assets                              $      223,641         $      83,566
                                            --------------         -------------
                                            $   48,953,700         $  37,756,849
                                            ==============         =============
LIABILITIES AND
 STOCKHOLDERS' EQUITY:
  CURRENT LIABILITIES:
   Notes Payable                            $   15,793,600         $   8,404,000
   Accounts payable and
    accrued expenses                             3,206,026               420,446
   Due cane growers                              3,752,060             3,872,774
   Current portion long-term
    debt                                         1,124,065             1,129,327
                                            --------------         -------------
     TOTAL CURRENT LIABILITIES              $   23,875,751         $  13,826,547
                                            --------------         -------------
   Long-term debt                           $    2,959,018         $   4,306,491

                                            --------------         -------------
   Deferred income taxes                    $    1,663,618         $   1,663,618
                                            --------------         -------------

STOCKHOLDERS' EQUITY:
  Common stock                              $    2,500,000         $   2,500,000
  Additional paid in capital                        40,455                40,455
  Retained earnings                             17,914,858            15,419,738
                                            --------------         -------------
                                            $   20,455,313         $  17,960,193
                                            --------------         -------------
                                            $   48,953,700         $  37,756,849
                                            ==============         =============

NOTE: The balance sheet at July 31, 2004 has been taken from the audited financial statements at that date and condensed.

                   See notes to condensed financial statements

                                       I-1

                              STERLING SUGARS, INC.
                   STATEMENT OF EARNINGS AND RETAINED EARNINGS
                                   (UNAUDITED)

                                  SIX MONTHS ENDED JANUARY 31
                                  ---------------------------
                                     2005            2004
                                     ----            ----
REVENUES:

   Sugar and molasses sales       $13,695,766     $26,925,532
   Interest earned                      7,326           4,790
   Mineral leases and royalties       713,607         264,248
   Gain (loss) on disposal of
    Assets                              4,170               -
   Other                            1,121,981       2,845,138
                                  -----------     -----------
                                  $15,542,850     $30,039,708
                                  -----------     -----------
COSTS AND EXPENSES:

   Cost of products sold          $10,250,300     $22,225,215
   General and administrative         670,136         541,856
   Interest expense                   598,028         325,245
                                  -----------     -----------
                                  $11,518,464     $23,092,316
                                  -----------     -----------
NET EARNINGS BEFORE INCOME
 TAXES                            $ 4,024,386     $ 6,947,392
INCOME TAXES                        1,529,267       2,640,009
                                  -----------     -----------
NET EARNINGS                      $ 2,495,119     $ 4,307,383

RETAINED EARNINGS AT BEGINNING
 OF PERIOD                         15,419,739      13,781,536
                                  -----------     -----------
RETAINED EARNINGS AT END OF
 PERIOD                           $17,914,858     $18,088,919
                                  ===========     ===========

NET EARNINGS PER SHARE            $      1.00     $      1.72
                                  ===========     ===========

                   See notes to condensed financial statements

                                      I-2

                              STERLING SUGARS, INC.
                   STATEMENT OF EARNINGS AND RETAINED EARNINGS
                                   (UNAUDITED)

                                 THREE MONTHS ENDED JANUARY 31
                                 -----------------------------
                                     2005             2004
                                     ----             ----
REVENUES:
   Sugar and molasses sales      $ 8,979,042      $20,503,174
   Interest earned                     4,289            3,870
   Mineral leases and
    royalties                        308,686          133,892
   Gain on disposal of assets          4,170                -
   Other                             275,620          684,884
                                 -----------      -----------
                                 $ 9,571,807      $21,325,820
                                 -----------      -----------
COSTS AND EXPENSES:

   Cost of products sold         $ 7,265,775      $16,142,672
   General and administrative        299,061          328,872
   Interest expense                  296,942          188,831
                                 -----------      -----------
                                 $ 7,861,778      $16,660,375
                                 -----------      -----------
NET EARNINGS BEFORE INCOME
 TAXES                           $ 1,710,029      $ 4,665,445
INCOME TAXES                         649,811        1,772,869
                                 -----------      -----------
NET EARNINGS                     $ 1,060,218      $ 2,892,576

RETAINED EARNINGS AT BEGINNING
 OF PERIOD                        16,854,640       15,196,343
                                 -----------      -----------
RETAINED EARNINGS AT END OF
 PERIOD                          $17,914,858      $18,088,919
                                 ===========      ===========

NET EARNINGS (LOSS) PER SHARE    $       .42      $      1.16
                                 ===========      ===========

                   See notes to condensed financial statements

                                      I-3

                              STERLING SUGARS, INC.
                             STATEMENT OF CASH FLOWS
                                   (UNAUDITED)

                                   SIX MONTHS ENDED JANUARY 31
                                   ---------------------------
                                       2005            2004
                                       ----            ----
OPERATING ACTIVITIES:
 Net earnings                      $  2,495,119    $  4,307,383
 Adjustments to reconcile net
  earnings to net cash
  provided by operating
  activities:
   Depreciation                       1,425,000       1,115,725
  (Gain) loss on disposal of
    assets                               (4,170)              -
 Changes in operating assets
  and liabilities:
   Increase in accounts
    receivable                       (1,407,826)     (2,426,689)
   Increase in inventories          (10,733,854)    (10,140,756)
   Increase in accounts payable
    Accrued expenses and due
     cane growers                     2,664,866       6,700,438
     Other items - net                 (323,820)        137,652
                                   ------------    ------------
 Net cash provided (Used In)
  Operating Activities             $ (5,884,685)   $   (306,247)
                                   ------------    ------------
INVESTING ACTIVITIES:
 (Increase) decrease in Notes
   receivable                             8,476          29,901
 Purchase of property, plant
   and equipment                       (501,211)     (2,429,104)
 Proceeds from sale of assets             6,350               -
                                   ------------    ------------
 Net cash used in investing
   activities                      $   (486,385)   $ (2,399,203)
                                   ------------    ------------
FINANCING ACTIVITIES:
 Proceeds from short-term notes
  payable and long-term debt       $ 21,088,000    $ 21,904,977
 Payments on short-term notes
  payable and long-term debt        (14,626,136)    (18,693,646)

                                   ------------    ------------
 Net cash provided by (used in)
  financing activities             $  6,461,864    $  3,211,331
                                   ------------    ------------
 Increase (decrease) in cash
  and temporary investments        $     90,794    $    505,881
 Cash and temporary investments
  at the beginning of the period      1,550,726           1,110
                                   ------------    ------------
 Cash and temporary investments
     at the end of the period      $  1,641,520    $    506,991
                                   ============    ============

    Supplemental information:

Interest paid                      $    605,419    $    278,385
                                   ============    ============
Income taxes paid                             -    $     19,110
                                   ============    ============

                   See notes to condensed financial statements

                                      I-4

                              STERLING SUGARS, INC.
                     NOTES TO CONDENSED FINANCIAL STATEMENTS
              THREE AND SIX MONTHS ENDED JANUARY 31, 2005 AND 2004
                                   (UNAUDITED)

            A. CONDENSED FINANCIAL STATEMENTS:

      The condensed balance sheet as of January 31, 2005, the statements of earnings and retained earnings for the three and six months ending January 31, 2005 and 2004, and the condensed statements of cash flows for the six month periods then ended have been prepared by the Company, without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows at January 31, 2005 and for all periods presented have been made.

      Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. It is suggested that these condensed financial statements be read in conjunction with the July 31, 2004 report on Form 10-K filed with the Securities and Exchange Commission on October 27, 2004. The results of operations for the period ending January 31, 2005 are not necessarily indicative of the operating results expected for the full year.

                                      I-5

                              STERLING SUGARS, INC.
                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Forward-Looking Information:

      This Form 10-Q contains certain statements that may be deemed "forward-looking statements." All statements, other than historical statements, in this Form 10-Q that address activities, events or developments that the Company intends, expects, projects, believes or anticipates will or may occur in the future, are forward-looking statements. Such statements are based on assumptions and analysis made by management of the Company in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate. The forward-looking statements in the Form 10-Q are also subject to a number of material risks and uncertainties, including weather conditions in south Louisiana during the sugarcane growing season, the success of sugarcane pest and disease abatement procedures, the quality and quantity of the sugarcane crops, mechanical failures at the Company's sugar mill, and prices for sugar and molasses produced by the Company. Such forward-looking statements are not guarantees of future performance and actual results. Development and business decisions may differ from those envisioned by such forward-looking statements.

Results of Operations:

      General Information:

      The Company commenced grinding on September 21, 2004 and completed processing the crop on December 9, 2004. The Company averaged 204 pounds of sugar per ton of cane compared to 207 and 172 pounds of sugar per ton for the last two years, respectively. Sugar yields were down slightly compared to last year and tonnage of cane ground is down significantly. Dry weather and excessive rainfall at inappropriate times reduced the tonnage of sugarcane per acre this year. The Company ground 769,852 tons of cane this crop compared to 901,639 and 1,027,182 tons for the previous two years, respectively. In all probability, the Company will produce about 18,500 tons less sugar than the previous year because of the unusually short crop. Exact figures for production will not be known until all sugar has been shipped.

      Lost time percent was excellent at 3.02 percent for the current crop compared to 4.96 percent and 7.94 percent for the previous two years. Average tons ground per crop day was 9,709 for the crop compared to 10,027 and 9,985 for the previous two years.

      The price the Company receives for its raw sugar is currently averaging
20.09 cents per pound compared to the 20.86 cents per pound for the six months ended January 31, 2004. For the six month period ending January 31, 2002, the Company received 20.33 cents per pound. The Company systematically sells on the futures market throughout the year, which tends to average out the highs and lows over a period of time.

                                      I-6

      Blackstrap molasses production was 4.76 gallons per ton of cane this year compared to 4.70 and 4.51 gallons per ton the previous two years, respectively. Total production of molasses was 3,667,644 gallons this year compared to 4,214,128 gallons last year and 4,722,116 gallons for the previous year. The price for blackstrap molasses received this year was $51.43 per ton compared to $43.60 and $49.33 per ton for the previous two years.

Sugar and Molasses Sales:

      Sugar and molasses sales for the six months ended January 31, 2005 and 2004 were as follows:

                          2005          2004
                          ----          ----
Raw sugar sales       $12,592,488   $25,779,679
Blackstrap molasses     1,103,278     1,145,853
                      -----------   -----------
                      $13,695,766   $26,925,532
                      ===========   ===========

      Sugar sales were down substantially for the six months ended January 31, 2005 compared to the same period in 2004 because of lesser demand from sugar refiners. As a consequence, the Company has approximately 45,750 tons of sugar in inventory compared to 30,000 tons the previous year. This sugar is expected to be shipped ratably over the period March-September, 2005. The refiners are requiring raw sugar manufacturers such as Sterling to hold raw sugar for longer periods. To be able to accomodate the refiners demands to hold sugar, the Company built a new sugar warehouse this past year at a cost of $876,087. This new addition will enable to Company to store an additional 30,000 tons of raw sugar.

Interest Earned:

      Interest earned for the six month period ending January 31, 2005 was $7,326 compared to $4,790 for the same period last year. Interest earned was $4,289 for the three month period ending January 31, 2005 and $3,870 for the same period last year. The Company invested the proceeds received from the government disaster payment hence the increased interest income for the the six months ended January 31, 2005.

Mineral Leases and Royalties:

      Income from Mineral leases and royalties was up for the six months ended January 31, 2004 totaling $713,607 compared to $264,248 for the same period last year. Royalties for the two periods were $670,735 and $228,448, respectively. Income from Mineral leases for the same periods were $42,872 and $35,800, respectively. The increase in royalty payments is the result of a new well brought in in May, 2003. The Company continues to receive royalty payments from the Zenor A16 well located near Patterson, La. Payments received from the two wells have been used to reduce the Company's long-term debt.

      The Company's activities with respect to oil and gas are limited to the granting of leases and the collection of bonuses, delay rentals and

                                      I-7
landowner royalties thereunder. Accordingly, only limited information, furnished primarily by the Company's lessees, has been included with respect to oil and gas operations affecting Company lands. Complete information respecting these and related matters, such as proved reserves, are unavailable to the Company and cannot be obtained without unreasonable effort and expense.

DISPOSAL OF ASSETS:

      The Company had a gain of $4,170 for the three and six month periods ended January 31, 2005 and no gain or loss for the three and six months ended January 31, 2004. The gain this year was principally from the sale of used equipment.

Other Revenues:

      Other revenues, which consist mainly of miscellaneous income items and cane land rentals, were $1,121,981 for the six months ended January 31, 2005 and $2,845,138 for the six months ended January 31, 2004. Cane land rentals for the current period were $966,421 compared to $1,221,353 for the same period last year. Other Revenues for 2004 included a disaster payment of $1,641,875.

Cost of Products Sold:

      Cost of products sold totaled $10,250,300 for the six months ended January 31, 2005 and $22,225,215 for the six months ended January 31, 2004. The large decrease in sales of $13,229,766 coupled with the large raw sugar inventory results in the much lower cost of goods sold this year. The installation of a new boiler saved approximately $300,000 over previous year costs which also reduced the cost of products sold.

General and Administrative Expenses:

      General and administrative expenses were $670,136 for the six months ended January 31, 2005 and $541,856 for the same period last year. The increase is principally due to legal expenses incurred in connection with the Company's proposal to go private and bonuses paid to company management. Legal expenses at January 31, 2005 were $181,041 compared to $49,608 for the same period last year. Bonuses were $65,294 for the current period and none for the six month period ended January 31, 2004.

Interest Expense:

      Interest expense was $598,028 compared to $325,245 for the six months ended January 31, 2005 and 2004, respectively. The higher interest cost resulted from the Company having to hold sugar for longer periods which resulted in much higher short-term debt. Short-term debt outstanding at January 31, 2005 was $15,793,600 compared to $5,096,000 at January 31, 2004. Long-Term debt also decreased to $2,959,018 for the period ended January 31, 2005 from $4,306,491 for the year ended July 31, 2004. The Company continues to use the proceeds received from oil and gas royalties to pay down long-term debt.

                                      I-8

      Interest rates on short-term debt ranged from a low of 3.75% on August 2, 2004 to a high of 4.75% on January 31, 2005 which coupled with the higher short-term debt resulted in an increase in interest costs of $272,783.

Net Earnings:

      The Statement of Earnings and Retained Earnings for the six months ended January 31, 2005 is showing a profit of $4,024,386 before income taxes compared to $6,947,392 for the same period last year. Budgets for the next six months ended July 31, 2005 indicate the Company will probably show a loss for the year ended July 31, 2005. Because of the highly seasonal nature of the sugar industry, it is not unusual to have a substantial profit for the six months ending January 31 of each year. For the year ended July 31, 2004, the Company had net earnings before income taxes of $2,218,896 and and had shown a profit of $6,947,392 for the six months ended January 31, 2004.

The above is based on management's best estimates taking into consideration budgeted expenditures for the next six months and other factors that may affect the earnings or losses of the Company. Circumstances and events that may happen in the future cannot be predicted and earnings could be significantly different from that shown January 31, 2005.

Income Taxes:

The income tax expense for the three and six month periods ending January 31, 2005 and 2004 were recorded at the statutory rate of 38 percent, which reflects the 34 percent federal corporate rate plus 4 percent state income taxes.

Liquidity and Capital Resources:

At January 31, 2005, the Company had a negative working capital of $55,901 compared to a negative working capital of $1,959,807 at July 31, 2004. Due to the seasonal nature of the industry, it is not uncommon to have a negative working capital balance at July 31 of each year or just before the start of the new season.

      In November, 2003, the Company borrowed $3,000,000 payable in 12 semi-annual installments of $250,000 each. Interest is also payable semi-annually at a 5.75% rate. Proceeds from the loan were used to partially fund the new boiler installed for the 2003 crop.

      For the period February 1, 2005 to September 30, 2005, the Company has budgeted $3,274,300 for repairs and $1,250,000 for capital improvements to the factory. The Company expects to finance some of these expenditures internally with any excess financed short-term through a bank with which the Company has a $17,000,000 line of short-term credit.

                                      I-9

Item 4. Disclosure Controls

      Our principal executive officer and principal accounting officer have evaluated our disclosure controls and procedures within 90 days prior to the date of filing of this Quarterly Report on Form 10-Q for the period ending January 31, 2005. They believe that our current internal controls and procedures are effective and designed to ensure that information required to be disclosed by us in our periodic reports is recorded, processed, summarized and reported, within the appropriate time periods specified by the SEC, and that such information is accumulated and communicated to our principal executive officer and principal accounting officer as appropriate to allow timely decisions to be made regarding required disclosure. Subsequent to the date of the evaluation, there were no significant corrective actions taken by us or other changes made to these internal controls. Management does not believe there were changes in other factors that could significantly affect these controls subsequent to the date of the evaluation.

INTERNAL CONTROL OVER FINANCIAL REPORTING

There have not been any changes in our internal control over financial reporting (as such term is defined in Rules 13-15(f) and 15d-15(f) under the Exchange Act) during the second fiscal quarter that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

                                      I-10

PART II - OTHER INFORMATION

      ITEM 1 - LEGAL PROCEEDINGS

            There have been no material developments in the legal proceedings reported in the Company's Annual Report on Form 10-K for the year ended July 31, 2004.

      ITEM 4. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

            NONE

      ITEM 6 - EXHIBITS AND REPORTS ON FORM 8K

      (a) Exhibits

Exhibit   Description                                                  Page
-------   -----------                                                  ----
11        Computation of Earnings per Share                             15

31.1      Section 906 Certification of Chief Executive Officer          15

31.2      Section 906 Certification of Chief Financial Officer          16

32.1      Certification Pursuant to 18 U.S.C. Section 1350,
          as Adopted Pursuant to Section 906 of the
          Sarbanes-Oxley Act of 2002                                    17

      (b) Reports on Form 8K

            No reports on Form 8-K have been filed for the period.

                                      II-1

                                   SIGNATURES

      Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                STERLING SUGARS, INC.
                                                    (REGISTRANT)

DATE March 15, 2005                   By /s/ Craig P. Caillier
                                         ---------------------
                                         CRAIG P. CAILLIER
                                         PRESIDENT AND
                                         CHIEF EXECUTIVE OFFICER

DATE March 15, 2005                   By /s/ Stanley H. Pipes
                                         ---------------------
                                         STANLEY H. PIPES
                                         VICE PRESIDENT AND TREASURER

                                      II-2

EXHIBIT 11

                              STERLING SUGARS, INC.
                        COMPUTATION OF EARNINGS PER SHARE

                                     Years Ended January 31
                                     -----------------------
                                       2005        2004
                                       ----        ----
Primary
 Income (Loss)                       $2,495,119   $4,307,383
                                     ==========   ==========
Shares
 Weighted average number of common
 Shares outstanding                   2,500,000    2,500,000
                                     ----------   ----------
 Primary earnings (loss) per share   $     1.00   $     1.72
                                     ==========   ==========

                                  EXHIBIT 31.1

                                 CERTIFICATIONS

      I, CRAIG P. CAILLIER, certify that:

      1. I have reviewed this quarterly report on Form 10-Q of Sterling Sugars, Inc.;

      2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which statements were made, not misleading with respect to the period covered by this report;

      3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report.

      4. The registrant's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

            a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report if being prepared;

            b) Evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

            c) Disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal quarter (the registrant's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting; and

      5. The registrant's other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):

            a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information; and

            b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.

Date: December 13, 2004

                                    /s/ Craig P. Caillier
                                    ----------------------
                                    Craig P. Caillier
                                    President and Chief Executive Officer

                                  EXHIBIT 31.2

      I, Stanley H. Pipes, certify that:

      1. I have reviewed this quarterly report on Form 10-Q of Sterling Sugars, Inc.;

      2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which statements were made, not misleading with respect to the period covered by this report;

      3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report.

      4. The registrant's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

            a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report if being prepared;

            b) Evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

            c) Disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal quarter (the registrant's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting; and

      5. The registrant's other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):

            a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information; and

            b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.

Date: December 13, 2004

                           /s/ Stanley H. Pipes
                           ----------------------
                           Stanley H. Pipes
                           Vice President and Treasurer
                           (Principal Financial and Accounting Officer)

                                  EXHIBIT 32.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

      In connection with the Quarterly Report of Sterling Sugars, Inc. (the "Company") on Form 10-Q for the quarter ending October 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Craig P. Caillier, President and Chief Executive Officer of the Company, and I, Stanley H. Pipes, Vice President and Treasurer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

      (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: December 13, 2004

                                    /s/ Craig P. Caillier
                                    ---------------------
                                    Craig P. Caillier
                                    President and Chief Executive Officer

Date: December 13, 2004

                                    /s/ Stanley H. Pipes
                                    ---------------------
                                    Stanley H. Pipes
                                    Vice President & Treasurer

                                     ANNEX E

               Land appraisal prepared by Logan Babin Real Estate

           Mineral appraisal prepared by Collarini & Associates, Inc.

                 Crop appraisal prepared by Calvin Viator, Ph.D.
                             and Associates, L.L.C.

                              STERLING SUGARS, INC.
                   SUMMARY OF INFORMATION ON COMPARABLE SALES
              IN ST. MARY, IBERIA, LAFOURCHE & ST. LANDRY PARISHES
                     FROM LOGAN BABIN REAL ESTATE APPRAISAL

-     AGRICULTURAL PLANTATION SALES

        TRANSACTION
SALE       DATE          ACREAGE           PRICE      PRICE/ACRE
1        01/20/04           3,352        $4,107,885   $1,225.50
2        09/30/03           3,232        $9,500,000   $2,939.36
3        03/02/00           2,250        $1,400,000   $  622.22
4        06/10/99           4,113        $5,100,000   $1,239.97
5        12/08/98       10,121.77        $4,650,000   $  469.41
6        01/  /97           8,751        $6,500,000   $  742.77
7(6)     06/18/96           3,847        $3,250,000   $  844.81
8(7)     04/12/96       2,406.018        $3,500,000   $1,454.69

-     RESIDENTIAL SALES

        TRANSACTION
SALE       DATE           ACREAGE         PRICE      PRICE/ACRE
1        11/16/00         37,510 SF      $ 32,000          0.85/SF
2        11/16/00         75,020 SF      $ 64,000          0.85/SF
3        11/29/00         37,550 SF      $ 31,940          0.85/SF
4        10/22/01          3.507         $ 43,084    $12,285.14
5        03/15/02          3.662         $ 45,775    $   12,500
6        03/15/04          3.812         $ 49,556    $   13,000
7        PENDING             8.0         $200,000    $   25,000

-     INDUSTRIAL/COMMERCIAL SALES

        TRANSACTION
SALE       DATE           ACREAGE    PRICE           PRICE/ACRE
1        06/26/98          170.13    $1,020,780      $    6,000
2        06/12/97           46.91    $  418,000      $ 8,910.68
3        04/24/02              10    $  250,000      $   25,000
4        04/24/02              10    $  250,000      $   25,000
5        02/23/01          10.055    $  360,000      $35,803.08
6        11/  /00              52    $1,141,316      $21,948.39
7        12/08/98          222.17    $1,800,000      $ 8,101.90
8        03/16/98         16.5221    $  310,000      $18,762.75
9        10/23/96          13.503    $  210,000      $15,552.10

-     WOODED/SWAMP/MARSH SALES

        TRANSACTION
SALE       DATE         ACREAGE           PRICE          PRICE/ACRE
1        11/08/96    190.129           $   175,600     $      923.58
2        01/22/97     74.526           $   103,448     $    1,388.06
3        02/18/97    131.866           $   246,985     $       1,873
4        04/16/97    195.882           $   180,000     $      918.87
5        12/20/00     151.19[i]        $   122,476
6        04/17/01     141.53[ii]       $114,945.50
7        08/27/01     141.93[iii]      $118,165.50
8        02/06/02     144.40[iv]       $119,015.50
9        08/28/02     196.37[v]        $119,925.50
10       07/  /03    337.062[vi]       $222,583.50      37.81@$2,500
                                                        299.252@$500
11       06/23/92      7,068           $ 1,696,340     $         240
12       09/25/92      4,618           $ 1,130,624     $      244.93
13       11/12/02      2,704           $ 1,300,000     $      480.77

            [i]   (23.44 acres cane land)

            [ii]  (22.09 acres cane land)

            [iii] (23.60 acres cane land)

            [iv]  (21.95 acres cane land plus access road)

            [v]   (10.87 acres cane land + 185.5 low)

            [vi]  (37.81 high land + 60' servitude, 299.252 low)

[COLLARINI LOGO]                         COLLARINI ASSOCIATES
                                         4200 South I-10 Service Road, Suite 230
                                         Metairie, Louisiana 70001
                                         Tel. (504) 887-7127
                                         Fax (504) 887-7162
                                         www.collarini.com

October 8, 2004

Ms. Gay Le Breton
Chaffe & Associates, Inc.
201 St. Charles Avenue, Suite 1410
New Orleans, LA 70170

In accordance with your request, we have examined the engineering and financial data associated with royalty interests owned by Sterling Sugars Inc. in St. Mary Parish, Louisiana. You requested Collarini Associates to estimate the fair market value of these royalty interests.

Chaffe and Associates provided us with copies of the monthly check stubs for the period January 2001 to August 2004. From the data you supplied us, Sterling Sugars owns royalty interests in three properties in St. Mary Parish. We tabulated the production shown on these stubs and compared this to data from the Louisiana Department of Natural Resources. The latest available monthly revenue totaled $125,610. Production rates and revenue have been changing as wells have been reworked and product prices have risen.

Collarini Associates examined the production data on each of these wells and estimated remaining reserves. We then used Nymex futures prices, as of the close of the day October 7, 2004, to project future cash flow from each well. Based on information from the Society of Petroleum Evaluation Engineers (SPEE), the fair market value for proved producing reserves has historically been approximately 90% of the net present value, discounted at 15% annually. In recent times, however, royalty interests have commanded a premium price. Therefore we based our estimate of fair market value on 95% of the net present value, discounted at 12% annually. Based on the above, we estimate the fair market value of the producing properties as of October 1, 2004, to be $2,228,000.

Sterling Sugars owns an interest in two wells and one three-well unit. The highest value property is the MA3 RC SUA, A. B. ZENOR #A-16 WELL, located in the Charenton Field in St. Mary Parish. This well is producing approximately 20,000 MCFD from the Marg A 3 Sand. According to the operator, Devon Energy, additional perforations were added to the well in April 2004. No well logs or geologic data were available. Based on verbal data supplied by the operator, we expect this zone to produce similarly to the previous zone. Gross remaining reserves are estimated to be 11.1 BCF and 158 MBO.

Sterling Sugars receives revenue from both Devon and Dominion. We estimate the fair market value of Sterling Sugars' 3.186% royalty interest to be approximately $2,032,000.

The CH 6,800' RA SU is a three-well unit in Charenton Field producing from the Marg A Sand. The unit is operated by Proton Energy. This unit has been producing since 1985. The first well, designated #8375 on the check stubs, was producing approximately 25 BOPD in the first half of 2003. In mid year, the well began a fairly steep decline and is now producing around 12 BOPD. The second well, #8532, was producing a steady 25 BOPD. It also began a steady decline in the middle of 2003 and is now down to approximately 6 BOPD. The third well, #9591, was recompleted in to the 6,800' Marg A Sand in June 2003. The initial rate was reported to be 45 BOPD. The August check stub showed an average rate of 11 BOPD. The DNR records are for the unit as a whole and not for individual wells. These public records indicate the wells now make over 500 barrels of water per day. The unit is making less than one-third of what it did a year ago.

The CH 6,800' RA SU appears to be close to depletion. We estimate the gross remaining reserves as of October 1, 2004, to be 10 MBO. Sterling Sugars has a 6.875% royalty interest in the wells, with an estimated fair market value of approximately $23,000.

The STERLING SUGARS #1, located in the Patterson Field in St. Mary Parish, is operated by Zinke & Trumbo. The well was recompleted to the Big Hum 3 Sand in April 2003. Production has declined from an initial rate of 288 BOPD to an average rate of 62 BOPD in July 2004. The well is now declining at approximately 50% per year, and is estimated to have gross remaining reserves of 26 MBO. Sterling Sugars' 20% royalty interest in estimated to have a fair market value of approximately $173,000.

The total fair market value of these three Sterling Sugars properties is estimated to be $2,228,000. This value is based only on the currently producing zones. No data was available to evaluate additional value in these wells or for future wells in which Sterling Sugars may own an interest.

This is a fairly low multiple of the current cash flow, less than 18 months. However, this is justified by the high production decline rate of the wells coupled with the forecasted decreasing forward oil and gas prices.

This fair market valuation has been performed in accordance with sound geoscience and engineering principles and generally accepted industry practice. As in all aspects of oil and gas evaluation, there are uncertainties inherent in the interpretation of geoscience and engineering data, and all conclusions represent only informed professional judgments.

The titles to the properties have not been examined by Collarini Associates, nor has the actual degree or type of interest owned been independently confirmed. The data used in our estimates were obtained from Chaffe & Associates and from sources that provide publicly accessible data and are considered accurate.

A visual inspection of the properties themselves was not considered necessary for the purpose of this report. No assessment of compliance with environmental regulations was made. We are independent consultants; we do not own any interest in this property and are not employed contingent upon the value of this property. All engineering calculations and basic data used in the analysis are maintained on file in our office and are available for review.

Very truly yours,
COLLARINI ASSOCIATES

/s/ Dennis Jordan, P.E.

Dennis Jordan, P.E.
President

                             COMPLETE APPRAISAL FOR
                              STERLING SUGARS, INC.
               ST. MARY, IBERIA, LAFOURCHE, & ST. LANDRY PARISHES
                        EFFECTIVE DATE: SEPTEMBER 8, 2004

                                                                LOGAN BABIN
                                                             APPRAISAL SERVICES
                                                            400 LAFAYETTE STREET
                                                          HOUMA, LOUISIANA 70360
                                                               (985) 872-4597
                                                            WWW.LOGANBABIN.COM

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                             COMPLETE APPRAISAL FOR
                              STERLING SUGARS, INC.
               ST. MARY, IBERIA, LAFOURCHE, & ST. LANDRY PARISHES
                        EFFECTIVE DATE: SEPTEMBER 8, 2004

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      TABLE OF CONTENTS

TABLE OF CONTENTS.........................................................        2-7
LETTER OF TRANSMITTAL.....................................................        8-9
ENGAGEMENT LETTER.........................................................      10-11
ASSUMPTIONS & LIMITING CONDITIONS.........................................      12-14
SUMMARY OF SALIENT FACTS AND CONCLUSIONS..................................         15

                                  INTRODUCTION

DISCUSSION OF THE APPRAISAL PROCESS.......................................         17
PURPOSE OF THE APPRAISAL..................................................         18
INTENDED USE OF THE APPRAISAL.............................................         18
INTENDED USERS OF THE APPRAISAL...........................................         18
EFFECTIVE DATE OF THE APPRAISAL...........................................         18
PROPERTY RIGHTS APPRAISED.................................................         19
MARKET VALUE DEFINITION...................................................         19
MARKET TIME DEFINITION....................................................         20
DISCUSSION OF THE APPRAISAL PROBLEM.......................................      21-23
LAND DATA.................................................................      24-29
HIGHEST AND BEST USE ANALYSIS.............................................      30-33

                             ANALYSIS AND VALUATION

COMPARABLE SALES DATA:
AGRICULTURAL PLANTATION SALES.............................................      36-38
RESIDENTIAL SALES.........................................................      39-40
INDUSTRIAL/COMMERCIAL SALES...............................................      41-43
WOODED/SWAMP/MARSH SALES..................................................      44-47
LAND VALUE CONCLUSION.....................................................      48-49
COMPARATIVE SALES ANALYSIS................................................      50-60
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SALES COMPARISON SUMMARY..................................................      61-62
FARM SERVICE ACREAGE APPROACH.............................................      63-65
FARM SERVICE ACREAGE - CONCLUSION.........................................         66
FINAL RECONCILIATION:
CORRELATION AND FINAL VALUE ESTIMATE......................................         68

                                    ADDENDUM

SUGAR INDUSTRY OVERVIEW:
U.S. SWEETENER INDUSTRY MAP...............................................         71
U.S. SUGAR POLICY.........................................................         72
LOUISIANA SUGAR INDUSTRY..................................................      73-82
CENTRAL AMERICAN FREE TRADE AGREEMENT (CAFTA).............................      83-99

STERLING SUGARS:
STERLING SUGARS ANNUAL REPORT.............................................    101-120
PROPERTY DESCRIPTIONS (PROVIDED BY STERLING) .............................    121-141

AREA PROFILES & PHOTOGRAPHS:
AREA MAP..................................................................        143
ST. MARY PARISH/FRANKLIN PROPERTIES.......................................        144
ST. MARY PARISH PROPERTIES:
ST. MARY PARISH PROFILE...................................................    146-149
ST. MARY PARISH CENSUS DATA...............................................    150-151
SATELITTE IMAGE - ADELINE.................................................        152
3-D TOPOQUAD - ADELINE....................................................        153
PHOTOGRAPHIC VIEWS - ADELINE..............................................        154
FLOOD MAP - ADELINE.......................................................        155
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
SATELITTE IMAGE - ARLINGTON...............................................        156
3-D TOPOQUAD - ARLINGTON..................................................        157
PHOTOGRAPHIC VIEWS - ARLINGTON............................................        158
FLOOD MAP - ARLINGTON.....................................................        159
SATELITTE IMAGE - BELLEVIEW...............................................        160
3-D TOPOQUAD - BELLEVIEW..................................................        161
PHOTOGRAPHIC VIEWS - BELLEVIEW............................................    162-163
FLOOD MAP - BELLEVIEW.....................................................        164

SATELITTE IMAGE - CALUMET.................................................        165
3-D TOPOQUAD - CALUMET....................................................        166
PHOTOGRAPHIC VIEWS - CALUMET..............................................    167-169
FLOOD MAP - CALUMET.......................................................        170

SATELITTE IMAGES - CAMPERDOWN.............................................    171-172
3-D TOPOQUADS - CAMPERDOWN................................................    173-174
PHOTOGRAPHIC VIEWS - CAMPERDOWN...........................................    175-176
FLOOD MAPS - CAMPERDOWN...................................................    177-178

SATELITTE IMAGE - DERISE, NORMA CLOSE, PHILLIPS...........................        179
3-D TOPOQUAD - DERISE, NORMA CLOSE, PHILLIPS..............................        180
PHOTOGRAPHIC VIEWS - DERISE, NORMA CLOSE, PHILLIPS........................        181
FLOOD MAPS - DERISE, NORMA CLOSE, PHILLIPS................................    182-184

SATELITTE IMAGE - FACTORY SITE............................................        185
3-D TOPOQUAD - FACTORY SITE...............................................        186
PHOTOGRAPHIC VIEWS - FACTORY SITE.........................................    187-190
FLOOD MAP - FACTORY SITE..................................................        191
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
SATELITTE IMAGE - OAK BLUFF...............................................        192
3-D TOPOQUAD - OAK BLUFF..................................................        193
PHOTOGRAPHIC VIEWS -OAK BLUFF.............................................        194
FLOOD MAP - OAK BLUFF.....................................................        195

SATELITTE IMAGES - OAKLAWN/OAKLAWN WEST/OAK HILL..........................    196-198
3-D TOPOQUADS - OAKLAWN/OAKLAWN WEST/OAK HILL.............................    199-201
PHOTOGRAPHIC VIEWS - OAKLAWN/OAKLAWN WEST/OAK HILL........................    202-207
FLOOD MAPS - OAKLAWN/OAKLAWN WEST/OAK HILL................................    208-210

SATELITTE IMAGE - PATAGONIA...............................................        211
3-D TOPOQUAD - PATAGONIA..................................................        212
PHOTOGRAPHIC VIEWS - PATAGONIA............................................        213
FLOOD MAP - PATAGONIA.....................................................        214

SATELITTE IMAGE - SHAFFER.................................................        215
3-D TOPOQUAD - SHAFFER....................................................        216
PHOTOGRAPHIC VIEWS - SHAFFER..............................................        217
FLOOD MAP - SHAFFER.......................................................        218

SATELITTE IMAGE - STERLING................................................        219
3-D TOPOQUAD - STERLING...................................................        220
PHOTOGRAPHIC VIEWS - STERLING.............................................    221-222
FLOOD MAPS - STERLING.....................................................    223-224

ST. MARY PARISH TAX DATA..................................................    225-261
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
IBERIA PARISH PROPERTIES:
IBERIA PARISH PROFILE.....................................................    263-266
IBERIA PARISH CENSUS DATA.................................................    267-268

SATELITTE IMAGE - FOSTER..................................................        269
3-D TOPOQUAD - FOSTER.....................................................        270
PHOTOGRAPHIC VIEWS - FOSTER...............................................        271
FLOOD MAP - FOSTER........................................................        272

SATELITTE IMAGE - JEANERETTE..............................................        273
3-D TOPOQUAD - JEANERETTE.................................................        274
PHOTOGRAPHIC VIEWS - JEANERETTE...........................................        275
FLOOD MAP - JEANERETTE....................................................        276

SATELITTE IMAGE - PEEBLES.................................................        277
3-D TOPOQUAD - PEEBLES....................................................        278
PHOTOGRAPHIC VIEWS - PEEBLES..............................................    279-282
FLOOD MAPS - PEEBLES......................................................    283-284

IBERIA PARISH TAX DATA....................................................    285-286

LAFOURCHE PARISH PROPERTY:
LAFOURCHE PARISH PROFILE..................................................    288-291
IBERIA PARISH CENSUS DATA.................................................    292-293

SATELITTE IMAGE - UPPER TEN...............................................        294
3-D TOPOQUAD - UPPER TEN..................................................        295
PHOTOGRAPHIC VIEWS - UPPER TEN............................................        296
FLOOR MAP - UPPER TEN.....................................................        297

LAFOURCHE PARISH TAX DATA.................................................        298
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
ST. LANDRY PARISH PROPERTY:
ST. LANDRY PARISH PROFILE.................................................    299-303
ST. LANDRY PARISH CENSUS DATA.............................................    304-305

SATELITTE IMAGE - DEVILLIER...............................................        306
3-D TOPOQUAD - DEVILLIER..................................................        307
FLOOD MAP - DEVILLIER.....................................................        308

LAFOURCHE PARISH TAX DATA.................................................        309

APPRAISER DATA:
QUALIFICATIONS OF LOGAN H. BABIN, JR......................................    311-314
QUALIFICATIONS OF LOGAN H. BABIN, III.....................................    315-317
PARTIAL LIST OF CLIENTS...................................................        318
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                            LOGAN H. BABIN, JR., CRE
                                    REALTOR
                       REAL ESTATE APPRAISER & COUNSELOR

October 11, 2004

Ms. G.F. Gay LeBreton
Managing Director, Chaffe & Associates, Inc.
201 St. Charles Ave., Suite 1410
New Orleans, LA 70170

RE: Appraisal of properties belonging to Sterling Sugars, Inc.

Dear Ms. LeBreton:

As per your request, the undersigned appraisers have made a personal and through examination of properties owned by Sterling Sugars, described within the report, located in the Louisiana Parishes of St. Mary, Iberia, St. Landry, and
Lafourche.

The purpose of this appraisal is to form an opinion of the "as is" market value of the property. The function of this appraisal is to provide a market value opinion to the client for internal company use. Market Value, as used herein, will be defined in the complete report.

This appraisal is considered to be a Complete Appraisal-Self Contained Appraisal
Report as defined by USPAP 2004.

The real property interest being appraised is the fee simple title of the subject property, less and except and value of minerals either prospective or producing, any value of standing crops or cane stubble, and any value or sugar mill machinery and equipment and any building and improvements whose sole purpose is housing or supporting the mill.

This is to certify, that in our opinion, the fair market value of a 100% interest in the land as of September 8, 2004 is:

                    TWENTY-ONE MILLION NINE-HUNDRED THOUSAND
                       AND NO/100 ($21,900,000.00) DOLLARS

[CRE LOGO]      400 LAFAYETTE STREET - HOUMA, LOUISIANA 70360 - (985)
                            872-4597 - FAX 872-2402
                          E-MAIL: logan@loganbabin.com

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This is to certify that we have no interest, present or prospective, in the property appraised (except as outlined in our letter of August 20, 2004 that is attached). Our compensation is not contingent upon the reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value opinion, the attainment of a stipulated result, or the occurrence of a subsequent event. The facts and reasoning used in arriving at this value opinion are contained in the report or in the files of the appraisers.

                                             Respectfully submitted,

                                             /s/ Logan H. Babin, Jr.
                                             -----------------------------------
                                             Logan H. Babin, Jr.
                                             Louisiana Certified
                                             General Real Estate
                                             Appraiser No. G0244

                                             /s/ Logan H. Babin, III
                                             -----------------------------------
                                             Logan H. Babin, III
                                             Louisiana Certified
                                             General Real Estate
                                             Appraiser No. G1147

LHB/yb

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      ENGAGEMENT LETTER

                            LOGAN H. BABIN, JR., CRE
                                     REALTOR
                        REAL ESTATE APPRAISER & COUNSELOR

August 20, 2004

G.F. Gay LeBreton
Managing Director, Chaffe & Associates, Inc.
201 St. Charles Ave., Suite 1410
New Orleans, LA 70170

RE: APPRAISAL QUOTE FOR STERLING SUGARS, INC.

Dear Ms. LeBreton:

We have received your fax detailing the Sterling Sugars properties in St. Mary, Iberia, St. Landry, and Lafourche Parishes. The appraisers are prepared to perform a market valuation of the subject properties known as:

      - Factory Site, St. Mary Parish - 62 acres with sugar mill, 4 houses, and a barge loading site,

      -     Pan Am Tract, St. Mary Parish - 6.5 acres with two buildings leased,

      -     Arlington Plantation, St. Mary Parish - 450 acres, no improvements,

      - Belleview, St. Mary Parish - 3,357 acres with golf course and clubhouse,

      -     Oak Bluff, St. Mary Parish - 713 acres, no improvements,

      - Sterling Plantation, St. Mary Parish - 467 acres with 3 leased shops,

      -     Camperdown, St. Mary Parish - 1,210 acres, no improvements,

      -     Foster Tract, Iberia Parish - 210 acres, no improvements,

      -     Oaklawn, St. Mary Parish - 8,751 acres, no improvements,

      -     Patagonia, St. Mary Parish - 447 acres, no improvements,

      -     Calumet Property, St. Mary Parish - 1,175 acres, no improvements,

      -     Jeanerette, Iberia Parish - 414 acres, no improvements,

      -     Peebles Plantation, Iberia Parish - 2,352 acres, no improvements,

      -     Phillips Tract, St. Mary Parish - 5 acres, no improvements,

      -     Shaffer Tract, St. Mary Parish - 242 acres, no improvements,

      -     Devillier Tract, St. Landry Parish - 120 acres, no improvements,

      -     Upper Ten, Lafourche Parish, 333 acres, no improvements, and

      -     Adeline, St. Mary Parish - 237 acres, no improvements.

The appraisal will be completed at a cost of $23,000.00. Equipment, machinery, and the sugar mill are not being considered in this market value opinion.

[CRL LOGO]      400 LAFAYETTE STREET - HOUMA, LOUISIANA 70360 - (985)
                           872-4597 - FAX 872-2402
                          E-MAIL: logan@loganbabin.com

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The intended use of this appraisal is to provide the client with a market valuation for internal company use. The appraisal will be a Complete Appraisal -
Self-Contained Appraisal Report as defined by USPAP 2004.

In addition, we would need the following items in regards to the subject property in order to start the appraisal:

      1) Any maps, legal descriptions, etc. available on any of the various plantations,

      2) 2003 tax data,

      3) Any ASCS data on each plantation,

      4) Contact names and numbers to inspect the various property improvements,

      5) Copies of any leases affecting the property, and

      6) Any pipeline right-of-ways or other encumbrances.

Three (3) original copies will be furnished within sixty days of our receipt of all available information requested.

Please indicate your approval of the above by signing and returning the enclosed
Assumptions and Limiting Conditions that will become a part of the appraisal report. A full copy of our qualifications and a partial list of clients have also been included.

It should be noted that Mrs. Sarah Babin, mother of Logan H. Babin, Jr. and grandmother of Logan H. Babin, III is a minor (less than 1%, 58 shares) stockholder in Sterling Sugars, Inc. This will not affect the appraisers ability to be independent, impartial, and objective.

We thank you for your consideration in handling this important financial matter.
If you have any questions, please call our office at (985) 872-4597.

Yours very truly,

/s/ Logan H. Babin, Jr.                          /s/ Logan (Hank) Babin, III
--------------------------------                 -------------------------------
Logan H. Babin, Jr.                              Logan (Hank) Babin, III
Louisiana Certified General                      Louisiana Certified General
Real Estate Appraiser #G0244                     Real Estate Appraiser #G1147

LHB/yb

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        ASSUMPTIONS & LIMITING CONDITIONS

I.      CERTIFICATION

            The undersigned appraiser does hereby certify that, to the best of my knowledge and belief:

        1. The statements of fact contained in this report are true and correct. Information furnished by the court records and the principals involved in the various transactions, which are used as the basis of Appraiser's analyses, opinions, and conclusions are true and correct to the best of Appraiser's knowledge and belief.
            Appraiser has no responsibility for legal matters, questions of survey, opinion of title, soil or sub-soil conditions, engineering or other technical matters. Any sketches prepared by Appraiser and contained in the appraisal report are included solely to aid the user of the report in visualizing the property and its location. No mineral value is included unless so stated.

        2. The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions and are my personal, impartial, and unbiased professional analyses, opinions, and conclusions. They are not an assurance that an event will or will not occur.

        3. Appraiser assumes that there are no conditions relating to the real estate, sub soil or structures located on the real estate which affect Appraiser's analysis, opinions or conclusions with respect to the real estate that are not apparent. The physical condition of the improvements described herein is based on visual inspection only. No liability is assumed for the soundness of structural members including roof (wear and leakage), foundation (settling or leakage), footings, exterior and interior walls, partitions, floors, or any other part of the structure, since no engineering tests were made of same and no termite inspection was conducted. Furthermore, we accept no legal responsibility for the efficiency of the plumbing and electrical systems, the heating and air conditioning equipment, or any major appliances. Unless otherwise noted, all of these items appeared adequate and operational.

        4. I have no present or prospective interest in the property that is the subject of this report, and I have no personal interest or bias with respect to the parties involved.

        5. My compensation is not contingent on an action or event resulting from the analyses, opinions, or conclusions in, or the use of this report. Client agrees that Appraiser shall not be required to testify or be in attendance at any court,

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            pre-trial conference, or administrative proceeding relating to this appraisal unless arrangements have previously been made with additional compensation typically required.

        6. My analyses, opinions, and conclusions were developed, and this report, has been prepared, in conformity with my interpretation of USPAP and the requirements of the state of Louisiana for state certified real estate appraisers.

        7. The use of this report is subject to the requirements of the state of Louisiana relating to review by the Louisiana Real Estate
            Appraisers Board.

        8. I have made a personal inspection of the property that is the subject of this report.

        9. No one provided significant real property appraisal assistance to the person signing this report, except as follows: None.

        10. The data gathered in the appraisal process (except data furnished by client) and the appraisal report prepared remain the property of Appraiser. With respect to the data provided by Client, Appraiser shall not violate the confidential information furnished to Appraiser.

        11. Title to the property is assumed to be free and clear, unencumbered, and there are no leases, easements, liens or other encumbrances on the property other than those listed in this report which would affect the valuation reported.

        12. No responsibility is here assumed for any matters which are legal or political in nature. No responsibility is assumed for political, social, or economic changed conditions which could have an effect on real estate value which change takes place after the date of this valuation.

        13. The Americans with Disabilities Act ("ADA") became effective January
            26, 1992. The appraiser has not made a specific compliance survey and analysis of this property to determine whether or not it is in conformity with the various detailed requirements of the ADA. It is possible that a compliance survey of the property, together with a detailed analysis of the requirements of ADA, could reveal that the property is not in compliance with one or more of the requirements of the Act. If so, this fact could have a negative effect upon the value of the property. Since the appraiser has no direct evidence relating to this issue, he did not consider possible non-compliance with the requirements of ADA in estimating the value of the property.

        14. In this appraisal assignment, the existence of potentially hazardous material used in the construction or maintenance of any improvements, such as the presence of urea formaldehyde foam insulation, asbestos, and/or existence of toxic waste or mold which may or may not be present on the property, has not

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            been considered. The Appraiser is not qualified to detect such substances. The client is urged to retain an expert in this field if desired. A professional building inspection or environmental inspection is recommended.

        15. The Appraiser is not a home or environmental inspector. The appraiser provides an opinion of value. The appraisal does not guarantee that the property is free of defects or environmental problems. The appraiser performs an inspection of visible and accessible areas only. Mold may be present in areas the appraiser can not see. A professional home inspection or environmental inspection is recommended.

        16. Any cause of action resulting between Logan H. Babin, Jr., any other co-signed Appraiser, and the client in conjunction with this appraisal, either directly or indirectly, will be limited in total damages of every kind to the limits of the Errors and Omissions insurance policies numbered 04E00002LA for Logan H. Babin, Inc.
            (720640926/00337737), Logan H. Babin, Jr. (521546914/00337314), and
            Logan H. Babin, III (433969750/00329533).

I.      RESTRICTIONS UPON DISCLOSURE AND USE.

            Neither all nor any part of the contents of the appraisal report or copy thereof (especially the conclusions as to value, the identity of Appraiser or references to any professional designations) shall be disseminated to the public through advertising media, public relations media, news media, sales media, or other public means of communication without the prior written consent and approval of Appraiser.

            On behalf of Sterling Sugar Inc.

[ILLEGIBLE]                                      /s/ LOGAN H. BABIN, JR.
------------------------------                   -------------------------------
CLIENT                                           LOGAN H. BABIN, JR.
MANAGING DIRECTOR                                LOUISIANA CERTIFIED GENERAL
[ILLEGIBLE]                                      REAL ESTATE APPRAISER #G0244

AUG 27, 2004                                     /s/ LOGAN H. BABIN, III
------------------------------                   -------------------------------
DATE                                             LOGAN H. BABIN, III
                                                 LOUISIANA CERTIFIED GENERAL
                                                 REAL ESTATE APPRAISER #G1147

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                    SUMMARY OF SALIENT FACTS AND CONCLUSIONS

PURPOSE OF THE APPRAISAL:         To determine the "as is" Market Value of the
                                  property.

LOCATION OF SUBJECT PROPERTY:     The subject properties are located in St.
                                  Mary, Iberia, Lafourche, and St. Landry
                                  Parishes.

HIGHEST AND BEST USE:             The subject properties have varying highest
                                  and best uses. These include agricultural
                                  farmland, residential use, commercial or
                                  industrial use, and accessory use. A breakdown
                                  of the highest and best use per tract is
                                  enclosed within the report.

LAND DATA:                        18,220.83 +/- Acres in four parishes of which
                                  12,443.20 is cultivable according to the Farm
                                  Service Agency.

IMPROVEMENT DATA:                 The subject properties contain multiple
                                  improvements such as tenant houses,
                                  warehouses, shops, sheds, offices, pumping
                                  stations, etc. A detailed list of the
                                  improvements is included in the report.

SALES COMPARISON APPROACH:        $22,800,000.00

FSA ACREAGE:                      $21,000,000.00

MARKET VALUE:                     $21,900,000.00

MARKETING TIME:                   1+ years

EXPOSURE TIME:                    1+ years

EFFECTIVE DATE:                   September 8, 2004

APPRAISERS:                       Logan H. Babin, Jr.
                                  Louisiana Certified General
                                  Real Estate Appraiser No. G0244

                                  Logan H. Babin, III
                                  Louisiana Certified General
                                  Real Estate Appraiser No. G1147

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                                  INTRODUCTION

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DISCUSSION OF THE APPRAISAL PROCESS

The valuation process is a logical, systematic procedure employed to answer a specific economic question pertaining to real property. The valuation process is accomplished by following specific steps, the number of which depends on the nature of the appraisal assignment and the data available to complete it. In all cases, however, the valuation process indicates the pattern to be followed in performing market research and analysis of data, in applying appraisal techniques, and in integrating the results of these analytic activities into an opinion of defined value.

The valuation process begins with a concise statement identifying the real estate to be appraised, the property rights involved, the date of the value opinion, the use or purpose of the appraisal, the definition of the value to be estimated and any other limiting conditions. Various data, depending upon the character and scope of the appraisal, is then collected and analyzed. The data includes both general data relating to trends found at all market levels and specific data about the subject property and comparable sales. The highest and best use of the land as though vacant and of the property if and as improved is then analyzed. The appraisal problem is then defined within that framework.
Separate value indications are then derived by applying the three approaches to value; the Cost Approach, the Sales Comparison Approach, and the Income
Capitalization Approach. In different assignments, one or more of the approaches may have greater significance or reliability. Finally, the separate value indications derived from the approaches are reconciled into a final opinion of value.

The valuation process as a whole is comprised of integrated, interrelated and inseparable techniques and procedures that have the common objective of providing a reliable opinion of value.

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PURPOSE OF THE APPRAISAL

The purpose of this appraisal is to determine the "as is" Market Value, presuming a reasonable/typical exposure time, of the property and improvements.

INTENDED USE OF THE APPRAISAL

The intended use of this appraisal is to provide a market value opinion to the client for internal company use.

INTENDED USERS OF THE APPRAISAL

The intended users of this appraisal are Sterling Sugars, Inc. and their designated representatives

EFFECTIVE DATE OF THE APPRAISAL

The date of which this value opinion applies is as of September 8, 2004.

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PROPERTY RIGHTS APPRAISED

Except as specifically outlined herein, this appraisal is made assuming unencumbered fee simple title to the subject property. "Fee Simple" is defined as "an absolute fee; a fee without limitations to any particular class of heirs or restrictions, but subject to the limitations of eminent domain, escheat, police power, and taxation," with exceptions as per our Letter of Transmittal.

MARKET VALUE DEFINITION

"Market Value" is the most probable price that property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

(a) Buyer and seller are typically motivated;

(b) Both parties are well informed or well advised, and acting in what they consider their own best interests;

(c) A reasonable time is allowed for exposure in the open markets;

(d) Payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto, and

(e) The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.

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   MARKET TIME DEFINITION

   1) The time it takes an interest in real property to sell on the market subsequent to the date of an appraisal.

   2) Reasonable marketing time is an estimate of the amount of time it might take to sell an interest in real property at its estimated market value during the period immediately after the effective date of the appraisal;
      the anticipated time required to expose the property to a pool of prospective purchasers and to allow appropriate time for negotiation, the exercise of due diligence, and the consummation of a sale at a price supportable by concurrent market conditions. Marketing time differs from exposure time, which is always presumed to precede the effective date of the appraisal.

      Market value estimates imply that an adequate marketing effort and reasonable time for exposure occurred prior to the effective date of the appraisal. In case of disposition value, the time frame allowed for marketing the property rights is somewhat limited, but the marketing effort is orderly and adequate. With liquidation value, the time frame for marketing the property rights is so severely limited that an adequate marketing program cannot be implemented.

Marketing Time: 1+ years

Exposure Time: 1+ years

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DISCUSSION OF THE APPRAISAL PROBLEM

On August 27, 2004, Ms. G.F. Gay LeBreton, Managing Director of Chaffe and
Associates, Inc. authorized the appraisers to proceed with an appraisal of the land and improvements of Sterling Sugars, Inc. as per our letter of August 20, 2004 and the "Assumptions and Limiting Conditions" attached to this report.
Equipment, machinery and the sugar mill were not to be considered in the appraisal. On that date, the appraisers met with Ms. LeBreton, Mr. Craig P.
Callier, President and CEO of Sterling Sugars, Inc., Mr. Rivers Patout, Vice
President and General Manager of Sterling Sugars, Inc. and Mr. Tim Soileau,
Secretary of Sterling Sugars, Inc. Mr. Patout and Mr. Soileau provided continuous assistance and information to the appraisers during the appraisal process.

Sterling Sugars, Inc. is a public corporation whose stock is traded in the over-the-counter market and has approximately 500 stockholders. The corporation has been a grower and processor of sugarcane and related products since 1807. It is located on the banks of Bayou Teche just outside the City of Franklin, Louisiana. It is a grower and processor of sugarcane and produces for market raw cane sugar and black strap molasses. Sterling Sugars, Inc. owns approximately
19,000 acres of property in St. Mary, Iberia , St. Landry and Lafourche
Parishes. From the Port of Iberia to Raceland is a straight line distance of nearly 70 miles. Approximately 12,000 acres of company owned lands are leased to independent growers who produce cane for delivery to the mill.

The Sterling factory has a grinding capacity of 10,500 tons of sugarcane per day. Cane grown on Company operated land accounts for about 3% of the cane processed by the factory and the remainder is supplied by independent growers.
The Company employs approximately 100 permanent year-round employees and about
95 seasonal employees in the factory and fields.

For accounting purposes, the Company divides the property into 15 owned tracts for farming and hunting operations, one optioned tract, and the factory site.
These divisions are used by the appraisers for reference only and the total value of land and improvements will be allocated per tract. This should not be taken as an appraisal of each individual tract as to do so would violate the unit rule. Except where gross differences were noted, the appraisers used acreages furnished by management. These acreages and the acreage estimated by the appraisers from mapping software are assumed to be accurate for purposes of this valuation.

Readers of the report should observe that the subject property has been used for farming operations for almost 200 years. Farming operations involve the use of fuel oil and petroleum products of all types, chemicals for pesticides,

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herbicides, underground and above ground storage tanks, asbestos building materials, fertilizers, lead based paint and many other possibly hazardous materials. The appraisers are not experts in the detection of or the cost to remedy any such hazards. Likewise the appraisers cannot predict weather conditions, the effect on the sugar industry of changes in governmental policies and treaties, or the global sugar market. Any of the above could affect the value of the subject property and the Company.

Value of subject lands was estimated using comparable sales where farmland, woodland and swamp values were determined. Improvements, other than the factory site improvements, were estimated as value added by their construction, size and condition. Certain tracts had value additions due to lease income, higher use than farmland or non productive land. These will be itemized per tract.

The factory site will be valued as industrial land with substantial improvements
(3 general purpose sugar warehouses and office) valued at reproduction cost less depreciation and remaining improvements as value additions. Improvements associated solely with the mill were not considered.

A further indication of property value will be estimated by Farm Service Agency acreage value plus the factory site value.

The value of subject property is estimated as of September 8, 2004, the date photographs were taken and improvements inspected.

Any of the appraisers' markings or graphics on maps or photographs in the Addendum may not be an absolute reflection of property lines, boundaries, etc.
They merely represent the appraiser's opinions.

All three classical approaches to value (Cost, Income Capitalization and Sales
Comparison) were considered. A brief description of these appraisal methods follows.

The Cost Approach to value involves estimating the reproduction cost new of all improvements from which is deducted all accrued depreciation (physical, functional, and external) leading to an effective value opinion attributable to the improvements. To this opinion is added the land value of subject site, evaluated presuming same to be vacant and available for development, producing a total property value indication. The Cost Approach will be used in the valuation of certain improvements on the subject property.

The Income Capitalization Approach to value involves study and comparison of rental income and expense levels of similar properties from which a projection of subject's potential net income can be derived. Certain areas of the subject property involved building/property leases (not agricultural

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leases). These portions of the subject property will be valued using the Income
Approach.

The Sales Comparison Approach to value involves an analysis of recent sales of similar competitive properties. Important characteristics of these comparables are related to the subject property in terms of their probable effect on the sales price tending to set a range within which the value of the subject property will fall. Further, interpretation and analysis of the comparable data, including adjustment for all pertinent differences relative to the subject, leads appraisers to a logical opinion for the probable price for which the subject property could be sold as of the date of the appraisal. Data for this approach obtained from courthouse records and other sources are deemed to be reliable. The Sales Comparison Approach will be used in the valuation of the subject property.

The final step in the valuation process involves the reconciliation of the three approaches into a final value conclusion. The relative merits, weaknesses, significance, defensibility and applicability of each of the approaches to value utilized in the report are weighed, and a final opinion of market value for the subject property as of the date of the appraisal is concluded.

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     LAND DATA

     As mentioned in the Discussion of the Appraisal Problem, the data used for land valuation was taken from the owner's data except where large differences occurred. The reader is advised that no survey map of all of the subject property with exact breakdowns was furnished to the appraisers.

     For the purposes of valuation, the property will be designated and valued as follows:

     ST. MARY PARISH PROPERTY

    I. Adeline

        The property known as Adeline is located in Sec. 35, T13S-R9E and Sec.
        55, T14S-R9E. Sterling Sugars has an option to purchase 229 acres at $1,500.00 per acre on the death of the owner. There are no improvements on the property.

   II. Arlington

        According to the data furnished to the appraisers, Arlington consists of 450 acres of property in Sec. 68, T14S-R9E. Of this 450 acres, 169 acres are cultivable and 281 acres is swamp. The property is improved with a 1,620 SF pipe frame, steel hangar at 1256 Highway 87.

        The map data differs from this slightly but the figures provided by Sterling Sugars will be used for the purposes of this valuation.

  III. Belleview

        The property known as Belleview, Belleview Golf Club, and Belleview
        (Diamond Corner) consists of 3,357 acres on both sides of Bayou Teche along Irish Bend Road in Sec. 21, 23, 29, 31, and 50, T14S-R10E. The property is divided into 1,748 acres of farmland, 274 acres of other land, 1,250 acres of swamp, and 85 acres of golf course. The property is improved with a pump station as well as a 1,259 SF asbestos sided tenant house in poor condition.

        The golf course is improved with a clubhouse and is leased for 10 years
        (5 year lease with 5 year option) for $675.00 per month through the end of February 2013. No rent is specified for the option period. The value contributed to the land will be the lease value only.

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        The 1,250 acres of swamp are leased to Kevin Breaux for $1 per year.

   IV. Calumet

        The property known as Calumet is located on both sides of the Calumet
        Cut near the Harry P. William Airport in Patterson. Calumet consists of
        1,175 acres. This includes 932 acres of farmland, 19.25 acres of residential property, 23.52 acres of commercial property, and 200 acres of woods/swamp.

        The residential property is improved with a church, a shop, and multiple tenant houses. It is the opinion of the appraisers that these improvements add no value to the property. In fact, if the improvements were demolished, the property could be subdivided into large home sites similar to the adjacent property.

        The 23.52 acres of commercial property are actually used for cultivation but should be subdivided into tracts to take advantage of the location adjacent to the airport.

    V. Camperdown

        Camperdown is divided into two tracts, one on each side of Bayou Teche.
        More commonly referred to as East and West Camperdown, these contain
        1,202 acres. East Camperdown lies on the north side of Bayou Teche in Sec. 50 - 53, T14S-R9E and Sec. 43, T14S-R10E. West Camperdown lies on the south side of Bayou Teche in Sec. 18, 42, and 44 of T14S-R10E.

        The property is improved with a 1,560 SF ICM shop and 2,400 SF ICM open storage area.

        There is approximately 986 acres of farmland, 200 acres of woods/swamp, and 16 acres of residential property. 8 acres of this residential property has a purchase agreement with a Mr. Tibbs at $25,000.00 per acre. Although the sale has not been completed, there is some clearing occurring on the site.

   VI. Derise

        The Derise tract is 144 acres of farmland located in Sec. 38, 68, & 74,
        T13S-R8E. The property is unimproved.

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  VII. Factory Site & Pan Am

        The Factory Site & Pan Am contains 73.43 acres of land in Sec. 4 & 75,
        T14S-R9E and Sec. 49, T14S-R10E. None of the property at the Factory
        Site is farmland. The improvements include:

            - (F1) 4,425 SF wood residence converted into offices in average condition;

            -   (F2) 3,091 SF wood tenant house in fair condition;

            -   (F3) 2,297 SF wood tenant house in good condition;

            -   (F4) 1,640 SF wood tenant house in average condition;

            -   (F5) 5,226 SF wood engineering office in poor condition;

            -   (F8) 2,222 SF wood dance studio in poor condition;

            -   (F9) 2,080 SF concrete block boarding house in fair condition;

            -   3,066 SF vinyl boarding house in average condition;

            -   37,800 SF ICM Sugar Warehouse 1 in poor condition;

            -   28,000 SF ICM Sugar Warehouse 2 in fair condition;

            -   60,000 SF new ICM Sugar Warehouse 3 in good condition; and

            -   600 LF of wood bulkhead with tiebacks.

 VIII. Norma Close

        The Norma Close tract is 41.4 acres of farmland located in Sec. 33, T13S-R8E. The property is unimproved.

   IX. Oak Bluff

        The area known as Oak Bluff was described to the appraisers as containing 713 acres of property. However our mapping software said the tract contained 1,702 acres total. After discussions with the management of Sterling Sugars, all agreed that our software data may be more accurate.

        Therefore, Oak Bluff will be valued as 1,447 acres of farmland and 255 acres of swamp/woods. The property is unimproved.

    X. Oaklawn

        Oaklawn is the largest tract of all parcels valued in this report. It is reported to be 5,346 acres of property and has areas within it called
        Oaklawn West, Oak Hill, and Oxford.

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        Oaklawn contains 4,840 acres of farmland, 484 acres of woods/swamp, 12 acres of good quality residential land, and 10 acres of fair quality residential land.

        The property is improved with:

            - 6,240 SF asbestos shop in fair condition and 11,100 SF covered storage located at 427 Highway 87;

            -   6,250 SF shop on Highway 87 and equipment storage (Oxford);

            - 3 houses in fair to poor condition on Oxford that should be demolished. The property should then be subdivided into single-family residential tracts along Bayou Teche;

            - 2 cinder block houses located at 133 and 139 Highway 323 that are 1,183 SF each and in fair condition;

            - 1 cinder block house at 134 Highway 323 that is 1,349 SF and in fair condition;

            - 1 wood frame house at 248 Highway 323 that is 1,423 SF in average condition.

     The property also has two dock leases on the northern section of the property. One lease is with the Parish of St. Mary for $100.00 per year.
     This lease has not been paid for some time and will not be included in this valuation. The other lease is with Myrette Point Boat Dock for $4,200.00 per year ending March 31, 2007. This lease will be valued for the purposes of this appraisal.

   XI. Patagonia

        The Patagonia tract is 445 acres of farmland and swamp located in Sec.
        1, T15S-R6E, Sec. 3-4, T15S-R7E, and Sec. 31, T14S-R7E. Of the acreage,
        119 acres are farmland and 326 acres are swamp. The property is unimproved.

  XII. Phillips (4 Corners)

        The Phillips tract is 5 acres of uncultivable land located at the intersection of Sec. 6-7, T14S-R8E and Sec. 33-34, T13S-R8E along the abandoned railroad. The property is unimproved woods.

 XIII. Shaffer

        The area known as Shaffer is approximately 242 acres of farmland and swamp located in Sec. 33, T14S-R10E. Of the acreage, 165 acres are farmland and 77 acres are woods/swamp. The property is unimproved.

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  XIV. Sterling

        The Sterling tract is 467 acres of farmland and swamp located in Sec. 67
        & 70, T14S-R9E and Sec. 16, 20, and 30, T14S-R10E. Of the acreage, 228 acres are farmland and 239 acres are swamp. The property is improved with 3 shop/equipment storage buildings and a pumping station.

        Shop 1 is 3,264 SF of shop and 3,400 SF of covered storage. Shop 2 is 800 SF of shop and 2,800 SF of covered storage. Shop 3 is 2,000 SF of shop and 1,000 SF of covered storage.

     IBERIA PARISH PROPERTY

   XV. Foster

        The property known as Foster is located in Sec. 1, T13S-R6E. It consists of 209 acres of farmland There are no improvements on the property.

  XVI. Jeanerette

        The Jeanerette tract is approximately 414 acres of farmland in Jeanerette along the Iberia/St. Mary Parish border just south of Lake
        Fausse Point. The property is unimproved.

 XVII. Peebles

        The area known as Peebles is approximately 2,182 acres located in Sec.
        2, 24-27, 40, 42-43, & 53, T13S-R6E near the Port of Iberia. The property consists of 1,034 acres of farmland, 214 acres of property best suited for industrial use, and 934 acres of swamp. Improvements include:

            -   (P1) 2,206 SF wood tenant house in average condition;

            -   (P2) 1,332 SF asbestos tenant house in poor condition;

            -   (P3) 840 SF composite siding tenant house in fair condition;

            -   (P6) 884 SF tar paper tenant house in poor condition;

            -   (P7) 608 SF tar paper tenant house in poor condition;

            -   7,400 SF equipment shed with additional 1,200 SF shop; and

            -   4,132 SF equipment shed

        There are two leases associated with this tract. The first is with the Iberia Parish School Board for the location improved with Peebles
        Elementary

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        School. This lease is for 4.79 acres at $1.00/year and ends November 22,
        2010.

        There is another lease for 21.4 acres to Bayou Management. The current terms of this lease are for $1,600.00/month through August of 2006.
        There is another 5-year option period after that through August of 2011 for $1,774/month.

     LAFOURCHE PARISH PROPERTY

XVIII. Upper Ten

        The property known as Upper Ten is located in Sec. 29 & 30, T15S-R18E in
        Raceland, Lafourche Parish, LA. It consists of 416 acres of farmland.
        There are no improvements on the property.

     ST. MARTIN PARISH PROPERTY

  XIX. Devillier

        The property known as Devillier is located in Sec. 23, T6S-R6E in St.
        Landry Parish, LA. It consists of 121 acres of swamp. There are no improvements on the property.

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     HIGHEST AND BEST USE ANALYSIS

     Highest and best use is defined as "that use which at the time of appraisal is most likely to produce the greatest net return to the land and/or building over a given period of time. This use must be logical, likely, reasonably probable, and proximate and not such as is merely possible.

     There are essentially four criteria that the highest and best use must meet. Such use must be:

                1. Physically possible;

                2. legally permissible;

                3. financially feasible, and

                4. maximally productive.

     These criteria are usually considered sequentially. To illustrate the logic of such, it would make little difference if a particular use were financially feasible if it were not physically possible or legally permissible.

     Size, location, neighborhood character, and trend of development are pertinent to the highest and best use of the site. The uses permitted by the local government are also controlled factors as requested by the building permit issuance process.

     The subject properties contain many improvements. These include equipment sheds and shops, tenant houses for laborers, offices, warehouse, the mill, etc. These improvements are considered to add contributory value to the operation of sugar cane processing and will therefore not have individual highest and best uses such as "residential" or "industrial".

     However, some areas do contain improvements that do not enhance the value of the property. Instead, these areas could be sold for a higher price if the improvements were removed. In such cases, this acreage will be split out and the highest and best use will not be agricultural.

     Many tracts also contain woods, marsh, and swamp. Since these areas are uncultivable, they are just considered accessory use to the sugar cane operation.

     ST. MARY PARISH PROPERTY

    I. Adeline -        This property is unimproved and has a highest and best
                        use of agricultural use.

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   II. Arlington -      This property is only improved with an ultralight hanger
                        and has a highest and best use for agricultural use. The
                        woods and swamp have a highest and best use of accessory
                        use.

  III. Belleview -      Belleview is improved with a golf course, country club,
                        and one tenant house. The acreage that contains the golf
                        course has a highest and best use for a recreational
                        golf club. The remaining acreage has a highest and best
                        use of agricultural for the farmland and accessory use
                        for the woods/swamp.

   IV. Calumet -        Calumet contains 932 acres that have a highest and best
                        use for agricultural use and 200 acres of woods/swamp
                        that are accessory use areas. However, a 19.25 acre
                        tract near Bayou Teche that contains multiple
                        improvements (church, tenant houses, and shed) has a
                        highest and best use for large single-family residential
                        lots if the improvements were demolished. Also, 23.52
                        acres near the airport that is currently in cane has a
                        highest and best use of commercial/industrial taking
                        advantage of the proximity to the airport.

    V. Camperdown -     This property is only improved with an equipment
                        shed/shop and has 986 aces with a highest and best use
                        for agricultural use. The woods and swamp have a highest
                        and best use of accessory use. However, there is 16
                        acres along Bayou Teche that are wooded and planted in
                        cane that has a highest and best use for single-family
                        residential homesites.

   VI. Derise -         Derise is unimproved and has a highest and best use of
                        agricultural use.

  VII. Factory Site -   This property contains multiple improvements (tenant
                        houses, warehouses, bulkheaded slip, mill, offices,
                        etc.) that all assist in the operation of a sugar cane
                        processing plant. This acreage has a highest and best
                        use of commercial/industrial waterfront.

 VIII. Norma Close -    Norma Close is unimproved and has a highest and best use
                        of agricultural use.

   IX. Oak Bluff -      This property is unimproved and has 1,447 acres with a
                        highest and best use of agricultural use and 255 acres
                        of woods/swamp with a highest and best use of accessory
                        use.

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    X. Oaklawn -        Oaklawn contains 4,840 acres of farmland that has a
                        highest and best use of agricultural use containing
                        multiple improvements (equipment storage, shops, and
                        tenant houses). 484 acres of property is woods and swamp
                        that has a highest and best use of accessory use. 12
                        acres of property is improved with a few tenant houses
                        that should be demolished. This property should then be
                        divided into waterfront single-family residential
                        tracts. 10 acres of property has a highest and best use
                        for fair residential use.

   XI. Patagonia -      Patagonia is unimproved and has a highest and best use
                        for agricultural use. The woods and swamp have a highest
                        and best use of accessory use.

  XII. Phillips -       This tract is unimproved wooded area that used to be a
                        railroad right of way. The highest and best use of the
                        property is accessory use.

 XIII. Shaffer -        Shaffer is unimproved and has a highest and best use for
                        agricultural use. The woods and swamp have a highest and
                        best use of accessory use.

  XIV. Sterling -       This property is only improved with equipment
                        sheds/shops and a pumping station and has a highest and
                        best use for agricultural use. The woods and swamp have
                        a highest and best use of accessory use.

     IBERIA PARISH PROPERTY

   XV. Foster -         This property is unimproved and has a highest and best
                        use of agricultural use.

  XVI. Jeanerette -     Jeanerette is unimproved and has a highest and best use
                        of agricultural use.

 XVII. Peebles -        Peebles is only improved with equipment sheds/shops and
                        tenant houses and has a highest and best use for
                        agricultural use. The woods and swamp have a highest and
                        best use of accessory use. The northern 214 acre tract
                        of Peebles is adjacent to the Port of Iberia and has a
                        highest and best use for industrial use.

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     LAFOURCHE PARISH PROPERTY

XVIII. Upper Ten -      This property is unimproved and has a highest and best
                        use of agricultural use.

     ST. LANDRY PARISH PROPERTY

  XIX. Devillier -      This property is unimproved swamp and has a highest and
                        best use of accessory use.

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                                    ANALYSIS
                                       AND
                                    VALUATION

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                             COMPARABLE SALES DATA

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AGRICULTURAL PLANTATION SALES

SALE 1 COB 1556 Folio 771           Lafourche Parish, La.
       Laurel Grove Enterprises to Raceland Raw Sugar Corp.
       20 January 2004              $4,107,885.00
       3,352 acres                  $ 1,225.50/Acre

COMMENT: Sale of St. Rose Plantation, Enterprise Plantation, Part of Laurel
         Grove Plantation (1/3 retained by Laurel Grove Enterprises), Trial
         Plantation, Dolese Plantation, Greenwood Plantation, and Braud
         Plantation. Total acres sold from appraisers file - 3,352 acres
         (Cropland - 2,792, Wooded - 560). Total Farm Service acres sold -
         2,210.60 acres.

         Sale analyzed as follows:

         1) Value of cane @ $275/acre for 2,792 acres = $767,800.00.

         2) Value of wooded land @ $300/acre for 560 acres = $168,000.00.

         3) Value of cropland: $3,172,085 for 2,792 acres or $1,136.13/acre.

         4) Value of property using Farm Service acres or $3,340,085 for 2,210.6 acres or $1,510.94/acre.

SALE 2 COB 1546 Entry 945993        Lafourche Parish, La.
       COB 1837 Folio 486           Terrebonne Parish, La.
       Plater-Acadia, L.L.C. to Acadia Agricultural Holdings, L.L.C.
       30 September 2003            $ 9,500,000.00
       3,232 +/- acres              $ 2,939.36/Acre

COMMENT: Property in Lafourche and Terrebonne Parish adjacent to Nicholls State
         University and Thibodaux Regional Medical Center allocated as follows:
         Agricultural:                         1,158 acres
         Woodlands & Right of Ways:              886 acres
         Residential                             860 acres
         Commercial/Institutional                328 acres

         Commercial/Institutional @ $20,000/acre     $ 6,560,000.00
         Woodlands/ROW @ $500/acre                   $   443,000.00
                                                     --------------
                                                     $ 7,003,000.00

         Agricultural & Residential 2,018 acres      $ 2,497,000.00
                                             or      $1,237.36/acre

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SALE 3 COB 215 Entry 195593         Assumption Parish, La.
       Sidney C. Sundbery, et al to Rosedale Land Co., LLC
       2 March 2000                 $1,400,000.00
       2,250 acres                  $ 622.22/Acre

COMMENT: Sale analyzed as follows:
         800 acres farmland @ $1,250/acre: $1,000,000.00
         1,450 acres woods @ $300/acre:    $  435,000.00
                                           -------------
                                           $1,435,000.00
                                rounded to $1,400,000.00.

SALE 4 COB 1389 Folio 7             St. Mary Parish, La.
       Prudential Insurance Co. of America to M.A. Patout & Son Ltd.
       10 June 1999                 $ 5,100,000.00
       4,113 +/- acres              $ 1,239.97/Acre

COMMENT: Sale of Georgia Plantation along Highway 90. All farmland. Cultivated
         ASCS acreage: 3,643 acres or $1,400/acre.

SALE 5 COB 1371 Folio 95            Lafourche Parish, La.
       Prudential Insurance Co. of America to Raceland Raw Sugar Corp.
       8 Dec. 1998                  $ 4,650,000.00
       10,121.77 +/- acres          $ 469.41/Acre

COMMENT: Sale of Gayoso and Scuddy Plantations. Scuddy Plantation contains plenty of swampland. Cultivated ASCS acreage:
         3,321 acres or $1,400/acre.

SALE 6 COB 39S Entry 255292         St. Mary Parish, La.
       Prudential Insurance Co. of America to Sterling Sugars, Inc.
       January 1997                 $ 6,500,000.00
       8,751 +/- acres              $ 742.77/Acre

COMMENT: Purchase of Oaklawn tract of the subject property.
         Cultivated ASCS acreage: 4,862 acres or $1,436.90/acre.

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

SALE 6 COB 39B Folio 57             St. Mary Parish, La.
       Prudential Insurance Co. to Lafourche Sugars Corp.
       18 June 1996                 $ 3,250,000.00
       3,847 acres                  $ 844.81/Acre

COMMENT: Noncontiguous (5); 10 acres in ROWS; portions wet/low (1,110 ac);
         $510,000.00 allocated to cane included in sale. Price per high acre minus cane allotment: $1,000/acre.

SALE 7 COB 1505 Folio 492           Terrebonne Parish, La.
       Cynthia Prentice Palmer to Cameco Industries, Inc.
       12 April 1996                $ 3,500,000.00
       2,406.018 acres              $ 1,454.69/Acre

COMMENT: Property on Louisiana Highway 311 near Schriever, Louisiana. Mostly pasture land with development potential near U. S. Highway 90 and LA
         Highway 311. Improvements included a single family residence, fishing camp, and small barns.

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

RESIDENTIAL SALES

WATERFRONT RESIDENTIAL LOTS

SALE 1 COB 218 Folio 524            Assumption Parish, La.
       Rosedale Land Co., LLC to Jamie Garrison et al
       November 16, 2000            $ 32,000.00
       37,510 SF                    $ 0.85/SF

COMMENT: Lot 2, Addendum 1 to Rosedale Subdivision. Residential batture lots along Hwy 308 in Assumption Parish.

SALE 2 COB 218 Folio 536            Assumption Parish, La.
       Rosedale Land Co., LLC to Frank Kelly et al
       November 16, 2000            $ 64,000.00
       75,020 SF                    $ 0.85/SF

COMMENT: Lots 6 & 7, Addendum 1 to Rosedale Subdivision. Residential batture lots along Hwy 308 in Assumption Parish.

SALE 3 COB 218 Folio 707            Assumption Parish, La.
       Rosedale Land Co., LLC to Emma Montero
       November 29, 2000            $ 31,940.00
       37,550 SF                    $ 0.85/SF

COMMENT: Lot 8, Addendum 1 to Rosedale Subdivision. Residential batture lots along Hwy 308 in Assumption Parish.

RESIDENTIAL LOTS

SALE 4 COB 1751 Folio 452           Terrebonne Parish, La.
       Walter Land Company to Joey Derouen
       22 October 2001              $43,084.00
       3.507 acres                  $12,285.14/Acre

COMMENT: Lot 9, Ridgeland Plantation, large single-family residential lot along
         Bayou Dularge Road.

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

SALE 5 COB 1769 Folio 67            Terrebonne Parish, La.
       Walter Land Company to Rodney Fulcher
       15 March 2002                $45,775.00
       3.662 acres                  $12,500.00/Acre

COMMENT: Lot 10, Ridgeland Plantation, large single-family residential lot along
         Bayou Dularge Road.

SALE 6 COB 1861 Folio 15            Terrebonne Parish, La.
       Walter Land Company to Parrish Richaud
       15 March 2004                $49,556.00
       3.812 acres                  $13,000.00/Acre

COMMENT: Lot 11, Ridgeland Plantation, large single-family residential lot along
         Bayou Dularge Road.

PENDING SALE:

SALE 7 Pending Sale                 St. Mary Parish, La.
       Sterling Sugars, Inc. to Kevin D. Tibbs
                                    $ 200,000.00
       8.0 acres                    $ 25,000.00/Acre

COMMENT: Property on Irish Bend Road and Bayou Teche. Trees and water front property for residential use. Tibbs has right of first refusal on adjacent 4 acres. Tibbs is currently select clearing and leveling tract. Wooded land in West Camperdown Tract.

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

INDUSTRIAL/COMMERCIAL SALES

SALE 1 COB 1158 Entry 98-5800       Iberia Parish, La.
       Sterling Sugars, Inc. to Port of Iberia District
       26 June 1998                 $1,020,780.00
       170.13 acres                 $6,000.00/Acre

COMMENT: Property adjacent to Port of Iberia on Louisiana Highway 83. Purchased for expansion of Port.

SALE 2 Entry 97-5233                Iberia Parish, La.
       Lawrence W. Webb to Parker Technology, L.L.C.
       12 June 1997                 $418,000.00
       46.91 acres                  $8,910.68/Acre

COMMENT: Property for industrial use in vicinity of Port of Iberia. Corner of Port Road and Lancon Road. Water front on Rodere Canal.

SALE 3 COB 1774 Folio 210           Terrebonne Parish, La.
       Ingram Barge Company to Paloma Enterprises, Inc.
       24 April 2002                $ 250,000.00
       10 acres                     $ 25,000.00/acre

COMMENT: Sale of Lot 24 along Munson Slip in Houma, LA. Lot was 330' wide by depth of 1320'.

SALE 4 COB 1774 Folio 275           Terrebonne Parish, La.
       Ingram Barge Company to APA Fabrication, Inc.
       24 April 2002                $ 250,000.00
       10 acres                     $ 25,000.00/acre

COMMENT: Sale of Lot 25 along Munson Slip in Houma, LA. Lot was 330' wide by depth of 1320'.

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SALE 5 COB 1724 Folio 130           Terrebonne Parish, La.
       Allison Management, LLC to GIFI Properties, LLC
       23 Feb. 01                   $ 360,000.00
       10.055 acres                 $ 35,803.08/acre

COMMENT: Sale contained part of Lots 15 & 16. More than half of the sale (11.847 acres) was in the Houma Navigational Canal and Munson Slip. Gross sales data: 21.902 acres @ $16,436.86/acre

SALE 6 COB 43S Folio 129            St. Mary Parish, La.
       Cutrone Properties to Conrad Shipyards
       Nov. 2000                    $ 1,141,316.00
       52 acres                     $ 21,948.39/acre

COMMENT: Joint venture between Cutrone and Whitney Nat'l Bank of New Orleans.
         Waterfront property along Bayou Boeuf. Approximately 1,450 feet along bayou and also has 2,450 feet of frontage along Highway 182.

SALE 7 COB 1631 Folio 679           Terrebonne Parish, La.
       J. Ray McDermott, Inc. to The Carline Land Trust
       8 Dec. 98                    $ 1,800,000.00
       222.17 acres                 $ 8,101.90/acre

COMMENT: Sale along Bayou Black in Gibson. Large pipeline right-of-way through middle of the property. Estimated value at approximately
         $10,000.00/acre with 20% reduction for pipeline.

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

SALE 8 NA #261001                   St. Mary Parish, La.
       Wiltz P. Segura et al to Twin Brothers Marine, Inc.
       16 March 98                  $ 310,000.00
       16.5221 acres                $ 18,762.75/acre

COMMENT: Waterfront property along Port of West St. Mary Canal. Approximately
         626 feet (not bulkheaded) along canal. Twin Brothers Marine, Inc. owns property adjacent to this sale.

SALE 9 COB 1529 Folio 161           Terrebonne Parish, La.
       T.L. James & Co., Inc. to United Diesel, Inc.
       23 Oct. 96                   $ 210,000.00
       13.503 acres                 $ 15,552.10/acre

COMMENT: Sale along Intracoastal Waterway in Houma. Approximately 1,400 feet along canal. Portion of sale (1.903 acres) is in Intracoastal Waterway.
         Gross sales data: 15.406 acres @ $13,631.05/acre

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

WOODED/SWAMP/MARSH SALES

SALE 1 COB 1531 Folio 409           Terrebonne Parish, La.
       Walter Land Company to Wilson Voisin, Jr.
       8 November 1996              $ 175,600.00
       190.129 acres                $ 923.58/Acre

COMMENT: Property on Louisiana Highway 315 south of Houma, Louisiana. 48 acres farmland @ $2500/Acre and 142.129 acres marsh and swamp @ $391.19/Acre

SALE 2 COB 1541 Folio 103           Terrebonne Parish, La.
       Walter Land Company to Wilson Voisin, Jr.
       22 January 1997              $103,448.00
       74.526 acres                 $ 1,388.06/Acre

COMMENT: Property on Louisiana Highway 315 south of Houma, Louisiana. 30.5 acres farmland @ $2670/Acre and 44.026 acres swamp @ $500/Acre

SALE 3 COB 1544 Folio 249           Terrebonne Parish, La.
       Walter Land Company to Wilson Voisin, Sr.
       18 February 1997             $246,985.00
       131.866 acres                $ 1,873.00/Acre

COMMENT: Property on Louisiana Highway 315 south of Houma, Louisiana. 83.434 acres farmland @ $2670/Acre and 48.432 swamp @ $500/Acre

SALE 4 COB 1553 Folio 452           Terrebonne Parish, La.
       Walter Land Company to Alexander M. Crighton, III
       16 April 1997                $180,000.00
       195.882 acres                $ 918.87/Acre

COMMENT: Property on Louisiana Highway 315 south of Houma, Louisiana. 50.0 acres farmland @ $2500/Acre and 145.892 acres marsh and swamp @ $377/Acre

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SALE 5 COB Folio 1717/37            Terrebonne Parish, La.
       Walter Land Co. to Circulation Tools, Inc.
       20 Dec 2000                  $122,476.00

       Lots 1 & 11, Ridgeland Plantation. 151.19 total acres (23.44 acres cane land)

SALE 6 COB Folio 1730/61            Terrebonne Parish, La.
       Walter Land Co. to Circulation Tools, Inc.
       17 April 2001                $114,945.50

       Lots 2 & 12, Ridgeland Plantation. 141.53 total acres (22.09 acres cane land)

SALE 7 COB Folio 1744/630           Terrebonne Parish, La.
       Walter Land Co. to Circulation Tools, Inc.
       27 Aug. 2001                 $118,165.50

       Lots 3 & 13, Ridgeland Plantation. 141.93 total acres (23.60 acres cane land)

SALE 8 COB Folio 1764/384           Terrebonne Parish, La.
       Walter Land Co. to Circulation Tools, Inc.
       6 Feb. 2002                  $119,015.50

       Lots 4 & 14, Ridgeland Plantation. 144.40 total acres (21.95 acres cane land plus access road)

SALE 9 COB Folio 1787/586           Terrebonne Parish, La.
       Walter Land Co. to Circulation Tools, Inc.
       28 Aug. 2002                 $119,925.50

       Lots 5 & 15, Ridgeland Plantation. 196.37 total acres (10.87 acres cane land plus 185.5 law)

COMMENTS: The above sales 5 - 9 are part of an "Agreement to Purchase and Option to Purchase" between Walter Land

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

         Co. and Circulation Tools, Inc. dated November 29, 2000 to purchase
         Lots 1 thru 17 of Ridgeland Plantation at a price of $2,500 per acre for agricultural land and $500 per acre for swamp. Undeveloped agricultural land has no road frontage. No minerals were to be sold.
         Sales to take place in 5 years. Total land area is 307.57 acres agricultural and 1,290.42 acres swamp.

SALE 10 COB Folio 1764/384          Terrebonne Parish, La.
        Walter Land Co. to Four "D", LLC
        July 2003                   $222,583.50

COMMENT: Lots 6, 7, 16, & 17, Ridgeland Plantation plus 60' servitude. 37.81 acres of high land plus 60' servitude sold at $2,500 acre, 299.252 acres low sold at $500 acre. Sale was part of above listed purchase agreement between Walter Land Company and Circulation Tools and was given 10% discount due to accelerated closing.

SALE 11 COB 1324 Folio 695          Terrebonne Parish, La.
        Contran Realty Corp. to Michael X. St. Martin
        23 June 1992                $ 1,696,340.00
        7,068 acres                 $ 240.00/acre

COMMENT: Marsh and swamp around Lake Hatch and Gulf Intracoastal Waterway near
         Houma, LA.

SALE 12 COB 1335 Folio 508          Terrebonne Parish, La.
        Michael X. St. Martin to The Nature Conservatory
        25 September 1992           $ 1,130,624.00
        4,618 acres                 $ 244.93/acre

COMMENT: Sale of portion of above sale - south of the Intracoastal Waterway around Lake Hatch.

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SALE 13 COB 1796 Folio 238          Terrebonne Parish, La.
        J. Allured et al to Orange Grove Holdings
        12 November 2002            $ 1,300,000.00
        2,704 acres                 $ 480.77/acre

COMMENT: This property was purchased at a sheriff's sale with the purchasers being a group of hunters who had been leasing the property for years and had already made significant investments into the property. Losing bidder was Mr. Michael X. St. Martin, an adjacent land owner. These circumstances probably led to the higher than normal market price paid for the property.

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

LAND VALUE CONCLUSION

The above sales represent various types of property:

   1. Agricultural Plantation Sales - sales of large agricultural plantations that are composed of farmland, woods & swamp, and various improvements normally associated with the operation of the plantation. These sales will be used to determine the market value of property with a highest and best use of agricultural farmland.

   2. Residential Lots Sales - these are sales of tracts that are primarily for residential use. The first subcategory is waterfront tracts. Such tracts usually sell for a premium because of the demand for larger, tree lined lots, waterfront lots. The second subcategory is non-waterfront residential tracts. The third category shows a pending sale on the subject property. These sales will be used to determine the market value of the property with a highest and best use of residential.

   3. Industrial/Commercial Sales - this section shows tracts of property that are used for industrial or commercial land. These sales will be used to determine the market value of property with a highest and best use of industrial and commercial use.

   4. Wooded/Swamp/Marsh Sales - these sales involve pieces of property that are either all wooded, swamp, or marsh or have portions of their sale that are wooded, swamp, or marsh. These sales will be used to determine the market value of property with a highest and best use of accessory use woods and swamp.

AGRICULTURAL USE PROPERTY

The seven agricultural plantation sales listed above, as well as the appraiser's extensive conversations with both the buyers and sellers of similar properties, help to form the market value opinion of the appraisers. When the value of each type of parcel (farmland, woods/swamp, etc.) is extracted from these sales, they demonstrate a market value for the agricultural farmland of $1,100.00 per acre.

RESIDENTIAL PROPERTY

The subject property has certain areas that have a highest and best use for residential tracts. Some of these tracts are adjacent to other large single-family residential waterfront tracts. These tracts have a greater demand from

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

the marketplace. A prime example of this is the current purchase agreement on property between the client and Mr. Tibbs for $25,000.00 per acre of land in Camperdown. This potential sale, as well as the other sales of waterfront tracts in Assumption Parish, show the potential market value for large, waterfront, residential tracts as $25,000.00 per acre.

The subject property also has other areas that have a highest and best use for single-family residential use. However, these tracts do not have the same appeal as tracts valued at $25,000.00 per acre. The remaining residential lot sales from Terrebonne Parish demonstrate an adjusted market value of $10,000.00 per acre.

INDUSTRIAL/COMMERCIAL PROPERTY

Certain portions of the subject property have a highest and best use of industrial or commercial property. This is true for the Factory Site, areas of Calumet near the airport, and areas of Peebles near the Port of Iberia. Using the industrial and commercial sales listed above and making adjustments, the appraisers will use a figure of $5,000.00 per acre for the industrial property near the Port and $10,000.00 per acre for the parcels in Calumet and the Factory
Site.

ACCESSORY USE WOODS/SWAMP/MARSH PROPERTY

Many of the subject property tracts have portions that are woods, swamp, or marsh and have a highest and best use of accessory use. Using the woods/swamp/marsh sales, as well as using some data from the agricultural plantation sales, the appraisers will value accessory use property at $300.00 per acre.

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

   COMPARATIVE SALES ANALYSIS

   The figures from the previous section will be used to value the different types of property in each plantation. If improvements exist, either the dollar value contribution of the improvements or the value as derived from the cost approach will be added to the land value.

   ST. MARY PARISH PROPERTY

  I. ADELINE

      Adeline is 229 acres of farmland. This tract is not currently owned by the client but is optioned at $1,500.00 per acre. No value due to the option price at or above market value for small tract.

 II. ARLINGTON

Land:
  169 acres farmland @ $1,100.00/acre      $  185,900.00
  281 acres swamp @ $300.00/acre           $   84,300.00
                                           -------------
                                           $  270,200.00

Improvements:
  Hanger                                   $   20,000.00

                          TOTAL            $  290,200.00

III. BELLEVIEW

Land:
  1,748 acres farmland @ $1,100.00/acre    $1,922,800.00
  274 acres other @ $1,000.00/acre         $  274,000.00
  85 acres golf course @  rent value       $   50,000.00
  1,250 acres swamp @ $300.00/acre         $  375,000.00
                                           -------------
                                           $2,621,800.00

Improvements:
  1 Tenant House                           $    6,000.00
  1 Pump Station                           $   50,000.00

                          TOTAL            $2,677,800.00

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

IV. CALUMET

Land:
  19.25 acres residential @ $25,000.00/acre             $  481,250.00
  23.52 acres commercial/industrial @ $10,000/acre      $  235,200.00
  932 acres farmland @ $1,100.00/acre                   $1,025,200.00
  200 acres woods @ $300.00/acre                        $   60,000.00
                                                        -------------
                                           TOTAL        $1,801,650.00

V. CAMPERDOWN

Land:
  16 acres residential @ $25,000.00/acre                $  400,000.00
  986 acres farmland @ $1,100.00/acre                   $1,084,600.00
  200 acres woods @ $300.00/acre                        $   60,000.00
                                                        -------------
                                                        $1,544,600.00

Improvements:
  1,560 SF Shop @ $10.00/SF                             $   15,000.00
  2,400 SF Storage @ $5.00/SF                           $   12,000.00
                                                        -------------
                                                        $   27,600.00

                                           TOTAL        $1,572,200.00

VI. DERISE

Land:
  144 acres farmland @ $1,100.00/acre                   $  158,400.00

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

VII. FACTORY SITE & PAN AM

Land:
  73.43 acres commercial/industrial @ $10,000/acre      $  734,300.00

Improvements:
     (F1) 4,425 SF Office*                              $  215,000.00
     (F2-4) 3 Tenant Houses                             $  140,000.00
     (F5) 5,226 SF Engineering Office                   $        0.00
     (F8) 2,222 SF Dance Studio                         $        0.00
     2 Boarding Houses                                  $   50,000.00
     3 Sugar Warehouses*                                $2,280,000.00
     600 LF Bulkhead                                    $  150,000.00
                                                        -------------
                                                        $2,835,000.00

                                           TOTAL        $3,569,300.00

  * - value contributions of the improvements derived from the Cost Approach on the following pages

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

            CALCULATOR COST FORMS

                              CALCULATOR COST FORM
    For subscribers using the MARSHALL VALUATION SERVICE Calcutor Cost Method
                                SQUARE FOOT COSTS

1 Subscriber making survey Logan Babin, Jr. & III   Date of survey 24-Sep-04

2 Name of building Main Office                      Owner Sterling Sugars, Inc.

3 Located at Sterling Sugars

                                                     SECTION I         SECTION II     SECTION III   SECTION IV
                                                     ---------         ----------     -----------   ----------
4  Occupancy ...................................    First Floor       Second Floor
5  Building class and quality ..................  Cls: D Q: Good     Cls: D Q: Good     Cls: Q:       Cls: Q:
6  Exterior wall ...............................       Wood               Wood
7  No. of stories & height per story ...........   #: 2 Ht: 12         #: 2 Ht: 8        #: Ht:        #: Ht:
8  Average floor area ..........................      3,540               885
9  Average perimeter ...........................       335
10 Age and condition............................  Age: 25 C: Avg.   Age: 25 C: Avg.     Age: C:        Age: C:
11 Region:  Western [ ] Central  [X] Eastern [ ]
12 Climate: Mild    [ ] Moderate [X] Extreme [ ]

                                                          SECTION I    SECTION II   SECTION III   SECTION IV
                                                          ----------   ----------   -----------   ----------
13 BASE SQUARE FOOT COST ...............................     103.34     103.34
           SQUARE FOOT REFINEMENTS
14 Heating, cooling, ventilation .......................       0.00       0.00
15 Elevator deduction ..................................
16 Miscellaneous .......................................
17   ......................... Total lines 13 through 16    103.340    103.340

         HEIGHT AND SIZE REFINEMENTS
18 Number of stories-multiplier ........................      1.000      0.850
19 Height per story-multiplier (see Line 7).............      1.120      1.000
20 Floor area-perimeter multiplier (see Lines 8 & 9)....      0.992      0.992
21 Combined height/size multiplier (Lines 18 x 19 x 20).      1.111      0.843

                FINAL CALCULATIONS                        SECTION I    SECTION II   SECTION III   SECTION IV
                                                          ----------   ----------   -----------   ----------
22 Refined square foot cost (Line 17 x 21)..............     114.81      87.14
23 Current cost multiplier (Sect. 99 p. 3)..............       1.04       1.04
24 Local multiplier (Sect. 99 p. 5 thru 8)..............       0.88       0.88
25 Final sq. ft. cost (Line 22 x 23 x 24)...............     105.08      79.75
26 Area (Back of this form).............................      3,540        885
27 Line 25 x Line 26....................................    371,978     70,576
28 Lump sums (Line 34)..................................     25,150          0
29 REPLACEMENT COST (Line 27 + Line 28).................    397,128     70,576
30 Depreciation % (Sect. 97)............................         54%        54%
31 Depreciation amount (Line 29 x Line 30)..............    214,449     38,111
32 DEPRECIATED COST (Line 29 - Line 31).................    182,679     32,465

                              TOTAL OF ALL SECTIONS

33 Replacement cost       $467,704
     Depreciated cost     $215,144
       Rounded value      $215,000

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

 Calculations: _________________________________________________________________
 _______________________________________________________________________________
 _______________________________________________________________________________
 _______________________________________________________________________________
 _______________________________________________________________________________
 _______________________________________________________________________________
 _______________________________________________________________________________
 _______________________________________________________________________________
 _______________________________________________________________________________
 _______________________________________________________________________________
 _______________________________________________________________________________

 Lump Sum (Sprinklers, elevators, etc.): ___________________     __________
 ___________________________________________________________     $        -
    COVERED PORCHES: 1,006 SF covered by residence roof,
         raised, with columns @ $25.00/SF                        $25,150.00
 ___________________________________________________________     $        -
 ___________________________________________________________     $        -
 ___________________________________________________________     $        -
 ___________________________________________________________     $        -
 ___________________________________________________________     $        -
 ___________________________________________________________     $        -
                                                                 ==========
34 ...............................................   Total       $25,150.00
                                                                 ----------

      INSURANCE EXCLUSIONS (Section 96)

                                                          SECTION I    SECTION II   SECTION III   SECTION IV
                                                          ----------   ----------   -----------   ----------
35 Basement excavation ..............................
36 Foundation below ground ..........................
37 Piping below ground ..............................
38 Architect's plans and specifications .............
39 Total % of exclusions (Lines 35 thru 38) .........
40 Replacement/depreciated cost (Line 29 or 32) .....
41 Excluded amount (Line 39 X 40) ...................
42 Insurable value (Line 40 - Line 41 ) .............

    Notes: ____________________________________________________________________

Depreciation:     Physical    25/60       24%
                Functional     10%
                  Economic     20%

                               [LOGAN BABIN LOGO]
                            REAL ESTATE & APPRAISALS

                              CALCULATOR COST FORM
   For subscribers using the MARSHALL VALUATION SERVICE Calcutor Cost Method
                               SQUARE FOOT COSTS

1  Subscriber making survey Logan Babin, Jr. & III   Date of survey 24-Sep-04

2  Name of building Sugar Warehouses                 Owner Sterling Sugars, Inc.

3  Located at Factory Site, Franklin, LA

                                                     SECTION I         SECTION II          SECTION III     SECTION IV
                                                  -----------------  ----------------   -----------------  ----------
4  Occupancy ...................................     Warehouse 1        Warehouse 2        Warehouse 3
5  Building class and quality ..................  Cls: S Q: Average  Cls: S Q: Average  Cls: S Q: Average   Cls: Q:
6  Exterior wall ...............................     Sheet Metal        Sheet Metal        Sheet Metal
7  No. of stories & height per story ...........     #: 1 Ht: 30        #: 2 Ht: 30        #: 1 Ht: 30      #: Ht:
8  Average floor area ..........................       37,800             28,000             60000
9  Average perimeter ...........................        1,020               670              1000
10 Age and condition ......... .................   Age: 25 C: Avg     Age: 15 C: Avg     Age: 1 C: Good     Age: C:
11 Region:  Western [ ] Central [X] Eastern [ ]
12 Climate: Mild [ ] Moderate [X] Extreme [ ]

                                                           SECTION I    SECTION II   SECTION III   SECTION IV
                                                           ---------    ----------   -----------   ----------
13 BASE SQUARE FOOT COST ................................     25.49        25.49        25.49
         SQUARE FOOT REFINEMENTS
14 Heating, cooling, ventilation ........................      0.00         0.00        0.00
15 Elevator deduction ...................................
16 Miscellaneous ........................................
17 ............................ Total lines 13 through 16    25.490       25.490       25.490
       HEIGHT AND SIZE REFINEMENTS
18 Number of stories-multiplier .........................     1.000        1.000        1.000
19 Height per story-multiplier (see Line 7) .............     1.382        1.382        1.382
20 Floor area-perimeter multiplier (see Lines 8 & 9) ....     0.926        0.921        0.895
21 Combined height/size multiplier (Lines 18 x 19 x 20)..     1.280        1.273        1.237

        FINAL CALCULATIONS                                 SECTION I    SECTION II   SECTION III   SECTION IV
                                                           ---------    ----------   -----------   ----------
22 Refined square foot cost (Line 17 x 21) ..............      32.62         32.44       31.53
23 Current cost multiplier (Sect. 99 p. 3) ..............       1.05          1.05        1.05
24 Local multiplier (Sect. 99 p. 5 thru 8) ..............       0.87          0.87        0.87
25 Final sq. ft. cost (Line 22 x 23 x 24) ...............      29.80         29.64       28.80
26 Area (Back of this form) .............................     37,800        28,000      60,000
27 Line 25 x Line 26 ....................................  1,126,391       829,859   1,728,068
28 Lump sums (Line 34) ..................................          0             0           0
29 REPLACEMENT COST (Line 27 + Line 28) .................  1,126,391       829,859   1,728,068
30 Depreciation % (Sect. 97) ............................         63%           40%         21%
31 Depreciation amount (Line 29 x Line 30) ..............    709,626       331,943     362,894
32 DEPRECIATED COST (Line 29 - Line 31) .................    416,765       497,915   1,365,173

                              TOTAL OF ALL SECTIONS

33 Replacement cost      $3,684,317
   Depreciated cost      $2,279,853
      Rounded value      $2,280,000

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

Calculations: __________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Lump Sum (Sprinklers, elevators, etc.): ___________________     __________
___________________________________________________________     $        -
___________________________________________________________
___________________________________________________________     $        -
___________________________________________________________     $        -
___________________________________________________________     $        -
___________________________________________________________     $        -
___________________________________________________________     $        -
___________________________________________________________     $        -
                                                                ==========
34 ...............................................  Total       $        -
                                                                ----------

      INSURANCE EXCLUSIONS (Section 96)

                                                          SECTION I    SECTION II   SECTION III   SECTION IV
                                                          ----------   ----------   -----------   ----------
35 Basement excavation ..............................
36 Foundation below ground ..........................
37 Piping below ground ..............................
38 Architect's plans and specifications .............
39 Total % of exclusions (Lines 35 thru 38) .........
40 Replacement/depreciated cost (Line 29 or 32) .....
41 Excluded amount (Line 39 X 40) ...................
42 Insurable value (Line 40 - Line 41 ) .............

    Notes: ____________________________________________________________________

Depreciation:     Physical    25/40=43%   15/40=20%  1/40=1%
                Functional       20%         20%       20%
                  Economic        0%          0%       0%

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

VIII. NORMA CLOSE

      Land:
        41.4 acres farmland @ $1,100.00/acre                 $   45,540.00

IX.   OAK BLUFF

      Land:
        1,447 acres farmland @ $1,100.00/acre                $1,591,700.00
        255 acres woods @ $300.00/acre                       $   76,500.00
                                                             -------------
                                        TOTAL                $1,668,200.00
X.    OAKLAWN

      Land:
        12 acres residential @ $25,000.00/acre               $  300,000.00
        10 acres residential @ $10,000.00/acre               $  100,000.00
        4,840 acres farmland @ $1,100.00/acre                $5,324,000.00
        484 acres woods @ $300.00/acre                       $  145,200.00
                                                             -------------
                                                             $5,869,200.00
      Improvements:
        (Oaklawn)
        6,240 SF Shop @ $10.00/SF                            $   62,400.00
        11,100 SF Work Area @ $5.00/SF                       $   55,500.00
        (Oxford)
        2,500 SF Shop @ $10.00/SF                            $   25,000.00
        3,750 SF Work Area @ $5.00/SF                        $   18,750.00
        3 Tenant Houses                                      $        0.00
        (Oaklawn West)
        3 Cinderblock Houses                                 $   80,000.00
        1 Wood Tenant House                                  $   40,000.00
                                                             -------------
                                                             $  281,650.00

      Leases:
        Dock Lease $4,200/year for 3.5 years @ 8%            $   12,000.00

                                        TOTAL                $6,162,850.00

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

XI.   PATAGONIA

      Land:
        119 acres farmland @ $1,100.00/acre                  $  130,900.00
        326 acres swamp @ $300.00/acre                       $   97,800.00
                                                             -------------
                                        TOTAL                $  228,700.00

XII.  PHILLIPS (4 CORNERS)

      Land:
        5 acres woods @ $500.00/acre                         $    2,500.00

XIII. SHAFFER

      Land:
        165 acres farmland @ $1,100.00/acre                  $  181,500.00
        77 acres woods @ $300.00/acre                        $   23,100.00
                                                             -------------
                                        TOTAL                $  204,600.00

XIV.  STERLING

      Land:
        228 acres farmland @ $1,100.00/acre                  $  250,800.00
        239 acres swamp @ $300.00/acre                       $   71,700.00
                                                             -------------
                                                             $  322,500.00

      Improvements:
        Pumping Station                                      $  100,000.00
        (Shop 1)
        3,264 SF Shop @ $10.00/SF                            $   32,640.00
        3,400 SF Storage @ $5.00/SF                          $   17,000.00
        (Shop 2)
        800 SF Shop @ $10.00/SF                              $    8,000.00
        2,800 SF Storage @ $5.00/SF                          $   14,000.00
        (Shop 3)
        2,000 SF Shop @ $10.00/SF                            $   20,000.00
        1,000 SF Storage @ $5.00/SF                          $    5,000.00
                                                             -------------
                                                             $  196,640.00

                                        TOTAL                $  519,140.00

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

      IBERIA PARISH PROPERTY

XV.   FOSTER

      Land:
        209 acres farmland @ $1,100.00/acre                  $  229,900.00

XVI.  JEANERETTE

      Land:
        414 acres farmland @ $1,100.00/acre                  $  455,400.00

XVII. PEEBLES

      Land:
        214 acres industrial @ $5,000.00/acre                $1,070,000.00
        1,034 acres farmland @ $1,100.00/acre                $1,137,400.00
        934 acres swamp @ $300.00/acre                       $  280,200.00
                                                             -------------
                                                             $2,487,600.00
      Improvements:
        (P1) Tenant House                                    $   40,000.00
        (P2) Tenant House                                    $   10,000.00
        (P3) Tenant House                                    $   10,000.00
        (P6) Tenant House                                    $    7,000.00
        (P7) Tenant House                                    $    3,000.00
        (Equipment Shed/Shop)
        1,200 Shop @ $10.00/SF                               $   12,000.00
        7,400 Shed @ $3.00/SF                                $   22,200.00
        4,132 Shed @ $4.00/SF                                $   16,528.00
                                                             -------------
                                                             $  120,728.00

      Leases:
        School Lease - Current Value of 4.79 acres @
        $5,000/acre in 6 years x 0.630170                    $   15,000.00

        Bayou Mgt. Lease -
        2 years @ $1,600/mo., 8%: $1,600 x 22.110544         $   35,376.87
        5 years @ $1,774/mo., 8%: $1,774 x 27.207889         $   48,266.80
                                                             -------------
                                                             $   83,643.67
        $83,643.67 x 1.006667 = $ 84,201.32    SAY           $   84,000.00

                                        TOTAL                $2,707,328.00

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

        LAFOURCHE PARISH PROPERTY

XVIII.  UPPER TEN

          Land:
            416 acres farmland @ $l,100.00/acre              $  457,600.00

        ST. MARTIN PARISH PROPERTY

  XIX.  DEVILLIER

          Land:
            121 acres swamp @ $300.00/acre                   $   36,300.00

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

SALES COMPARISON SUMMARY

These divisions are used by the appraisers for reference only and the total value of land and improvements are allocated per tract. This should not be taken as an appraisal of each individual tract as to do so would violate the unit rule.

ST. MARY PARISH

Adeline:                    $   290,200.00
Belleview:                  $ 2,677,800.00
Calumet:                    $ 1,801,650.00
Camperdown:                 $ 1,572,200.00
Derise:                     $   158,400.00
Factory Site:               $ 3,569,300.00
Norma Close:                $    45,540.00
Oak Bluff:                  $ 1,668,200.00
Oaklawn:                    $ 6,162,850.00
Patagonia:                  $   228,700.00
Phillips (4 Corners):       $     2,500.00
Shaffer:                    $   204,600.00
Sterling:                   $   519,140.00
                            --------------
                            $18,901,080.00

IBERIA PARISH

Foster:                     $   229,900.00
Jeanerette:                 $   455,400.00
Peebles:                    $ 2,707,328.00
                            --------------
                            $ 3,392,628.00

LAFOURCHE PARISH

Upper Ten:                  $   457,600.00

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

ST. LANDRY PARISH

Devillier:               $    36,300.00
                         --------------

               TOTAL     $22,787,608.00

                 SAY     $22,800,000.00

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

FARM SERVICE ACREAGE APPROACH

As stated in the Discussion of the Appraisal Problem, another method to value the subject property will be by using Farm Service Acreage data. The appraisers are aware that many purchasers of large sugar cane plantations base their valuation solely on the number of acres that are planted in cane. The improvements on these pieces, which may include tenant houses, equipment storage sheds, shops, etc., add no value to the property.

Sterling Sugars also owns the mill on the Factory Site. Such an asset is usually not included in the plantation sales found in the Comparative Sales Data. Consequently, once a market value is determined based on the Farm Service Agency acreage, the appraisers will then add the value of the Factory Site from the previous section.

The appraisers contacted the Farm Service Agency representatives in St. Mary, Lafourche, and Iberia Parishes. These agencies provided us with the crop acreage owned by Sterling Sugars in St. Mary and Iberia. Lafourche Parish data was obtained in the appraiser's files. The St. Landry Parish tract known as Devillier is only swamp and contains no farmland.

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

      ST. MARY PARISH DATA:

1. STATE: LOUISIANA 22

2. COUNTY: SAINT MARY 101

3. CROP YEAR: 2004

4. ID NO. 72-0327950

5. PRODUCER NAME & ADDRESS
   STERLING SUGARS INC
   PO BOX 572
   FRANKLIN. LA 705380572
   TELEPHONE (318) 828-0620

6. COUNTY OFFICE NAME & ADDRESS
   ST MARY PARISH FSA OFFICE
   500 MAIN ST - ROOM 313
   FRANKLIN LA 70538-6144
   TELEPHONE (337) 828-0493

                    FARMING INTEREST (Completed by producer)

7. Circle each tract for which a "YES" answer applies to the tract for Items 8, 9, OR 10 on AD-1026. (OP = Operator. OW = Owner. OO = (Owner-Operator).

      OP/                                                                                         - NRCS DETERMINATIONS -
FARM  OW/    TRACT                                                                           8.       9.     10.       11.
 NO   OO      NO         CROPLAND    OWNER                          PHOTO/GRID              HEL      027    A027     Wetland
 336  OW      517            500.8  STERLING SUGARS INC [ILLEGIBLE] [ILLEGIBLE]               N        N       N
 384  OW      720            428.1  STERLING SUGARS INC [ILLEGIBLE] [ILLEGIBLE]               N        N       N
 441  OW      754            169.8  STERLING SUGARS INC [ILLEGIBLE] [ILLEGIBLE]               N        N       N
 450  OW      762           2003.9  STERLING SUGARS INC [ILLEGIBLE] [ILLEGIBLE]               Y        Y       Y
 461  OW      763            435.1  STERLING SUGARS INC [ILLEGIBLE] [ILLEGIBLE]               N        N       N         Y
 569  ON      895            455.7  STERLING SUGARS INC [ILLEGIBLE] [ILLEGIBLE]               Y        Y       Y
 570  OW      896            284.7  STERLING SUGARS INC [ILLEGIBLE] [ILLEGIBLE]               Y        Y       Y
 726  OW      621            822.6  STERLING SUGARS INC [ILLEGIBLE] [ILLEGIBLE]               N        N       N
 837  OW      692           1004.0  STERLING SUGARS INC [ILLEGIBLE] [ILLEGIBLE]               N        N       N
 837  OW      950            292.4  STERLING SUGARS INC [ILLEGIBLE] [ILLEGIBLE]               N        N       N
 841  OW      964            252.0  STERLING SUGARS INC [ILLEGIBLE] [ILLEGIBLE]                        N       N
 855  OW      516            143.4  STERLING SUGARS INC [ILLEGIBLE] [ILLEGIBLE]               N        N       N
 865  OW      529            183.4  STERLING SUGARS INC [ILLEGIBLE] [ILLEGIBLE]               N        N       N
 920  OW     1081            436.2  STERLING SUGARS INC [ILLEGIBLE] A8                                 N       N
 920  OW     1082            408.2  STERLING SUGARS INC [ILLEGIBLE] A6& A9                             N       N
 920  OW     1083           1354.8  STERLING SUGARS INC [ILLEGIBLE] A8                                 N       N
 920  OW     1084            458.1  STERLING SUGARS INC [ILLEGIBLE] A7& A8                    Y        Y       Y
 920  OW     1085            403.9  STERLING SUGARS INC [ILLEGIBLE] A6                        N        N       N
                         ---------
                         10,038,10

12. You are recorded as a tenant or sharecropper on the farm numbers listed below.
      Please specify the tracts that apply to you by completing items (a) and (b).

(a) Circle "YES" or "NO" in the "FARMING INTEREST" column beside each tract number below to indicate whether you have a farming interest in the tract. The HELC and WC provisions will apply to all land in which you have a farming interest.

(b) If any "YES" answer to questions 8, 9, or 10 on AD-1026 applies to your land listed below, circle the applicable tract in the "Tract No" column.

FARM  TRACT   FARMING CROPLAND  OWNER   PHOTO/GRID  -NRCS DETERMINATIONS-
 NO    NO     INTEREST                               8.   9. 10.  11.
                                                     HEL 027 A027 Wetland

                                   NONE FOUND

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

      IBERIA PARISH DATA:

1. STATE: LOUISIANA 22

2. COUNTY: IBERIA 045

3. CROP YEAR: 2004

4. ID NO. 72-0327950

5. PRODUCER NAME & ADDRESS
   STERLING SUGARS INC
   PO BOX 572
   FRANKLIN. LA 705380572
   TELEPHONE (337) 828-0620

6. COUNTY OFFICE NAME & ADDRESS
   IBERIA COUNTY FSA OFFICE
   2627 NORTHSIDE RD STE 500
   NEW IBERIA LA 70563-0953
   TELEPHONE (337) 369-3234

                    FARMING INTEREST (Completed by producer)

7. Circle each tract for which a "YES" answer applies to the tract for Items 8, 9, OR 10 on AD-1026. (op = Operator, OW = Owner, OO = Owner-Operator).

      OP/                                                                               - NRCS DETERMINATIONS -
FARM  OW/    TRACT                                                                  8.       9.     10.     11.
 NO   OO      NO        CROPLAND    OWNER                      PHOTO/GRID          HEL      027    A027   WETLAND
1867  OW      702        1381.0     STERLING SUGARS INC         67. 68 & M          N        N      N     Iberia Parish(Port)
1867  OW      811         156.5     STERLING SUGARS INC         M7                  N        N      N
1867  OW     2624         101.5     STERLING SUGARS INC         A10                 N        N      N     St. Mary Parish Tracts
1867  OW     2625         110.2     STERLING SUGARS INC         A10                 N        N      N
1868  OW     2059         349.9     STERLING SUGARS INC         M7                  N        N      N     Iberia Perish [ILLEGIBLE]
                        -------
                        2089.10

2. You are recorded as a tenant or sharecropper on the farm numbers listed below.
      Please specify the tracts that apply to you by completion items (a) and (b).

(a) Circle "YES" or "No" in the "FARMING INTEREST" column beside each tract number below to indicate whether you have a farming interest in the tract. The HELC and WC provisions will apply to all land in which you have a farming interest.

(b) If any "YES" answer to questions 8, 9, or 10 on AD-1026 applies to your land listed below, circle the applicable tract in the "Tract No" column.

FARM  TRACT   FARMING CROPLAND  OWNER   PHOTO/GRID  -NRCS DETERMINATIONS-
 NO     NO    INTEREST                                8.   9. 10. 11.
                                                     HEL 027 A027 Wetland

                                   NONE FOUND

3.    MULTIPLE COUNTY INTEREST: (CONTROL COUNTY: ST MARY LAJ

      OTHER COUNTIES & STATES :

      IBERIA LA: LAFCURCHE LA

                    FSN 1867- [ILLEGIBLE] BY [ILLEGIBLE] LLP.

                    FSN 1868- [ILLEGIBLE] BY PATCH [ILLEGIBLE]

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

FARM SERVICE ACREAGE - CONCLUSION

A review of the data provided, as well as the appraiser's data, allowed the appraisers to conclude that the subject property contained 12,443.20 acres of property being used to grow sugar cane. The comparable sales data involving agricultural plantation sales indicate a market value of $1,400.00 per acre.

12,443.20 Acres x $l,400.00/Acre    =      $17,420,480.00

Plus Value of the Factory Site             $ 3,569,300.00
                                           --------------

                                           $20,989,780.00

                                       SAY $21,000,000.00

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                                                                              66

                              FINAL RECONCILIATION

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

CORRELATION AND FINAL VALUE ESTIMATE

As stated earlier, the final step in the valuation process involves the reconciliation of the approaches into a final value conclusion. The relative merits, weaknesses, significance, defensibility and applicability of each of the approaches to value utilized in the report are weighed, and a final opinion of market value for the subject property as of the date of the appraisal is concluded.

SALES COMPARISON APPROACH:              $ 22,800,000.00
FARM SERVICE ACREAGE APPROACH:          $ 21,000,000.00

Based on the fact that both approaches are commonly used in the valuation and pricing of various agricultural plantations in South Louisiana, each approach will be given equal value:

$ 22,800,000.00 x 0.50 =      $ 11,400,000.00
$ 21,000,000.00 x 0.50 =      $ 10,500,000.00
                              ---------------

        MARKET VALUE          $ 21,900,000.00

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

                                    ADDENDUM

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

                             SUGAR INDUSTRY OVERVIEW

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                                                                              70

                           THE U.S. SWEETENER INDUSTRY

                          [U.S. SWEETENER INDUSTRY MAP]

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                                                                              71

                                U.S. SUGAR POLICY

U.S. SUGAR POLICY: HOW IT WORKS

U.S. SUGAR POLICY UNDER THE FARM BILL

U.S. sugar policy, which operates under the omnibus Farm Bill passed in 2002 by Congress, is actually one of the simpler, easier-to-understand agriculture programs. Basically, U.S. sugar policy is composed of three elements: (1) a loan program that USDA is obligated to run at no cost to taxpayers by avoiding loan forfeitures; and, to achieve this, two tools are available to balance supply with demand: (2) an import quota system on foreign sugar; and (3) marketing allotments for domestic sugar. Under U.S. sugar policy, there are no payments to American sugar farmers; there have been none since the 1970s.

      1. LOAN PROGRAM: As with virtually all farm programs, non-recourse loans are available for sugar production through the government's Commodity Credit Corporation. Under non-recourse loans for agriculture, the debt must be repaid with interest and administrative charges; however, should the market prices fall below the loan rate at which the money was borrowed, the debt can be satisfied by forfeiting the collateral-or crop. Since 1985, the loan rate for raw cane sugar has been 18 cents a pound. The beet sugar loan rate is slightly higher because it goes directly from the sugarbeet to a refined product.

      2. IMPORT QUOTA SYSTEM: In an effort to ensure American consumers an adequate and stable supply of sugar, Congress established an import quota system for sugar. American sugar farmers produce about 85 percent of the domestic sugar needs each year, the remainder is imported from 41 foreign countries. Each year the U.S. Department of Agriculture determines how much sugar needs to be imported to make up the shortfall in American production. The inflow of foreign sugar is regulated so American consumers get stable, reasonable prices and our farmers are not driven out of business by a flood of subsidized foreign sugar.

      3. MARKETING ALLOTMENTS: Marketing allotments limit the amount of sugar domestic producers can put on the market when the market is oversupplied. The Secretary of Agriculture determines the amount of sales that will balance the market and ensure stable supplies and prices. Producers must store sugar in excess of their allotments at their own expense, not at the government's. Thus, the economic burden of balancing the market falls on the producers.

REFORMS UNDER TRADE AGREEMENTS: IMPORT ACCESS LIBERALIZED

The U.S. has met or exceeded its commitment under the Uruguay Round to import no less than 1.26 million tons of sugar per year. Historically, the U.S. is the second or third largest Importer of sugar in the world, trailing only Russia, which is not a member of the WTO, and sometimes China, which is just joining the WTO. Imports to the U.S. are allocated among supplying nations based on their historical shares of our market. The import system that the U.S. uses is called a "tariff-rate quota." Under the tariff-rate quota system, imports are permitted to enter the U.S. at minimal or no tariff in order to meet U.S. consumption needs that cannot be met by domestic production. Imports above our needs that threaten American farmers are subject to higher tariffs. These higher tariffs were reduced by 15 percent, as promised in the Uruguay Round.

                    From the American Sugar Alliance website

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

LOUISIANA SUGAR INDUSTRY

                                       THE
                                    LOUISIANA
                                      SUGAR
                                    INDUSTRY

                                 DISTRIBUTED BY
                           AMERICAN SUGAR CANE LEAGUE
                               206 EAST BAYOU ROAD
                               THIBODAUX, LA 70301
                                     U.S.A.
                              PHONE (985) 448-3707
                               FAX (985) 448-3722
                                  WWW.AMSCL.ORG

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

FROM LOUISIANA SUGAR CANE FIELDS TO YOUR SUGAR BOWL

Sugar is pure, contains no man-made chemicals or warning labels, is 100% natural, and contains less than 16 calories per teaspoon. Unlike artificial sweeteners sugar has been declared safe by the Food & Drug Administration (GRAS list). Sugar, or sucrose, is produced most commonly from sugarcane or sugar beets when the energy of sunlight along with chlorophyll in the leaves transforms water and nutrients into sugar.

Sugarcane and/or sugar beets are produced in 16 states and provided over 9.0 million short tons of sugar to the USA in 2003. In 2004, sugarcane is being produced on over 580,000 acres of land in 24 Louisiana Parishes. Production should exceed fourteen million tons of cane with an economic impact of $1.7 billion to the cane growers and raw sugar factories of the state. Louisiana produces about 20% of the sugar grown in the United States (beets and cane). Approximately 27,000 employees are involved in this production and processing of sugar in Louisiana alone.

Of the U.S. sugar producing areas, Louisiana is the oldest and most historic. Sugarcane arrived in Louisiana with the Jesuit priests in 1751 who planted it near where their church now stands on Baronne Street in New Orleans. Several plantations were planted in what is now the city limits of New Orleans and in 1795, Etienne deBore, first granulated sugar on a commercial scale in Audubon Park. Except for disastrous production years during the Civil War, during a disease epidemic of the 1920's, and from 10 degree freezing temperatures affecting the 1990 crop, the Louisiana sugarcane industry has continued to increase in productivity, mainly due to improved varieties, cultural practices, pest control and sugar processing techniques. The Louisiana sugarcane industry is currently in its third century of sugar production.

Sugarcane is planted vegetatively, using whole stalks of cane rather than true seed. Each stalk consists of several joints which each have a bud. Cane stalks are planted in rows during the fall of each year and the buds produce shoots of cane the following spring. After maturing into stalks during the late summer, the cane crop is first harvested that fall and is called the plant cane crop. Sugarcane is a grass and more than one cutting can be harvested from each planting. In Louisiana, two to four additional annual cuttings (called ratoon crops) are made before the land has to be fallowed and replanted.

All Louisiana sugarcane is mechanically harvested using either soldier or combine type harvesters. Soldier harvesters cut off the cane tops, cut the stalks from their attachment to the row, and lay them on heaps behind the machine. After the cane heaps are burned to remove excess trash, cane loaders place the cane in large wagons for transport to the raw sugar factories. Combine harvesters cut the stalks into short pieces or billets, while extractor fans remove a portion of the leaf trash. Billets are then transported to the factories.

At the raw sugar factories, cane is washed and crushed, with the juice being boiled down to a thick syrup. The cane by-product is bagasse which is used as a fuel to power the factories. The thick syrup is separated into sugar crystals ("raw sugar") and molasses

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(used in livestock feed). The raw sugar is sold to refiners who melt the raw sugar crystals, remove the remaining impurities and color, and produce white or "refined" sugar.

PREPARED AND DISTRIBUTED BY THE AMERICAN SUGAR CANE LEAGUE OF THE USA, INC.

THE MISSION OF THE AMERICAN SUGAR CANE LEAGUE IS TO SUSTAIN SUCCESS THROUGH EFFECTIVE RESEARCH, POSITIVE LEGISLATION, PUBLIC RELATIONS/PROMOTION, AND EDUCATION.

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

                                     [MAP]

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
                                  LOUISIANA SUGARCANE INDUSTRY PRODUCTION DATA - 1963 TO 2003
                                  -----------------------------------------------------------
                  ACREAGE                 SUGAR PRODUCTION          CANE PRODUCTION         YIELD       MOLASSES
                  -------                 ----------------          ---------------         -----       --------
CropYe   Total      Harvested  Sugar,Raw   Sugar Per  Per Gross  Gross Cane   Gross Cane  Recover Per      80
at      Planted     for Sugar    Value       Acre        Ton       Ground      Per Acre    Gross Ton    Barrels
------  --------    ---------  ----------  ---------  ---------  -----------  ----------  -----------  -----------
         acres       acres     short tons   pounds     pounds       tons         tons          %         gallons
1963     522,029      295,492     759,473      5,140     168       9,062,892     30.7         8.38      60,302,273
1964     348,464   [ILLEGIBLE]    572,716      3,522     145       7,893,099     24.3         7.26      [ILLEGIBLE]
1965     314,241      288,345     550,035      3,815     l55       7,088,693     24.6         7.76      [ILLEGIBLE]
1966     315,487      288,483     562,290      3,898     162       6,959,715     24.1         8.08      42,938,192
1967     316,240   [ILLEGIBLE]    740,234      5,039     170       8,710,147     29.6         8.50      54,632,966
1968     301,226      282,397     668,667      4,736     167       8,027,523     28.4         8.33      50,626,060
1969     256,580      235,090     537,429      4,572     176       6,112,137     26.0         8.79      39,550,133
1970     286,402      265,692     602,361      4,534     159       7,553,312     28.4         7.97      45,811,299
1971     328,387      301,401     571,213      3,790     155       7,368,010     24.4         7.75      43,407,068
1972     344,611      311,377     659,713      4,237     141       9,353,196     30.0         7.05      54,786,202

1973     349,631      318,907     557,854      3,499     148       7,536,708     23.6         7.40      43,807,499
1974     322,455      307,722     593,922      3,860     157       7,566,270     24.6         7.85      41,956,517
1975     330,861      308,000     643,652      4,180     177       7,273,509     23.6         8.85      40,36l,988
1976     328,011      291,000     644,800      4,432     150       8,599,287     29.6         7 50      47,060,076
1977     323,633      304,000     668,175      4,396     160       8,327,441     27.4         8.02      43,501,022
1978     288,847      268,000     550,352      4,107     180       6,112,517     22.8         9.00      31,413,562
1979     262,872      240,000     505,000      4,208     182       5,542,579     23.1         9.11      31,000,000
1980     253,869      232,000     492,992      4,250     161       6,106,924     26.3         8.07      32,200,000
1981     265,000      247,000     711,500      5,761     194       7,348,441     29.8         9.68      38,747,800
1982     250,000      234,000     675,400      5,773     185       7,288,558     31.1         9.27      35,984,685

1983     265,000      245,000     606,000      4,947     185       6,537,000     26.7         9.27      31,849,000
1984     230,000      205,000     451,581      4,406     179       5,036,976     24.6         8.97      23,905,000
1985     250,000      226,000     530,663      4,696     174       6,087,846     26.9         8.72      30,704.000
1986     270,000      246,500     656,786      5,329     174       7,531,177     30.6         8.72      36,383,395
1987     285,000      263,000     748,000      5,688     225       6,665,000     25.3        11.25      35,672,000
1988     305,000      279,000     814,000      5,835     210       7,763,000     27.8        10.50      41,403,158
1989     320,000      294,000     864,000      5,878     207       8,329,000     28.3        10.37      41,000,000
1990     237,000      192,000     443,000      4,615     191       4,648,281     24.2         9.53      25,781,000
1991     347,000      319,000     750,000      4,700     189       7,945,000     24.9         9.44      43,332,000
1992     381,000      350,000     880,271      4,933     192       8,984,906     25.7         9.80      42,552,000

1993     390,000      360,000     893,000      4,961     193       9,240,395     25.7         9.66      50,428,956
1994     380,000      250,000   1,018,000      5,820     211       9,651,715     27.6        10.55      45,850,000
1995     395,000      364,000   1,075,003      5,800     200      10,585,417     29.0        10.00      61,450,000
1996     370,000      335,000   1,051,000      6,273     200      10,488,105     31.3        10.00      [ILLEGIBLE]
1997     410,000      380,000   1,275,000      6,710     212      12,019,441     31.6        10.61      68,332,000
1998     425,000      395,000   1,263,400      6,397     189      13,358,869     33.8         9.43      75,935,000
1999     463,000      432,000   1,675,000      7,800     211      15,982,000     37.0        10.40       92,250000
2000     496,000      460,000   1,565,848      6,800     202      15,497,457     33.7        10 10      92,911,811
2001     491,000      452,000   1,512,841      6,867     207      14,976,997     33.1        10.52      86,678,133
2002     485,000      446,000   1,335,534      5,989     179      14,879,247     33.3         8.98      73,710,000
2003     483,000      444,000   1,431,597      6,445     216      13,223,930     29.8        10.64      85,257,001

Prepared by: American Sugar [ILLEGIBLE] Thibodaux,LA [ILLEGIBLE]
Data source: ASCL USDANASS and La Cooperative Extension Service

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

                     LOUISIANA SUGARCANE STATISTICS

                                                               2003 CROP/VALUE IN 2004
                                                               -----------------------
INDUSTRY FACTS
   Number of farms                                                                 733
   Average farm size (acres planted)                                               715
   Number of Parishes farming sugarcane                                             24
   Total acres in sugarcane cultivation                                        580,000
   Total acres planted in sugarcane                                            483,000
   % of acreage which is leased land                                               >80

PRODUCTION
   Acreage harvested for sugar                                                 444,000
   Acreage grown for seed cane                                                  39,000
   Total gross tons ground                                                  13,223,930
   Total short tons sugar produced (raw value)                               1,431,597
   Total gallons 80 degrees brix molasses                                   82,257,000

CROP VALUE
   Value of the crop in La.                                    $           359,000,000(1)
   Total value to growers and landowners (60%)                 $           215,400,000
   Total value from factories (40%)                            $           143,600,000
   State ranking (plant, animal and fisheries commodities) (2)                   third
   State ranking (plant commodities only) (2)                                    first
   Direct economic value generated (x 2.75)                    $           987,250,000

EMPLOYMENT (2)
   Estimated number of farm workers                                             11,000
   Estimated number of raw sugar factory workers                                 2,600
   Estimated number of refinery workers                                          1,200
   Estimated number of support industry workers                                 12,200
                                                                                ------
   Total estimated number of industry workers                                   27,000

(1) Raw sugar is valued at 20.0 cents per pound and molasses is valued at 35.0 cents per gallon.

(2) Excludes Forestry; Louisiana Summary 2003 Agriculture and Natural Resources, LSU Ag Center Pub. 2382

(1) LMC International Ltd; Int. Sugar Jnl., 2002 Vol. 104, No. 1239 (124-129)

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

LOUISIANA SUGARCANE PRODUCTION

PLANTING: Prior to planting, the fallow ground is disked and precision graded to insure good drainage. The fallow operation occurs from spring through summer and prepares the seedbed for good germination. Furrows are opened on six-foot wide rows and cane stalks are planted and covered. Each stalk consists of numerous joints, each with a bud which germinates and produces cane shoots. The planting season is from August through September. During the winter, the cane shoots are frozen back to the ground. In the spring the cane resprouts and begins to grow and tiller. Sugarcane is a grass and does not need to be replanted after every cutting. In Louisiana, three or four annual crops are normally harvested from each planting.

CULTIVATION AND FERTILIZATION: The practice of working or stirring the top soil with disks or hoes pulled by tractors occurs each spring. This helps to control weeds, prepares the soil for fertilization and loosens the soil for cane roots to reach air and moisture. Essential plant nutrients are added to the soil to provide the cane plant with its requirements for maximum cane growth and sugar content.

SUMMER GROWTH: Cane grows most rapidly during the summer months. During this period, the farmer cannot cultivate the crop but does control insects (sugarcane borer). With adequate moisture and typical summer temperatures, sugarcane can grow more than one inch per day during June, July and August.

HARVESTING AND TRANSPORT: The Louisiana harvest season normally occurs from early October through late December. All cane is harvested mechanically. Soldier harvesters cut the stalks even with the ground, cut off the tops and piles the stalks across the rows. Normally cane has about 15% trash (leaves) which is removed by burning. This allows for more efficient transportation and cleaner cane delivered to the raw sugar factory. Cane is normally burned one day after harvest. Mechanical field loaders pick up the cane from the heaps and place the cane into transport wagons. These wagons deliver the cane directly to the factory or to a transloader station where the cane is transferred to highway trailers. Combine harvesters (seen in the photo) cut the stalks into pieces (billets) and loads them directly into transport wagons. After delivery to the sugar factory, the cane is weighed, sampled, and washed before being milled. In the factory, cane is crushed and the extracted juice boiled to produce raw sugar and molasses.

                   [FIGURE OF LOUISIANA SUGARCANE PRODUCTION]

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

LOUISIANA RAW SUGAR FACTORY OPERATION

MILLING - Delivered cane is weighed for cane yield, sampled for cane quality and washed in the mill yard. Shredders then prepare the cane by producing a uniform mat of chopped cane on the carrier. A series of three-roller mills crush the cane and extract the raw juice. Water is sprayed on the cane to help wash the juice from the cane. The woody residue left after extraction of the juice is called bagasse and is used as a fuel in most factories but can also be used for paper, building boards, plastics, mulch and animal bedding or litter.

[MILLING MACHINE]

CLARIFICATION - The raw juice is strained and heated. Lime is added to cause impurities such as mud to settle. Clarifiers separate the juice into clarified juice and muddy juice. The muddy juice us sent to filters where any juice is removed leaving mud (filter cake) which is returned to the fields.

[CLARIFICATION MACHINE]

EVAPORATION - The clarified juice is then boiled in evaporators which remove most of the water leaving a thick syrup.

[EVAPORATION MACHINE]

CRYSTALLIZATION AND CENTRIFUGING - The syrup is boiled at low temperatures under partial vacuum which causes the development and growth of sugar crystals. Massecuite (raw sugar crystals mixed with molasses) moves to centrifugals which separate the two. After all the commercially recoverable sugar is removed, the resulting molasses is sold as blackstrap molasses and is general used as cattle food or can be used in production of alcohol, yeast, citric acid or vinegar. The raw sugar is then stored in warehouse until sold to refineries for further processing.

[CRYSTALLIZATION AND CENTRIFUGING MACHINE]

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

                   QUESTIONS MOST FREQUENTLY ASKED ABOUT SUGAR

1. WHAT IS SUGAR?

Sugar, or sucrose, is a carbohydrate that occurs naturally in every fruit and vegetable in the plant kingdom. It is a major product of Photosyntheses, the process by which plants transform the sun's energy into food. Sugar occurs in freatest quantities in sugarcane and sugar beets from which it is separated for commercial use.

2. IS THERE A DIFFERENCE BETWEEN SUGAR PRODUCED FROM SUGAR BEETS AND SUGAR PRODUCED FROM SUGARCANE?

There is no difference in the sugar produced from either cane or beet. Sugarcane, a giant grass, thrives in a warn, moist climate, storing sugar in its stalk. The sugar beet grows best in a temperate climate and stores its sugar in its white root. Sugar from both sources is produced by nature in the same fashion as all green plants produce sugar - as a means of storing the sun's energy.

3. HOW IS SUGAR PRODUCED?

During the refining process, the natural sugar that is stored in the cane stalk or beet root is separated from the rest of the plant material. For sugarcane, this is accomplished by a) grinding the cane to extract the juice; b) boiling the juice until the syrup thickens and crystallizes; c) spinning the crystals in a centrifuge to produce raw sugar; d) shipping the raw sugar to a refinery where it is e) washed and filtered to remove impurities and color; and f) crystallized, dried and packaged. Beet sugar processing is accomplished in one continuous process without the raw sugar stage. The sugar beets are washed sliced and soaked in hot water to remove the juice. The sugar-laden juice is purified, filtered, concentrated and dried in a series of steps similar to sugarcane processing.

4. WHAT NUTIRENTS ARE PRESENT IN SUGAR?

Sugar is pure carbohydrate, an important nutrient which supplies energy to the body. Vitamins and minerals are sometimes present, but in trace amounts. Sugar and other nutritive sweeteners play an important role in making other foods tast better and, through their many uses in cooking, increasing the variety of foods available.

5. WHY IS SUGAR FOUND IN MANY PROCESSED FOODS?

Sugar is prized for its sweet taste and has many other functions in cooking and baking. It contributes texture and color to baked goods. It is neded in the fermentation of yeast, which causes bread to rise. Sugar acts as a bulking agent (ice cream, baked goods) and preservative (jams, fruits), and it imparts a satisfying body of "mouthfeel" to beverages. In non-sweet foods - salad dressings, sauces, condiments - sugar enhances flavors and balances acid content in tomato and vinegar-based products.

6. WHAT IS HONEY?

Honey, is a mixture of sugars formed from nectar by an enzyme, invertase, present in the bodies of bees. Honey varies in composition and flavor, depending on the source of the nectar (clover, orange blossom, sage, etc.) A typical analysis of honey would show

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

(exclusive of undetermined substances): 38% fructose, 31% glucose, 1% sucrose, 9% other sugars, 17% water and .017% ash.

7. IS HONEY MORE NUTRITIOUS THAN GRANULATED, POWDERED OR BROWN SUGAR?

On an equal weight basis, there is very little nutritional difference between honey and sugar. Because it weighs more, a tablespoon of honey contains slightly more carbohydrates and calories than a tablespoon of sugar. Honey contains only insignificant amounts of some vitamins and minerals, and like sugar, should not be considered a source of these nutrients.

8. WHAT IS HIGH FRUCTOSE CORN SYRUP?

Corn syrups are amanufactured by treating corn starch with acids or enzymes. Standard corn syrups, used by the food industry as well as the consumer, contain dextrose and other saccharides. High fructose corn syrup (HFCS) is made by treating dextrose with enzymes. The result - HFCS - is a liquid mixture of dextrose and fructose that is iused by food manufacturers in soft drinks, canned fruits, james and other food applications.

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

                  CENTRAL AMERICAN FREE TRADE AGREEMENT (CAFTA)

                              FOR IMMEDIATE RELEASE
             CONTACT: Charlie Melancon November 3, 2003 800-883-2875

                        27,000 LOUISIANA JOBS IN JEOPARDY
CENTRAL AMERICAN FREE TRADE AGREEMENT THREATENS FUTURE OF LOUISIANA SUGAR
INDUSTRY

THIBODAUX, LA - Louisiana's sugar industry is launching a radio and newspaper advertising campaign urging citizens to call President George W. Bush to ask him to preserve one of the state's most valuable industries. The Bush Administration is currently negotiating several bilateral and regional trade agreements, including the Central American Free Trade Agreement (CAFTA) that threaten to remove portions of the sugar import tariff system, allowing the U.S. market to be flooded with cheap, subsidized, foreign sugar imports.

"If CAFTA or these other agreements are approved with the sugar tariff system as part of the deal, Louisiana's sugar industry will cease to exist," said Charlie Melancon, president of the American Sugar Cane League. "It will be a real disaster for this state. The sugar industry means $750 million to Louisiana's economy each year and 27,000 jobs," said Melancon.

A recent study conducted for the Louisiana Bankers Association and First South Farm Credit Association by LSU Economist Michael Salassi confirms that if portions of the sugar import tariff system were removed, the Louisiana sugar industry would be driven out of business. Figures demonstrated that the United States, which consumes 9 million tons of sugar annually, could see its market flooded with up to 27 million tons of sugar. The LSU report estimated that "large increases in sugar imports, given the current structure of the industry and the domestic market, would likely drive the domestic raw sugar price down below breakeven levels for a large percentage of sugar cane producers."

Louisiana's sugar cane industry -- one of the largest in the United States -- employs 27,000 people in 15 sugar mills, two refineries and on hundreds of farms, which plant a half-million acres of sugar cane every year.

Most troubling for Louisiana sugar producers are the conflicting stories it is receiving from the Bush Administration. At one point, a senior administration official committed the White House to preserving the sugar import tariff and import access issues to the World Trade Organization (WTO) not CAFTA. However, Ambassador Allen Johnson the U.S. Trade Representative (USTR) agricultural trade negotiator delivered a conflicting message two weeks ago during negotiations in Houston, saying the sugar import tariff system is on the CAFTA negotiating table.

"Without White House intervention, the future of Louisiana's sugar industry and the 27,000 Louisiana workers it employs are in jeopardy," said Melancon. "The president's

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

trade negotiators are pursuing a course with CAFTA that will put the sugar industry at a very serious economic disadvantage."

The sugar industry supports trade negotiations under the WTO because, unlike bilateral trade agreements such as CAFTA, the WTO brings together all of the world's producers. Louisiana is one of the top sugar-producing states in the nation, producing approximately 20 percent of the sugar grown in the United States. In 2003, sugar cane is being harvested from approximately 450,000 acres of land in 24 parishes across Louisiana, and production is expected to be about 16 million tons of cane, which adds up to a $2 billion economic impact on Louisiana. About 27,000 people are employed in the production and processing of Louisiana sugar.

             Press Release from American Sugar Cane League website

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

            PROPOSED CAFTA WOULD LEAD TO UNMANAGEABLE SUGAR IMPORTS

The U.S. sugar industry opposes the inclusion of sugar in the proposed Central America Free Trade Agreement (CAFTA) because it would lead to sugar imports greatly in excess of U.S. needs, make the no-cost U.S. sugar policy inoperable, and ultimately lead to the destruction of the U.S. sugar industry.

One Million Tons of Excess Imports. The proposed CAFTA would more than double CAFTA countries' duty-free access to the U.S. sugar market over 15 years. But the CAFTA cannot be looked upon in isolation. The U.S. is currently negotiating free trade agreements (FTAs) with 23 other sugar-exporting countries. A doubling of current duty-free access for all these countries implies an increase in imports of about 1 million tons per year - a near doubling of U.S. sugar imports.

Policy, Price Effects. Increased imports of only a few hundred thousand tons would cancel the marketing allotment system that Congress requires USDA to use to operate U.S. sugar policy at no cost to taxpayers: cause forfeitures of sugar loans to the government at significant taxpayer cost: allow existing surplus sugar onto the market: and destroy the U.S. sugar policy and price. Studies by Louisiana State University and North Dakota State University conclude that excess imports of 1 million tons would drive the U.S. price down by 30-40%, and few American sugar producers would survive. At risk are 146,000 sugar-producing and related jobs, nationwide, and nearly $10 billion in annual economic activity.

Destructive Precedent. CAFTA would be far from the only additional import concession the U.S. is negotiating. In the coming months alone, the U.S. government is attempting to reach agreement with Mexico for additional imports under the NAFTA, with the Dominican Republic, whose current share of the U.S. import quota is almost 50% greater than the share of all five CAFTA countries combined, and with Australia, whose annual sugar exports are double those of the CAFTA. In addition, the U.S. seeks in 2004 to conclude negotiations with the South Africa Customs Union, which exports as much sugar as the CAFTA countries do: to begin negotiation with Thailand, which exports as much sugar as
Australia: and to complete the Free Trade Area of the Americas, with countries whose combined sugar exports are double total U.S. sugar consumption. Even if none of these countries or regions receive any greater access than the access proposed in the CAFTA, the U.S. market would still be swamped by 1 million additional tons of sugar, equal to 12-15% of U.S. sugar production.

U.S. Market Already Oversupplied. The U.S. sugar market does not need this sugar. To accommodate current WTO-required imports of 1.256 million tons, and allow no-cost operation of U.S. sugar policy, the government currently requires American sugar producers to isolate from the market, and store at their own expense, nearly 700,000 tons of sugar. Additional imports from the proposed CAFTA and subsequent FTA countries would either oversupply the U.S. market and collapse the price, or force American producers to cut back on their production so significantly that whole states or regions would be forced to exit the sugar business. Every additional ton of sugar that we are forced to import is another ton American sugar producers must either store, or forfeit to the government, or reduce their own production to accommodate.

Broken Promise. The proposed CAFTA would break U.S. Trade Representative's promise to the Congress not to negotiate changes in domestic support programs in FTAs. The U.S. sugar support program, alone among domestic support programs, would be undermined by import concessions in the proposed CAFTA. which would make continued no-cost operation of U.S. sugar policy impossible and force sugar policy changes the Congress had not intended.

                                                                January 15, 2004

U.S. Sugar Industry

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

                      AT INTERNATIONAL SWEETENER SYMPOSIUM:

                  LABOR, TEXTILE LEADERS SAY CAFTA BAD AS NAFTA

VAIL, CO - Speakers at an International sugar conference, representing U.S. organized labor and textile manufacturers, condemned the proposed Central America Free Trade Agreement (CAFTA) as duplicating the shortcomings of the North American Free Trade Agreement (NAFTA).

Scott Paul, a legislative director with the AFL/CIO, said, "Proponents of CAFTA say it will 'lift Central America,' but, based on the Mexican economy's experience with the NAFTA, the opposite is more likely to occur."

August Tantillo, coordinator of the American Manufacturing Trade Action Coalition, said CAFTA represented "the continuation of a failed policy" that could mean the loss of thousands more American jobs.

Both were participating in a panel at the International Sweetener Symposium being held here this week. The Symposium is sponsored by the American Sugar Alliance (ASA), the national coalition of growers, processors and refiners of sugarbeets and sugarcane, accounting for 146,000 American jobs in 19 states.

Paul said the NAFTA, which went into effect 10 years ago, has not alleviated poverty in Mexico, nor has it helped Mexico's environment. "Real wages (corrected for inflation) in Mexico have actually fallen since 1993. The jobs that have been created are in sweatshops run by multinational corporations. And, 2 to 3 million farmers have been displaced. Meanwhile, pollution along the U.S.- Mexico border is no better than before the NAFTA."

Paul said NAFTA has been costly to the U.S. economy as well. "Our trade deficit with Mexico has soared and 800,000 Americans have lost their jobs to Mexican imports."

Tantillo lamented the soaring U.S. trade deficit and dramatic loss of good-paying U.S. manufacturing jobs. "The 2003 U.S. trade deficit for goods in 2003 was $549 billion," Tantillo said. "That equates to a loss of $1.5 billion per year. And the biggest losses have occurred not only in textiles, autos, and furniture, but also in the high-tech sectors, where trade was supposed to give us an advantage - in computers and advanced technology products."

Tantillo said, "The number of manufacturing jobs has sunk to the lowest level since 1958, and the 14.6 million remaining jobs are barely half as many as in the retail sector. And retail-sector wages are extremely low, only a little more than half the wages in the manufacturing sector."

Tantillo said the CAFTA, which awaits Congressional approval, would worsen the trade-deficit, job-loss situation for the United States. "We're putting at risk thousands of American jobs for a Central American market with an economy about the size of Portland, Oregon."

Paul said that the current Administration's aim to include sugar in free trade agreements such as the CAFTA "Is playing Russian roulette with the U.S. sugar industry." He added, however, that with the combined opposition of the U.S. labor, textiles, and sugar, passage of the CAFTA is uncertain "in both the House and the Senate."

James Johnson, president of the United States Beet Sugar Association and moderator of the panel said, "Clearly, sugar is not the only sector of the U.S. economy put unfairly in danger by the proposed CAFTA. Our message to Congress and to the Administration is that we will work with others to defeat the CAFTA, which could ruin the U.S. sugar industry without achieving any progress of foreign sugar subsidies. Foreign subsidies are not addressed in bilateral and regional free trade agreements, but must be addressed multilaterally, in the WTO
- all countries, all programs."

               Press release from American Sugar Alliance website

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                            ECONOMIC IMPLICATIONS OF
                           CAFTA SUGAR PROVISIONS FOR
                               U.S. SUGAR INDUSTRY

                               U.S. Sugar Industry
                                February 3, 2004
                                                                 1

                      ECONOMIC IMPLICATIONS OF CAFTA SUGAR
                       PROVISIONS FOR U.S. SUGAR INDUSTRY

CAFTA SUGAR PROVISIONS

-  SHORT-TERM IMPLICATIONS:

      Marketing allotments
      Supply demand conditions
      Resolution of Mexico dispute
      Dominican Republic Australia additional access

-  LONGER-TERM IMPLICATIONS:

      Future FTAs
      Ability to defend U.S. sugar policy market
      Exposure to world raw refined exports
                                                                 2
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

CAFTA SUGAR PROVISIONS:
GUATEMALA, EI SALVADOR, NICARAGUA, HONDURAS,
COSTA RICA*

- FIRST-TIER (DUTY-FREE) ACCESS: First-year increase of 78% over current access: grows to 111% increase over 15 years: 2.440- metric-ton increases year 16 onward

-     SECOND-TIER (ABOVE-QUOTA) TARIFF: No change

- STOCKS MANAGEMENT OPTION: To prevent oversupply and prevent triggering off marketing allotments. U.S. may compensate Centrals for sugar they would have sent: no details available yet

      -     No cost if sugar or other CCC commodities used

      -     Cash payments apparently also an option

      * Dominican Republic may added: target effective date: January 1, 2005.
                                                                               3

                            CAFTA SUGAR IMPORT ACCESS

                                  (METRIC TONS)

             2003/04  Increase  Increase  Total year    Annual increase
              quota     year 1  year 15*      15        year l6 onward
Guatemala     50,546    32,000    49,820   100,366           + 940

EI Salvador   27,379    24,000    36,040    63,419           + 680

Nicaragua     22,114    22,000    28,160    50,274           + 440

Honduras      10,530     8,000    10,240    20,770           + 160

Costa Rica**  15,796    13,000    16,080    31,876           + 220

TOTAL        126,365    99,000   140,340   266,705           2,440

* Increases of varying increments during years 2-15: total increase is 111% of 2003-04 quota share.

** Increase includes Costa Rica's additional TRQ of 2,000 mt of organic sugar.
                                                                               4
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

CAFTA SUGAR PROVISIONS: SHORT-TERM IMPLICATIONS

- Immediate implications for marketing allotments trigger: Could trigger off if-

      - Mexico regains surplus producer status & some NAFTA access to U.S.

      - U.S. negotiates new Mexican access amounts

      - D.R., Australia granted additional access

-     Import amounts to avoid via stocks management option could mount quickly

                                                                     5

                            IMPORTS FOR DOMESTIC USE

               RELATIVE TO MARKETING ALLOTMENTS TRIGGER, 2003-04

                                                           Short Tons     Metric Tons
 Raw TRQ                                                    1,231,497     1,117,207
 Refined TRQ                                                   24,251        22,000
WTO Minimum                                                 1,255,748     1,139,207
Plus:
 Specialty Sugars                                              18,739        17,000
 Tier-2 (above quota)                                          10,000         9,072
 Circumvention products                                        25,000        22,680
Minus:
 Mexico share of raw TRQ                                        8,000         7,258
 Mexico share of refined TRQ                                    3,256         2,954
 Mexico Share of tier-2                                         8,000         7,258
 Mexico Share of circumvention                                  4,000         3,629
 TRQ shortfalls                                                50,000        45,360
                                                            ---------     ---------
Total (non-NAFTA) imports for domestic food use             1,236,231     1,121,500
Marketing allotment trigger                                 1,532,000     1,389,821
                                                            ---------     ---------
Difference: For Mexico and FTA's*                             295,769       268,321

*Assumes Mexican tier-2 solved and Mexican circumvention products part of NAFTA-negotiated access.

                                                                     6

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

                    RELATIVE TO MARKETING ALLOTMENT TRIGGER:
                     CAFTA ACCESS LEAVES LITTLE FOR MEXICO*

                        (HUNDRED THOUSAND TONS, ROUNDED)

                                               SHORT               METRIX
TONAGE AVAILABLE FOR MEXICO AND FTA'S**         296                  268

CAFTA                                           109                   99

DOMINICAN REPUBLIC                              160                  145
                                                ---                  ---
TOTAL                                           269                  244

RENAMING FOR MEXICO                              27                   24

* ASSUMES SAME INCREMENTAL FIRST-YEAR INCREASE FOR D. R. AS CAFTA (78.3%):
AUSTRALIA ADDITIONAL FIRST-YEAR ACCESS WOULD BE 68.436 MARKETING ALLOTMENTS TRIGGERED OFF IF IMPORTS FOR DOMESTIC FOOD USE EXCEED 1.532 MST (1.39 MST).

** TRIGGER MINUS WTO AND SPECIALTY TRQ'S: ASSUMES NEGOTIATIONS RESOLVE MEXICO TIER-2 AND CIRCUMNATION.

BASED ON USDAS JANUARY 2004 WASDE

                                                                     7

CAFTA SUGAR PROVISIONS: SHORT-TERM IMPLICATIONS

U.S. sugar market's ability to accommodate additional imports: U.S. market already oversupplied

  -     December raw and refined prices: Within forfeiture range

  -     Blocked stocks: Nearly 700,000 short tons

          -     Released onto market if allotments triggered off

  -     Consumption: Falling

                                                                     8

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

                           U.S. Sugar Supply and Use:

                                 Key Elements*

                               2001/02                 2002/03                2003/04
Production                      7,900                   8,380                  8,948
  Beet sugar                    3,915                   4,415                  4,852
  Cane sugar                    3,985                   3,965                  4,096

Consumption                     9,894                   9,767                  9,450

Ending Stocks                   1,426                   1,304                  2,001
Stocks use ratio                 14.0%                   12.8%                  20.3%

*USDA: January 12, 2004. WASDE

                                                                     9

                    U.S. SUGAR MARKETING ALLOTMENTS, 2003-04

                                         Allotments Production   Difference(1)             Annual Storage Cost(2)
                                                                                        -----------------------------
                                                                    "Blocked Stocks"    Per Ton          Total
                                                  -Thousand Short Tons Raw Value-       -Dollars-   -Million Dollars-

Overall Allotment Quantity                        8,250          8,948          698           -        15.79
 Beet Sugar Allocation (54.35%)                   4,484          4,852          368          26         9.45
 Cane Sugar Allocation (45.65%)                   3,766          4,096          330          19         6.34

(1) Stored at producers' expense

(2) Based on USDA/FSA payments to producers for CCC-owned sugar (.08 cents/ CWT/month, raw:. 10 cents/CWT/month, refined). Actual refined storage costs probably higher.

Data source: USDA, January 2004 WASDE                                10

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

                     U.S. RAW CANE SUGAR PRICES, 1996-2003

                                  [LINE GRAPH]

                                                                     11

               U.S. WHOLESALE REFINED BEET SUGAR PRICES, 1996-2003

                                  [LINE GRAPH]

                                                                     12

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

                  U.S. CANE SUGAR REFINING MARGINS, 1996-2003

                                  [LINE GRAPH]

                                                                     13

                    U.S. SUGAR SALES FOR DOMESTIC FOOD USE:

                  CHANGE FROM PREVIOUS YEAR, FISCAL 1987-2004

                            - THOUSAND SHORT TONS -

                                  [BAR GRAPH]

                                                                     14

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

CAFTA SUGAR PROVISIONS:
LONGER-TERM IMPLICATIONS

      FIRST-TIER ACCESS: CAFTA model only (111% increase) for all FTA countries
            1.050 mst additional access over 15 years 84% increase in TRQ

      -     Core of sugar industry objection to CAFTA

      -     Consequences:

                Marketing allotments triggered off
                Price drop
                Loan forfeitures, government costs
                Some regions/states drop out of production
                Loss of geopolitical support for sugar policy in face of rising government costs

                                                                     15

                      U.S. SUGAR TRQ IMPORT VOLUMES IF FTA
                        COUNTRIES' DOUBLED OVER 15 YEARS

                                  [BAR GRAPH]

                                                                     16

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

                        U.S. SUGAR TRQ IMPORT VOLUMES IF
                     FTA COUNTRIES' DOUBLED OVER 15 YEARS*

                             (THOUSAND SHORT TONS)

                                  [BAR GRAPH]

                                                                     17

             LSU and NDSU Studies: US Sugar Price Falls Sharply as
                           Excess Sugar Imports Rise*

                                  [LINE GRAPH]

                                                                     18

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

             U.S. REFINED BEET SUGAR AND RAW CANE PRICES, 1996-2003

                                  [LINE GRAPH]

                                                                     19

                 U.S. Sugar Prices Drop to World Price if U.S.

                        Sugar Policy/Tariffs Eliminated

                               (Cents Per Pound)

                                  [BAR GRAPH]

                                                                     20

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

CAFTA SUGAR PROVISIONS: LONGER-TERM IMPLICATIONS

      SECOND-TIER TARIFF: No guarantee this will be retained in other FTAs

      - Loss of sugar policy would harm ability to retain tariff, depress U.S. price to world price

      -     Vulnerability to:

                  - All FTA-country exports 27 mmt, 27% refined

                  - All Exports 45 mmt, 44% refined

                                                                     21

          SUGAR PRODUCTION AND EXPORTS, 2001/02 - 2003/04 AVERAGE, AND
                 SHARE OF U.S. RAW SUGAR IMPORT QUOTA, 2002/03

COUNTRY                   PRODUCTION                  EXPORTS               U.S. TRO ALLOCATION
-------                  -----------                -----------             -------------------
                                                    -Metric Tons-
Mexico                    5,135,000                    182,000                     7,258
Canada                       50,000                     14,000                        --
Carbbean(1)                 823,000                    450,000                   226,176
CENTRAL AMERICA           3,660,000                  2,151,000                   168,486
South America            28,642,000                 14,571,000                   313,579
FTAA TOTAL(2)            38,310,000                 17,368,000                   715,499
                         ----------                 ----------                   -------
% OF U.S. TRQ                                                                       64.0%
South Africa              2,709,000                  1,395,000                    24,221
Swaziland                   542,000                    516,000                    16,850
SACU TOTAL                3,251,000                  1,911,000                    41,071
                         ----------                 ----------                   -------

AUSTRALIA                 4,971,000                  3,913,000                    87,402
THAILAND                  6,030,000                  4,085,000                    14,743
FTA TOTAL                52,562,000                 27,277,000                   858,715
% OF U.S. TRQ                                                                       76.9%

1) [ILLEGIBLE]
2) [ILLEGIBLE]
Data Source: USDA/FAS, November 2003


                                                                     22
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

                      POTENTIAL FTA COUNTRY SUGAR EXPORTS:
                         TRIPLE U.S. SUGAR CONSUMPTION
                     (MILLION METRIC TONS, 2001-03 AVERAGE)

                                  [BAR GRAPH]

                                                                     23

          POTENTIAL U.S. FREE TRADE AGREEMENT (FTA) COUNTRIES/REGIONS:
                        27% OF EXPORTS REFINED, 2003-04

                       RAW EXPORTS        REFINED EXPORTS      TOTAL EXPORTS          % REFINED
                       -----------        ---------------      -------------          ---------
Mexico                      6,000              60,000              66,000                91%
Canada                          0             157,000             157,000               100%
Caribbean                 420,000               2,000             422,000                 0%
CENTRAL AMERICA         1,841,000             210,000           2,051,000                10%
South America          11,532,000           4,782,000          16,314,000                29%
  FTAA TOTAL           13,951,000           5,211,000          19,162,000                27%
South Africa            1,000,000             300,000           1,300,000                23%
Swaziland                 210,000                   0             210,000                 0%
SACU TOTAL              1,210,000             300,000           1,510,000                20%
Australia               3,753,000             140,000           3,893,000                 4%
Thailand                3,180,000           2,620,000           5,800,000                45%
  FTA TOTAL            22,094,000           8,271,000          30,365,000                27%

Data Source: USDA/ FAS, November 2003

                                                                     24

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

                        GLOBAL SUGAR EXPORTS: 44% REFINED
                         Major Sugar Exporters, 2003/04
                             -Thousand metric tons-

                             Total               Refined              % Refined
Brazil                      14,250               4,100                   29%
European Union               4,900               4,895                  100%
Thailand                     5,800               2,620                   45%
Australia                    3,893                 140                    4%
Cuba                         1,250                   0                    0%
South Africa                 1,300                 300                   23%
Guatemala                    1,335                 210                   16%
India                        1,300               1,300                  100%
Colombia                     1,265                 440                   35%
All others                   9,814               6,037                   62%
 TOTAL                      45,107              20,042                   44%

                                                                     25

CAFTA SUGAR PROVISIONS:
ECONOMIC IMPLICATIONS

- CONCLUSION: The CAFTA poses a severe, potentially lethal, economic threat to the U.S. sugarbeet growing and processing and sugarcane growing, processing, and refining industries.

                                                                     26

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

                                STERLING SUGARS

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

STERLING SUGARS ANNUAL REPORT

                             STERLING SUGARS, INC.

                                  ANNUAL REPORT

                        For the Year Ended July 31, 2003
                                   2002 Crop

                           [STERLING SUGARS PICTURE]

                                                           A Scene from the Past

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

                                MISSION STATEMENT

      Sterling Sugars, Inc., a grower and processor of sugarcane and related products since 1807, is dedicated to becoming the most efficient and lowest cost producer of cane sugar in Louisiana, providing superior service to its customers thereby assuring meaningful employment for its personnel and a fair return to its shareholders. Sterling is committed to being a responsible corporate citizen and to promoting growth of its community.

                             DESCRIPTION OF BUSINESS

      Sterling Sugars, Inc. is located on the banks of the Bayou Teche just outside the City of Franklin, Louisiana. It is a grower and processor of sugarcane and produces for market raw cane sugar and blackstrap molasses. Sugarcane, which is a member of the grass family, is grown on thousands of acres in South Louisiana. Although some soybeans are grown, it is still sugarcane which is king of farming in South Louisiana. Planting at Sterling takes place in August through early October and the cane is ready for harvesting in the fall, one year later.

      Sterling Sugars, Inc. owns approximately 19,283 acres of land in St. Mary , Iberia and Lafourche Parishes. About 11,918 acres of Company owned land in these parishes, along with approximately 789 acres of other leased properties, are either leased or subleased to independent growers who produce cane for delivery to the mill.

      Growing sugarcane is not the total story, however. Equally important is the process by which the end products, raw sugar and blackstrap molasses, are extracted.

      Years ago, hand labor cut off the leaves and the top of each stalk of cane with knives and then severed the stalk from the roots. Mules or horse-drawn wagons plied the rows with one man in the wagon waiting to catch the armload of cane thrown up by the man on the ground. As years went by, this slow practice was replaced by single row harvesting machines and mechanical loaders. Continued improvements have led to the use of two-row harvesters and billet cane combines. Because of these mechanical innovations throughout the years, the growers now have greatly increased capabilities in cutting, loading on carts and/or trucks and transporting the cane to the mill where it is unloaded directly to production or placed temporarily on the mill yard.

      The Sterling factory is one of the largest, most modern in Louisiana. It has a grinding capacity of 10,500 tons of sugarcane per day. The processing season lasts about 100 days extending from mid/late September to late December or early January. Cane grown on Company operated land accounts for about three percent of the cane processed by the factory and the remainder is supplied by independent growers.

      The Company employs approximately 100 permanent year-round employees and about 95 seasonal employees in the factory and fields.

      During the "grinding season" sufficient cane is supplied to the factory for twenty-four hour seven days a week operation.

      Unlike the sugar beet industry, sugarcane processors do not produce white sugar. Instead, Louisiana sugar mills produce raw sugar having a light brown color which must be further processed by refining. Raw sugar and blackstrap molasses are usually marketed under contracts which provide for the sale of the entire crops' production. Raw sugar and blackstrap molasses are shipped by barge.

      The various processes required in the sugar factory for making raw sugar are the following:

      MILLING DEPARTMENT - Cane washing, preparation and the grinding of the cane.

      CLARIFICATION DEPARTMENT - Weighing and heating of the extracted juice followed by clarification and removal of the mud from the juice.

      EVAPORATION DEPARTMENT - The heating of the clarified juice and evaporation of the water from the juice to get the necessary syrup concentration.

      PAN FLOOR DEPARTMENT - The syrup from the evaporators is sent to the vacuum pan floor for the crystallization of the first, second and third sugars. The first and second sugars are commercial grade and the third sugars are held in the crystallizers for the further extraction of sugar from the third molasses. The third molasses is known in the trade as blackstrap molasses and is sold as such.

      CENTRIFUGAL DEPARTMENT - Commercial raw sugars are separated by centrifugals and these sugars

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

TO OUR STOCKHOLDERS

Weather is probably the single most important element that determines whether we have a good or bad crop. This past year the weather was exceptionally bad beginning with Tropical Storm Isadore which struck our area in late September, 2002. We started processing cane on October 1st and three days later Hurricane Lili struck the area doing considerable damage to the cane crop. We were able to get started again on October 10th at reduced grinding rates and poor quality, damaged cane. Although there were no other storms of the magnitude of Isadore and Lili, inclement weather plagued the area throughout the rest of the crop and as a result the Company suffered a net loss of $2,234,283.

Congress, in recognition of the losses suffered by the entire Louisiana Sugar Industry, passed the Agriculture Assistance Act of 2003 and directed the Commodity Credit Corporation to pay the Louisiana sugar mills and farmers a total of $60,000,000. It is estimated that the Company will receive approximately $1,535,000 as its share. Please see Footnote 9 to the financial statements for a more complete explanation.

Grinding for this year commenced on September 24, 2003 with exceptionally good weather through October 21, 2003, the date of this writing. Sugar recovery per ton of cane is 202.63 pounds this crop compared to 168.55 and 193.88 for the same days the previous two years. The Company expects to grind approximately 900,000 tons of cane this year compared to 1,046,748 tons ground last year but the higher sugar content of the cane and a shorter number of days grinding should more than offset the lower tonnage ground.

Marketing allotments are still in effect for the current 2003 crop year. Management believes that the allotments are sufficient to market all the sugar produced by the Company by the year ending September 30, 2004 (allotments are in effect from October 1, 2003 to September 30, 2004). However, the allotments are subject to change and crop estimates and the amount of sugar produced could also change and it is possible that sugar would have to be carried over and marketed in the year beginning October 1, 2004.

The Company continues to pursue its long-range plan of capital additions that will increase the factory capacity. It is our belief that to remain competitive in these very difficult times, we must continue to concentrate on size and efficiency. We now have to compete in a global market place. To remain as a viable industry we must be prepared for all impending challenges.

I wish to thank all of our staff for their dedication to our company and our industry, and our loyal growers for their continued support of our factory. It is through their efforts that our company has remained successful. We also appreciate the continued support of our shareholders.

                                                      Sterling Sugars, Inc.

                                                      /s/ Craig P. Caillier
                                                      -------------------------
                                                      Craig P. Caillier
                                                      President & CEO

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

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

FORWARD -LOOKING INFORMATION

This report contains certain statements that may be deemed "forward-looking statements." All statements, other than historical statements, in this report that address activities, events or developments that the Company intends, expects, projects, believes or anticipates will or may occur in the future, are forward-looking statements. Such statements are based on assumptions and analysis made by management of the Company in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate. The forward-looking statements in this report are also subject to a number of material risks and uncertainties, including weather conditions in south Louisiana during the sugarcane growing season, the success of sugarcane pest and disease abatement procedures, the quality and quantity of the sugarcane crops, mechanical failures at the Company's sugar mill, and prices for sugar and molasses produced by the Company. Such forward-looking statements are not guarantees of future performance and actual results. Development and business decisions may differ from those envisioned by such forward-looking statements.

CRITICAL ACCOUNTING POLICIES

For a complete description of the Company's accounting policies, please refer to Footnotes 1 and 2 to the financial statements.

RESULTS OF OPERATIONS

The Company suffered a net loss of $2,234,283 for the year ended July 31, 2003. Earnings for the two previous years were $991,792 and $364,333, respectively. Cane ground for the 2002 crop was 1,046,748 tons, for the 2001 crop 1,027,182 tons, and for the 2000 crop 1,063,646 tons. Sugar yield per ton of cane was 175 pounds per ton for the 2002 crop, 207 pounds per ton in 2001, and 202 pounds per ton in 2000. The dramatic reduction in yield for the 2002 crop was a direct result in Tropical Storm Isadore and Hurricane Lili. The tropical storm hit this area right before grinding started then the hurricane hit three days after grinding had started. These storms severely damaged the cane. That, coupled with excessive rainfall during the rest of the crop, resulted in the net loss for the year ended July 31, 2003.

The average price received for raw sugar for the past three (3) years was 20.68 cents per pound for the 2002 crop, 20.45 cents per pound in 2001, and 19.24 cents per pound in 2000. The slight increase in price was not enough to stem the loss sustained for the current fiscal year.

Average daily grinding rates decreased for the first time in seven years principally because of the inclement weather experienced throughout the 2002 crop. Average daily grinding rates were 9,985 tons for the 2002 crop down from 10,727 tons in 2001 and 10,568 tons in 2000.

Income from mineral leases and royalties was $312,536 for year ended July 31, 2003, $519,857, and $977,679 for the previous two years, respectively. Production from the Sterling #1 well in St. Mary Parish continues to decline as evidenced by the decreases noted above. The Company has a new well in St. Mary Parish completed in May, 2003. The well is producing approximately 80 barrels of oil per day and no natural gas. The Company had not received any royalties from this well as of July 31, 2003 but has received approximately $16,000 in royalties since that date.

The company recognized a gain on the disposition of property and equipment that amounted to $169,237 for the year ended July 31, 2003, a loss of $217,621 for 2002 and a gain of $2,600 in 2001. The gain in 2003 was mostly from the sale of land. The Company sold 1.955 acres in LaFourche Parish which resulted in a gain of $107,385 and sold 291 acres in LaFourche Parish netting a gain of $70,609. The Company sustained a loss on the sale of equipment totaling $8,757. The loss for the year ending July 31, 2002 was due to write-offs of obsolete equipment.

Other revenues consist primarily of miscellaneous income items and cane land rental income. Other revenues were $1,330,918 for the year ended July 31, 2003, $1,702,370 for 2002, and $1,564,481 for 2001.

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

These amounts include rental Income (substantially all from cane land) of $1,166,320, $1,259,683, $1,380,135 for 2003, 2002 and 2001 respectively. The decrease in cane land rentals in 2003 compared to 2002 and 2001 is directly related to the lower sugar yield resulting from the aforementioned inclement weather. Cane land rental income is derived from all of the cultivable acres that are leased to independent farmers.

Cost of products sold for the year ended July 31, 2003, 2002, and 2001 was $43,278,782, $41,228,895, and $41,878,444 respectively. Charges relating to the sale and manufacture of raw sugar and blackstrap molasses are charged to this category of accounts. Although sales were down for the year ended July 31, 2003, cost of products sold increased. This increase in cost is directly attributable to the bad weather before and during the crop. For example the cost of natural gas for the year ended July 31, 2002 (2001 crop) was approximately $775,000 and for the 2002 crop this cost increased to $1,975,000.

General and administrative expenses were $1,042,629 for the year ended July 31, 2003. For the same period ending the previous two years, general and administrative expenses were $959,335 and $1,026,367, respectively. The higher cost in 2003 is almost entirely related to an increase in the Company's portion of hospitalization cost.

Interest expenses were $396,832 for the year ended July 31, 2003, $685,800 in 2002 and $986,525 in 2001. The decrease in interest expense results from the average aggregate short-term borrowings and weighted average interest rate shown in Footnote 3 to the financial statements. These amounts were $2,331,640 for the year ended July 31, 2003, $6,942,653 for 2002 and $4,734,800 for 2001. The
weighted average interest rate for those years was 4.02% for 2003, 4.41% for 2002, and 7.35% for 2001. Because of lower sugar prices, the company reduced the weekly advances to farmers for the 2002, 2001 and 2000 crops.

The Company recorded a tax credit of $962,190 for the year ended July 31, 2003 and a tax expense of $600,763 for 2002 and $211,235 for 2001. Footnote 5 to the financial statements explains in detail the differences in actual and statutory tax rates, deferred taxes and tax carry forwards.

OFF-BALANCE SHEET ARRANGEMENTS AND CONTRACTUAL OBLIGATIONS

The Company does not enter into nor does it have any off-balance sheet arrangements with third parties. Contractual obligations, other than in the normal course of business, are limited to the Company's long-term debt. Please refer to Footnotes 3 and 4 to the financial statements for a detailed schedule of current debt and future payments.

LIQUIDITY AND CAPITAL RESOURCES

The current ratio at July 31, 2003 was .57 to 1 compared to .89 to 1 for the previous year. The decrease in the current ratio is generally attributable to the earnings loss for the year ended July 31, 2003. In addition, the Company has installed a new boiler at a cost of approximately $3,000,000. The boiler was put on line on October 17, 2003. Short-Term borrowings have been used to finance a major portion of the cost of the new boiler. The Company has made arrangements with a bank to finance the $3,000,000 long-term subsequent to the July 31, 2003 year end. The Company applies the proceeds from oil and gas royalties to pay down principal on its long-term debt. The Company has in place a line of credit with a bank for $12,000,000.

The Company reinvests earnings toward the modernization and expansion of the factory believing this to be in the Company's best interest for the long term. For the period February 1, 2003 to September 30, 2003, the Company budgeted $4,155,050 for repairs and maintenance and $3,453,000 for capital improvements which includes the boiler mentioned above. The higher repair and maintenance budget reflects the excessive wear on the mill because of the bad weather experienced during the last crop.

Congress has directed the Commodity Credit Corporation to pay $60,000,000 to the Louisiana sugar mills and farmers under the provisions of the Agriculture Assistance Act of 2003. It is estimated that the Company will receive approximately $1,535,000 as its share of the proceeds. Please see Note 9 to financial statements for a more complete explanation.

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

                         COMPARATIVE STATISTICAL SUMMARY
                           AND SELECTED FINANCIAL DATA

CROP YEAR                                   2002            2001          2000           1999           1998
---------                               -------------   ------------   ------------   ------------   ------------
Sugarcane delivered to factory -
Company operated lands - tons                       0              0              0              0         16,993
Sugarcane ground - tons                     1,046,748      1,027,182      1,063,646      1,139,296      1,031,144
96 degrees sugar produced - tons               91,685        106,244        107,428        121,392         99,173
96 degrees sugar produced - pounds
  per ton of cane                                 175            207            202            213            192
Molasses produced 79.5 Brix - gallons       4,600,650      5,610,481      6,648,321      6,396,626      5,659,536
Average price of sugar (1) cents per
  lb.                                           20.68          20.45          18.40        18.6500        20.8000
Average price of molasses-cents per
  gal.                                        28.9278        36.5800        27.5600        11.9955        15.1153

YEAR ENDED                                  7/31/03        7/31/02        7/31/01        7/31/00        7/31/99
----------                              -------------   ------------   ------------   ------------   ------------
Sale of sugar and molasses              $  39,706,963   $ 42,458,071   $ 41,911,155   $ 47,852,707   $ 43,186,396
Other income                                1,333,034      1,706,278      1,575,470      1,802,911      1,453,490
Gain -Loss on sale of property and
  equipment                                   169,237       -217,621          2,600         35,638        369,470
Income from mineral leases and
  royalties                                   312,536        519,857        977,679        267,423        116,176
                                        -------------   ------------   ------------   ------------   ------------
                                           41,521,770     44,466,585     44,466,904     49,958,679     45,125,532
Costs and expenses                         44,718,243     42,874,030     43,891,336     48,466,928     44,093,368
                                        -------------   ------------   ------------   ------------   ------------
Net income before income taxes             -3,196,473      1,592,555        575,568      1,491,751      1,032,164
Federal and state income taxes               -962,190        600,763        211,235        575,748        427,200
                                        -------------   ------------   ------------   ------------   ------------
Net earnings                           -$   2,234,283   $    991,792   $    364,333   $    916,003   $    604,964
                                        =============   ============   ============   ============   ============

Shares outstanding                          2,500,000      2,500,000      2,500,000      2,500,000      2,500,000
                                        -------------   ------------   ------------   ------------   ------------

Net earnings per share                  -$       0.89   $       0.40   $       0.15   $       0.37   $       0.24
                                        -------------   ------------   ------------   ------------   ------------
Cash dividends per share                            -              -              -              -              -
                                        -------------   ------------   ------------   ------------   ------------
At year end:
Total assets                            $  30,440,865   $ 30,401,591   $ 28,805,114    $29,610,380   $ 29,411,857
Long-term debt                              3,167,085      3,830,100      1,927,321      7,013,888      7,883,984
Working capital                            -3,650,422       -634,899     -4,830,602       -663,079     -1,035,744
Stockholders' equity                       16,321,991     18,556,274     17,564,482     17,200,149     16,284,146

(1) Average prices used as basis for cane payments.

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

[BROUSSARD, POCHE, LEWIS & BREAUX, L.L.P. LOGO]

                      BROUSSARD, POCHE, LEWIS & BREAUX, L.L.P.
                      ----------------------------------------------
                      CERTIFIED PUBLIC ACCOUNTANTS

[ILLEGIBLE]
                                            INDEPENDENT AUDITORS' REPORT

                                   To the Stockholders and Board of Directors
                                   Sterling Sugars, Inc. Franklin, Louisiana

                                   We have audited the accompanying balance sheets of Sterling Sugars, Inc. as of July 31, 2003 and 2002, and the related statements of income and retained earnings and cash flows for each of the three years in the period ended July 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

[ILLEGIBLE]                        We conducted our audits in accordance with
                                   auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.
                                   An audit also includes assessing the
                                   accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

                                   In our opinion, the financial statements present fairly, in all material respects, the financial position of Sterling Sugars, Inc. as of July 31, 2003 and 2002, and the results of its operations and its cash flows for each of the three years in the period ended July 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

                                      BROUSSARD, POCHE, LEWIS & BREAUX, L.L.P.

---------------------------

[ILLEGIBLE]

                                   Crowley, Louisiana
                                   September 19, 2003

Members of American Institute of Certified Public Accountants Society of [ILLEGIBLE] Certified Public Accountants

* A Professional Accounting Corporation.

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

                                                                        STERLINC
                                                                        BALANCE


                                                                       JULY 31,
                                                            --------------------------------
                                                                2003                2002
                                                            -------------      -------------
ASSETS

CURRENT ASSETS:
 Cash                                                       $       1,110      $       3,866
 Temporary cash investments                                             -                  -
  Total cash and temporary investments                      -------------      -------------
                                                                    1,110              3,866

 Accounts receivable, principally sugar
  and molasses sales, no allowance for
  doubtful accounts considered necessary                          195,943          1,281,542
 Raw Sugar Inventory-at lower of cost or market                 1,935,312          2,414,059
 Operating supplies - at cost                                     702,819            753,550
 Deferred income taxes                                          1,576,000            334,000
 Prepaid expenses and other assets                                415,183            380,301
                                                            -------------      -------------
  Total current assets                                          4,826,367          5,167,318
                                                            -------------      -------------
PROPERTY, PLANT AND EQUIPMENT, at cost:
 Land                                                           8,206,881          8,145,604
 Buildings                                                      3,732,326          3,723,191
 Machinery and equipment                                       44,229,109         41,517,543
                                                            -------------      -------------
                                                               56,168,316         53,386,338
 Less accumulated depreciation                                 31,239,701         29,344,377
                                                            -------------      -------------
                                                               24,928,615         24,041,961
                                                            -------------      -------------
INVESTMENTS AND OTHER ASSETS:
 Cash value of officers' life insurance                            50,583             56,921
 Expenditures for future crops                                    379,654            759,309
 Notes receivable, no allowance for
   doubtful accounts considered necessary                         255,646            376,082
                                                            -------------      -------------
                                                                  685,883          1,192,312
                                                            -------------      -------------

                                                            $  30,440,865      $  30,401,591
                                                            =============      =============

                                                                    See notes to

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

                                                                       JULY 31,
                                                            -------------------------------
                                                                 2003             2002
                                                            --------------    -------------
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
 Notes payable                                              $    4,207,023    $   3,512,000
 Accounts payable and accrued expenses                           1,449,124          803,887
 Due to cane growers                                             2,202,392          857,425
 Current portion of long-term debt and capital leases              618,250          628,905
                                                            --------------    -------------
   Total current liabilities                                     8,476,789        5,802,217
                                                            --------------    -------------
LONG-TERM DEBT:
 Less portion due within one year included
  in current liabilities                                         3,167,085        3,830,100
                                                            --------------    -------------

DEFERRED INCOME TAXES                                            2,475,000        2,213,000
                                                            --------------    -------------

COMMITMENTS AND CONTINGENCIES (Note 9)                                   -                -
                                                            --------------    -------------
STOCKHOLDERS' EQUITY:
Common stock, par value $1 per share:
 Authorized and issued 2,500,000 shares                          2,500,000        2,500,000
Additional paid in capital                                          40,455           40,455
Retained earnings                                               13,781,536       16,015,819
                                                            --------------    -------------
                                                                16,321,991       18,556,274
                                                            --------------    -------------

                                                            $   30,440,865    $  30,401,591
                                                            ==============    =============

financial statements

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

                             STERLING SUGARS, INC.
                   STATEMENTS OF INCOME AND RETAINED EARNINGS

                                                               YEARS ENDED JULY 31,
                                              -----------------------------------------------------
                                                   2003               2002                2001
                                              --------------     --------------     ---------------
REVENUES:
 Sugar and molasses sales                     $   39,706,963     $   42,458,071     $    41,911,155
 Interest earned                                       2,116              3,908              10,989
 Mineral leases and royalties                        312,536            519,857             977,679
 Gain on disposition of property and
 equipment                                           169,237           -217,621               2,600
 Other                                             1,330,918          1,702,370           1,564,481
                                              --------------     --------------     ---------------
                                                  41,521,770         44,466,585          44,466,904
                                              --------------     --------------     ---------------
COSTS AND EXPENSES:
 Cost of products sold                            43,278,782         41,228,895          41,878,444
 General and administrative expenses               1,042,629            959,335           1,026,367
 Interest and loan expenses                          396,832            685,800             986,525
                                              --------------     --------------     ---------------
                                                  44,718,243         42,874,030          43,891,336
                                              --------------     --------------     ---------------

INCOME -LOSS BEFORE INCOME TAXES                  -3,196,473          1,592,555             575,568

INCOME TAXES -CREDIT                                -962,190            600,763             211,235
                                              --------------     --------------     ---------------

NET INCOME -LOSS                                  -2,234,283            991,792             364,333

RETAINED EARNINGS AT BEGINNING
 OF YEAR                                          16,015,819         15,024,027          14,659,694
                                              --------------     --------------     ---------------

RETAINED EARNINGS AT END OF YEAR              $   13,781,536     $   16,015,819     $    15,024,027
                                              ==============     ==============     ===============

WEIGHTED AVERAGE EARNINGS PER
 COMMON SHARE:

 Net income -Loss                             $        -0.89     $         0.40     $          0.15
                                              ==============     ==============     ===============

CASH DIVIDENDS PAID                           $          -0-     $          -0-     $           -0-
                                              ==============     ==============     ===============

                        See notes to financial statements

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

                              STERLING SUGARS, INC.
                            STATEMENTS OF CASH FLOWS

                                                                               YEARS ENDED JULY 31,
                                                                  ------------------------------------------------
                                                                      2003             2002              2001
                                                                  -------------    -------------    --------------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income (Loss)                                                $  (2,234,283)   $     991,792    $      364,333
 Adjustments to reconcile net Income to net
 cash provided by (used in) operating activities:
   Depreciation                                                       1,975,176        2,043,711         2,251,299
   Deferred income taxes                                               (980,000)         379,740            57,260
  (Gain) loss on dispositions of property                              (169,237)         217,621            (2,600)
 Changes in operating assets and liabilities:
  (Increase) decrease in accounts receivable                          1,085,599         (292,129)          315,996
  (Increase) decrease in inventories                                    529,478       (2,406,962)          (31,434)
  Decrease in expenditures for future crops                             379,655          379,654                 -
  (Increase) decrease in prepaid expenses                               (34,882)          91,123            45,702
  Increase (decrease) in accounts payable, accrued
   expenses and due cane growers                                      1,990,204          695,836        (1,073,656)
 Other items - net                                                      (50,517)         102,230          (180,616)
                                                                  -------------    -------------    --------------
  Net cash provided (used in) operating activities                    2,491,193        2,202,616         1,746,284
                                                                  -------------    -------------    --------------

CASH FLOWS FROM INVESTING ACTIVITIES:
 (Increase) decrease in notes receivable                                 63,928          (53,817)          (10,980)
 Collection on notes receivable                                          56,508           88,605            88,271
 Purchases of property, plant and equipment                          (3,227,642)      (1,843,521)       (1,912,005)
 Proceeds from dispositions of property and equipment                   634,610           70,185             2,600
                                                                  -------------    -------------    --------------
  Net cash provided (used in) investing activities                   (2,472,596)      (1,738,548)       (1,832,114)
                                                                  -------------    -------------    --------------

CASH FLOWS FROM FINANCING ACTIVITIES:
 Proceeds from short-term and long-term notes payable                 7,971,005        9,179,523         3,999,039
 Payments on short-term and long-term notes payable                  (7,992,358)      (9,673,674)       (3,890,760)
                                                                  -------------    -------------    --------------
  Net cash provided (used in) financing activities                      (21,353)        (494,151)          108,279
                                                                  -------------    -------------    --------------
INCREASE (DECREASE) IN CASH AND TEMPORARY CASH INVESTMENTS               (2,756)         (30,083)           22,449

CASH AND TEMPORARY CASH INVESTMENTS AT BEGINNING OF PERIOD                3,866           33,949            11,500
                                                                  -------------    -------------    --------------

CASH AND TEMPORARY CASH INVESTMENTS AT END OF PERIOD              $       1,110    $       3,866    $       33,949
                                                                  =============    =============    ==============

SUPPLEMENTAL INFORMATION REGARDING
 CASH FLOWS:
 Interest paid                                                    $     398,323    $     722,519    $      972,274
                                                                  =============    =============    ==============
 Income taxes paid                                                $     127,435    $     132,591    $      177,043
                                                                  =============    =============    ==============

                        See notes to financial statements

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

                             STERLING SUGARS, INC.

                         NOTES TO FINANCIAL STATEMENTS
                    YEARS ENDED JULY 31, 2003, 2002 AND 2001

1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Allowance for doubtful accounts was based on management's evaluation of the individual accounts and notes receivable.

      Property, plant and equipment are recorded at cost. Depreciation is computed principally by declining balance method and is primarily on average lives of 40 years for buildings, 15 years for machinery and equipment, 10 years for furniture and fixtures and 6 years for vehicles.

      Income taxes were accounted for using the liability method.

      Expenditures for future crops relate to subsequent years' crops and have been deferred. These costs will be charged against earnings as the income is received from these crops. The amounts related to land leased to others on which the leases do not expire within one year of the balance sheet date have been classified as non-current assets.

      Sales are recognized when deliveries are made.

      Cash equivalents include all highly liquid temporary cash investments with a maturity of three months or less at the date of purchase.

2.    NATURE OF OPERATIONS, RISK AND UNCERTAINTIES

      Sterling Sugars, Inc. is a grower and processor of sugarcane from which it produces raw sugar and blackstrap molasses in St. Mary Parish, Louisiana. All sugar produced by the Company is sold to a few major sugar refiners and candy manufacturers under sales contracts. Molasses is sold to a major molasses distributor under sales contracts.

      The cane supply which the Company processes into raw sugar and blackstrap molasses is provided by approximately fifty growers located primarily in St. Mary and Iberia Parishes, some of which are on Company owned land.

      The Company maintains, at a regional financial institution, cash which may exceed federally insured amounts at times.

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                               [LOGAN BABIN LOGO]
                            REAL ESTATE & APPRAISALS

3.    NOTES PAYABLE

      The Company had $4,207,023 short-term outstanding notes payable at July 31, 2003 and $3,512,000 short-term notes payable outstanding at July 31, 2002.

      The maximum aggregate short-term borrowings outstanding were $32,110,900 in 2003, $32,005,668 in 2002 and $29,417,000 in 2001. The average aggregate amount of short-term borrowings and the weighted average Interest rate was approximately $2,331,640 and 4.02% in 2003, $6,942,653 and 4.41% in 2002 and $4,734,800 and 7.35% in 2001. Short-term borrowings occur primarily during the months of September through January.

4.    LONG-TERM DEBT

      Long-term debt at July 31, 2003 and 2002 consisted of the following:

                                                                        2003              2002
                                                                   --------------    --------------
6.5% mortgage note collateralized by equipment
payable in four annual payments of $68,250 each
including interest with the final payment due in
December, 2005.                                                    $      180,290    $            -

7.00% mortgage note collateralized by first mortgage on
substantially all assets of the Company; payable in
semi-annual payments of $275,000, interest payable
quarterly, with the unpaid balance due December 31, 2006                3,605,045         4,380,100

7.90% note collateralized by equipment payable in
two annual installments of $46,373 including interest
beginning September 6, 2001.                                                    -            41,405

Non-interest bearing unsecured note payable in four annual
installments of $37,500 each with final payment due in
September, 2002.                                                                -            37,500
                                                                   --------------    --------------
                                                                   $    3,785,335    $    4,459,005
 Less portion due within one year                                        (618,250)         (628,905)
                                                                   --------------    --------------

                                                                   $    3,167,085    $    3,830,100
                                                                   ==============    ==============

The aggregate annual principal payments applicable to these notes and capital leases are payable as follows:

Year ended July 31, 2004                              $       618,250
Year ended July 31, 2005                                      618,250
Year ended July 31, 2006                                      593,790
Year ended July 31, 2007                                    1,955,045
Thereafter                                                          -
                                                      ---------------

                                                      $     3,785,335
                                                      ===============

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                                                                             113

   The Company has a line of credit of $12,000,000 with a bank. At July 31, 2003 the Company was in compliance with all debt covenants relating to the line of credit.

5. INCOME TAXES

   Deferred income taxes reflect the net tax effects of (a) temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes, and (b) operating loss and tax credit carryforwards. The tax effects of significant items comprising the Company's net deferred tax liability as of July 31, 2003 and 2002 are as follows:

                                                  2003                  2002
                                              ------------          -------------
Deferred tax assets:
 Tax credit carryforwards                     $    153,000          $     153,920
 Operating loss carryovers                       1,602,000                357,939
 Other                                                   -                  3,141
                                              ------------          -------------
  Total                                          1,755,000                515,000
Deferred tax liabilities:
 Differences between book and tax
 basis of property                              (2,654,000)            (2,394,000)
                                              ------------          -------------
Net                                           $   (899,000)         $  (1,879,000)
                                              ============          =============

   The foregoing net amounts were included in the accompanying balance sheets as follows:

                                                  2003                  2002
                                              ------------          -------------
Deferred tax assets - current                 $  1,576,000          $     334,000
Deferred tax liability - non-current            (2,475,000)            (2,213,000)
                                              ------------          -------------
 Net                                          $   (899,000)         $  (1,879,000)
                                              ============          =============

   There was no valuation allowance required at July 31, 2003 and 2002.

   Income taxes consist of the following components:

                                                  2003           2002            2001
                                              -----------     ----------      -----------
Current tax liability                         $    17,810     $  174,763      $   138,235
Deferred                                         (980,000)       426,000           73,000
                                              -----------     ----------      -----------
                                              $  (962,190)    $  600,763      $   211,235
                                              ===========     ==========      ===========

   State income taxes included in income tax expense amounted to approximately $0 in 2003, $78,550 in 2002 and $12,000 in 2001.

   Deferred Income taxes relate primarily to the following items:

                                                 2003            2002            2001
                                              -----------     ----------      -----------
Depreciation                                  $   262,000     $  426,000      $    72,760
Gain on sale of assets                                  -              -                -
Net operating loss carryforward                (1,242,000)             -                -
Other                                                   -              -              240
                                              -----------     ----------      -----------
                                              $  (980,000)    $  426,000      $    73,000
                                              ===========     ==========      ===========

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



   Income taxes as a percentage of pretax earnings vary from the effective statutory rate of 34%. The reasons for these differences are shown below:

                                                     2003              2002            2001
                                               ----------------   --------------   -------------
                                                  Amount    %       Amount     %     Amount    %
                                               ----------------   --------------   -------------
Income taxes at statutory rate of pretax
  earnings                                     $(1,086,801) (34)  $ 522,212   34   $ 195,693  34
Increase (decrease) in taxes resulting from:
  State income taxes                                     0    0      78,551    5      12,000   1
  Other items - net                                124,611    4           0    0       3,542   0
                                               ----------------   --------------   -------------
  Actual income taxes                          $  (962,190) (30)  $ 600,763   39   $ 211,235  35
                                               ================   ==============   =============

   At July 31, 2003 the Company had alternative minimum tax credit carryforwards of approximately $153,257 available to reduce future income taxes payable under certain circumstances. The alternative tax credit carryover period is unlimited. The Company had a net operating loss carryover of approximately $4,701,379 which can be utilized ratably over the next five years and provides for maximum carryover period of fifteen years.

6. RETIREMENT PLAN

   The Company has a defined benefit non-contributory retirement plan in force covering eligible salaried and factory hourly employees. The Company's current policy is to contribute annually the amount that can be deducted for federal income tax purposes. The benefits are based on years of service and the employee's compensation during the best five years of employment. The total pension expense for the years ended July 31, 2003, 2002 and 2001 was $70,000, $70,031 and $83,841, respectively.

   Data relative to the plan were as follows (in thousands):

                                                                     2003               2002
                                                                   ---------          --------
Actuarial present value of benefit obligations:
 Vested benefit obligation                                         $   1,461          $  1,316
                                                                   =========          ========

 Projected benefit obligation for service rendered to date            (1,776)           (1,697)
 Plan assets at fair value                                             1,630             1,581
                                                                   ---------          --------
 Plan assets in excess of projected benefit obligations
 (Projected benefit obligation in excess plan assets)                   (146)             (116)

 Remaining unrecognized portion of net assets at
  February 1, 1987                                                        16                16
 Unrecognized net loss from past experience different
  from that assumed                                                       74                74
                                                                   ---------          --------
 Prepaid pension cost included in other assets                     $     (56)         $    (26)
                                                                   =========          ========

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

   The net pension expense for 2003, 2002 and 2001 included the following (income) expense components:

                                                       2003          2002           2001
                                                     --------      ---------      ---------
Service cost-benefits earned during
  the period                                         $     78      $      78      $      79
Interest cost on projected benefit
  obligation                                              109            110            111
Actual return on plan assets                             (110)           (97)          (106)
Net amortization and deferrals                            (10)           (10)           (10)
                                                     --------      ---------      ---------
  Net pension expense                                $     67      $      81      $      74
                                                     ========      =========      =========

   The discount rate used in determining the actuarial present value of the projected benefit obligation was 6.25% in 2003, 7.0% in 2002 and 7.5% in 2001. The projected rate of increase in future compensation levels used was 4.5% in 2003, 5.5% in 2002 and 5.5% in 2001. The expected rate of return on plan assets was 7.0% in 2003, 7.0% in 2002 and 7.5% in 2001. The plan's assets consist primarily of deposits in the general funds of an insurance company.

7. EMPLOYEE SAVINGS PLAN

   The Company established, effective February 1, 1992, an Employee Savings Plan under Section 401 (k) of the Internal Revenue Code. The Plan, which covers eligible salaried and factory hourly employees, provides that the Company match up to 50% of the first 6% of employee contributions. The Company's contributions for the years ended July 31, 2003, 2002 and 2001 were $32,315, $42,694 and $47,221, respectively.

8. REVENUE

   Sugar and molasses sales were comprised of the following:

                                               2003               2002              2001
                                           -------------     --------------     ------------
Sugar                                      $  38,375,874     $   40,405,488     $ 40,078,858
Molasses                                       1,331,089          2,052,583        1,832,297
                                           -------------     --------------     ------------
                                           $  39,706,963     $   42,458,071     $ 41,911,155
                                           =============     ==============     ============

   Sugar sales to individual major customers totaled $2,298,791, $10,411,317, $10,155,535, $9,708,478 and $5,801,753 in 2003, $23,699,550, $10,663,573 and
   $5,866,641 in 2002, $19,938,610, $4,665,396 and $15,474,852 in 2001.

   Income from mineral leases and royalties was comprised of the following:

                                              2003             2002            2001
                                           -----------     ------------     ----------
Oil and gas royalties                      $   278,843     $    485,186     $  947,258
Mineral leases                                  33,693           34,671         30,421
                                           -----------     ------------     ----------
                                           $   312,536     $    519,857     $  977,679
                                           ===========     ============     ==========

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

   A well was discovered on Company property and production began on May 3, 2000. The Company's share of production from the well as of July 31, 2003 was $278,843 and for July 31, 2002 the royalties totaled $472,462. Production from the well has declined substantially from the approximately $933,000 collected for the year ended July 31, 2001. A new well was brought in on Company property in May, 2003. As of July 31, 2003, the Company had not received royalties from production of the well. The well is small and producing approximately 80 barrels of oil per day and no natural gas. Oil and gas royalties consist entirely of landowners overrides which management considers incidental to the operations of the Company. Reserve information relating to production has not been made available to the Company.

   Other income was comprised of the following:

                                              2003            2002            2001
                                           -----------     ------------    -----------
Rental property                            $ 1,166,320     $  1,259,683    $ 1,380,135
Other                                          164,598          442,687        184,346
                                           -----------     ------------    -----------
                                           $ 1,330,918     $  1,702,370    $ 1,564,481
                                           ===========     ============    ===========

9. COMMITMENTS AND CONTINGENCIES

   The Company has certain lease obligations under which a total of approximately 789 acres of agricultural lands are being leased. At the present time, all of these properties are being subleased and resulted in net payments of approximately zero in all years. The subleases have the same payment and option terms as the Company's leases.

   The Company has an option to purchase approximately 238 acres of agricultural land in St. Mary Parish for approximately $357,000. As consideration for this option, the Company pledged a certificate of deposit in the amount of $82,160.

   Gain Contingency - Disaster Relief

   Under Statement of Financial Accounting Standards No. 5 "Accounting for Contingencies," issued in March 1975, contingencies which might result in gains usually are not reflected in the accounts since to do so might be to recognize revenue prior to its realization. Therefore, the disaster relief to be issued by the federal government, described below, has not been recorded in the financial statements of the Company as of July 31, 2003.

   Under the Agricultural Assistance Act of 2003, the Commodity Credit Corporation (CCC) has been directed to pay $60,000,000 in compensation to Louisiana sugarcane producers and processors suffering economic losses from the effects of Tropical Storm Isadore, Hurricane Lili and excessive rains in October, 2002. Under the plan, the CCC will pay the processors a calculated portion of the total based on a predetermined formula, less a 7% holdback for appeals purposes. The processors are directed to pay the cane suppliers based on existing contracts between the mills and the farmers. The 7% holdback will be disbursed at the conclusion of the appeals process. Management, through discussion with government officials, estimates the gross amount to be paid to the Company to approximate $4,386,000 before the 7% holdback and payments to farmers of 65%. After farmer payments, the Company's portion of the proceeds is estimated to be approximately $1,535,000. These amounts are before rentals to be received from producers on Company owned land.

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

   However, there could be differences between the estimated and actual amounts received, and those differences may be material.

LEGAL PROCEEDINGS

   The Company, and in some cases one or more of its executive officers, have been named in eight asbestos related complaints filed since November 22, 1997. Six of the eight cases name multiple other corporate defendants in addition to the Company. The complaints generally do not contain a specific damage demand against the Company and there is not sufficient information in the complaints to fully quantify the allegations set forth in the complaints. There have been no material devlopments in these cases with respect to the Company since the cases were filed and no significant discovery has been exchanged in these cases. The Company believes these cases are without merit and accordingly no contingent liability has been recorded by the Company.

0. RELATED PARTIES

   During the years ended July 31, 2003, 2002 and 2001 the Company was involved in the following related party transactions:

   The Company reimbursed M. A. Patout & Son, Ltd. certain expenses paid by them on behalf of the Company. Reimbursements were $900,743 in 2003, $40,466 in 2002 and $436,951 in 2001. The majority of the reimbursements for 2003 were for differences in swapped raw sugar sales whereby M. A. Patout sold and delivered raw sugar for the Company and vice versa. The Company also purchased 589.85 acres of land at M. A. Patout & Sons, Ltd.'s cost of $457,425.

1. FAIR VALUE OF FINANCIAL INSTRUMENTS

   Estimated fair value of the Company's financial instruments was as follows (in thousands):

                                                July 31, 2003                    July 31, 2002
                                           --------------------------       ------------------------
                                            Carrying        Fair            Carrying        Fair
                                             Value          Value             Value         Value
                                           -----------    -----------       ---------    -----------
Cash and cash equivalents                  $         1    $         1       $       4    $         4
Accounts receivable                                196            196           1,282          1,282
Notes receivable                                   256            200             376            295
Short-term debt                                  4,207          4,207           3,512          3,512
Accounts payable                                 1,449          1,449             804            804
Due to cane growers                              2,202          2,202             857            857
Long-term debt (including current
 portion)                                        3,785          3,785           4,459          4,459

   The carrying value of cash and cash equivalents, accounts receivable, short-term debt, accounts payable and due to cane growers approximate fair value due to the short-term maturities of these assets and liabilities.

   The fair value of the Company's notes receivable was estimated based on discounting the future cash flows using current interest rates at which similar loans would be made.

   The fair value of the Company's long-term debt (including current maturities) was based on current rates at which the Company could borrow funds with similar remaining maturities.

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

                STOCK PRICES AND RELATED SECURITY HOLDER MATTERS

      As of September 26, 2003, the Company's stock, which is traded in the over-the-counter market, was held of record by approximately 500 stockholders. The Company acts as its own stock transfer agent. The Company's mailing address is P. O. Box 572, Franklin, Louisiana 70538 and its physical address is 611 Irish Bend Road, Franklin, Louisiana 70538.

      The following table shows the range of high and low bid quotations for the Company's common stock for each quarterly period during the last two years as quoted by the National Quotation Bureau, Inc. Such quotations reflect inter-dealer prices, without retail mark-up, mark-down or commissions and may not necessarily reflect actual transactions. No dividends were declared by the Company during the two year period.

                                                                Range of Prices
                                                              --------------------
                                                               High          Low
                                                              ------        ------
Fiscal 2003
     First quarter                                            $ 6,00        $ 5.75
     Second quarter                                           $ 5.76        $ 5.75
     Third quarter                                            $ 5.90        $ 5.76
     Fourth quarter                                           $ 6.00        $ 5.90

Fiscal 2002
     First quarter                                            $ 6.00        $ 5.75
     Second quarter                                           $ 5.90        $ 5.75
     Third quarter                                            $ 6.25        $ 6.25
     Fourth quarter                                           $ 5.80        $ 5.80

      A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS OF RECORD UPON WRITTEN REQUEST ADDRESSED TO STERLING SUGARS, INC., P. O. BOX 572. FRANKLIN, LOUISIANA 70538, ATTENTION: MR. STANLEY H. PIPES. PERSONS WHO ARE NOT STOCKHOLDERS OF RECORD ON SEPTEMBER 26, 2003, MUST INCLUDE IN THEIR WRITTEN REQUEST A GOOD FAITH REPRESENTATION THAT, ON SUCH DATE, THEY WERE BENEFICIAL OWNERS OF STOCK ENTITLED TO VOTE AT THE MEETING.

                                 ANNUAL MEETING

      The Annual Meeting of the Stockholders will be held on Tuesday, November 25, 2003 at 10:00 a. m. in the Conference Room St. Mary Parish Library, 206 Iberia Street, Franklin, Louisiana.

                             INDEPENDENT ACCOUNTANTS

      It is anticipated that Broussard Poche', Lewis & Breaux, LLP will be asked to serve as the Company's independent public accountants for the fiscal year ending July 31, 2004. A representative of the firm is expected to be present at the annual meeting and to be available to respond to appropriate questions. He will have an opportunity to make a statement if he desires.

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

DIRECTORS

BERNARD E. BOUDREAUX, JR.         JAMES R. KEYS                     PETER V. GUARISCO

Chairman of the Board of the      Retired - Formerly Executive      Chairman of the Board and
Company, General Counsel of       Director of Government Relations, President of Hellenic, Inc.
the Company and Executive         Tenneco Inc.                      Morgan City, Louisiana
Counsel to the Governor of
Louisiana
Baton Rouge, Louisiana

FRANK WILLIAM PATOUT              ROBERT B. PATOUT                  WILLIAM S. PATOUT, III

Texas Architect                   Land Management                   Retired - Formerly President
Commercial & Medical Real Estate  Jeanerette, Louisiana             and CEO of M. A. Patout &
Development, Houston, Texas                                         Son, Ltd.

VICTOR GUARISCO, II

President of Cottonwood, Inc
Morgan City, Louisiana

OFFICERS AND OPERATIONS PERSONNEL

Craig P. Caillier                 Rivers Patout                    Stanley H. Pipes
President and CEO                 Vice President and               Vice President & Treasurer
                                  General Manager

Tim Soileau                       Desiree Lange                    Luis Acevedo
Secretary                         Assistant Secretary              Chief Engineer

Danny G King                      Allen J. Weise                   Jacques Giraud
Fabrication Superintendent        Purchasing Agent                 Electrical Engineer

Jackie Hebert
Grower Relations

                   General Counsel: Bernard E. Boudreaux, Jr.
     Auditors: Broussard, Poche, Lewis and Breaux LLP, Lafayette, Louisiana
         Sterling Sugars, Inc., P. O. Box 572, Franklin, Louisiana 70538

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

                  PROPERTY DESCRIPTIONS (PROVIDED BY STERLING)

                            STERLING SUGARS PROPERTY

                           ADELINE (P.J. DEGRAVELLES)
                           ST MARY PARISH

PROPERTY LOCATION

      Sec. 35, T13S R9E
      Sec. 55, T14S R9E

PROPERTY OWNERSHIP

      Tract 1 -  Adeline Sugar Factory Comp. Ltd. 1911
                 D. C. Roane 1925
                 P. J. DeGravelles

      Tract 2 -  Edward H. Steinhaus
                 Selma Steinhaus Keller 1945
                 P. J. DeGravelles

                 Sterling Sugars has this land leased with the option to buy. There is a $82,160 CD with Hibernia National Bank, New Orieans that will act as down payment for the purchase. All interest remains for Sterling Sugars. The CD will be transferred to the heirs of Jane Roane DeGravelles at the time of sale.

                        The sale must take place no sooner than 30 days after her death but no later than one year.

LAND INFORMATION

      Approximately 237 acres all cultivable

FARM LEASE

      Sterling subleases the land to Daniel Gonsoulin Farms
      214 acres cultivable

                 Seed is owned by P.J. DeGravelles
                 Workman's Compensation (statutory amount)
                 Liability $1 million per occurrence

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

                               ARLINGTON PLANTAION
                               ST MARY PARISH

PROPERTY LOCATION

      East side of Bayou Teche - Sec. 68, T 14S,R 9E, perpendicular with Louisiana Hwy. 87

PROPERTY OWNERSHIP

      Frances A. Baker
      Sterling Sugars R.R. 1908
      Sterling Sugars Inc.

PURCHASE INFORMATION

      Arlington Plantation (450 acres) was purchased for $20,000.00 in 1908.

LAND INFORMATION

      450 acres
      169 acres cultivable

FARM LEASE

      Baker Plantation, Inc. - 169 acres (1/6 rent)
            Lease Exp. Dec. 31, 2001
            Sterling owns 100% of seed.
            Workmen's compensation (statutory amount)
            Liability $1 million per occurrence

PROPERTY SOLD OR DONATED

      No property has been sold.

PROPERTY LEASES

      No leases other than agriculture.

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

                                 BELLEVIEW
                                 ST MARY PARISH

PROPERTY LOCATION

      SEC.31, T 14S, R  10E
      This property is located on both sides of Bayou Teche along Irish Bend Road from Oak Bluff to Oaklawn.

PROPERTY OWNERSHIP

      A.M. Underwood, Adem Short, and A.G. Reever
      Oak Bluff Planting and Mfg. Co 1906
      Sterling Sugars Inc. 1922

PURCHASE INFORMATION

      In March 1922 a total of 3,359 acres was purchased for $157,908.00

LAND INFORMATION

      3,359 acres purchased

FARM LEASE

      Champagne Farms - 1,158 acres ( 1/6 rent) Jan. 31, 2004
      Kevin Breaux Farms - 410 acres (1/6 rent) Dec. 31, 2003
      Chauvin Farms -180 acres (1/6 rent) Dec. 31, 1999
            Sterling owns 100% of seed
            Worker's Compensation (statutory amount)
            Liabiltiy $1 million per occurrence

PROPERTY SOLD

Rita A. Saucier 1984
          .50 acres                      $10,000.00

Mark Anslum 1993
        1.0115 acres                     $15,000.00

Danny Champagne 1993
        .6322 acres                      $ 9,700.00

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

PROPERTY LEASED

      Kevin Breaux
            Hunting Lease (1,250 acres)
                  Auto renewal
                  $1 per year

      Broken Pines Golf Club
            Country Club (85 acres)
                  Lease exp. Oct. 31, 2002
                  $575/month rent
                  Workmen's compensation (statutory amount)
                  Liability $1 million per occurrence
                  $100,000 property damage insurance

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

                                CALUMET PROPERTY
                                 ST MARY PARISH

PROPERTY LOCATION

      The property is located in Patterson on the West and North side of the Harry P. William Airport extending across Bayou Teche to the basin levee.

PROPERTY OWNERSHIP

      Harry P William and Marquerite Clark
      Mrs. Fairfax Foster Sutter and M.J. Foster
      Spencer Todd
      Clarence W Baughman 1950
      Sterling Sugars Inc. 1968

PURCHASE INFORMATION

      In July 1968 1,258.75 was purchased for $695,205.38.
      Down payment $125,000
      Note bi-annually $25,000
      39 payments

LAND INFORMATION

      1,258.75 acres purchased
      83.81 acres sold
      367.94 acres in woods, roads, headlands, loading sites, ditches, etc. 807 acres in cultivation

FARM LEASE

      Frank Martin Farms - 807 acres (1/6 rent)
            Exp. Jan. 1, 2005
            Sterling owns 100% seed
            Workman's compensation (statutory amount)
            Liability $1 million per occurrence

OIL ROYALTIES

      Devon Entergy
            19.53719% of surface area in unit
            50% royalty
            25% sterling 75% Devon
            This well has been in production from April of 2000

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

PROPERTY AND AIRSPACE SOLD OR DONATED

Harry P. William Airport 1969

            8.189 acres for runway expansion                      $ 28,661.50
            15.87 acres of airspace only                          $    27,776

            2.41 acres for roadway                                    DONATED
            .23 acres for ditches                                     DONATED

Harry P. Williams Airport 1978

            63.42 acres for expansion                             $470,120.00

William D. Hunter 1983

            1.2626 acres                                          $    20,000

Gulf Craft 1991

            7.3 acres                                             $   125,000

Gulf Craft 1996

            1.017 acres                                           $    21,800

TOTAL INCOME FROM PROPERTY SALES                                  $693,357.50

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

                                 CAMPERDOWN
                                 ST MARY PARISH

PROPERTY LOCATION

      Tract 1- SEC. 50, 51, 52, 53, T 14S, R9E
      Tract 2 - SEC.43, T 14S, R 10E

PROPERTY OWNERSHIP

      Oakbluff Planting and MFG. Co.
      Sterling Sugars and Railway Co. 1921
      Sterling Sugars Inc.

PURCHASE INFORMATION

      Camperdown (1210 acres) was purchased for $71,968.00 in 1921.

LAND INFORMATION

      1210 acres
      872 cultivable

FARM LEASES

      Camperdown West
      Bolton Cane Company - 425 acres (1/6 rent)
            Lease exp. Dec. 31, 2002

      Camperdown East
      Ted Broussard Farms - 447 acres (1/6 rent)
            Lease exp. Dec. 31, 2004

                  Sterling owns 100% of seed.
                  Workers Compensation (statutory amount)
                  Liability $1 million per occurrence.

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

                                 FACTORY SITE
                                 ST MARY PARISH

PROPERTY LOCATION

          Factory site and surrounding land including land across Irish Bend Rd to Bayou Teche.

PROPERTY OWNERSHIP

          Sterling Sugars and Railway Co.
          Sterling Sugars Inc.    1937

LAND INFORMATION

          56 acres (mill site) and 5 acres along Bayou Teche across
          Irish Bend Rd from mill site.                               $12,500.00

MISC
          This is strictly for factory operations including four      $42,600.00
          house and the barge loading site used to ship raw sugar.
          The three houses are occupied by upper management and the
          boarding house is used for seasonal employees. 2.5 acres
          (Old Barge slip on Property)                                $15,460.00

          Paulette Madison    1993
                    .57 acres                                         $ 7,087.00

          Phillip Soprano    1993
                    1.8 acres                                         $ 8,500.00

          Phylis S. Edwards    1993
                    1.1 acres                                         $18,500.00

PROPERTY LEASES

          Richard Mcgoff
                    4.8 acres $12/year
                    Exp. July 31, 2001
                    Liability not less than                           $  100,000

          Clyde Bolton
                    Hunting Lease (613 acres)
                              Auto renewal on Feb. 1 each year.
                              $1 per year

          Ronald Parro
                     Hunting  Lease (30 acres)
                              Auto Renewal May 31, 2001
                              $10 per year
                              Workman's compensation (statutory amount)
                              Liability $1 million per occurrence

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

                                 PAN AM TRACT
                                 ST MARY PARISH

PROPERTY LOCATION

          The property in between Irish Bend Road and Bayou Tech from the barge slip to the houses on the South end.

PROPERTY OWNERSHIP

          Pan Am-Southern Corp.
          American Oil Company    Jan. 31, 1957
          Sterling Sugars Inc.    Dec. 13, 1962

PURCHASE INFORMATION

          The purchase price was $20,019.98 Cash Sale.

LAND INFORMATION

          6.458 acres purchased
          No cultivable property (Factory use only)

FARM LEASE

          None available

PROPERTY SOLD OR DONATED

          None to date

PROPERTY LEASED

          Dance studio (Catherine M. Daigle)
                     Lease exp. Aug. 31, 2001
                     $75/month

          Pan-Am building (Duck Construction)  Void
                     Made the building into Boarding house.

                               Workmen's compensation (statutory amount)
                               Liability $1 million per occurrence

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

                                 OAK BLUFF
                                 ST MARY PARISH

PROPERTY LOCATION

            Oak Bluff lies between Sterling Plantation, Bayou Teche, Bellview Plantation and the swamp area to the South.

PROPERTY OWNERSHIP

            Charles S. Tremble
            Oak Bluff Planting and Manufacturing Co.
            Sterling Sugars R.R.     1921
            Sterling Sugars Inc.

PURCHASE INFORMATION

            Oak Bluff (713 acres) was purchased for $132,032.00 in 1921 .

LAND INFORMATION

            713 acres

FARM LEASE

            Champagne Farms - 713 acres (1/6 rent)
                     Exp. Jan. 31, 2004
                     Sterling owns 100% seed
                     Workman's compensation (statutory amount
                     Liability $1 million per occurrence

PROPERTY SOLD

            No property has been sold.

PROPERTY LEASES

            Champagne Farms
                     Hunting Lease (612 acres)
                     Auto renewal June 30, 2001??
                     $1 per year

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

                                 OAKLAWN
                                 ST MARY PARISH

PROPERTY LOCATION

            Meandering along Irish Bend Road in SEC. 44-45,T 14S.R 10E and SEC.6-9, T 14S, R 9E.

PROPERTY OWNERSHIP

            Oaklawn Sugar Co. Ltd
            Oaklawn Manor 1926
            Prudential Insurance Co. of America 1985
            Sterling Sugars Inc. 1997

PURCHASE INFORMATION

            In January 1997 a total of 8,751 acres with 4,862 cultivable was purchased. The purchase price was $6,500,000.00

LAND INFORMATION

            8,751 acres purchased

            4,862 acres cultivatable

FARM LEASES

            Northside Planting - 3,000 acres (18% rent)
                     Lease exp. Dec. 31, 2002
                     Northside seed ownership
                     (62.6) acres on Martin Ridge,(33.9) acres on Oaklawn West and (394) acres on Oak Hill.

            S & S Farms - 1.288 acres (18% rent)
                     Lease exp. Dec.31, 2001
                     S & S Farms owns 100% of the cane.

            Breaux Bros. - 494 acres (Oaklawn West) (18% rent)
                     Lease exp. Dec. 31, 2002

                     Sterling owns the remaing acres of sugar cane. Worker's compensation (statutory amount)
                     Liability $ 1 million per occurrence

PROPERTY SOLD

           Kirt Champagne purchased 6 acres included the Oaklawn Managers house.

           State purchased land for the new Bridge.

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

                                 PATAGONIA
                                 ST MARY PARISH

PROPERTY LOCATION

            Patagonia is located in Sec. 1, T15S, R6E, Sec. 3 and 4, T15S, R7E and Sec. 31, T14S, R7E.

PROPERTY OWNERSHIP

            Carl W. Bauer and Mary Jane Peacher Bauer
            Bernard E. Boudreaux Jr. and Brenda Robicheaux Boudreaux
            M.A. Patout and Son Ltd.    June 1989
            Sterling Sugars Inc.        April 2003

PURCHASE INFORMATION

            456.58 acres for $220,000

LAND INFORMATION

            446.68 acres total
            175      acres swamp land
            281      acres cane land

FARM LEASE

            Judd Anderson

PROPERTY SOLD, DONATED OR LEASED

            Sold - 1.068 acres to Dept. of Transportation         $ 15,306.00
                     and development St Mary Parish

                               M.A. Patout $6,640.00
                               Mark Patout $8,667.00 (crop damage)

            M. A. Patout & Sons Ltd sold this property to Sterling Sugars Inc to purchase property from John P. Kelly. This land is boardered by the Roane property which M.A.Patout has a lease purchase agreement. 1031 Exchange was used for tax benefits.

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

                                 PHILLIPS TRACT
                                 ST MARY PARISH

Approximately 5 acres purchased April 30, 1906 by Sterling Sugars Railway Com. from C. Delaware Kemper. An out of service rail runs through the center.
The purchase price was $295 dollars.

Arnold Landry presently leases the land due to it's location.
            There is no cultivable land.

                                  SHAFFER TRACT
                                 ST MARY PARISH

PROPERTY LOCATION

           Sec. 33 T14S - R10E

PROPERTY OWNERSHIP

            Janet Morris
            Percy J. DeGravelles, Sr
            Sterling Sugars Inc   1992

PURCHASE INFORMATION

            In April 1992 a total of 242 acres was purchased for $202,326.
                     $25,290 down and $25,290 paid annually for seven years

LAND INFORMATION

            242 acres purchased
            165 acres cultivable
            77 acres woodland

FARM LEASE

            Chauvin Farms - 165 acres (1/6 rent)
                     Sterling owns 100% seed
                     Workman's Compensation (statutory amount)
                     Liability $1 million per occurrence

PROPERTY SOLD OR LEASED

            No property has been sold or leased.

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

                               STERLING PLANTATION
                               ST MARY PARISH

PROPERTY LOCATION

            Across Bayou Teche from the present factory site.
            Bordered by Foster, Oakbluff, Bayou Teche

PROPERTY OWNERSHIP

            Caffery    1898
            Sterling and R.R.
            Sterling Sugars Inc.    1921

PURCHASE INFORMATION

            This plantation was sold along with other plantations so the exact value is unknown. In 1898 Sterling Plantation (467 acres) was sold to Caffery for $20,100.00

LAND INFORMATION

            467 acres purchased

FARM LEASE

            Rebel Farms - 228 acres (1/6 rent)
                     Sterling owns 100% of seed.
                     Workmen's compensation (statutory amount)
                     Liability $1 million per occurrence

PROPERTY SOLD OR DONATED

            No property has been sold.

PROPERTY LEASES

            None at this time

MISC

            This plantation has three shops occupied by Champagne Farms, Rebel Farms and Baker Farms. There are two waste water ponds totalling 280 acres. Each pit has overflow pipes to maintain safe levels and diesel driven pumps to remove excess water or drain the pits entirely when conditions allow.

                 MISC.

                     The proceeds from Port of Iberia expropriation were used for this purchase.
                     Two pumps are used for drainage.
                     2- 4 cylinder Cat D330 power units
                     2- LoLift 24"X12" Pumps
                     Both are in a tin building

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

            NORMA CLOSE
            ST. MARY PARISH

            41.4 ACRES
            DATE AQUIRED: 4 / 1 / 2003

            DERISC
            ST. MARY PARISH

            144.00 ACRES
            DATE AQUIRED: 4 / 1 / 2003

            PATAGONIA
            IBERIA PARISH

            446.292 ACRES
            DATE AQUIRED: 4 / 1 / 2003

            PURCHASE PRICE FOR ALL THREE PROPERTIES ABOVE:

            $457,425.00

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

                                  FOSTER TRACT
                                  IBERIA PARISH

PROPERTY LOCATION

            S.E. Comer of Sec.1, T 13S, R 6E, in S. W. District

PROPERTY OWNERSHIP

            Foster, Thomson and Todd
            Sterling Sugars Inc.    1988

PURCHASE INFORMATION

            210 acres were purchased for $440,796.40 in December of 1988.

FARM LEASES

            Daniel Gonsoulin
                     210 acres (1/6 rent)
                     Sterling owns 100% seed
                     Workman's compensation (statutory amount)
                     Liability $1 million per occurrence

PROPERTY SOLD

            Exchange 1.46 acres with Scotland Financial Services for .892 acres Feb. 2, 1996.

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

                                  JEANERETTE
                                  IBERIA PARISH

PROPERTY LOCATION

            The property is located in Jeanerette East of Bayou Teche. Sugar House Road bourders the North, woodlands border the south, Lake Fausse Point the West.

PROPERTY OWNERSHIP

            Standard Pecan Company
            Estate of Joseph A. Provost     1911
            T.G.R. Land Company, Inc
            Sterling Sugars, Inc       February 8, 1999

PURCHASE INFORMATION

            414.07 acres for $544.800
            08-Feb-99

LAND INFORMATION

            414 acres total of which all are cultivable

FARM LEASE

            Patch Farms
                     414 acres in cultivation at 1/6 rent
                     Mark Patout owns (14.1) ac. Plant cane,( 30.1) 1st stubble and (24.3) 2nd stubble. Sterling owns the remainer of the seed on this tract of land.
                     Exp Jan. 31, 2005 with auto renewal
                     Liability $1 million per occurrence
                     Workman's comp (statutory amount)

PROPERTY SOLD OR DONATED

            No property sold to date.

                     MISC

                     Mark aquired this seed ownership through a swap of seed between Jeanerette and Pategonia. Sterling now owns an equal amount of seed in Pategonia.

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

                                PEEBLES PLANTATION
                                  IBERIA PARISH

PROPERTY LOCATION

            The property is located to the South and East of the Port of Iberia Sec. 23, T 13 S, R 6 E, SW Land District - Iberia Parish
            17 tracts of land

PROPERTY OWNERSHIP

            A.G. Brice
            Sterling Sugars & Railway Company Ltd.     1903
            Sterling Sugars Inc.   1921

PURCHASE INFORMATION

            The purchase price according to land ledger (1924 values) equal $124,408.82.
            This price was for approximately 2,650 acres (Peebles Plantation).

            Note: There is information showing total acres of approximatly
            3.900.

LAND INFORMATION

            2,652 acres purchased
            Approximately 300 acres sold
            1,222 acres non-cultivable
            1,248.4 acres in cutivation

FARM LEASE

            Daniel Gonsoulin Farms - 1248 acres (1/6 rent)
                     Sterling owns 100% seed
                     Lease exp Dec. 31, 2005
                     Worker's compensation (statutory amount)
                     Liability $1 million per occurrence

SEED OWNERSHIP

            357.7 acres plant cane
            350.6 acres 1st year stubble
            177.7 acres 2nd year stubble
            886 acres of sugarcane to be returned

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

PROPERTY SOLD OR DONATED

            Port of Iberia    1981
                     155 acres for port expansion   Donation
                                                    Appraised value  $ 1,370,772

            Iberia Parish Police Jury    1981
                     19.85 acres for expansion of Jefferson Terra Donation
                     Street.                        Appraised value  $ 99,278.50
            Port of Iberia    1981
                     6.62 acres for access road into Donation
                     155 acre tract                 Appraised value  $    43,023

            Temple Baptist Church Of New Iberia    1985
                     46.75 acres                                     $   526,000

            State of Louisiana - HWY. Dept.
                     1.6 acres

            Port of Iberia    1988
                     69.7 Acres                                      $   500,000
                     Port expansion

            Iberia Parish School Board    1960
                     4.79 acres                     Leased 2 yrs with 2 yr
                                                    extensions up to 50 years.
                                                    Expires Nov 22, 2010

            Port of Iberia    1998
                     170 acres                                       $ 1,020,780
                     Port expansion (expropriated)

LEASES

            Bayou Management (Bayou Piping)
                     21.4 acres ($1,774/month).
                     Lease exp. Aug. 31,2001
                     $4 million in liability with workers compensation (statutory amount)

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

                                UPPER TEN
                                LA FOUCHE PARISH

PROPERTY LOCATION

            Sec. 28, 29, 30 and 57 T15S - R18E

PROPERTY OWNERSHIP

            The Prudential Insurance Company of America
            Sterling Sugars Inc.    1998

PURCHASE INFORMATION

            The purchase price was $950,250.00. Cash Sale.

LAND INFORMATION

            709 acres purchased
            All cultivable
            1 pump station valued at $100,000
            100% of cane is owned by Sterling Sugars
            0 mineral interest

FARM LEASES

            Dean A Gravois Farms
                     291 acres in cane
                     18% rent

            Ellender Farms Inc.
                     279 acres in cane
                     18% rent

                               Lease exp. Dec. 31, 2002
                               Workman's compensation (statutory amount)
                               Liability $1 million per occurrence
                               Sterling owns 100% seed

PROPERTY SOLD OR DONATED

            291 acres to raceland Raw Sugars Inc.                    $  330,000
            1.955 acres to Lafouche Parish Comm. Dist. 911           $  110,000
            The proceeds went to the purchase of Pategonia, Norma Close and Deriese.

                     MISC.
                               The proceeds from Port of Iberia expropriation were used for this purchase of Upper Ten.
                               Two pumps are used for drainage.
                               2- 4 cylinder Cat D330 power units
                               2- LoLift 24"X12" Pumps
                               Both are in a tin building

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

                                DEVILLIER TRACT
                                ST LANDRY PARISH

Approximately 120 acres located between Opelousas and Krotz Springs in the swamp. South of highway 190. This land was purchased at sheriff's sale on March 24, 1917. There is no agricultural production. Sterling has 100% of surface and 50% of minerals. The mineral lease is held by Sparta RA SUA HBP

            Lease
                     Kirkley Ortego (2 O'clock Hunting Club)
                     Exp. May 31, 2004
                     $240/year

                     Oryx Energy Company

                               Mineral ownership
                                        50% Sterling Sugars Inc.
                                        50% Levee District
                               Division of interest in unit
                                        .125% Sterling Sugars Inc.
                                        no longer collecting from this well

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

                           AREA PROFILES & PHOTOGRAPHS

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

AREA MAPS

                                     [MAP]

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

ST. MARY PARISH/FRANKLIN PROPERTIES

                                     [MAP]

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

                           ST. MARY PARISH PROPERTIES

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

ST. MARY PARISH PROFILE

                                    ST. MARY

[ILLEGIBLE]

PARISH
1990 Censtis                             58,086
2000 Censtis                             53,500
2005 Projection-Trend Forecast           51,388
2010 Projection-Trend Forecast           49,276
SOURCE U.S. CENSUS [ILLEGIBLE]

CITY (2000)
Baldwin                                   2,497
Berwick                                   4,418
Franklin                                  8,354
Morgan City                              12,703
Patterson                                 5,130
Bayou Vista CDP                           4,351
Arnelia CDP                               2,423
SOURCE: U.S. CENSUS [ILLEGIBLE]

[ILLEGIBLE]

HIGHWAYS
U.S. Hwy. 90
LA Hwy. 70, 83, 87, 182, 317, 318, 319, and 668

FREIGHT [ILLEGIBLE]
Louisiana and Delta Railway
Southern Pacific Railway

NAVIGABLE WATERWAYS/PORTS (Distance in miles)
Atchafalaya River
Gulf [ILLEGIBLE] Waterway         within parish
Port of West St. Mary (12' draft) within parish
Port of Morgan City (20'draft)    within parish
Port of Greater Baton Rouge (45 ft.draft)*  102
(*FOREIGN TRADE [ILLEGIBLE]

AIRPORTS (DISTANCE IN MILES)
Patterson Regional Airport       with in parish
Lafayette Regional Airport (commercial)      45
Baton Rouge Metropolitan (commercial)        95
New Orleans International (commercial)      102

[ST. MARY PARISH LOGO]

DISTANCE TO MAJOR CITIES
(IN MILES, FROM CENTER OF PARISH)
Atlanta, GA                                   577
Birmingham, AL                                455
Chicago, IL                                   989
Cincinnati, OH                                925
Dallas, TX                                    435
Denver, CO                                  1,319
Houston, TX                                   268
[ILLEGIBLE] City, MO                          850
[ILLEGIBLE], TN                               450
Minneapolis, MN                             1,391
Nashville, TN                                 643
New Orleans, LA                               106
St. Louis, MO                                 744
Source: www.[ILLEGIBLE].com

MOTOR FREIGHT
SAIA Motor Freight              Venture Transport

PARCEL SERVICE
United Parcel Service (UPS)     Greyhound
Express Courier Service         Federal Express
U.S. Postal Service             Airborne Express
DHL Worldwide Express           [ILLEGIBLE] Worldwide

PASSENGER SERVICE
Greyhound Bus Lines

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

[ILLEGIBLE]

EMPLOYMENT (AUGUST 2001)

Civilian Labor Force
      Parish                      22,780  100.0%
      Louisiana                2,055,000  100.0%
Total Employment
      Parish                      21,260   93.3%
      Louisiana                1,956,500   95.2%
Unemployment
      Parish                       1,520    6.7%
      Louisiana                   98,500    4.8%
Source: Louisiana Department of Labor

AVERAGE EMPLOYMENT BY MAJOR INDUSTRY DIVISIONS

(4th Quarter, 2000)
Agriculture                     1.39%
Mining                          9.86%
Construction                    5.90%
Manufacturing                  13.72%
Transportation                 16.89%
[ILLEGIBLE] Trade               4.87%
Retail Trade                   14.07%
Finance                         2.61%
Services                       27.84%
Public Administration           2.84%

(AVERAGE EMPLOYMENT FIGURES ARE [ILLEGIBLE] EMPLOYERS SUBJECT TO THE LOUISIANA EMPLOYMENT SECURITY LAW)

SOURCE: LOUISIANA DEPARTMENT OF LABOR

[ILLEGIBLE]

LOUISIANA'S AVERAGE [ILLEGIBLE] EARNINGS (JULY 2000)
ALL MANUFACTURING                     $15.93
DURABLE GOODS                         $14.28
[ILLEGIBLE] & Wood Products           $11.01
Stone, Clay, & Glass Products         $13.62
Fabricated Metal Products             $14.28
Machinery, [ILLEGIBLE] Electrical     $15.18
Electric & Electronic Equipment       $16.90
Transportation Equipment              $16.07
NUNDURABLE GOODS                      $17.79
Food & Kindred Products               $10.33
Apparel & Other Textile Products      $ 6.92
Paper & Allied Products               $19.44
Printing & Publishing                 $13.78
Chemicals & Allied Products           $24.12
Petroleum & Coal Products             $24.22
Petroleum Refining                    $25.11
MINING                                $16.22
COMMUNICATIONS & PUBLIC UTIL.         $15.21
BANKING                               $10.56
SOURCE: LOUISIANA DEPARTMENT OF LABOR


EMPLOYMENT INCOME                        1998         1999
Total Personal Income*                $1,132,731   $1,091,673
Per Capital Personal Income           $   19,792   $   19,221

(*thousands of dollars)
Source: Bureau of Economic Analysis

[ILLEGIBLE]

4-YEAR COLLEGES & UNIVERSITIES (WITHIN 100 MILES)
College/University                    Location            2001 [ILLEGIBLE]
[ILLEGIBLE] State University          [ILLEGIBLE]                    7,367
Louisiana State University            Baton Rouge                   30,977
Univ. of LA in Lafayette              Lafayette                     16,351
Southern University                   Baton Rouge                    9,488

2-YEAR COLLEGES (WITHIN 100 MILES)
Delgado College                       New [ILLEGIBLE]                3,404
Source: Board of Regents

TECHNICAL COLLEGE (WITHIN PARISH & [ILLEGIBLE] [ILLEGIBLE]
College                                                     Parish
Young Memorial Campus                                     St. Mary
South Louisiana Campus                                 [ILLEGIBLE]
Teche Area Campus                                           Iberia
Sources: Louisiana Dept. of Education & Offices of the Technical
College System, 1998

PRIMARY/SECONDARY EDUCATION (2000-01)
                     Student: Teacher                   Employment
27 Public Schools            13:1                  10,7[ILLEGIBLE]
5 Non-public Schools                                         1,200
Source: Louisian Department of Education


[ILLEGIBLE] (STATE OF LOUISIANA)

QUALITY JOBS PROGRAM- Annual refundable credit of up to 5 percent of payroll for a period of up to 10 years

[ILLEGIBLE] - Cost-free, pre-employment training through technical colleges

WORKFORCE DEVELOPMENT - Existing business upgrade

RESEARCH BASE
LA Business & Technology Center                        Baton Rouge
LA Partnership for Tech. & Innovation                  Baton Rouge
LA Technology Park                                     Baton Rouge
[ILLEGIBLE] Biomedical Research Center                 Baton Rouge
Manufacturing Partnership of LA                          Lafayette

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

[ILLEGIBLE]

SALES TAX (2001)
State                    4.0%
Parish                   4.0%
Total                    8.0%
Source: Louisiana Department of Revenues and Taxation

PARISH MILLAGE (1998)
Morgan City: 77.34-93.56       Franklin; 107.85-127.21
Patterson: 64.81-87.29         Berwick: 59.07-81.98
Baldwin: 107.85-127.13         Ward One: 130.71-142.53
Ward Two: 111.43               Ward Three: 111.43-130.71
Ward Four: 105.41-114.00       Ward Five 58.07-71.51
Ward Sex: 88.40-104.40         Ward Seven: 121.43-133.25
Ward Eight: 73.06-83.06        Ward Nine: 79.09-86.84
Ward Ten: 130.71-134.61
Rolling stock (inside towns): 34.45
Rolling stock (outside towns): 38.03
Source: Parish Tax [ILLEGIBLE] Office

PROPERTY TAXES/ [ILLEGIBLE] RATIO

Only local and parish governments levy property taxes in Louisiana. There is no state tax.

[ILLEGIBLE] are required by law to [ILLEGIBLE] on improvements of industrial property at 15% of fair market value (lead at 10%)

Private residences are [ILLEGIBLE] at 10% of fair market There is no property tax on the first $75,000.

[ILLEGIBLE]

Parish               Parish Council/Parish President
Municipal                         City Council/Mayor

[ILLEGIBLE]

Electricity Supplier(s)                      Entergy
Natural Gas Supplier(s)                Columbia Gulf
                     ENTEX, LA Interstate, Texas Gas
                             & Union Texas Petroleum
Water and Sewerage                            Parish
Solid Waste                   Waste Management, Inc.
Telephone Service                          BellSouth

[ILLEGIBLE]
CLIMATE

Average Temperature
       January               61 degrees
       July                  90 degrees
       Annual Average        69 degrees
Average Annual Rainfall      65 inches

MEDICAL SERVICES (PARISH)

Medical Facility                    No. of Beds
Franklin Foundation Hospital                60
Lakewood Medical Center                    168

Source: Louisiana Dept. of Health and Hospitals

RECREATION/TOURISM

[ILLEGIBLE] Point Beach and State Park, Jean [ILLEGIBLE] National Historic Park, Chitimacha Reservation, [ILLEGIBLE] homes, International Petroleum Museum & Exposition, Museums, Swamp tours, Swamp Gardens, Cypress Bayou Casino, St. Mary's Golf and Country Club, Public parks, ball parks, community tennis courts, bowling allays and more

EVENTS

     Mardi Gras Celebrations, Carbon Black Festival, Cypress Sawmill Museum Festival, St. Jules [ILLEGIBLE] Festival, La Festivale Sur La Teche, Louisiana Shrimp & Petroleum Festival, St. Mary Landmarks Society Tour of Homes & Gardens, African Violet Show, Tri-City Fireman's Fair, Garfish Festival, St. Joseph Olde Ty[ILLEGIBLE] Fair, Christmas Arts & Crafts Show, Christmas Lights on the Bayou, Living Christmas

[ILLEGIBLE]

For information on Buildings and Sites visit our web site at [ILLEGIBLE]

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

[ST. MARY PARISH MAP]

[ILLEGIBLE]
(NO. OF EMPLOYEES RANGE BY PARISH: [ILLEGIBLE]

St. Mary Parish School Board         1
Tidewater Marine Inc.                1
Cypress Bayon [ILLEGIBLE]            1
[ILLEGIBLE] Marine Inc.              2
AMS Staffing Leasing                 2
Gulf [ILLEGIBLE] Division            2
J Ray [ILLEGIBLE] Inc.               2
Walmart Stores Inc.                  2
Bollinger Marine Fabricators LLC     3
Lakewood Medical Center              3

[ILLEGIBLE]

Entergy Corporation Economic
Development Louisiana
5353 [ILLEGIBLE] Lane, Ste. 120
Baton Rouge, LA 70809
(800)542-2668
Fax (225)763-5254

The South Louisiana Economic Council
P.O. Box 2048-NSU
Thibodaux, LA 70310
(985)448-4485
Fax (985)448-4486

Louisiana Economic Development
P.O. Box 94185
Baton Rouge, LA 70804-9185
(225)342-5388
(225)342-5349 Fax

St. Mary Parish Economic Development Office
5th Floor Courthouse
Franklin. LA 70538
(337)828-4100 ext. 340
Fax (337)828-4092

The East St. Mary Chamber of Commerce
P.O. Box 2606
Morgan City, LA 70380
(985)384-3830

                                                                  [ENTERGY LOGO]

                                                         THE POWER OF PEOPLE(TM)

                               [LOGAN BABIN LOGO]
                            REAL ESTATE & APPRAISALS

                           ST. MARY PARISH CENSUS DATA

ST. MARY PARISH, LOUISIANA

                                                                                    ST. MARY
  PEOPLE QUICKFACTS                                                                  PARISH       LOUISIANA
- Population, 2003 estimate                                                          52,357      4,496,334
- Population, percent change, April 1, 2000 to July 1, 2003                            -2.1%           0.6%
- Population, 2000                                                                   53,500      4,468,976
- Population, percent change, 1990 to 2000                                             -7.9%           5.9%
- Persons under 5 years old, percent, 2000                                              7.4%           7.1%
- Persons under 18 years old, percent, 2000                                            29.7%          27.3%
- Persons 65 years old and over, percent, 2000                                         11.0%          11.6%
- Female persons, percent, 2000                                                        51.3%          51.6%

- White persons, percent, 2000 (a)                                                     62.8%          63.9%
- Black or African American persons, percent, 2000 (a)                                 31.8%          32.5%
  American Indian and Alaska Native persons, percent, 2000
- (a)                                                                                   1.4%           0.6%
- Asian persons, percent, 2000 (a)                                                      1.6%           1.2%
  Native Hawaiian and Other Pacific Islander, percent, 2000
- (a)                                                                                     Z              Z
- Persons reporting some other race, percent, 2000 (a)                                  0.9%           0.7%
- Persons reporting two or more races, percent, 2000                                    1.5%           1.1%
- Persons of Hispanic or Latino origin, percent, 2000 (b)                               2.2%           2.4%
- White persons, not of Hispanic/Latino origin, percent, 2000                          61.8%          62.5%

- Living in same house in 1995 and 2000', pct age 5+, 2000                             64.2%          59.0%
- Foreign born persons, percent, 2000                                                   2.0%           2.6%
  Language other than English spoken at home, pct age 5+,
- 2000                                                                                 10.0%           9.2%
- High school graduates, percent of persons age 25+, 2000                              65.9%          74.8%
- Bachelor's degree or higher, pct of persons age 25+, 2000                             9.4%          18.7%
- Persons with a disability, age 5+, 2000                                            11,756        880,047
- Mean travel time to work (minutes), workers age 16+, 2000                            18.8           25.7

- Housing units, 2002                                                                21,913      1,880,122
- Homeownership rate, 2000                                                             73.9%          67.9%
- Housing units in multi-unit structures, percent, 2000                                10.4%          18.7%

                               [LOGAN BABIN LOGO]
                            REAL ESTATE & APPRAISALS

- Median value of owner-occupied housing units, 2000                                $74,200      $   85,000

- Households, 2000                                                                   19,317       1,656,053
- Persons per household, 2000                                                          2.74            2.62
- Median household income, 1999                                                     $28,072      $   32,566
- Per capita money income, 1999                                                     $13,399      $   16,912
- Persons below poverty, percent, 1999                                                 23.6%           19.6%

                                                                                    ST. MARY
   BUSINESS QUICKFACTS                                                               PARISH       LOUISIANA
- Private nonfarm establishments with paid employees, 2001                            1,414         100,780
- Private nonfarm employment, 2001                                                   22,322       1,599,482
- Private nonfarm employment, percent change 2000-2001                                 -0.3%            0.4%
- Nonemployer establishments, 2000                                                    3,197         234,114
- Manufacturers shipments, 1997 ($1000)                                             944,421      80,423,978
- Retail sales, 1997 ($1000)                                                        396,132      35,807,894
- Retail sales per capita, 1997                                                    $  6,957     $     8,229
- Minority-owned firms, percent of total, 1997                                         12.6%           14.1%
- Women-owned firms, percent of total, 1997                                            19.8%           23.9%
- Housing units authorized by building permits, 2002                                    137          18,425
- Federal funds and grants, 2002 ($1000)                                            305,387      29,987,664

                                                                                    ST. MARY
  GEOGRAPHY QUICKFACTS                                                               PARISH       LOUISIANA
- Land area, 2000 (square miles)                                                         613         43,562
- Persons per square mile, 2000                                                         87.3          102.6
- Metropolitan Area                                                                     None
- FIPS Code                                                                              101             22

(a) Includes persons reporting only one race.

(b) Hispanics may be of any race, so also are included in applicable race categories.

FN: Footnote on this item for this area in place of data

NA: Not available

D: Suppressed to avoid disclosure of confidential information

X: Not applicable

S: Suppressed; does not meet publication standards

Z: Value greater than zero but less than half unit of measure shown

F: Fewer than 100 firms

                               [LOGAN BABIN LOGO]
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                                                                             151

                           SATELLITE IMAGE - ADELINE

                                   [PICTURE]

                               [LOGAN BABIN LOGO]
                            REAL ESTATE & APPRAISALS

                             3-D TOPOQUAD - ADELINE

                                   [PICTURE]

                               [LOGAN BABIN LOGO]
                            REAL ESTATE & APPRAISALS

                          PHOTOGRAPHIC VIEWS - ADELINE

                                    SUBJECT

                                 EASTERN STRIP

                                   [PICTURE]

                                    SUBJECT

                           LARGER TRACT NORTH OF ROAD

                                   [PICTURE]

                                    SUBJECT

                           LARGER TRACT SOUTH OF ROAD

                                   [PICTURE]

                               [LOGAN BABIN LOGO]
                            REAL ESTATE & APPRAISALS

                               FLOOD MAP - ADELINE

                                     [MAP]

                               [LOGAN BABIN LOGO]
                            REAL ESTATE & APPRAISALS

                          SATELLITE IMAGE - ARLINGTON

                                   [PICTURE]

                               [LOGAN BABIN LOGO]
                            REAL ESTATE & APPRAISALS

                            3-D TOPOQUAD - ARLINGTON

                                     [MAP]

                               [LOGAN BABIN LOGO]
                            REAL ESTATE & APPRAISALS

                         PHOTOGRAPHIC VIEWS - ARLINGTON

                                    SUBJECT

                                   ARLINGTON

                                   [PICTURE]

                                    SUBJECT

                                     HANGAR

                                   [PICTURE]

                               [LOGAN BABIN LOGO]
                            REAL ESTATE & APPRAISALS

                             FLOOD MAP - ARLINGTON

                                     [MAP]

                               [LOGAN BABIN LOGO]
                            REAL ESTATE & APPRAISALS

                          SATELLITE IMAGE - BELLEVIEW

                                   [PICTURE]

                               [LOGAN BABIN LOGO]
                            REAL ESTATE & APPRAISALS

                            3-D TOPOQUAD - BELLEVIEW

                                   [PICTURE]

                               [LOGAN BABIN LOGO]
                            REAL ESTATE & APPRAISALS

                         PHOTOGRAPHIC VIEWS - BELLEVIEW

                                    SUBJECT

                                 BELLEVIEW EAST

                                    [PICTURE]

                                    SUBJECT

                            BELLEVIEW-OAKLAWN BORDER

                                   [PICTURE]

                                    SUBJECT

                                  GOLF COURSE

                                   [PICTURE]

                               [LOGAN BABIN LOGO]
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                                                                             162

                                    SUBJECT

                                  GOLF COURSE

                                   [PICTURE]

                                    SUBJECT

                                  TENANT HOUSE
                                      B17

                                   [PICTURE]

                               [LOGAN BABIN LOGO]
                            REAL ESTATE & APPRAISALS

                             FLOOD MAP - BELLEVIEW

                                     [MAP]

                               [LOGAN BABIN LOGO]
                            REAL ESTATE & APPRAISALS

                           SATELLITE IMAGE - CALUMET

                                   [PICTURE]

                               [LOGAN BABIN LOGO]
                            REAL ESTATE & APPRAISALS

                             3-D TOPOQUAD - CALUMET

                                   [PICTURE]

                               [LOGAN BABIN LOGO]
                            REAL ESTATE & APPRAISALS

                          PHOTOGRAPHIC VIEWS - CALUMET

                                    SUBJECT

                                 CALUMET SOUTH

                                    [PICTURE]

                                    SUBJECT

                               CALUMET - AIRPORT

                                    [PICTURE]

                                    SUBJECT

                                 CALUMET NORTH

                                    [PICTURE]

                               [LOGAN BABIN LOGO]
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                                                                             167

                                    SUBJECT

                                 CALUMET TENANT
                                     HOUSE

                                    [PICTURE]

                                    SUBJECT

                                 CALUMET TENANT
                                     HOUSE

                                    [PICTURE]

                                    SUBJECT

                                 CALUMET TENANT
                                 HOUSES (REAR)

                                    [PICTURE]

                               [LOGAN BABIN LOGO]
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                                                                             168

                                    SUBJECT

                                  CALUMET SHED

                                    [PICTURE]

                                    SUBJECT

                                CALUMET CHURCH &
                                      SHED

                                    [PICTURE]

                                    SUBJECT

                                 CALUMET TENANT
                                     HOUSES

                                    [PICTURE]

                               [LOGAN BABIN LOGO]
                            REAL ESTATE & APPRAISALS

                              FLOOD MAP - CALUMET

                                     [MAP]

                               [LOGAN BABIN LOGO]
                            REAL ESTATE & APPRAISALS

                         SATELLITE IMAGES - CAMPERDOWN

                                    [PICTURE]

                               [LOGAN BABIN LOGO]
                            REAL ESTATE & APPRAISALS

                                    [PICTURE]

                               [LOGAN BABIN LOGO]
                            REAL ESTATE & APPRAISALS

                           3-D TOPOQUADS - CAMPERDOWN

                                      [MAP]

                               [LOGAN BABIN LOGO]
                            REAL ESTATE & APPRAISALS

                                     [MAP]

                               [LOGAN BABIN LOGO]
                            REAL ESTATE & APPRAISALS

                        PHOTOGRAPHIC VIEWS - CAMPERDOWN

                                    SUBJECT

                                EAST CAMPERDOWN

                                    [PICTURE]

                                    SUBJECT

                                EAST CAMPERDOWN
                                 EQUIPMENT SHED

                                    [PICTURE]

                                    SUBJECT

                                WEST CAMPERDOWN

                                    [PICTURE]

                               [LOGAN BABIN LOGO]
                            REAL ESTATE & APPRAISALS

                                    SUBJECT

                          WEST CAMPERDOWN - TIBBS SALE

                                    [PICTURE]

                               [LOGAN BABIN LOGO]
                            REAL ESTATE & APPRAISALS

                            FLOOD MAPS - CAMPERDOWN

                                      [MAP]

                               [LOGAN BABIN LOGO]
                            REAL ESTATE & APPRAISALS

                                     [MAP]

                               [LOGAN BABIN LOGO]
                            REAL ESTATE & APPRAISALS

\
                SATELLITE IMAGE - DERISE, NORMA CLOSE, PHILLIPS

                                    [PICTURE]

                               [LOGAN BABIN LOGO]
                            REAL ESTATE & APPRAISALS

                  3-D TOPOQUAD - DERISE, NORMA CLOSE, PHILLIPS

                                      [MAP]

                               [LOGAN BABIN LOGO]
                            REAL ESTATE & APPRAISALS

               PHOTOGRAPHIC VIEWS - DERISE, NORMA CLOSE, PHILLIPS

                                    SUBJECT

                                     DERISE

                                    [PICTURE]

                                    SUBJECT

                                  NORMA CLOSE

                                    [PICTURE]

                                    SUBJECT

                              PHILLIPS (4 CORNERS)

                                    [PICTURE]

                               [LOGAN BABIN LOGO]
                            REAL ESTATE & APPRAISALS

                   FLOOD MAPS - DERISE, NORMA CLOSE, PHILLIPS

                                     [MAP]

                               [LOGAN BABIN LOGO]
                            REAL ESTATE & APPRAISALS

                                      [MAP]

                               [LOGAN BABIN LOGO]
                            REAL ESTATE & APPRAISALS

                                      [MAP]

                               [LOGAN BABIN LOGO]
                            REAL ESTATE & APPRAISALS

                         SATELLITE IMAGE - FACTORY SITE

                                    [PICTURE]

                               [LOGAN BABIN LOGO]
                            REAL ESTATE & APPRAISALS

                          3-D TOPOQUAD - FACTORY SITE

                                     [MAP]

                               [LOGAN BABIN LOGO]
                            REAL ESTATE & APPRAISALS

                       PHOTOGRAPHIC VIEWS - FACTORY SITE

                                    SUBJECT

                                F1 - MAIN OFFICE

                                    [PICTURE]

                                    SUBJECT

                                   F2 - HOUSE

                                    [PICTURE]

                                    SUBJECT

                                   F3 - HOUSE

                                    [PICTURE]

                               [LOGAN BABIN LOGO]
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                                                                             187

                                    SUBJECT

                                   F4 - HOUSE

                                    [PICTURE]

                                    SUBJECT

                             F5 - ENGINEERING OFFICE

                                    [PICTURE]

                                    SUBJECT

                                F8- DANCE STUDIO

                                    [PICTURE]

                               [LOGAN BABIN LOGO]
                            REAL ESTATE & APPRAISALS

                                    SUBJECT

                              F9 - BOARDING HOUSE

                                    [PICTURE]

                                    SUBJECT

                               NEW BOARDING HOUSE

                                    [PICTURE]

                                    SUBJECT

                               SUGAR WAREHOUSE 1

                                    [PICTURE]

                               [LOGAN BABIN LOGO]
                            REAL ESTATE & APPRAISALS

                                    SUBJECT

                               SUGAR WAREHOUSE 2

                                    [PICTURE]

                                    SUBJECT

                               SUGAR WAREHOUSE 3

                                    [PICTURE]

                               [LOGAN BABIN LOGO]
                            REAL ESTATE & APPRAISALS

                            FLOOD MAP - FACTORY SITE

                                     [MAP]

                               [LOGAN BABIN LOGO]
                            REAL ESTATE & APPRAISALS

                          SATELLITE IMAGE - OAK BLUFF

                                    [PICTURE]

                               [LOGAN BABIN LOGO]
                            REAL ESTATE & APPRAISALS

                            3-D TOPOQUAD - OAK BLUFF

                                     [MAP]

                               [LOGAN BABIN LOGO]
                            REAL ESTATE & APPRAISALS

                        PHOTOGRAPHIC VIEWS - OAK BLUFF

                                     SUBJECT

                                    OAK BLUFF

                                    [PICTURE]

                               [LOGAN BABIN LOGO]
                            REAL ESTATE & APPRAISALS

                             FLOOD MAP - OAK BLUFF

                                     [MAP]

                               [LOGAN BABIN LOGO]
                            REAL ESTATE & APPRAISALS

                SATELLITE IMAGES - OAKLAWN/OAKLAWN WEST/OAK HILL

                                    [PICTURE]

                               [LOGAN BABIN LOGO]
                            REAL ESTATE & APPRAISALS

                                    [PICTURE]

                               [LOGAN BABIN LOGO]
                            REAL ESTATE & APPRAISALS

                                     [MAP]

                               [LOGAN BABIN LOGO]
                            REAL ESTATE & APPRAISALS

                  3-D TOPOQUAD - OAKLAWN/OAKLAWN WEST/OAK HILL

                                     [MAP]

                               [LOGAN BABIN LOGO]
                            REAL ESTATE & APPRAISALS

                                     [MAP]

                               [LOGAN BABIN LOGO]
                            REAL ESTATE & APPRAISALS

                                     [MAP]

                               [LOGAN BABIN LOGO]
                            REAL ESTATE & APPRAISALS

               PHOTOGRAPHIC VIEWS - OAKLAWN/OAKLAWN WEST/OAK HILL

                                     SUBJECT

                           OAKLAWN - BELLEVIEW BORDER

                                    [PICTURE]

                                     SUBJECT

                                OAKLAWN DIRT PIT

                                    [PICTURE]

                                     SUBJECT

                        OAKLAWN INTERSETION AT LA HWY 87

                                    [PICTURE]

                               [LOGAN BABIN LOGO]
                            REAL ESTATE & APPRAISALS

                                    SUBJECT

                               OAKLAWN BOAT LAUNCH

                                    [PICTURE]

                                    SUBJECT

                             OAKLAWN HUNT OIL LEASE

                                    [PICTURE]

                                    SUBJECT

                      OAKLAWN EQUIPMENT SHED ON LA HWY. 87

                                    [PICTURE]

                               [LOGAN BABIN LOGO]
                            REAL ESTATE & APPRAISALS

                                    SUBJECT

                             OAKLAWN LA HWY. 87 SHOP

                                   [PICTURE]

                                    SUBJECT

                        OAKLAWN (OXFORD) 3321 LA. HWY 87

                                   [PICTURE]

                                    SUBJECT

                        OAKLAWN (OXFORD) 3335 LA HWY. 87

                                   [PICTURE]

                               [LOGAN BABIN LOGO]
                            REAL ESTATE & APPRAISALS

                                    SUBJECT

                   OAKLAWN (OXFORD) LA HWY. 87 AUXILIARY SHED

                                   [PICTURE]

                                    SUBJECT

                       OAKLAWN (OXFORD) DILAPIDATED HOUSE

                                   [PICTURE]

                                    SUBJECT

                                OAKLAWN (OXFORD)

                                   [PICTURE]

                               [LOGAN BABIN LOGO]
                            REAL ESTATE & APPRAISALS

                                    SUBJECT

                                 OAKLAWN (WEST)

                                   [PICTURE]

                                    SUBJECT

                         OAKLAWN (WEST) 133 LA HWY. 323

                                   [PICTURE]

                                    SUBJECT

                         OAKLAWN (WEST) 134 LA HWY. 323

                                   [PICTURE]

                               [LOGAN BABIN LOGO]
                            REAL ESTATE & APPRAISALS

                                    SUBJECT

                         OAKLAWN (WEST) 139 LA HWY. 323

                                   [PICTURE]

                                    SUBJECT

                         OAKLAWN (WEST) 248 LA HWY. 323

                                   [PICTURE]

                                    SUBJECT

                               OAKLAWN (OAK HILL)

                                   [PICTURE]

                               [LOGAN BABIN LOGO]
                            REAL ESTATE & APPRAISALS

                   FLOOD MAPS - OAKLAWN/OAKLAWN WEST/OAK HILL

                                     [MAP]

                               [LOGAN BABIN LOGO]
                            REAL ESTATE & APPRAISALS

                                     [MAP]

                               [LOGAN BABIN LOGO]
                            REAL ESTATE & APPRAISALS

                                     [MAP]

                               [LOGAN BABIN LOGO]
                            REAL ESTATE & APPRAISALS

SATELLITE IMAGE - PATAGONIA

                                   [PICTURE]

                               [LOGAN BABIN LOGO]
                            REAL ESTATE & APPRAISALS

3-D TOPOQUAD - PATAGONIA

                                   [PICTURE]

                               [LOGAN BABIN LOGO]
                            REAL ESTATE & APPRAISALS

                         PHOTOGRAPHIC VIEWS - PATAGONIA

                                     SUBJECT

                                    PATAGONIA

                                    [PICTURE]

                               [LOGAN BABIN LOGO]
                            REAL ESTATE & APPRAISALS

FLOOD MAPS - PATAGONIA

                                     [MAP]

                               [LOGAN BABIN LOGO]
                            REAL ESTATE & APPRAISALS

SATELLITE IMAGE - SHAFFER

                                   [PICTURE]

                               [LOGAN BABIN LOGO]
                            REAL ESTATE & APPRAISALS

3-D TOPOQUAD - SHAFFER

                                     [MAP]

                               [LOGAN BABIN LOGO]
                            REAL ESTATE & APPRAISALS

PHOTOGRAPHIC VIEWS - SHAFFER

                                     SUBJECT

                                     SHAFFER

                                    [PICTURE]

                                     SUBJECT

                                  SHAFFER SHED

                                    [PICTURE]

                               [LOGAN BABIN LOGO]
                            REAL ESTATE & APPRAISALS

FLOOD MAP - SHAFFER

                                     [MAP]

                               [LOGAN BABIN LOGO]
                            REAL ESTATE & APPRAISALS

SATELLITE IMAGE - STERLING

                                   [PICTURE]

                               [LOGAN BABIN LOGO]
                            REAL ESTATE & APPRAISALS

3-D TOPOQUAD - STERLING

                                      [MAP]

                               [LOGAN BABIN LOGO]
                            REAL ESTATE & APPRAISALS

PHOTOGRAPHIC VIEWS - STERLING

                                     SUBJECT

                                    STERLING

                                    [PICTURE]

                                     SUBJECT

                               S9- STERLING SHOP 1

                                    [PICTURE]

                                     SUBJECT

                                 STERLING SHOP 2

                                    [PICTURE]

                               [LOGAN BABIN LOGO]
                            REAL ESTATE & APPRAISALS

                                     SUBJECT

                                 STERLING SHOP 3

                                    [PICTURE]

                               [LOGAN BABIN LOGO]
                            REAL ESTATE & APPRAISALS

FLOOD MAPS - STERLING

                                     [MAP]

                               [LOGAN BABIN LOGO]
                            REAL ESTATE & APPRAISALS

                                     [MAP]

                               [LOGAN BABIN LOGO]
                            REAL ESTATE & APPRAISALS

                            ST. MARY PARISH TAX DATA

********************************** PLEASE NOTE *********************************

- BY LAW YOUR TAX IS DELINQUENT ON DECEMBER 31ST. THE LAW REQUIRES INTEREST BE CHARGED AS FOLLOWS: A FLAT RATE OF ONE PERCENT (1%) PER MONTH ON DELINQUENT AD VALOREM TAXES.

-   IF TAXES ARE IN ESCROW, PLEASE FORWARD TAX NOTICE TO YOUR MORTGAGE COMPANY.

- IF A RECEIPT IS REQUESTED, ENCLOSE A SELF-ADDRESSED STAMPED ENVELOPE ALONG WITH YOUR PAYMENT.

- PLEASE NOTIFY THE SHERIFF'S OFFICE OR THE ASSESSOR'S OFFICE WITH ALL ADDRESS CHANGES.

-   FOR FURTHER INFORMATION CONTACT:
    ST. MARY PARISH PROPERTY TAX DEPT
    FRANKLIN (337) 828-1960

-   FOR QUESTIONS ABOUT ASSESSED VALUE OR MILLAGES CONTACT:
    ST. MARY PARISH ASSESSOR'S OFFICE
    FRANKLIN (337) 828-4100 EXT. 250

       TOTAL ASSESSED VALUE             HOMESTEAD
   TAX DISTRIBUTIONS / MILLAGES         EXEMPTION        TAX DUE
----------------------------------      ---------       ---------
              7,811                                       7,811
PARISH TAX                    7.54
CONST SCHOOL TAX              9.01
SCHL DST 1 BONDS             24.00
SCH DST #3 MAINT             10.87
SCHOOL DIST. #5              12.00
CONS GRAV DRG #1              8.49
HOSPITAL DIST #1             17.35
ST. MARY LIBRARY              5.72
LIBRARY BONDS                 1.25
W. ST. MARY PORT              4.07
WATERWORKS #6                19.35
LAW ENF. DIST.                9.85
ASSESSMENT DIST.              2.88
  CONSOLIDATED              132.38                       1,034.02
ATCHAFALAYA LEV.              4.04                          31.56
SEWER DISTRICT #9
TIMBER FIRE PROT             80.00                           6.24
                                                         --------
TOTAL TAX DUE                                            1,071.82
                                                         --------
INTEREST
COST
TOTAL

                               PARISH OF ST. MARY

                            David A. Naquin, Sheriff

YEAR        WARD      ACCOUNT #      ASSESSMENT #
----        ----     ----------      ------------
2003         01      0001589602          1270

STERLING SUGARS INC

ASSESSMENT INFORMATION
AGRICULTURAL LAND CLS III                 [ILLEGIBLE]
TIMBER LAND CLASS IV                      [ILLEGIBLE]

TAXABLE ASSESSED VALUE --->               [ILLEGIBLE]

PROPERTY DESCRIPTION

26.00 AC TRACT POR OF 680.00 AC SITUATED IN SEC 52 T14S R9E BD
DOLPH PARRO - OXFORD PLTN - TECHE - LACY PLTN

ACO 3Z 47729

..76 AC TRACT POR OF 680.00 AC SITUATED IN SEC 51 T14S R9E BD DOLPH PARRO - OXFORD PLTN - TECHE - LACY PLTN

ACO 3Z 47729

33.54 AC TRACT POR OF 680.00 AC SITUATED IN SEC 51 T14S R9E BD DOLPH PARRO
- OXFORD PLTN - TECHE - LACY PLTN

ACO 3Z 47729

--- CALL TAX OFFICE FOR FULL LEGAL DESC ---

               Detach and return bottom portion with your payment

PARISH OF ST. MARY
David A. Naquin
Sheriff & Ex-Officio Tax Collector
P.O. Box 571
Franklin, LA 70538

YEAR        WARD      ACCOUNT #      ASSESSMENT #
----        ----     ----------      ------------
2003         01      0001589602          1270

STERLING SUGARS INC 872
CAMPERDOWN PLTN
P O BOX 572
FRANKLIN LA 70538

TOTAL TAX DUE                      1,071.82
INTEREST
COST
TOTAL

                            Make check(s) payable to:
                            DAVID A. NAQUIN, SHERIFF

Mail this portion of tax bill & payment to:

PARISH OF ST. MARY
David A. Naquin, Sheriff
P.O. Box 60061
New Orleans, LA 70060-0061

                               [LOGAN BABIN LOGO]
                            REAL ESTATE & APPRAISALS

********************************** PLEASE NOTE *********************************

- BY LAW YOUR TAX IS DELINQUENT ON DECEMBER 31ST. THE LAW REQUIRES INTEREST BE CHARGED AS FOLLOWS: A FLAT RATE OF ONE PERCENT (1%) PER MONTH ON DELINQUENT AD VALOREM TAXES.

-  IF TAXES ARE IN ESCROW, PLEASE FORWARD TAX NOTICE TO YOUR MORTGAGE COMPANY.

- IF A RECEIPT IS REQUESTED, ENCLOSE A SELF-ADDRESSED STAMPED ENVELOPE ALONG WITH YOUR PAYMENT.

- PLEASE NOTIFY THE SHERIFF'S OFFICE OR THE ASSESSOR'S OFFICE WITH ALL ADDRESS CHANGES.

-  FOR  FURTHER INFORMATION CONTACT:
   ST. MARY PARISH PROPERTY TAX DEPT
   FRANKLIN (337) [ILLEGIBLE] - 1960

-  FOR QUESTIONS ABOUT ASSESSED VALUE OR MILLAGES CONTACT:
   ST. MARY PARISH ASSESSOR'S OFFICE
   FRANKLIN (337) 828-4100 EXT. 250

       TOTAL ASSESSED VALUE                           HOMESTEAD
   TAX DISTRIBUTIONS / MILLAGES                       EXEMPTION     TAX DUE
----------------------------------                    ---------     -------
              1,634                                                    1,634
PARISH TAX                                  7.54
CONST SCHOOL TAX                     [ILLEGIBLE]
SCHL DST 1 BONDS                           24.00
SCH DST #3 MAINT                           10.87
SCHOOL DIST. #5                            12.00
CONS GRAV DRG #1                            8.49
HOSPITAL DIST #1                           17.35
ST. MARY LIBRARY                            5.72
LIBRARY BONDS                               1.25
W. ST. MARY PORT                            4.07
WATERWORKS #6                        [ILLEGIBLE]
LAW ENF. DIST.                              9.85
ASSESSMENT  DIST.                           2.88
  CONSOLIDATED                            132.38                      216.31
ATCHAFALAYA LEV.                            4.04                        6.60
SEWER DISTRICT #9
TIMBER FIRE PROT                           80.00                         .80
                                                                    --------
TOTAL TAX DUE                                                         223.71
                                                                    --------
INTEREST
COST
TOTAL

                               PARISH OF ST. MARY

                            David A. Naquin, Sheriff

YEAR        WARD      ACCOUNT #      ASSESSMENT #
----        ----     ----------      ------------
2003         01      0001644104          1271

STERLING SUGARS INC

ASSESSMENT INFORMATION
AGRICULTURAL LAND CLS IV                   1543
TIMBER LAND CLASS IV                         91

TAXABLE ASSESSED VALUE --->               1,634

PROPERTY DESCRIPTION

27.83 AC TRACT REM POR OF TRACT I PER PLAT 22H 181576 SITUATED IN SEC 52 T145 RSE ACO 395 255292

41.94 AC TRACT REM POR OF TRACT I PER PLAT 22H 181576 SITUATED IN SEC 53 T145 RSE ACO 395 255292

17.83 AC TRACT REM POR OF TRACT I PER PLAT 22H 181576 SITUATED IN SEC 51 T145 RSE ACO 395 255292

8260

               Detach and return bottom portion with your payment

PARISH OF ST. MARY
David A. Naquin
Sheriff & Ex-Officio Tax Collector
P.O. Box 571
Franklin, LA 70538

YEAR        WARD      ACCOUNT #      ASSESSMENT #
----        ----     ----------      ------------
2003         01      0001644104          1271

STERLING SUGARS INC 873
OXFORD PLTN [ILLEGIBLE]
P O BOX 572
FRANKLIN LA 70538

TOTAL TAX DUE                      223.71
INTEREST
COST
TOTAL

                            Make check(s) payable to:
                            DAVID A. NAQUIN, SHERIFF

Mail this portion of tax bill & payment to:

PARISH OF ST. MARY
David A. Naquin, Sheriff
P.O. Box 60061
New Orleans, LA 70060-0061

                               [LOGAN BABIN LOGO]
                            REAL ESTATE & APPRAISALS

********************************** PLEASE NOTE *********************************

- BY LAW YOUR TAX IS DELINQUENT ON DECEMBER 31ST. THE LAW REQUIRES INTEREST BE CHARGED AS FOLLOWS: A FLAT RATE OF ONE PERCENT (1%) PER MONTH ON DELINQUENT AD VALOREM TAXES.

-     IF TAXES ARE IN ESCROW, PLEASE FORWARD TAX NOTICE TO YOUR MORTGAGE
      COMPANY.

- IF A RECEIPT IS REQUESTED, ENCLOSE A SELF-ADDRESSED STAMPED ENVELOPE ALONG WITH YOUR PAYMENT.

- PLEASE NOTIFY THE [ILLEGIBLE] OFFICE OR THE ASSESSOR'S OFFICE WITH ALL ADDRESS CHANGES.

-     FOR FURTHER INFORMATION CONTACT:
      ST. MARY PARISH PROPERTY TAX DEPT
      FRANKLIN (337) 828-1940

-     FOR QUESTIONS ABOUT ASSESSED VALUE OR MILLAGES CONTACT:
      ST. MARY PARISH ASSESSOR'S OFFICE
      FRANKLIN (337) 828-4100 EXT. 250

    TOTAL ASSESSED VALUE        HOMESTEAD
TAX DISTRIBUTIONS / MILLAGES    EXEMPTION       TAX DUE
----------------------------    ---------       -------
                15,843                          15,843
PARISH TAX              7.54
CONST SCHOOL TAX        9.01
SCHL DST 1 BONDS       24.00
SCH DST 3 MAINT        10.87
SCHOOL DIST. #5        12.00
CONS GRAV DRG #1        8.49
HOSPITAL DIST #1       17.35
ST. MARY LIBRARY        5.72
LIBRARY BONDS           1.25
W. ST. MARY PORT        4.07
LAW ENF. DIST.          9.85
ASSESSMENT DIST.        2.88
  CONSOLIDATED        113.03                   1,790.74
WATERWORKS #6    [ILLEGIBLE]                     306.56
SEWER #7
TIMER FIRE PRCT        80.00                       8.00
                                               --------
TOTAL TAX DUE                                  2,105.30
                                               --------
INTEREST
COST
TOTAL

                               PARISH OF ST. MARY

                            David A. Naquin, Sheriff

YEAR            WARD            ACCOUNT #       ASSESSMENT #
----            ----            ---------       ------------
2003            03              [ILLEGIBLE]     [ILLEGIBLE]

STERLING SUGARS INC

[ILLEGIBLE]

ASSESSMENT INFORMATION
AGRICULTURAL LAND CLS II         [ILLEGIBLE]
AGRICULTURAL LAND CLS IV                5464
TIMER LAND CLASS IV              [ILLEGIBLE]

TAXABLE ASSESSED VALUE--->            15.843

PROPERTY DESCRIPTION
[ILLEGIBLE] AC TRACT POR OF 645.58 AC DAKHILL
PLTN SEC 6 T14S R9E LABELED TRACT IV PER
PLAT 22[ILLEGIBLE] [ILLEGIBLE]
ACO [ILLEGIBLE]
[ILLEGIBLE] AC TRACT POR OF [ILLEGIBLE] AC DAKHILL
PLTN SEC 8 T14S R9E LABELED TRACT IV PER
PLAT 22H 181576
ACO 395 255282
5.96 AC TRACT POR OF 645.58 AC DAKHILL
PLAT 22H SEC 42 T14S R10E LABELED TRACT IV PER
PLAT 22M [ILLEGIBLE]
ACO [ILLEGIBLE]
CALL TAX OFFICE FOR FULL LEGAL DESC

Detach and return bottom portion with your payment

PARISH OF ST. MARY
David A. Naquin
Sherrif & Ex-Officio Tax Collector
P. O. Box 571
Franklin LA 70538

YEAR   WARD     ACCOUNT #       ASSESSMENT #
----   ----     ---------       ------------
2003    03      [ILLEGIBLE]     [ILLEGIBLE]

STERLING SUGARS INC
DAKHILL PLTN
P. O. BOX 572
FRANKLIN LA  70538

TOTAL TAX DUE           2,105.30
INTEREST
COST
TOTAL

                           Make Check (s) payable to:
                            DAVID A. NAQUIN, SHERIFF

Mail this portion of tax bill & payment to:

PARISH OF ST. MARY
David  A. Naquin, Sheriff
P. O. Box 60061
New Orleans, LA 70060-0061

                               [LOGAN BABIN LOGO]
                            REAL ESTATE & APPRAISALS

********************************** PLEASE NOTE *********************************

- BY LAW YOUR TAX IS DELINQUENT ON DECEMBER 31ST. THE LAW REQUIRES INTEREST BE CHARGED AS FOLLOWS: A FLAT RATE OF ONE PERCENT (1%) PER MONTH ON DELINQUENT AD VALOREM TAXES.

-     IF TAXES ARE IN ESCROW, PLEASE FORWARD TAX NOTICE TO YOUR MORTGAGE
      COMPANY.

- IF A RECEIPT IS REQUESTED, ENCLOSE A SELF-ADDRESSED STAMPED ENVELOPE ALONG WITH YOUR PAYMENT.

- PLEASE NOTIFY THE SHERIFF'S OFFICE OR THE ASSESSOR'S OFFICE WITH ALL ADDRESS CHANGES.

-     FOR FURTHER INFORMATION CONTACT:
      ST. MARY PARISH PROPERTY TAX DEPT
      FRANKLIN (337) 828-[ILLEGIBLE]

-     FOR QUESTIONS ABOUT ASSESSED VALUE OR MILLAGES CONTACT:
      ST. MARY PARISH ASSESSOR'S OFFICE
      FRANKLIN (337) 828-4100 EXT. 250

    TOTAL ASSESSED VALUE        HOMESTEAD
TAX DISTRIBUTIONS / MILLAGES    EXEMPTION       TAX DUE
----------------------------    ---------       -------
             [ILLEGIBLE]                        [ILLEGIBLE]
PARISH TAX              7.54
CONST SCHOOL TAX        9.01
SCHL DST 1 BONDS       24.00
SCH DST #3 MAINT       10.87
SCHOOL DIST. #5        12.00
CONS GRAV DRG #1        8.49
HOSPITAL DIST #1       17.35
ST. MARY LIBRARY        5.72
LIBRARY BONDS           1.25
W. ST. MARY PORT        4.07
LAW ENF. DIST.          9.85
ASSESSMENT DIST.        2.88
  CONSOLIDATED        113.03                   1,292.83
[ILLEGIBLE] FIRE PRCT  80.00                       8.72
WATERWORKS #6          19.35                     221.34
SEWER #7
[ILLEGIBLE]             4.04                       5.16
                                               --------
TOTAL TAX DUE                                  1,528.05
                                               --------
INTEREST
COST
TOTAL

                               PARISH OF ST. MARY

                            David A. Naquin, Sheriff

YEAR   WARD     ACCOUNT#        ASSESSMENT#
----   ----     --------        -----------
2003    03      [ILLEGIBLE]     [ILLEGIBLE]

STERLING SUGARS INC

ASSESSMENT INFORMATION
AGRICULTURAL LAND CLS II                3046
AGRICULTURAL LAND CLS III               7441
TIMBER LAND CLASS IV                     951

TAXABLE ASSESSED VALUE --->           11,438

PROPERTY DESCRIPTION
49.88 AC TRACT POR OF 402.88 AC SITUATED
LOT 2 SEC [ILLEGIBLE] T14S R10E[ILLEGIBLE] TECHE-OAKLAWN-
SWAMP - OAKLAWN
ACO 3Z 47729
37.95 AC TRACT POR OF 402.85 AC SITUATED
LOT 3 SEC[ILLEGIBLE] T14S R10E[ILLEGIBLE] TECHE-OAKLAWN-
SWAMP - OAKLAWN
ACO 3Z 47729
259.82 AC TRACT POR OF 402.85 AC SITUATED
IN SEC 42 T14S R10E [ILLEGIBLE] TECHE-OAKLAWN-
SWAMP-OAKLAWN
ACO 3Z 47729
--- CALL TAX OFFICE FOR FULL LEGAL DESC ---

               Detach and return bottom portion with your payment

PARISH OF ST. MARY
David A. Naquin
Sherrif & Ex-Officio Tax Collector
P.O. Box 571
Franklin, LA 70538

YEAR    WARD    ACCOUNT #     ASSESSMENT #
----    ----   ----------     ------------
2003     03    0001724350       3289

STERLING SUGARS INC             2455
CAMPEROOWN PLTN
P O BOX 572
FRANKLIN LA 70538

TOTAL TAX DUE           1,528.05
INTEREST
COST
TOTAL

                           Make Check (s) Payable to:
                            DAVID A. NAQUIN. SHERIFF

Mail this portion of tax bill & payment to:

PARISH OF ST. MARY
David  A. Naquin. Sheriff
P.O. Box 60061
New Orleans, LA 70060-0061

                               [LOGAN BABIN LOGO]
                            REAL ESTATE & APPRAISALS

********************************** PLEASE NOTE *********************************


- BY LAW YOUR TAX IS DELINQUENT ON DECEMBER 31ST. THE LAW REQUIRES INTEREST BE CHARGED AS FOLLOWS: A FLAT RATE OF ONE PERCENT (1%) PER MONTH ON DELINQUENT AD VALOREM TAXES.

-     IF TAXES ARE IN ESCROW, PLEASE FORWARD TAX NOTICE TO YOUR MORTGAGE
      COMPANY.

- IF A RECEIPT IS REQUESTED, ENCLOSE A SELF - ADDRESSED STAMPED ENVELOPE ALONG WITH YOUR PAYMENT.

- PLEASE NOTIFY THE SHERIFF'S OFFICE OR THE ASSESSOR'S OFFICE WITH ALL ADDRESS CHANGES.

-     FOR FURTHER INFORMATION CONTACT:
      ST. MARY PARISH PROPERTY TAX DEPT
      FRANKLIN (337) 828-1960

-     FOR QUESTIONS ABOUT ASSESSED VALUE OR MILLAGES CONTACT:
      ST. MARY PARISH ASSESSOR'S OFFICE
      FRANKLIN (337) 828-4100 EXT. 250

    TOTAL ASSESSED VALUE        HOMESTEAD
TAX DISTRIBUTIONS / MILLAGES    EXEMPTION       TAX DUE
---------------------------     ---------       -------
           5,103                                  5,103
PARISH TAX             7.54
CONST SCHOOL TAX       9.01
SCHL DST 1 BONDS      24.00
SCH DST #3 MAINT      10.87
SCHOOL DIST #5        12.00
CONS GRAV DRG #1       8.49
HOSPITAL DIST #1      17.38
ST. MARY LIBRARY       5.72
LIBRARY BONDS          1.25
W. ST. MARY PORT       4.07
LAW ENF. DIST.         9.85
ASSESSMENT DIST.       2.88
  CONSOLIDATED       113.03                      576.80
WATERWORKS #6         19.38                       99.62
SEWER #7
SEWER #7
TIMER FIRE PRCT       80.00                        2.72
                                                 ------
TOTAL TAX DUE                                    679.14
                                                 ------
INTEREST
COST
TOTAL

                               PARISH OF ST. MARY

                            David A. Naquin, Sheriff

YEAR   WARD     ACCOUNT #       ASSESSMENT #
----   ----     ---------       ------------
2003    03      001724370           3290

STERLING SUGARS INC

ASSESSMENT INFORMATION
AGRICULTURAL LAND CLS III                4812
TIMBER LAND CLASS IV                      389

TAXABLE ASSESSED VALUE --->             5,103

PROPERTY DESCRIPTION
LOT TRACT [ILLEGIBLE] PER PLAT [ILLEGIBLE]
ACO 34F 234122-124
9.31 AC TRACT POR OF 43.13 AC TRACT 3 OF
REPART OF TRACT K PIERRE BARRILLEAUX PART
PER PLAT 150 139307 SITUATED IN SEC 18
T14S R10E
ACO 27S 208620
LOT TRACT A-4 LYING EAST OF CENTERLINE
HWY 322 TO BAYOU TECHE PLAT 348 233387
ACO 34 F 234122
LOT A - 1 PER FLAT 348 233387
ACO 34 F 234122-124
---CALL TAX OFFICE FOR FULL LEGAL DESC ---

               Detach and return bottom portion with your payment

PARISH OF ST. MARY
David A. Naquin
Sherrif & Ex-Officio Tax Collector
P.O. Box 571
Franklin, LA 70538

YEAR    WARD    ACCOUNT #       ASSESSMENT #
----    ----   ----------       ------------
2003     03    0001724370          3290

STERLING SUGARS INC       2456
ANNA PLANTATION
P O BOX 571
FRANKLIN LA 70538

TOTAL TAX DUE           679.14
INTEREST
COST
TOTAL

                           MAKE CHECK (S) PAYABLE TO:
                            DAVID A. NAQUIN. SHERIFF

Mail this portion of tax bill & payment to:

PARISH OF ST. MARY
David  A. Naquin, Sheriff
P.O. Box 60061
New Orleans, LA 70060-0061

                               [LOGAN BABIN LOGO]
                            REAL ESTATE & APPRAISALS

********************************* PLEASE NOTE **********************************

- BY LAW YOUR TAX IS DELINQUENT ON DECEMBER 31ST. THE LAW REQUIRES INTEREST BE CHARGED AS FOLLOWS : A FLAT RATE OF ONE PERCENT (1%) PER MONTH ON DELINQUENT AD VALGREW TAXES.

- If TAXES ARE IN ESCROW, PLEASE FORWARD TAX NOTICE TO YOUR MORTGAGE COMPANY.

- IF A RECEIPT IS REQUESTED ENCLOSE A SELF-ADDRESSED STAMPED ENVELOPE ALONG WITH YOUR PAYMENT.

- PLEASE NOTIFY THE SHERIFF'S OFFICE OR THE ASSESSOR'S OFFICE WITH ALL ADDRESS CHANGES.

- FOR FURTHER INFORMATION CONTACT:
  ST. MARY PARISH PROPERTY TAX DEPT
  FRANKLIN (337) 828-[ILLEGIBLE]

- FOR QUESTIONS ABOUT ASSESSED VALUE OR MILLAGES CONTACT:
  ST. MARY PARISH ASSESSOR'S OFFICE
  FRANKLIN (337) 828-4100 EXT. 250

    TOTAL ASSESSED VALUE                      HOMESTEAD
TAX DISTRIBUTIONS / MILLAGES                  EXEMPTION     TAX DUE
----------------------------                  ---------     -------
           358,312                                           358.312
PARISH TAX                     [ILLEGIBLE]
CONST SCHOOL TAX                      9.01
SCHL  DST 1 BONOS                    24.00
SCH DST  3 MAINT                     10.87
SCHOOL  DIST. # 5                    12.00
CONS GRAV DRC # 1                     8.49
HOSPITAL  DIST # 1                   17.35
ST. MARY LIBRARY                      5.72
LIBRARY BONOS                  [ILLEGIBLE]
w. ST. MARY PORT                      4.07
LAW ENF DIST                   [ILLEGIBLE]
ASSESSMENT DIST.                      2.88
  CONSOLIDATED                      113.03                 40,500.03
WATERWORKS # 6                       18.35                  6,933.34
SEWER # 7

TOTAL TAX DUE                                              47,433.37
INTEREST
COST
TOTAL

                               PARISH OF ST. MARY
                            David A. Naquin Sheriff

YEAR          WARD     ACCOUNT #   ASSESSMENT #
----          ----    ----------   ------------
[ILLEGIBLE]    01     0001724377       3291

STERLING SUGARS INC

ASSESSMENT INFORMATION
LOTS                                     2654
IMPROVEMENTS                            26272
COMMERCIAL LAND                         14971
COMMERCIAL IMPROVEMENTS           [ILLEGIBLE]

TAXABLE ASSESSED VALUE --->           358,312

PROPERTY DESCRIPTION.
13.37 AC [ILLEGIBLE] OF TRACT NO 1 OF TRACT
ABCDEFGHI[ILLEGIBLE]A PER PLAT 9X 98965 SITUATED IN
SEC 7[ILLEGIBLE] T14[ILLEGIBLE]
ACO [ILLEGIBLE]K 6225[ILLEGIBLE]
IMPROVEMENT ON THE LAND OF
STERLING SUGARS INC
ACO[ILLEGIBLE] 5K 62353
IMPROVEMENT ON THE LAND OF
STERLING SUGARS INC
ACO 5K 62253
IMPROVEMENT ON THE LAND OF
STERLING SUGARS INC
--- CALL TAX OFFICE FOR FULL LEGAL DESC ---

               Detach and return Bottom portion with your payment

PARISH OF ST. MARY
David A. Naquin
Sheriff & Ex-Officio Tax Collector
P.O. Box 571
Franklin, LA 70538

YEAR        WARD   ACCOUNT #  ASSESSMENT #
----        ----   ---------  ------------
2003         03   0001724377      3281

STERLING SUGARS INC 2457
FACTORY SITE
PO BOX 572
FRANKL1N LA 70538

TOTAL TAX DUE          47,433.37
INTEREST
COST
TOTAL

                            Make check(s) payable to:
                            DAVID A. NAQUIN, SHERIFF

Mail this portion of tax bill & payment to:

PARISH OF ST. MARY
David A. Naquin, Sheriff
P.O. Box 60061
New Orleans, LA 70060-0061

                               [LOGAN BABIN LOGO]
                            REAL ESTATE & APPRAISALS

********************************* PLEASE NOTE **********************************

- BY LAW YOUR TAX IS DELINQUENT ON DECEMBER 31ST. THE LAW REQUIRES INTEREST BE CHARGED AS FOLLOWS: A FLAT RATE OF ONE PERCENT (1%) PER MONTH ON DELINQUENT AD VALOREN TAXES.

-  IF TAXES ARE IN ESCROW, PLEASE FORWARD TAX NOTICE TO YOUR MORTGAGE COMPANY.

- IF A RECEIPT IS REQUESTED, ENCLOSE A SELF-ADDRESSED STAMPED ENVELOPE ALONG WITH YOUR PAYMENT.

- PLEASE NOTIFY THE SHERIFF'S OFFICE OR THE ASSESSOR'S OFFICE WITH ALL ADDRESS CHANGES.

-  FOR FURTHER INFORMATION CONTACT:
   ST. MARY PARISH PROPERTY TAX DEPT
   FRANKLIN (337) 828-1960

-  FOR QUESTIONS ABOUT ASSESSED VALUE OR MILLAGES CONTACT:
   ST. MARY PARISH ASSESSOR'S OFFICE
   FRANKLIN (337) 828-4100 EXT. 250

  TOTAL ASSESSED VALUE                         HOMESTEAD
TAX DISTRIBUTIONS /MILLAGES                    EXEMPTION      TAX DUE
---------------------------                    ---------      -------
        8,876                                                     8,876
PARISH TAX                            7.84
CONST SCHOOL TAX                      9.01
SCHL DST 1 BONDS                     24.00
SCH DST # 3 MAINT                    10.87
SCHOOL DIST. # 5                     12.00
CONS GRAV DRC  1                      8.49
HOSPITAL DIST  1                     17.35
ST. MARY LIBRARY                      5.72
LIBRARY BONDS                         1.25
W. ST. MARY PCRT                      4.07
LAW ENF, DIST.                 [ILLEGIBLE]
ASSESSMENT DIST.               [ILLEGIBLE]
  CONSOLIDATED                      113.03                     1,002.25
TIMBER FIRE PROT               [ILLEGIBLE]                  [ILLEGIBLE]
ATCHAFALAYA LEV                       4.04                  [ILLEGIBLE]
SEWER  # 7

TOTAL TAX DUE                                               [ILLEGIBLE]
INTEREST
COST
TOTAL

                               PARISH OF ST. MARY

                            David A. Naquin, Sheriff

YEAR        WARD     ACCOUNT #                      ASSESSMENT #
----        ----     ---------                      ------------
2003         03     0001724378                      [ILLEGIBLE]

STERLING SUGARS INC

ASSESSMENT INFORMATION
AGRICULTURAL LAND CLS III               3284
AGRICULTURAL LAND CLS IV                2758
[ILLEGIBLE] LAND                         785
TIMBER LAND CLASS IV                    2049

TAXABLE ASSESSED VALUE --->            8,876

PROPERTY DESCRIPTION
131.74 AC TRACT POR OF REW 1052.30 AC
SITUATED IN SEC 16 T14S R10E
ACO 32 47730
..37 AC TRACT POR OF REM 1052.30 AC
SITUATED IN SEC 20 T145 R10E BEING TRACT 3
OF TRACT "DEFGHIJKLMO" PER PLAT 34V 236820
ACO 32 47730
..86 AC TRACT POR OF REM 1052.3O AC SITUATED IN SEC 20 T14S R10E BEING TRACT 2 OF TRACT "[ILLEGIBLE]" PER PLAT 34y 236820
ACO 3Z 47730
..44 AC TRACT POR OF REM 1052.30 AC
--- CALL TAX OFFICE FOR FULL LEGAL DESC ---

               Detach and return botton portion with your payment

PARISH OF ST. MARY
David A. Naquin
Sheriff & Ex-Officio Tax Collector
P.O. BOX 571
Franklin, LA 70538

YEAR       WARD      ACCOUNT #                  ASSESSMENT #
----       ----      ----------                 ------------
2003        03       0001724378                     3292

STERLING SUGARS INC 2458
STERLING SUGARS PLTN
PO BOX 572
FRANKLIN LA 70538

TOTAL TAX DUE                     1,057.99
INTEREST
COST
TOTAL

                            Make check(s) payable to:
                            DAVID A. NAQUIN, SHERIFF

Mail this portion of tax bill & payment to:

PARISH OF ST. MARY
David A. Naquin, Sheriff
P.O. Box 60061
New Orleans, LA 70060-0061

                               [LOGAN BABIN LOGO]
                            REAL ESTATE & APPRAISALS

********************************* PLEASE NOTE **********************************

- BY LAW YOUR TAX IS DELINQUENT ON DECEMBER 31ST. THE LAW REQUIRES INTEREST BE CHARGED AS FOLLOWS: ONE PERCENT (1%) PER MONTH ON DELINQUENT AD [ILLEGIBLE] TAXES.

-  IF TAXES ARE IN ESCROW, PLEASE FORWARD TAX NOTICE TO YOUR MORTGAGE COMPANY.

- IF A RECEIPT IS REQUESTED. ENCLOSE A SELF-ADDRESSED STAMPED ENVELOPE ALONG WITH YOUR PAYMENT.

- PLEASE NOTIFY THE SHERIFF'S OFFICE OR THE ASSESSOR'S OFFICE WITH ALL ADDRESS CHANGES.

-  FOR FURTHER INFORMATION CONTACT:
   ST. MARY PARISH PROPERTY TAX DEPT
   FRANKLIN (337) 828-1960

-  FOR QUESTIONS ABOUT ASSESSED VALUE OR MILLAGES CONTACT:
   ST. MARY PARISH ASSESSOR'S OFFICE
   FRANKLIN (337) 828-4100 EXT. 250

    TOTAL ASSESSED VALUE                   HOMESTEAD
TAX DISTRIBUTIONS / MILLAGES               EXEMPTION    TAX DUE
----------------------------               ---------    --------
          50.948                                         50.948
PARISH TAX                         7.54
CONST SCHOOL TAX                   9.01
SCHL DST 1 BONOS                  24.00
SCM DST # 3 MAINT                 10.87
SCHOOL DIST # 5                   12.00
CONS GRAV DRG # 1                  8.49
HOSPITAL DIST # 1                 17.35
ST. MARY LIBRARY                   5.72
LIBRARY BONOS                      1.25
W. ST. MARY PORT                   4.07
LAW ENF. DIST.                     9.05
ASSESSMENT DIST.                   2.88
  CONSOLIDATED                   113.03                 5,758.63
WATERWORKS # 6                    18.35                   985.79
ATCHAFALAYA LEV.                   4.04                   205.86
SEWER # 7
TIMBER FIRE PROT                  80.00                     7.76

TOTAL TAX DUE                                           6,958.04
INTEREST
COST
TOTAL

                               PARISH OF ST. MARY

                            David A. Naquin, Sheriff

YEAR        WARD        ACCOUNT #              ASSESSMENT #
----        ----      -----------              ------------
2003         03       [ILLEGIBLE]                  3293

STERKLING SUGARS INC

ASSESSMENT INFORMATION
IMPROVEMENTS                               5273
AGRICULTURAL LAND CLS II                    512
AGRICULTURAL LAND CLS III                 24983
AGRICULTURAL LAND CLS IV                   7101
COMMERCIAL LAND                              62
COMMERCIAL IMPROVEMENTS                   10455
SUBURBAN LAND                              1372
FRESH WATER MARSH                           340
TIMBER LAND CLASS IV                        850

TAXABLE ASSESSED VALUE --->              50.948

PROPERTY DESCRIPTION

[ILLEGIBLE] AC TRACT REM POR Of TRACT I PER PLAT
22H 181576 SITUATED IN SEC 43 T145 R10E
ACO 385 2552292
[ILLEGIBLE] AC TRACT REM POR Of TRACT I PER PLAT
22H 181576 SITUATED IN SEC 43 T145 R10E
ACO 385 2552292
116.54 AC TRACT REM POR OF TRACT I PER PLAT
22H 181576 SITUATED IN SEC 26 T135 R10E
ACO 395 255292
[ILLEGIBLE] AC TRACT REM POR OF TRACT I PER PLAT
22H 181576 SITUATED IN SEC 51 T145 R10E
ACQ 395 2552292
--- CALL TAX OFFICE FOR FULL LEGAL DESC ---

               Detach and return bottom portion with your payment

PARISH OF ST. MARY
David A. Naquin
Sheriff & Ex-Officio Tax Collector
P.O. Box 571
Franklin, LA 70538

YEAR     WARD    ACCOUNT #  ASSESSMENT #
----     ----    ---------  ------------
2003      03    0001724389      3293

STERLING SUGARS INC 2459
OXFORD PLTN
P O BOX 572
FRANKLIN LA 70538

TOTAL TAX DUE                    6,958.04
INTEREST
COST
TOTAL

                            Make check(s) payable to:
                            DAVID A. NAQUIN. SHERIFF

Mail this portion of tax Bill & payment to:

PARISH OF ST. MARY
David A. Naquin, Sheriff
P.O. Box 60061
New Orleans, LA 70060-0061

                               [LOGAN BABIN LOGO]
                            REAL ESTATE & APPRAISALS

********************************* PLEASE NOTE **********************************

- BY LAW YOUR TAX IS DELINQUENT ON DECEMBER 31ST, THE LAW REQUIRES INTEREST BE CHARGED AS FOLLOWS: A FLAT RATE OF ONE PERCENT (1%) PER MONTH ON DELINQUENT AD VALOREM TAXES.

-  IF TAXES ARE IN ESCROW, PLEASE FORWARD TAX NOTICE TO YOUR MORTGAGE COMPANY.

- IF A RECEIPT IS REQUESTED, ENCLOSE A SELF-ADDRESSED STAMPED ENVELOPE ALONG WITH YOUR PAYMENT.

- PLEASE NOTIFY THE SHERIFF'S OFFICE OR THE ASSESSOR'S OFFICE WITH ALL ADDRESS CHANGES.

-  FOR FURTHER INFORMATION CONTACT: ST. MARY PARISH PROPERTY TAX DEPT FRANKLIN
   (337) 828[ILLEGIBLE]

- FOR QUESTIONS ABOUT ASSESSED VALUE OR MILLAGES CONTACT: ST. MARY PARISH ASSESSOR'S OFFICE FRANKLIN (337) 828-410O EXT. 250

     TOTAL ASSESSED VALUE                        HOMESTEAD
TAX DISTRIBUTIONS / MILLAGES                     EXEMPTION             TAX DUE
----------------------------                     ---------             -------
          [ILLEGIBLE]                                                [ILLEGIBLE]
PARISH TAX                            7.54
CONST SCHOOL TAX                      9.01
SCHL DST BONDS                       24.00
SCH DST # 3 MAINT                    10.87
SCHOOL DIST. # 5                     12.00
[ILLEGIBLE] GRAV DRG # 1              8.49
HOSPITAL DIST # 1                    17.35
ST. MARY LIBRARY                      5.72
LIBRARY BONDS                         1.25
W. ST. MARY PORT                      4.07
LAW ENF. DIST.                        9.85
ASSESSMENT DIST.                      2.88
  CONSOLIDATED                      113.03                             13,003.89
WATERWORKS # 6                       18.35                              2,224.42
SEWER # 7
ATCHAFALAYA LEV.                      4.04                                298.82
TIMBER FIRE PROT                     80.00                                 33.72

TOTAL TAX DUE                                                          15,559.95
INTEREST
COST
TOTAL

                               PARISH OF ST. MARY

                            David A. Naquin, Sheriff

YEAR     WARD    ACCOUNT #  ASSESSMENT #
----     ----    ---------  ------------
2003      03    0001724390     3294

STERLING SUGARS INC.

ASSESSMENT INFORMATION
IMPROVEMENTS                                     11361
AGRICULTURAL LAND CLS II                          9831
AGRICULTURAL LAND CLS III                        63017
AGRICULTURAL LAND CLS IV                         12541
COMMERCIAL LAND                                    109
COMMERCIAL IMPROVEMENTS                          12540
SUBURBAN LAND                                     1405
FRESH WATER MARSH                                  669
TIMBER LAND CLASS IV                              3576

TAXABLE ASSESSED VALUE --->                    118.048

PROPERTY DESCRIPTION

7.05 AC POR TRACT III PER PLAT 22H 181576
SITUATED IN SEC 33 T14[ILLEGIBLE] R10E
ACO [ILLEGIBLE]
224.40 AC POR TRACT II PER PLAT 22H 181576
SITUATED IN SEC 33 T145 R10E
ACO [ILLEGIBLE]
113.07 AC TRACT POR OF RE[ILLEGIBLE] POR TRACT I PER
PLAT 22H 18157[ILLEGIBLE] SITUATED IN SEC 32 T14[ILLEGIBLE]
R10E
ACO [ILLEGIBLE]
[ILLEGIBLE] AC REM POR TRACT III LYING SOUTH OF
HWY 323 SITUATED IN SEC 40 T14S R10E
--- CALL TAX OFFICE FOR FULL LEGAL DESC ---

               Detach and return bottom portion with your payment

PARISH OF ST. MARY
David A. Naquin
Sheriff & Ex-Officio Tax Collector
P. O. Box 571
Franklin, LA 70538

YEAR      WARD      ACCOUNT #                  ASSESSMENT #
----      ----      ---------                  ------------
2003       03     0001724380                       3294

STERLING SUGARS INC 2460
OAKLAWN PLTN
P O BOX 572
FRANKLIN LA 70538

TOTAL TAX DUE                    15,559.95
INTEREST
COST
TOTAL

                            Make check(s) payable to:
                            DAVID A. NAQUIN, SHERIFF

Mail this portion of tax bill & payment to:

PARISH OF ST. MARY
David A. Naquin, Sheriff
P. O. Box 60061
New Orleans, LA 70060-0061

                               [LOGAN BABIN LOGO]
                            REAL ESTATE & APPRAISALS

********************************** PLEASE NOTE *********************************

- BY LAW YOUR TAX IS DELINQUENT ON DECEMBER 31ST, THE LAW REQUIRES INTEREST BE CHARGED AS FOLLOWS: A FLAT RATE OF ONE PERCENT (1%) PER MONTH ON DELINQUENT AD VALOREN TAXES.

-     IF TAXES ARE IN ESCROW, PLEASE FORWARD TAX NOTICE TO YOUR MORTGAGE
      COMPANY.

- IF A RECEIPT IS REQUESTED, ENCLOSE A SELF-ADDRESSED STAMPED ENVELOPE ALONG WITH YOUR PAYMENT.

- PLEASE NOTIFY THE SHERIFF'S OFFICE OR THE ASSESSOR'S OFFICE WITH ALL ADDRESS CHANGES.

-     FOR FURTHER INFORMATION CONTACT:
      ST. MARY PARISH PROPERTY TAX DEPT
      FRANKLIN (337) 828-1960

-     FOR QUESTIONS ABOUT ASSESSED VALUE OR MILLAGES CONTACT:
      ST. MARY; PARISH ASSESSOR'S OFFICE
      FRANKLIN (337) 828-4100 EXT. 250

    TOTAL ASSESSED VALUE                 HOMESTEAD
TAX DISTRIBUTIONS / MILLAGES             EXEMPTION              TAX DUE
----------------------------            -----------             -------
      [ILLEGIBLE]                                              [ILLEGIBLE]
PARISH TAX                     7.54
CONST  SCHOOL TAX              9.01
SCHL DST 1 BONDS              24.00
SCH DST #3 MAINT        [ILLEGIBLE]
SCHOOL DIST. #5               12.00
CONS GRAV DRG #1        [ILLEGIBLE]
HOSPITAL DIST #1        [ILLEGIBLE]
ST. MARY LIBRARY               5.72
LIBRARY BONDS                  1.25
W. ST. MARY PORT               4.07
[ILLEGIBLE]                    9.85
ASSESSMENT DIST.               2.88
  CONSOLIDATED               113.03                               4,076.87
TIMBER FIRE PORT              80.00                            [ILLEGIBLE]
[ILLEGIBLE]                    4.04                            [ILLEGIBLE]
SEWER #7                [ILLEGIBLE]                            [ILLEGIBLE]
WATERWORKS #6                 19.35                            [ILLEGIBLE]

TOTAL TAX DUE                                                  [ILLEGIBLE]
INTEREST
COST
TOTAL

                               PARISH OF ST. MARY

                            David A. Naquin, Sheriff

YEAR             WARD            ACCOUNT #       ASSESSMENT #
----             ----            ---------       ------------
2003              03             0001732649          3295

STERLING SUGARS INC

ASSESSMENT INFORMATION
AGRICULTURAL LAND CLS III                 26093
AGRICULTURAL LAND CLS IV                    948
[ILLEGIBLE] LAND                           5832
TIMBER LAND CLASS IV                 [ILLEGIBLE]

TAXABLE ASSESSED VALUE--->           [ILLEGIBLE]

PROPERTY DESCRIPTION

[ILLEGIBLE] AC TRACT [ILLEGIBLE] OF REM 1638.92 AC SITUATED IN SEC 22 T14S [ILLEGIBLE] TECHE - BELLVIEW PLTN - WILLIAMS INC - STERLING SURARS INC

ACO 3Z 47729
[ILLEGIBLE] AC TRACT [ILLEGIBLE] OF REM 1638.92 AC SITUATED IN SEC 28 T14S [ILLEGIBLE] TECHE - BELLVIEW PLTN - WILLIAMS INC - STERLING SGARS INC

ACO 3Z 47729
147.20 AC TRACT [ILLEGIBLE] OF REM 1638.92 AC SITUATED IN SEC [ILLEGIBLE] T14S [ILLEGIBLE] BELLVIEW

--- CALL TAX OFFICE FOR FULL LEGAL DESC ---

               Detach and return bottom portion with your payment

PARISH OF ST. MARY
David A. Naquin
Sheriff & Ex-Officio Tax Collector
P.O. Box 571
Franklin LA 70538

YEAR             WARD            ACCOUNT #       ASSESSMENT #
----             ----            ---------       ------------
2003              03             0001732649          3295

STERLING SUGARS INC 2461
[ILLEGIBLE]
P O BOX 572
FRANKLIN LA 70538

TOTAL TAX DUE                   [ILLEGIBLE]
INTEREST
COST
TOTAL

                           Make check(s) payable to:
                            DAVID A. NAQUIN, SHERIFF

Mail this portion of tax bill & payment to:

PARISH OF ST. MARY
David A. Naquin, Sheriff
P.O. Box 60061
New Orleans, LA 70060-0061

                               [LOGAN BABIN LOGO]
                            REAL ESTATE & APPRAISALS

********************************** PLEASE NOTE *********************************

- BY LAW YOUR TAX IS DELINQUENT ON DECEMBER 31ST. THE LAW REQUIRES INTEREST BE CHARGED AS FOLLOWS: A FLAT RATE OF ONE PERCENT (1%) PER MONTH ON DELINQUENT AD VALUREN TAXES.

-     IF TAXES ARE IN ESCROW, PLEASE FORWARD TAX NOTICE TO YOUR MORTGAGE
      COMPANY.

- IF A RECEIPT IS REQUESTED, ENCLOSE A SELF-ADDRESSED STAMPED ENVELOPE ALONG WITH YOUR PAYMENT.

- PLEASE NOTIFY THE SHERIFF'S OFFICE OR THE ASSESSOR'S OFFICE WITH ALL ADDRESS CHANGES.

-     FOR FURTHER INFORMATION CONTACT:
      ST. MARY PARISH PROPERTY TAX DEPT
      FRANKLIN (337) 828-1960

-     FOR QUESTIONS ABOUT ASSESSED VALUE OR MILLAGES CONTACT:
      ST. MARY PARISH ASSESSOR'S OFFICE
      FRANKLIN (337) 828-4100 EXT. 250

           TOTAL ASSESSED VALUE               HOMESTEAD
       TAX DISTRIBUTIONS/ MILLAGES            EXEMPTION         TAX DUE
------------------------------------------   -----------        -------
      [ILLEGIBLE]                                              [ILLEGIBLE]
PARISH TAX                            7.54
CONST  SCHOOL TAX                     9.01
SCHL DST 1 BONDS                     24.00
SCH DST #3 MAINT                     10.27
SCHOOL DIST, #5                      12.00
CONS  GRAV DRG #1              [ILLEGIBLE]
HOSPITAL DIST #1                     17.35
ST. MARY LIBRARY                      5.72
LIBRARY BONDS                         1.25
W. ST. MARY PORT                      4.07
[ILLEGIBLE]                    [ILLEGIBLE]
ASSESSMENT DIST.                      2.88
  CONSOLIDATED                      113.03                     [ILLEGIBLE]
[ILLEGIBLE]                           4.04                         206.29
SEWER #7
WATERWORKS #6                  [ILLEGIBLE]                         527.19
TIMBER FIRE PROT                     80.00                          50.80

TOTAL TAX DUE                                                  [ILLEGIBLE]
INTEREST
COST
TOTAL

                               PARISH OF ST. MARY

                            David A. Naguina Sheriff

YEAR             WARD            ACCOUNT #       ASSESSMENT #
----             ----            ----------      ------------
2003              03             0001732654          3296

STERLING SUGARS INC

ASSESSMENT INFORMATION
AGRICULTURAL LAND CLS III                  39103
AGRICULTURAL LAND CLS IV                    6200
[ILLEGIBLE] LAND                            7714
TIMBER LAND CLASS IV                 [ILLEGIBLE]

TAXABLE ASSESSED VALUE--->                58,528

PROPERTY DESCRIPTION
494.10 AC TRACT POR OF REM 2707.55 AC TRACT SITUATED IN SEC [ILLEGIBLE] T14S [ILLEGIBLE] TECHE - OAKLAWN PLTN - GRAND LAKE - DAK BLUFF PLTN ACO 48 48199

1136.75 AC TRACT POR OF REM 2707.55 AC TRACT SITUATED IN SEC [ILLEGIBLE] T14S [ILLEGIBLE] TECHE - OAKLAWN PLTN - GRAND LAKE - DAK BLUFF PLTN
ACO 48 48199
61.85 AC TRACT POR OF REM 2707.55 AC TRACT SITUATED IN SEC [ILLEGIBLE] T14S [ILLEGIBLE] TECHE - OAKLAWN PLTN - GRAND LAKE - DAK BLUFF PLTN

---------------------CALL TAX OFFICE FOR FULL LEGAL DESC  ----------------------

PARISH OF ST. MARY
David A. Naquin
Sheriff & Ex-Officio Tax Collector
P.O. Box 571
Franklin, LA 70538

YEAR             WARD            ACCOUNT #       ASSESSMENT #
----             ----            ----------      ------------
2003              03             0001732654         3296

STERLING SUGARS INC 2461
BELLEVIEW PLTN
P O BOX 572
FRANKLIN LA 70538

Detach and return bottom portion with your payment

TOTAL TAX DUE                   7,398.70
INTEREST
COST
TOTAL

                            Make check(s) payable to:
                            DAVID A. NAQUIN, SHERIFF

Mail this portion of tax bill & payment to:

PARISH OF ST. MARY
David A. Naquin, Sheriff
P.O. Box 60061
New Orleans, LA 70060-0061

                               [LOGAN BABIN LOGO]
                            REAL ESTATE & APPRAISALS

********************************** PLEASE NOTE *********************************

- BY LAW YOUR TAX IS SELINQUENT ON DECEMBER 31ST.THE LAW REQUIRES INTEREST BE CHANGED AS FOLLOWS: A FLAT RATE OF ONE PERCENT (1%) PER MONTH ON DELINQUENT AD VALOREN TAXES.

-     IF TAXES ARE IN ESCROW, PLEASE FORWARD TAX NOTICE TO YOUR MORTGAGE
      COMPANY.

- IF A RECEIPT IS REQUESTED, ENCLOSE A SELF-ADDRESSED STAMPED ENVELOPE ALONG WITH YOUR PAYMENT.

- PLEASE NOTIFY THE SHERIFF'S OFFICE OR THE ASSESSOR'S OFFICE WITH ALL ADDRESS CHANGES.

-     FOR FURTHER INFORMATION CONTACT:
      ST. MARY PARISH PROPERTY TAX DEPT
      FRANKLIN (337) 828-1960

-     FOR QUESTIONS ABOUT ASSESSED VALUE OR MILLAGES CONTACT:
      ST. MARY PARISH ASSESSOR'S OFFICE
      FRANKLIN (337) 828-4100 EXT. 250

  TOTAL ASSESSED VALUE                         HOMESTEAD
TAX DISTRIBUTION / MILLAGES                    EXEMPTION        TAX DUE
-----------------------------------------     -----------       -------
                 18,000                                        18,000
PARISH TAX                           7.54
CONST  SCHOOL TAX                    9.01
SCHL DST 1 BONDS                    24.00
SCH DST #3 MAINT                    10.87
SCHOOL DIST #5                      12.00
CONS GRAV DRG #1                     8.49
HOSPITAL DIST #1                    17.35
ST MARY LIBRARY                      5.72
LIBRARY BONDS                        1.25
W. ST. MARY PORT                     4.07
LAW ENF DIST.                        9.85
ASSESSMENT DIST                      2.86
  CONSOLIDATED                     113.01                      2,034.84
WATERWORKS #6                       19.35                        348.30
SEWER #7

TOTAL TAX DUE                                                  2,382.84
INTEREST
COST
TOTAL

                               PARISH OF ST. MARY

                            David A. Naquin, Sheriff

YEAR             WARD            ACCOUNT #       ASSESSMENT #
----             ----            ---------       ------------
2003             0.3             0001732669         3297

STERLING SUGARS INC

ASSESSMENT INFORMATION
COMMERCIAL IMPROVEMENTS

TAXABLE ASSESSED VALE--->                          18,000

PROPERTY DESCRIPTION                               19,000

IMPROVEMENT ON THE LAND OF STERLING SUGARS INC.

              Detach  and return bottom portion  with your payment

PARISH OF ST. MARY
David A. Naquin
Sheriff & Ex-Officio Tax Collector
P.O. Box 571
Franklin, LA 70538

YEAR             WARD            ACCOUNT #       ASSESSMENT #
----             ----            ---------       ------------
2003              03            [ILLEGIBLE]      [ILLEGIBLE]

STERLING SUGARS INC 2463
P O BOX 572
FRANKLIN LA 70538

TOTAL TAX DUE                   2,382.84
INTEREST
COST
TOTAL

                           Make check(s) payable to:
                           DAVID A. NAQUIN, SHERIFF

Mail this portion of tax bill & payment to:

PARISH OF ST. MARY
David A. Naquin, Sheriff
P.O. Box 60061
New Orleans, LA 70060-0061

                               [LOGAN BABIN LOGO]
                            REAL ESTATE & APPRAISALS

********************************** PLEASE NOTE *********************************

BY LAW YOUR TAX IS DELINQUENT ON DECEMBER 31ST. THE LAW REQUIRES INTEREST BE CHARGED AS FOLLOWS: A FLAT RATE OF ONE PERCENT (1%) PER MONTH ON DELINQUENT AD VALOREM TAXES.

IF TAXES ARE IN ESCROW, PLEASE FORWARD TAX NOTICE TO YOUR MORTGAGE COMPANY.

IF A RECEIPT IS REQUESTED, ENCLOSE A SELF-ADDRESSED STAMPED ENVELOPE ALONG WITH YOUR PAYMENT.

PLEASE NOTIFY THE SHERIFF'S OFFICE OR THE ASSESSOR'S OFFICE WITH ALL ADDRESS CHANGES.

FOR FURTHER INFORMATION CONTACT:
ST. MARY PARISH PROPERTY TAX DEPT
FRANKLIN (337) 828 - 1960

FOR QUESTIONS ABOUT ASSESSED VALUE OR MILLAGES CONTACT:
ST. MARY PARISH ASSESSOR'S OFFICE
FRANKLIN (337) 828-4100 EXT. 250

    TOTAL ASSESSED VALUE                   HOMESTEAD
 TAX DISTRIBUTIONS / MILLAGES              EXEMPTION        TAX DUE
-----------------------------              ----------      ---------
                 1,336,972                                 1,336,972
PARISH TAX               7.94
CONST SCHOOL TAX         9.01
SCHL DST 1 BONDS        24.00
SCH DST #3 MAINT        10.87
SCHOOL DIST. #5         12.00
CONS GRAV DRG 1          8.49
HOSPITAL  DIST. 1       17.35
ST. MARY LIBRARY         5.72
LIBRARY BONDS            1.25
W. ST. MARY PORT         4.07
LAW ENF. DIST.           9.85
ASSESSMENT DIST.         2.88
  CONSOLIDATED         113.03                               151,117.95
WATERWORKS #6           19.35                                25,870.41
SEWER #7
                                                           -----------
TOTAL TAX DUE                                               176,988.36
                                                           -----------
INTEREST
COST
TOTAL

                               PARISH OF ST. MARY

                            David A. Naquin, Sheriff

YEAR    WARD       ACCOUNT #    ASSESSMENT #
----    ----       ---------    ------------
2003     03       0003478800       5412

STERLING SUGARS INC

ASSESSMENT  INFORMATION
MACHINERY & ECUIP.                        [ILLEGIBLE]
MERCHANDISE                                    113967
FURNITURE & FIXTURES                             1034

TAXABLE ASSESSED VALUE --->                 1,336,972

PROPERTY DESCRIPTION
MACHINERY & EQUIP.
MERCHANDISE
FURNITURE & FIXTURES

               Detach and return bottom portion with your payment

PARISH OF ST. MARY
David A. Naquin
Sheriff & Ex-Officio Tax Collector
P.O. Box 571
Franklin, LA 70538

YEAR        WARD       ACCOUNT #       ASSESSMENT #
----        ----       ---------       ------------
2003         03       0003478800          5412

STERLING SUGARS INC 14447
P O BOX 572
FRANKLIN LA  70538

TOTAL TAX DUE                             176,988.36
                                          ----------
INTEREST
COST
TOTAL

                           Make check(s) payable to:
                            DAVID A. NAQUIN. SHERIFF

Mail this portion of tax bill & payment to:

PARISH OF ST. MARY
David A. Naquin, Sheriff
P.O. Box 60061
New Orleans, LA 70060-0061

                               [LOGAN BABIN LOGO]
                            REAL ESTATE & APPRAISALS

***********************************PLEASE NOTE**********************************

BY LAW YOUR TAX IS DELINQUENT ON DECEMBER 31ST. THE LAW REQUIRES INTEREST BE CHARGED AS FOLLOWS: A FLAT RATE OF ONE PERCENT (1%) PER MONTH ON DELINQUENT AD VALOREN TAXES.

IF TAXES ARE IN ESCROW, PLEASE FORWARD TAX NOTICE TO YOUR MORTGAGE COMPANY.

IF A RECEIPT IS REQUESTED, ENCLOSE A SELF-ADDRESSED STAMPED ENVELOPE ALONG WITH YOUR PAYMENT.

PLEASE NOTIFY THE SHERIFF'S OFFICE OR THE ASSESSOR'S OFFICE WITH ALL ADDRESS CHANGES.

FOR FURTHER INFORMATION CONTACT:
ST. MARY PARISH PROPERTY TAX DEPT
FRANKLIN (337) 828-1960

FOR QUESTIONS ABOUT ASSESSED VALUE OR MILLAGES CONTACT:
ST. MARY PARISH ASSESSOR'S OFFICE
FRANKLIN (337) 828-4100 EXT. 250

          TOTAL ASSESSED VALUE                   HOMESTEAD
      TAX DISTRIBUTIONS / MILLAGES               EXEMPTION  TAX DUE
---------------------------------------          ---------  -------
                          155                                   155
PARISH TAX                         7.54
CONST SCHOOL TAX                   9.01
SCH DST #3 MAINT                  10.87
SCHOOL DIST. #S                   12.00
CONS GRAV DRG #1                   8.49
[ILLEGIBLE] WO SCH BONDS           9.00
HOSPITAL DIST #1                  17.38
ST. MARY LIBRARY                   5.72
LIBRARY BONDS                      1.28
W. ST. MARY PORT                   4.07
SEWER DIST. #5                     5.50
LAW ENF. DIST.                     9.88
ASSESSMENT DIST.                   2.88
[ILLEGIBLE] DISTRICT #2            4.49
  CONSOLIDATED                   108.02                       16.74(1)
WATERWORKS #5                      9.78                        1.52
[ILLEGIBLE] LEV.                   4.O4                         .63(1)
TIMBER FIRE PROT                  80.00                        1.44
                                                              -----
TOTAL TAX DUE                                                 20.33
                                                              -----
INTEREST
COST
TOTAL

                               PARISH OF ST. MARY

                            David A. Naquin, Sheriff

YEAR         WARD      ACCOUNT #     ASSESSMENT #
----         ----     ----------     ------------
2003          04      0001738401     4817

STERLING SUGARS INC

ASSESSMENT INFORMATION
TIMBER LAND CLASS IV                  155

TAXABLE ASSESSED VALUE --->           155

PROPERTY DESCRIPTION
17.92 AC TRACT FOR OF REM 1638.92 AC
SITUATED IN SEC 28 T14[ILLEGIBLE] R10E BD TECHE -
BELLVIEW PLTN - WILLIAMS INC - STERLING
SUGARS INC
ACO 32 47729

               Detach and return bottom portion with your payment

PARISH OF ST. MARY
David A. Naquin
Sheriff & Ex-Officio Tax Collector
P.O. Box 571
Franklin, LA 70538

YEAR     WARD      ACCOUNT #     ASSESSMENT #
----     ----     ----------     ------------
2003      04      0001738401         4517

STERLING SUGARS INC 3277
OAK SLUFF PLTN
P O BOX 572
FRANKLIN LA  7O538

TOTAL TAX DUE                         20.33
INTEREST
COST
TOTAL

                           Make check(s) payable to:
                            DAVID A. NAQUIN. SHERIFF

Mail this portion of tax bill & payment to:

PARISH OF ST. MARY
David A. Naquin, Sheriff
P.O. Box 60061
New Orleans, LA 70060-0061

                               [LOGAN BABIN LOGO]
                            REAL ESTATE & APPRAISALS

********************************* PLEASE NOTE *********************************

- BY LAW YOUR TAX IS DELINQUENT ON DECEMBER 31ST. THE LAW REQUIRES INTEREST BE AS FOLLOWS: A FLAT OF ONE PERCENT (1%) PER MONTH ON DELINQUENT AD VALOREN TAXES.

-     IF TAXES ARE IN ESCROW, PLEASE FORWARD TAX NOTICE TO YOUR MORTGAGE
      COMPANY.

- IF A RECEIPT IS REQUESTED, ENCLOSE A SELF-ADDRESSED STAMPED ENVELOPE ALONG WITH YOUR PAYMENT.

- PLEASE NOTIFY THE SHERIFF'S OFFICE OR THE ASSESSOR'S OFFICE WITH ALL ADDRESS CHANGES.

-     FOR FURTHER INFORMATION CONTACT:
      ST. MARY PARISH PROPERTY TAX DEPT
      FRANKLIN (337) 828-1960

-     FOR QUESTIONS ABOUT ASSESSED VALUE OR MILLAGES CONTACT:
      ST. MARY PARISH ASSESSOR'S OFFICE
      FRANKLIN (337)828-4100 EXT. 250

           TOTAL ASSESSED VALUE               HOMESTEAD
       TAX DISTRIBUTIONS / MILLAGES           EXEMPTION   TAX DUE
-------------------------------------         ---------  ---------
                30.901                                     30.901
PARISH TAX                       7.54
CONST SCHOOL TAX                 9.01
SCH DST #2 MAINT                13.43
SCHOOL DIST. #5                 12.00
ST. MARY LIBRARY                 5.72
LIBRARY BONDS                    1.25
LAW ENF. DIST.            [ILLEGIBLE]
ASSESSMENT DIST.          [ILLEGIBLE]
  CONSOLIDATED                  61.68                    1,905.98
WATERWORKS #5             [ILLEGIBLE]                      302.21
WAX LAKE EAST DGE               10.43                      322.28
SEWER DIST. #8            [ILLEGIBLE]                      413.44
RECREATION #4                    7.08                      217.87
TIMBER FIRE PROT                80.00                       10.48
[ILLEGIBLE] LEV.                 4.04                       72.42
                                                         --------
TOTAL TAX DUE                                            3,244.68
                                                         --------
INTEREST
COST
TOTAL

                               PARISH OF ST. MARY

                            David A. Naquin, Sheriff

YEAR         WARD        ACCOUNT #    ASSESSMENT #
----         ----        ---------    ------------
2003          05        0001831050    [ILLEGIBLE]

STERLING SUGARS INC

ASSESSMENT INFORMATION
IMPROVEMENTS                              4343
AGRICULTURAL LAND CLS II           [ILLEGIBLE]
AGRICULTURAL LAND CLS III                12993
AGRICULTURAL LAND CLS IV                  3673
SUBURBAN LAND                      [ILLEGIBLE]
TIMBER LAND CLASS IV                      1136

TAXABLE ASSESSED VALUE --->             30,901

PROPERTY DESCRIPTION

[ILLEGIBLE] AC ACT BEING FOR OF THE HIGHLAND OF CALUMET AND PECAN GROVE PLANTATION CONTAINING 1104.72 AC BEING SITUATED IN SEC 11 T1SS R11E LYING SOUTH OF HWV 182 ACO 16D [ILLEGIBLE]

27.30 AC TRACT BEING FOR OF THE HIGHLAND OF CALUMET AND PECAN GROVE PLANTATION CONTAINING 1104.72 AC BEING SITUATED IN SEC 12 T1SS R11E LYING SOUTH OF HWV 182 ACO 16D 142937

4.54 AC TRACT BEING FOR OF THE HIGHLAND OF CALUMET AND PECAN GROVE PLANTATION

                  --- CALL TAX OFFICE FOR FULL LEGAL DESC ---

               Detach and return bottom portion with your payment

PARISH OF ST. MARY
David A. Naquin
Sheriff & Ex-Officio Tax Collector
P.O. Box 571
Franklin, LA 70538

YEAR         WARD        ACCOUNT #    ASSESSMENT #
----         ----        ---------    ------------
2003          05        0001831050       5850

STERLING SUGARS INC 4126
P 0 BOX 572
FRANKLIN LA  70538

TOTAL TAX DUE                            [ILLEGIBLE]
INTEREST
COST
TOTAL

                           Make check(s) payable to:
                            DAVID A. NAQUIN, SHERIFF

Mail this portion of tax bill & payment to:

PARISH OF ST. MARY
David A. Naquin, Sheriff
P.O. Box  60061
New Orleans, LA 70060-0061

                               [LOGAN BABIN LOGO]
                            REAL ESTATE & APPRAISALS

********************************* PLEASE NOTE **********************************

- BY LAW YOUR TAX IS DELINQUENT ON DECEMBER 31ST. THE LAW REQUIRES INTEREST BE CHARGED AS FOLLOWS: A FLAT RATE OF ONE PERCENT (1%) PER MONTH ON DELINQUENT AD VALOREN TAXES.

-     IF TAXES ARE IN ESCROW, PLEASE FORWARD TAX NOTICE TO YOUR MORTGAGE
      COMPANY.

- IF A RECEIPT IS REQUESTED, ENCLOSE A SELF-ADDRESSED STAMPED ENVELOPE ALONG WITH YOUR PAYMENT.

- PLEASE NOTIFY THE SHERIFF'S OFFICE OR THE ASSESSOR'S OFFICE WITH ALL ADDRESS CHANGES.

-     FOR FURTHER INFORMATION CONTACT:
      ST. MARY PARISH PROPERTY TAX DEPT
      FRANKLIN (337) 828-1960

-     FOR QUESTIONS ABOUT ASSESSED VALUE OR MILLAGES CONTACT:
      ST. MARY PARISH ASSESSOR'S OFFICE
      FRANKLIN (337) 828-4100 EXT. 250

      TOTAL ASSESSED VALUE         HOMESTEAD
TAX DISTRIBUTIONS / MILLAGES       EXEMPTION         TAX DUE
-------------------------------    ---------         -------
              112                                        112
PARISH TAX                 7.54
CONST SCHOOL TAX           9.01
SCHL DST. 1 BONDS         24.00
SCH DST #3 MAINT          10.87
SCHOOL DIST. #5           12.00
WATER & SEWER #5           9.49
CONS GRAV DRG #1           8.49
HOSPITAL DIST #1          17.35
ST. MARY LIBRARY           5.72
LIBRARY BONDS              1.25
W. ST. MARY PORT           4.07
LAW ENF. DIST.             9.85
  CONSOLIDATED             2.88
FIRE DIST #11       [ILLEGIBLE]                        13.72
RECREATION #5             12.00                         1.36
                          18.00                         1.70
                                                       -----
TOTAL TAX DUE                                          16.78
                                                       -----
INTEREST
COST
TOTAL

                               PARISH OF ST. MARY

                            David A Naquin, Sheriff

YEAR    WARD    ACCOUNT #     ASSESSMENT #
----    ----    ----------    ------------
2003     07     0001870151        7066

STERLING SUGARS INC.

ASSESSMENT INFORMATION
AGRICULTURAL LAND CLS III                       112

TAXABLE ASSESSED VALUE --->                     112

PROPERTY DESCRIPTION

1.86 AC TRACT BEING FOR OF 38.00 AC TRACT BD F SUGAR - N ZENDOR - ROAD - A E GAHN SITUATED IN SEC [ILLEGIBLE] T145 R8E LYING SOUTH OF RAILROAD R/W PER PLAT 00 35905 ACO 3Z 47730

[ILLEGIBLE] AC TRACT BEING FOR OF 38.00 AC TRACT BD F SUGAR - N ZENDOR - ROAD - A E GAHN SITUATED IN SEC [ILLEGIBLE] T145 R8E LYING NORTH OF RAILROAD R/W PER PLAT 00 35905 ACO 3Z 47730

[ILLEGIBLE] AC TRACT BEING FOR OF 38.00 AC TRACT BD F SUGAR - N ZENDOR - ROAD - A E GAHN

--- CALL TAX OFFICE FOR FULL LEGAL DESC ---

               Detach and return bottom portion with your payment

PARISH OF ST. MARY
David A. Naquin
Sheriff & Ex-Officio Tax Collector
P.O. Box 571
Franklin, LA 70538

YEAR    WARD    ACCOUNT #     ASSESSMENT #
----    ----    ---------     ------------
2003     07     0001870151        7066

STERLING SUGARS INC 4970
P O BOX 572
FRANKLIN LA 70538

TOTAL TAX DUE            16.78
                         -----
INTEREST
COST
TOTAL

                           Make check(s) payable to:
                            DAVID A. NAQUIN, SHERIFF

Mail this portion of tax bill & payment to:

PARISH OF ST. MARY
David A. Naquin, Sheriff
P. O. BOX 60061
New Orleans, LA 70060-0061

                               [LOGAN BABIN LOGO]
                            REAL ESTATE & APPRAISALS

********************************* PLEASE NOTE **********************************

- BY LAW YOUR TAX IS DELINQUENT ON DECEMBER 31ST, THE LAW REQUIRES INTEREST BE CHARGED AS FOLLOWS: A FLAT RATE OF ONE PERCENT (1%) PER MONTH ON DELINQUENT AD VALO[ILLEGIBLE] TAXES.

-     IF TAXES ARE IN ESCROW, PLEASE FORWARD TAX NOTICE TO YOUR MORTGAGE
      COMPANY.

- IF A RECEIPT IS REQUESTED, ENCLOSE A SELF-ADDRESSED STAMPED ENVELOPE ALONG WITH YOUR PAYMENT.

- PLEASE NOTIFY THE SHERIFF'S OFFICE OR THE ASSESSOR'S OFFICE WITH ALL ADDRESS CHANGES.

-     FOR FURTHER INFORMATION CONTACT:
      ST. MARY PARISH PROPERTY TAX DEPT
      FRANKLIN (337) 828-19[ILLEGIBLE]0

-     FOR QUESTIONS ABOUT ASSESSED VALUE OR MILLAGES CONTACT:
      ST. MARY PARISH ASSESSOR'S OFFICE
      FRANKLIN (337) 828-4100 EXT. 250

      TOTAL ASSESSED VALUE         HOMESTEAD
TAX DISTRIBUTIONS / MILLAGES       EXEMPTION         TAX DUE
-------------------------------    ---------         -------
                    [ILLEGIBLE]                      [ILLEGIBLE]
PARISH TAX                 7.54
CONST SCHOOL TAX           9.01
SCHL DST  1 BONDS         24.00
SCH DST #3 MAINT          10.87
SCHOOL DIST. #5           12.00
CONS GRAV DRG #1           8.49
HOSPITAL DIST #1          17.35
ST. MARY LIBRARY           5.72
LIBRARY BONDS              1.25
W. ST. MARY PORT           4.07
WATERWORKS #6       [ILLEGIBLE]
LAW ENF. DIST.      [ILLEGIBLE]
ASSESSMENT DIST.    [ILLEGIBLE]
  CONSOLIDATED           132.38                         749.94
[ILLEGIBLE] LEV.           4.04                          22.87(1)
SEWER DISTRICT #9                                       ------
TOTAL TAX DUE                                           772.81
                                                        ------
INTEREST
COST
TOTAL

                               PARISH OF ST. MARY

                            David A. Naquin, Sheriff

YEAR             WARD    ACCOUNT #     ASSESSMENT #
----             ----    ---------     ------------
[ILLEGIBLE]      10     0001977201     [ILLEGIBLE]

STERLING SUGARS INC

ASSESSMENT INFORMATION
AGRICULTURAL LAND CLS III                        5665

TAXABLE ASSESSED VALUE --->               [ILLEGIBLE]

PROPERTY DESCRIPTION

32.17 AC TRACT POR OF [ILLEGIBLE]0.00 AC SITUATED
IN SEC [ILLEGIBLE] T14[ILLEGIBLE] RSE BD OOLPH PARRO - OXFORD
PLTN - TECHE - LACY PLTN
ACO 32 47729

83.22 AC TRACT POR OF 680.00 AC SITUATED
IN SEC [ILLEGIBLE] T14[ILLEGIBLE] RSE BD OOLPH PARRO - OXFORD
PLTN - TECHE - LACY PLTN
ACO 32 47729

76.86 AC TRACT POR OF 680.00 AC SITUATED
IN SEC [ILLEGIBLE] T14[ILLEGIBLE] RSE BD OOLPH PARRO - OXFORD
PLTN - TECHE - LACY PLTN
ACO 32 47729

--- CALL TAX OFFICE FOR FULL LEGAL DESC ---

               Detach and return bottom portion with your payment

PARISH OF ST. MARY
David A. Naquin
Sheriff & Ex-Officio Tax Collector
P. O. Box 571
Franklin, La 70538

YEAR    WARD    ACCOUNT #     ASSESSMENT #
----    ----    ---------     ------------
2003     10     0001977201    [ILLEGIBLE]

STERLING SUGARS INC             6278
CAMPERDOWN PLTN
P O BOX 572
FRANKLIN LA 70538

TOTAL TAX DUE               772.81
                            ------
INTEREST
COST
TOTAL

                           Make check(s) payable to:
                            DAVID A. NAQUIN, SHERIFF

Mail this portion of tax bill & payment to:

PARISH OF ST. MARY
David A. Naquin, Sheriff
P.O. Box 60061
New Orleans, LA 70060-0061

                               [LOGAN BABIN LOGO]
                           REAL ESTATE & APPRAISALS

***************************** P L E A S E  N O T E *****************************

- BY LAW YOUR TAX IS DELINQUENT ON DECEMBER 31ST. THE LAW REQUIRES INTEREST AS CHARGED AS FOLLOWS: A FLAT RATE OF ONE PERCENT (1%) PER MONTH ON DELINQUENT AD VALOREM TAXES.

-     IF TAXES ARE IN ESCROW, PLEASE FORWARD TAX NOTICE TO YOUR MORTGAGE
      COMPANY.

- IF A RECEIPT IS REQUESTED, ENCLOSE A SELF-ADDRESSED STAMPED ENVELOPE ALONG WITH YOUR PAYMENT.

- PLEASE NOTIFY THE SHERIFF'S OFFICE OR THE ASSESSOR'S OFFICE WITH ALL ADDRESS CHANGES.

-     FOR FURTHER INFORMATION CONTACT:
      ST. MARY PARISH PROPERTY TAX DEPT
      FRANKLIN (337) 828 - 1960

-     FOR QUESTIONS ABOUT ASSESSED VALUE OR VILLAGES CONTACT:
      ST. MARY PARISH ASSESSOR'S OFFICE
      FRANKLIN (337) 824 - 4100 EXT. 250

     TOTAL ASSESSED VALUE                  HOMESTEAD
 TAX DISTRIBUTIONS / MILLAGES              EXEMPTION         TAX DUE
 ----------------------------              ---------       -----------
       [ILLEGIBLE]                                         [ILLEGIBLE]
CRIMINAL TAX              3.77
CONST SCHOOL TAX          9.01
SCHL DST 1 BONDS         24.00
SCH DST # 3 MAINT        10.87
SCHOOL DIST. # 5         12.00
CONS GRAV DRG # 1         8.49
HOSPITAL DIST # 1        17.35
ST. MARY LIBRARY          5.72
LIBRARY BONDS             1.25
W. ST. MARY PORT          4.07
LAW ENF. DIST.            9.85
ASSESSMENT DIST           2.88
  CONSOLIDATED          109.26                                 6,026.24
                                                           ------------
TOTAL TAX DUE                                                  6,026.24
                                                           ------------
INTEREST
COST
TOTAL

                               PARISH OF ST. MARY

                            David A. Naquin, Sheriff

YEAR  WARD  ACCOUNT #   ASSESSMENT #
----  ----  ----------- -------------
2003   12   [ILLEGIBLE] [ILLEGIBLE]

STERLING SUGARS INC

ASSESSMENT INFORMATION
IMPROVEMENTS                                   4755
COMMERCIAL IMPROVEMENTS                       44100
SUSURSAN LAND                                   540
MISCELLANEOUS LAND                             5760

TAXABLE ASSESSED VALUE --->                  55,155

PROPERTY DESCRIPTION

[ILLEGIBLE] AC TRACT "ABCDEFGHIA" PER
PLAT 12N 116804
ACO 25C 195653
IMPROVEMENT ON THE LAND OF
STERLING SUGARS INC
ACO 25C 195653
IMPROVEMENT ON THE LAND OF
STERLING SUGARS INC
ACO 25C 195653
IMPROVEMENT ON THE LAND OF
STERLING SUGARS INC
ACO 25C 195653
--- CALL TAX OFFICE FOR FULL LEGAL DESC ---

               Detach and return bottom portion with your payment

PARISH OF ST. MARY
David A. Naquin
Sheriff & Ex-Officio Tax Collector
P.O. Box 571
Franklin, LA 70538

YEAR  WARD  ACCOUNT #   ASSESSMENT #
----  ----  ----------  ------------
2003   12   0001359050     6472

STERLING SUGARS INC 10630
PO BOX 572
FRANKLIN LA 70538

TOTAL TAX DUE           6,026.24
INTEREST
COST
TOTAL

                            Make check(s) payable to:
                            DAVID A. NAQUIN, SHERIFF

Mail this portion of tax bill & payment to:

PARISH OF ST. MARY
David A. Naquin, Sheriff
P.O. Box 60061
New Orleans, LA 70060-0061

                               [LOGAN BABIN LOGO]
                            REAL ESTATE & APPRAISALS

***************************** P L E A S E  N O T E *****************************

- BY LAW YOUR TAX IS DELINQUENT ON DECEMBER 31ST. THE LAW REQUIRES INTEREST BE CHARGED AS FOLLOWS: A FLAT RATE OF ONE PERCENT (1%) PER MONTH ON DELINQUENT AD VALOREN TAXES.

-     IF TAXES ARE IN ESCROW. PLEASE FORWARD TAX NOTICE TO YOUR MORTGAGE
      COMPANY.

- IF A RECEIPT IS REQUESTED, ENCLOSE A SELF-ADDRESSED STAMPED ENVELOPE ALONG WITH YOUR PAYMENT.

- PLEASE NOTIFY THE SHERIFF'S OFFICE OR THE ASSESSOR'S OFFICE WITH ALL ADDRESS CHANGES.

-     FOR FURTHER INFORMATION CONTACT:
      ST. MARY PARISH PROPERTY TAX DEPT
      FRANKLIN (337) 828 - 1960

- FOR QUESTIONS ABOUT ASSESSED VALUE OR MILLAGES CONTACT ST. MARY PARISH ASSESSOR'S OFFICE
      FRANKLIN (337) 828 - 4100 EXT. 250

    TOTAL ASSESSED VALUE       HOMESTEAD
TAX DISTRIBUTIONS / MILLAGES   EXEMPTION     TAX DUE
----------------------------  -----------  -----------
       [ILLEGIBLE]                         [ILLEGIBLE]
CRIMINAL TAX            3.77
CONST SCHOOL TAX        9.01
SCHL OST 1 BONDS       24.00
SCH DST # 3 MAINT      10.87
SCHOOL DIST. # 5       12.00
CONS GRAV DRG # 1       8.49
HOSPITAL DIST # 1      17.35
ST. MARY LIBRARY        5.72
LIBRARY BONDS           1.25
W. ST. MARY PORT        4.07
LAW ENF. DIST           9.85
ASSESSMENT DIST         2.88
  CONSOLIDATED        109.26                 1,437.42
                                             --------
TOTAL TAX DUE                                1,437.42
                                             --------
INTEREST
COST
TOTAL

                               PARISH OF ST. MARY

                            David A. Naquin, Sheriff

YEAR  WARD  ACCOUNT #   ASSESSMENT #
----  ----  ----------  ------------
2003   12   0001359051     6473

STERLING SUGARS INC

                                    Foster ?

ASSESSMENT INFORMATION
AGRICULTURAL LAND CLS III                    13156

TAXABLE ASSESSED VALUE --->                  13156

PROPERTY DESCRIPTION
CLASS 3 AGRI LAND
ES 143.00 AC BEING THAT PORTION OF LOT
FOSTER - FOSTER - TECHE INCORPORATED INTO
CITY OF FRANKLIN PER 36G 242444
CLASS 3 AGRI LAND
ES 143.00 AC BEING THAT PORTION OF LOT
FOSTER - FOSTER - TECHE INCORPORATED
INTO CITY OF FRANKLIN PER 242444
CLASS 3 AGRI LAND
ES 143.00 AC BEING THAT PORTION OF LOT BD:
ABOVE AND BELOW BY SELF INCORPORATED INTO
CITY OF FRANKLIN PER 36G 242444
--- CALL TAX OFFICE FOR FULL LEGAL DESC ---

               Detach and return bottom portion with your payment

PARISH OF ST. MARY
David A. Naquin
Sheriff & Ex-Officio Tax Collector
P.O. Box 571
Franklin, LA 70538

YEAR  WARD  ACCOUNT #   ASSESSMENT #
----  ----  ----------  ------------
2003   12   0001359051     6473

STERLING SUGARS INC       10631
P.O. BOX 572
FRANKLIN LA 70538

TOTAL TAX DUE           1,437.42
INTEREST
COST
TOTAL

                            Make check(s) payable to:
                            DAVID A. NAQUIN, SHERIFF

Mail this portion of tax bill & payment to:

PARISH OF ST. MARY
David A. Naquin, Sheriff
P.O. Box 60061
New Orleans, LA 70060-0061


                               [LOGAN BABIN LOGO]
                            REAL ESTATE & APPRAISALS

***************************** P L E A S E  N O T E *****************************

- BY LAW YOUR TAX IS DELINQUENT ON DECEMBER 31ST. THE LAW REQUIRES INTEREST AS CHARGED AS FOLLOWS: A FLAT RATE OF ONE PERCENT (1%) PER MONTH ON DELINQUENT AD VALOREN TAXES. IF TAXES ARE IN ESCROW, PLEASE FORWARD TAX NOTICE TO YOUR MORTGAGE COMPANY.

- IF A RECEIPT IS REQUESTED, ENCLOSE A SELF-ADDRESSED STAMPED ENVELOPE ALONG WITH YOUR PAYMENT.

- PLEASE NOTIFY THE SHERIFF'S OFFICE OR THE ASSESSOR'S OFFICE WITH ALL ADDRESS CHANGES.

-     FOR FURTHER INFORMATION CONTACT:
      ST. MARY PARISH PROPERTY TAX DEPT
      FRANKLIN (337) 828-1960

-     FOR QUESTIONS ABOUT ASSESSED VALUE OR MILLAGES CONTACT:
      ST. MARY PARISH ASSESSOR'S OFFICE
      FRANKLIN (337) 828-4100 EXT. 250

    TOTAL ASSESSED VALUE       HOMESTEAD
TAX DISTRIBUTIONS / MILLAGES   EXEMPTION     TAX DUE
----------------------------  -----------  -----------
           1,660                              1,660
----------------------------               -----------
CRIMINAL TAX            3.77
CONST SCHOOL TAX        9.01
SCHL DST 1 BONDS       24.00
SCH DST # 3 MAINT      10.87
SCHOOL DIST. # 5       12.00
CONS GRAV DRG # 1       8.49
HOSPITAL DIST # 1      17.35
ST. MARY LIBRARY        5.72
LIBRARY BONDS           1.25
W. ST. MARY PORT        4.07
LAW ENF. DIST.          9.85
ASSESSMENT DIST.        2.88
  CONSOLIDATED        109.26                  181.37
                                              ------
TOTAL TAX DUE                                 181.37
                                              ------
INTEREST
COST
TOTAL

                               PARISH OF ST. MARY

                            David A. Naquin, Sheriff

YEAR  WARD  ACCOUNT #   ASSESSMENT #
----  ----  ----------  ------------
2003   12   0001359052     6474

STERLING SUGARS INC

ASSESSMENT INFORMATION
COMMERCIAL LAND                              1120
COMMERCIAL IMPROVEMENTS                       540

TAXABLE ASSESSED VALUE --->                 1,660

PROPERTY DESCRIPTION
1.12 AC FOR OF TRACT NO 2 OF TRACT
"KLMNOPQRK" PER FLAT 9X 98963 SITUATED IN
SEC 75 [ILLEGIBLE]
ACO 5K 62253
IMPROVEMENT ON THE LAND OF
STERLING SUGARS INC
ACO 5K 62253

               Detach and return bottom portion with your payment

PARISH OF ST. MARY
David A. Naquin
Sheriff & Ex-Officio Tax Collector
P.O. Box 571
Franklin, LA 70538

YEAR  WARD  ACCOUNT #   ASSESSMENT #
----  ----  ----------  ------------
2003   12   0001359052     6474

STERLING SUGARS INC 10632
FACTORY SITE
P. O. BOX 572
FRANKLIN LA 70538

TOTAL TAX DUE           181.37
INTEREST
COST
TOTAL

                            Make check(a) payable to:
                            DAVID A. NAQUIN, SHERIFF

Mail this portion of tax bill & payment to:

PARISH OF ST. MARY
David A. Naquin, Sheriff
P.O. Box 60061
New Orleans, LA 70060-0061

                               [LOGAN BABIN LOGO]
                            REAL ESTATE & APPRAISALS

***************************** P L E A S E  N O T E *****************************

BY LAW YOUR TAX IS DELINQUENT ON DECEMBER 31ST. THE LAW REQUIRES INTEREST AS CHARGED AS FOLLOWS: A FLAT RATE OF ONE PERCENT (1%) PER MONTH ON DELINQUENT AD VALOREN TAXES. IF TAXES ARE IN ESCROW, PLEASE FORWARD TAX NOTICE TO YOUR MORTGAGE COMPANY.

IF A RECEIPT IS REQUESTED, ENCLOSE A SELF-ADDRESSED STAMPED ENVELOPE ALONG WITH YOUR PAYMENT.

PLEASE NOTIFY THE SHERIFF'S OFFICE OR THE ASSESSOR'S OFFICE WITH ALL ADDRESS CHANGES.

FOR FURTHER INFORMATION CONTACT:
ST. MARY PARISH PROPERTY TAX DEPT
FRANKLIN (337) 828-1960

FOR QUESTIONS ABOUT ASSESSED VALUE OR MILLAGES CONTACT:
ST. MARY PARISH ASSESSOR'S OFFICE
FRANKLIN (337) 828-4100 EXT. 250

    TOTAL ASSESSED VALUE            HOMESTEAD
TAX DISTRIBUTIONS / MILLAGES        EXEMPTION     TAX DUE
------------------------------      ---------   -----------
             11,194                               11,194
CRIMINAL TAX              3.77
CONST SCHOOL TAX          9.01
SCHL DST 1 BONDS         24.00
SCH DST # 3 MAINT        10.87
SCHOOL DIST. # 5         12.00
CONS GRAV DRG # 1         8.49
HOSPITAL DIST # 1        17.35
ST. MARY LIBRARY          5.72
LIBRARY BONDS             1.25
W. ST. MARY PORT          4.07
LAW ENF. DIST.            9.85
ASSESSMENT DIST.          2.88
  CONSOLIDATED          109.26                   1,223.07
TIMBER FIRE PROT         80.00                      11.20
SEWER # 7
ATCHAFALAYA LEV.          4.04                      45.20
                                                 --------
TOTAL TAX DUE                                    1,279.50
                                                 --------
INTEREST
COST
TOTAL

                               PARISH OF ST. MARY

                            David A. Naquin, Sheriff

YEAR  WARD   ACCOUNT #   ASSESSMENT #
----  ----  -----------  ------------
2003   12   [ILLEGIBLE]     6475

STERLING SUGARS INC

ASSESSMENT INFORMATION
LOTS                                             331
AGRICULTURAL LAND CLS II                        2729
AGRICULTURAL LAND CLS III                       4682
AGRICULTURAL LAND CLS IV                        1986
SUBURBAN LAND                                    257
TIMBER LAND CLASS IV                            1209

TAXABLE ASSESSED VALUE --->                   11,194

PROPERTY DESCRIPTION
3.73 AC TRACT FOR OF REM 1052.30 AC
SITUATED IN SEC 16 TIES RIOE
ACO 32 47730
57.81 AC TRACT FOR OF REM 1052.30 AC
SITUATED IN SEC 16 T145 R10E
ACO 32 47730
[ILLEGIBLE] AC TRACT POR OF REM 1052.30 AC
SITUATED IN SEC 16 T145 R10E
ACO 32 47730
187.57 AC TRACT FOR OF REM 1052.30 AC
SITUATED IN SEC 16 T145 RSE
ACO 32 47730
--- CALL TAX OFFICE FOR FULL LEGAL DESC ---

               Detach and return bottom portion with your payment

PARISH OF ST. MARY
David A. Naquin
Sheriff & Ex-Officio Tax Collector
P.O. Box 571
Franklin, LA 70538

YEAR  WARD  ACCOUNT #   ASSESSMENT #
----  ----  ----------  ------------
2003   12   0001359053     6475

STERLING SUGARS INC 10633
STERLING SUGARS PLTN
P.O.BOX 572
FRANKLIN LA 70538

TOTAL TAX DUE          1,279.50
INTEREST
COST
TOTAL

                            Make check(a) payable to:
                            DAVID A. NAQUIN, SHERIFF

Mail this portion of tax bill & payment to:

PARISH OF ST. MARY
David A. Naquin, Sheriff
P.O. Box 60061
New Orleans, LA 70060-0061

                               [LOGAN BABIN LOGO]
                            REAL ESTATE & APPRAISALS

         CITY OF FRANKLIN                                     2003 TAX NOTICE
   P.O. BOX 567(300 IBERIA ST.)
        FRANKLIN, LA. 70538                                      NO. 16,472
  CYNTHIA HEBERT, TAX COLLECTOR,
  (337) 828-6303 / FAX 828-2927               ASSESSED VALUATION     55,155
YOUR TAXES FOR 2003 ARE DUE AND PAYABLE
ON OR BEFORE DECEMBER 31, 2003. THEY BECOME
DELINQUENT AFTER THAT DATE.

   NAME AND ADDRESS OF TAXPAYER

1359050
STERLING SUGARS INC.
P O BOX 572
FRANKLIN LA 70538

      DESCRIPTION OF PROPERTY                                                         AMOUNT
[ILLEGIBLE]                              Corporation, Tax 15.92 Mills                1247.61




                                                                           22.82
                                                                           MILLS
[ILLEGIBLE]                              SEWERAGE MAINT, TAX 6.70 MILLS

                                         TAX NOTICE                                     1.00
                                                                                    --------
                                         TOTAL                                      [ILLEGIBLE]

                                         REGISTERED NOTICE

                                         INTEREST

[ILLEGIBLE]                              ADVERTISEMENT

                                         TOTAL

                               [LOGAN BABIN LOGO]
                            REAL ESTATE & APPRAISALS

          CITY OF FRANKLIN                                      2003 TAX NOTICE
    P.O. BOX 567(300 IBERIA ST.)
        FRANKLIN, LA. 70538                                       NO. 16,472
   CYNTHIA HEBERT, TAX COLLECTOR,
    (337)828-6303 / FAX 828-2927              ASSESSED VALUATION     55,155
YOUR TAXES FOR 2003 ARE DUE AND PAYABLE
ON OR BEFORE DECEMBER 31, 2003. THEY BECOME
DELINQUENT AFTER THAT DATE.

   NAME AND ADDRESS OF TAXPAYER

1359050
STERLING SUGARS INC
(Continued)

      DESCRIPTION OF PROPERTY                                                         AMOUNT
ACG 25C 195653
COMM. IMP.             1    1,155        Corporation, Tax 15.92 Mills

12 2294721004.03
TAX% 100.00% OWNER% 100.00%
Value 7155 Homstead            0
IMPROVEMENT ON THE LAND OF                                              22.82
STERLING SUGARS INC                                                     MILLS
[ILLEGIBLE]
                            7,155
[ILLEGIBLE]
                                         SEWERAGE MAINT, TAX 6.70 MILLS

                                         TAX NOTICE                                     1.00
                                                                                       -----
                                         TOTAL

                                         REGISTERED NOTICE

                                         INTEREST

[ILLEIGIBLE]                             ADVERTISEMENT

                                         TOTAL

                               [LOGAN BABIN LOGO]
                            REAL ESTATE & APPRAISALS

           CITY OF FRANKLIN                                  2003 TAX NOTICE
     P.O. BOX 567(300 IBERIA ST.)
         FRANKLIN, LA. 70538                                   NO. 16,472
    CYNTHIA HEBERT, TAX COLLECTOR,
     (337)828-6303 / FAX 828-2927             ASSESSED VALUATION     55,155
YOUR TAXES FOR 2003 ARE DUE AND PAYABLE
ON OR BEFORE DECEMBER 31, 2003. THEY BECOME
DELINQUENT AFTER THAT DATE.

   NAME AND ADDRESS OF TAXPAYER

1359050
STERLING SUGARS INC
(Continued)

      DESCRIPTION OF PROPERTY                                                         AMOUNT
Value 94 Homstead            0
IMPROVEMENT ON THE LAND OF
STERLING SUGARS INC                      Corporation, Tax 15.92 Mills
[ILLEGIBLE]
IMPROVEMENTS        1        94                                           22.82
                                                                          MILLS

[ILLEGIBLE]                              SEWERAGE MAINT, TAX 6.70 MILLS

                                         TAX NOTICE                                     1.00
                                                                                  ----------------
                                         TOTAL

                                         REGISTERED NOTICE

                                         INTEREST

[ILLEGIBLE]                              ADVERTISEMENT

                                         TOTAL

                               [LOGAN BABIN LOGO]
                            REAL ESTATE & APPRAISALS

                    CITY OF FRANKLIN                             2003 TAX NOTICE
             P.O. BOX 587 (300 IBERIA ST.)
                   FRANKLIN, LA. 70538                             NO. 16, 473
   CYNTHIA HEBERT, TAX COLLECTOR, (337) 828-6303
     / FAX 828-2927                                   ASSESSED VALUATION 13, 156
OUR TAXES FOR 2003 ARE DUE AND  PAYABLE ON OR BEFORE
DECEMBER 31, 2003. THEY BECOME DELINQUENT AFTER THAT
DATE.

      NAME AND ADDRESS OF TAXPAYER

1359051
STERLING SUGARS INC.
P O BOX 572
FRANKLIN LA 70538

        DESCRIPTION OF PROPERTY                                             AMOUNT
12 1359051                                 CORPORATION, TAX 15.92 MILLS     297.59
TAX% 100.00% OWNER% 100.00%
Value 13156 Homestead : 0
CLASS 3 AGRI LAND                                                 22.62
EE 143 CO AC BEING THAT PORTION OF LOT                            MILLS
FOSTER - FOSTER - TECHE INCORPORATED
        INTO
[ILLEGIBLE]                                [ILLEGIBLE] MAINT, TAX 6.70 MILLS
        INTO
[ILLEGIBLE]                                TAX NOTICE                         1.00
                                                                            ------
[ILLEGIBLE]                                TOTAL                            298.59
        INTO                                                                ------

[ILLEGIBLE]                                REGISTERED NOTICE

                                           INTEREST

                                           ADVERTISEMENT

                                           TOTAL

                               [LOGAN BABIN LOGO]
                            REAL ESTATE & APPRAISALS

                    CITY OF FRANKLIN                             2003 TAX NOTICE
             P.O. BOX 587 (300 IBERIA ST.)
                   FRANKLIN, LA. 70538                             NO. 16, 473
   CYNTHIA HEBERT, TAX COLLECTOR, (337) 828-6303
     / FAX 828-2927                                   ASSESSED VALUATION 13, 156
OUR TAXES FOR 2003 ARE DUE AND PAYABLE ON OR BEFORE
DECEMBER 31, 2003. THEY BECOME DELINQUENT AFTER THAT
DATE.

      NAME AND ADDRESS OF TAXPAYER

1359051
STERLING SUGARS INC.
   (Continued)

            DESCRIPTION OF PROPERTY                                            AMOUNT
        LOT BD
ABOVE AND BELOW BY SELF AND STERLING
INCORPORATED INTO CITY OF FRANKLIN PER    CORPORATION, TAX 15.92 MILLS
360 242444
ACQ 360 242444                                                        22.62
AGRI LAND III    572         13,156                                   MILLS

                                          [ILLEGIBLE] MAINT, TAX 6.70 MILLS

                                          TAX NOTICE                            1.00
                                                                                ----
                                          TOTAL

                                          REGISTERED NOTICE

                                          INTEREST

                                          ADVERTISEMENT

                                          TOTAL

                               [LOGAN BABIN LOGO]
                            REAL ESTATE & APPRAISALS

                    CITY OF FRANKLIN                             2003 TAX NOTICE
             P.O. BOX 587 (300 IBERIA ST.)
                   FRANKLIN, LA. 70538                             NO. 16, 474
   CYNTHIA HEBERT, TAX COLLECTOR, (337) 828-6303
     / FAX 828-2927                                    ASSESSED VALUATION 1, 660
OUR TAXES FOR 2003 ARE DUE AND  PAYABLE ON OR BEFORE
DECEMBER 31, 2003. THEY BECOME DELINQUENT AFTER THAT
DATE.

      NAME AND ADDRESS OF TAXPAYER

1359052
STERLING SUGARS INC.
FACTORY SITE
P.O. BOX 572
FRANKLIN LA            70538

            DESCRIPTION OF PROPERTY                                            AMOUNT
12  2294721024. 00                        CORPORATION, TAX 15.92 MILLS          37.55
TAX% 100.00% OWNER% 100.00%
Value 1120  Homestead : 0                                             22.62
1 12 AC POR OF TRACT NO 2 OF TRACT                                    MILLS
"KLMNOPORK" PER PLAT 9% 98965
     SITUATED  IN
SEC [ILLEGIBLE]
[ILLEGIBLE]
COMMERCIAL LAND :[ILLEGIBLE]              [ILLEGIBLE] MAINT, TAX 6.70 MILLS

[ILLEGIBLE]                               TAX NOTICE                             1.00
                                                                                -----
                                          TOTAL                                 38.55
                                                                                -----
                                          REGISTERED NOTICE

                                          INTEREST

                                          ADVERTISEMENT

                                          TOTAL

                               [LOGAN BABIN LOGO]
                            REAL ESTATE & APPRAISALS

                    CITY OF FRANKLIN                             2003 TAX NOTICE
             P.O. BOX 587 (300 IBERIA ST.)
                   FRANKLIN, LA. 70538                             NO. 16, 475
   CYNTHIA HEBERT, TAX COLLECTOR, (337) 828-6303
     / FAX 828-2927                                   ASSESSED VALUATION 11, 194
OUR TAXES FOR 2003 ARE DUE AND  PAYABLE ON OR BEFORE
DECEMBER 31, 2003. THEY BECOME DELINQUENT AFTER THAT
DATE.

      NAME AND ADDRESS OF TAXPAYER

1359053
STERLING SUGARS INC.
STERLING SUGARS PLTN
P.O. BOX 572
FRANKLIN LA             70538

            DESCRIPTION OF PROPERTY                                            AMOUNT
12 2234604011 00
TAX % 10O.00% OWNER% 100.OO%
Value 33 Homestead : 0                    CORPORATION, TAX 15.92 MILLS         253.21
3.73 AC TRACT POR OF REM 1052.30 AC
SITUATED IN SEC [ILLEGIBLE]                                          22.62
                                                                     MILLS

[ILLEGIBLE]                               [ILLEGIBLE] MAINT, TAX 6.70 MILLS

                                          TAX NOTICE                             1.00
                                                                               ------
                                          TOTAL                                254.21
                                                                               ------
[ILLEGIBLE]                               REGISTERED NOTICE

                                          INTEREST

                                          ADVERTISEMENT

                                          TOTAL

                               [LOGAN BABIN LOGO]
                            REAL ESTATE & APPRAISALS

                    CITY OF FRANKLIN                             2003 TAX NOTICE
             P.O. BOX 587 (300 IBERIA ST.)
                   FRANKLIN, LA. 70538                             NO. 16, 475
   CYNTHIA HEBERT, TAX COLLECTOR, (337) 828-6303
     / FAX 828-2927                                   ASSESSED VALUATION 11, 194
OUR TAXES FOR 2003 ARE DUE AND  PAYABLE ON OR BEFORE
DECEMBER 31, 2003. THEY BECOME DELINQUENT AFTER THAT
DATE.

      NAME AND ADDRESS OF TAXPAYER

1359053
STERLING SUGARS INC.
   (Continued)

            DESCRIPTION OF PROPERTY                                            AMOUNT
ACG 3Z 47730
AGRI LAND III       94          2,157
TIMBER LAND IV      94            614     CORPORATION, TAX 15.92 MILLS

12 2234604039  00                                                     22.62
TAX% 100.00% OWNER% 100.00%                                           MILLS
Value  24      Homestead:         0
[ILLEGIBLE]                               [ILLEGIBLE] MAINT, TAX 6.70 MILLS

                                          TAX NOTICE                            1.00
                                                                                ----
                                          TOTAL

[ILLEGIBLE]                               REGISTERED NOTICE

                                          INTEREST

                                          ADVERTISEMENT

                                          TOTAL

[ILLEGIBLE]

                               [LOGAN BABIN LOGO]
                            REAL ESTATE & APPRAISALS

          CITY OF FRANKLIN                             2003 TAX NOTICE
     P.O. BOX 587(300 IBERIA ST.)
        FRANKLIN, LA. 70538                             NO.  16,475
 CYNTHIA HEBERT, TAX COLLECTOR,
 (337) 828-6303 / FAX 828-2927                 ASSESSED VALUATION       11,194
YOUR TAXES FOR 2003 ARE DUE AND PAYABLE
ON OR BEFORE DECEMBER 31, 2003. THEY BECOME
DELINQUENT AFTER THAT DATE.

   NAME AND ADDRESS OF TAXPAYER

1359053
STERLING SUGARS INC.
   (Continued)

      DESCRIPTION OF PROPERTY                                                            AMOUNT
TAX% 100.00% OWNER% 100.00%
Value   1533 Homestead: 0
66.54 AC TRACT PCF OF REM 1052.30 AC
SITUATED IN SEC [ILLEGIBLE] T14S R10E    CORPORATION, TAX 15.92 MILLS
ACQ 3Z 4773C
AGR: LAND III  [ILLEGIBLE]                                                 22.82
                                                                           MILLS
            [ILLEGIBLE]                  SEWERAGE MAINT. TAX 6.70 MILLS

                                         TAX NOTICE                                      1.00
                                                                                   ----------
                                         TOTAL

                                         REGISTERED NOTICE

                                         INTEREST

            [ILLEGIBLE]                  ADVERTISEMENT

                                         TOTAL

                               [LOGAN BABIN LOGO]
                           REAL ESTATE & APPRAISALS

          CITY OF FRANKLIN                             2003 TAX NOTICE
     P.O. BOX 587(300 IBERIA ST.)
        FRANKLIN, LA. 70538                              NO.  16,475
 CYNTHIA HEBERT, TAX COLLECTOR,
 (337) 828-6303 / FAX 828-2927                 ASSESSED VALUATION       11,194
YOUR TAXES FOR 2003 ARE DUE AND PAYABLE
ON OR BEFORE DECEMBER 31, 2003. THEY BECOME
DELINQUENT AFTER THAT DATE.

   NAME AND ADDRESS OF TAXPAYER

1359053
STERLING SUGARS INC.
   (Continued)

      DESCRIPTION OF PROPERTY                                                            AMOUNT
AGRI LAND III                1

                                         CORPORATION, TAX 15.92 MILLS
12 2294701008.00
TAX%  100.00%  OWNER%    100.00%
Value    565  Homestead:0                                                  22.82
 17.65 AC TRACT PCF OF REM 1052.30 AC                                      MILLS
     TRACT
SITUATED IN SEC [ILLEGIBLE]              SEWERAGE MAINT. TAX 6.70 MILLS
[ILLEGIBLE]
[ILLEGIBLE]

            [ILLEGIBLE]                  TAX NOTICE                                      1.00
                                                                                   ----------
                                         TOTAL

                                         REGISTERED NOTICE

                                         INTEREST

                                         ADVERTISEMENT

                                         TOTAL
            [ILLEGIBLE]

                               [LOGAN BABIN LOGO]
                            REAL ESTATE & APPRAISALS

          CITY OF FRANKLIN                             2003 TAX NOTICE
     P.O. BOX 587(300 IBERIA ST.)
        FRANKLIN, LA. 70538                              NO.  16,475
 CYNTHIA HEBERT, TAX COLLECTOR,
 (337) 828-6303 / FAX 828-2927                 ASSESSED VALUATION       11,194
YOUR TAXES FOR 2003 ARE DUE AND PAYABLE
ON OR BEFORE DECEMBER 31, 2003. THEY BECOME
DELINQUENT AFTER THAT DATE.

   NAME AND ADDRESS OF TAXPAYER

1359053
STERLING SUGARS INC.
   (Continued)

      DESCRIPTION OF PROPERTY                                                            AMOUNT
[ILLEGIBLE]                              CORPORATION, TAX 15.92 MILLS

                                                                           22.82
                                                                           MILLS

12 2294701013.00                         SEWERAGE MAINT. TAX 6.70 MILLS
TAX% 100.00% OWNER%     100.00%
Value [ILLEGIBLE] Homestead: 0           TAX NOTICE                                      1.00
[ILLEGIBLE]                                                                        ----------
[ILLEGIBLE]                              TOTAL
[ILLEGIBLE]
                                         REGISTERED NOTICE

                                         INTEREST

[ILLEGIBLE]                              ADVERTISEMENT

                                         TOTAL

                               [LOGAN BABIN LOGO]
                            REAL ESTATE & APPRAISALS

          CITY OF FRANKLIN                             2003 TAX NOTICE
     P.O. BOX 587(300 IBERIA ST.)
        FRANKLIN, LA. 70538                              NO.  16,475
 CYNTHIA HEBERT, TAX COLLECTOR,
 (337) 828-6303 / FAX 828-2927                 ASSESSED VALUATION       11,194
YOUR TAXES FOR 2003 ARE DUE AND PAYABLE
ON OR BEFORE DECEMBER 31, 2003. THEY
BECOME DELINQUENT AFTER THAT DATE.

   NAME AND ADDRESS OF TAXPAYER

1359053
STERLING SUGARS INC.
   (Continued)

      DESCRIPTION OF PROPERTY                                                            AMOUNT
AGRI LAND II   [ILLEGIBLE]    759

12 2294701013.00                         CORPORATION, TAX 15.92 MILLS
TAX% 100.00% OWNER%      100.00%
Value [ILLEGIBLE] Homestead: 0                                             22.82
 6.31 AC TRACT PCF OF REM 1052.30 AC                                       MILLS
SITUATED IN SEC [ILLEGIBLE] T14S R10E
ACQ 3Z 4773C
AGR: LAND [ILLEGIBLE]


                                         SEWERAGE MAINT. TAX 6.70 MILLS

            [ILLEGIBLE]                  TAX NOTICE                                      1.00
                                                                                   ----------
                                         TOTAL

                                         REGISTERED NOTICE

                                         INTEREST

                                         ADVERTISEMENT

                                         TOTAL
            [ILLEGIBLE]

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

          CITY OF FRANKLIN                             2003 TAX NOTICE
     P.O. BOX 587(300 IBERIA ST.)
        FRANKLIN, LA. 70538                             NO.  16,475
 CYNTHIA HEBERT, TAX COLLECTOR,
 (337) 828-6303 / FAX 828-2927              ASSESSED VALUATION       11,194
YOUR TAXES FOR 2003 ARE DUE AND PAYABLE
ON OR BEFORE DECEMBER 31, 2003. THEY
BECOME DELINQUENT AFTER THAT DATE.

   NAME AND ADDRESS OF TAXPAYER

1359053
STERLING SUGARS INC.
   (Continued)

DESCRIPTION OF PROPERTY                                                             AMOUNT
            [ILLEGIBLE]                 CORPORATION, TAX 15.92 MILLS

                                                                           22.82
                                                                           MILLS


                                         SEWERAGE MAINT. TAX 6.70 MILLS

            [ILLEGIBLE]                  TAX NOTICE                                      1.00
                                                                                   ----------
                                         TOTAL

                                         REGISTERED NOTICE

                                         INTEREST

                                         ADVERTISEMENT

                                         TOTAL
            [ILLEGIBLE]

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

          CITY OF FRANKLIN                             2003 TAX NOTICE
     P.O. BOX 587(300 IBERIA ST.)
        FRANKLIN, LA. 70538                             NO.  16,475
 CYNTHIA HEBERT, TAX COLLECTOR,
 (337) 828-6303 / FAX 828-2927                 ASSESSED VALUATION       11,194
YOUR TAXES FOR 2003 ARE DUE AND PAYABLE
ON OR BEFORE DECEMBER 31, 2003. THEY
BECOME DELINQUENT AFTER THAT DATE.

   NAME AND ADDRESS OF TAXPAYER

1359053
STERLING SUGARS INC.
   (Continued)

      DESCRIPTION OF PROPERTY                                                         AMOUNT
ACG 32 47730                             CORPORATION. TAX 15.92 MILLS
TIMBER LAND IV                   2




[ILLEGIBLE]                                                                22.82
                                                                           MILLS

                                         SEWERAGE MAINT. TAX 6.70 MILLS







            [ILLEGIBLE]                  TAX NOTICE                                      1.00
                                                                                   ----------
                                         TOTAL

                                         REGISTERED NOTICE

                                         INTEREST

                                         ADVERTISEMENT

                                         TOTAL

            [ILLEGIBLE]

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

          CITY OF FRANKLIN                             2003 TAX NOTICE
     P.O. BOX 587(300 IBERIA ST.)
        FRANKLIN, LA. 70538                             NO. 16,475
 CYNTHIA HEBERT, TAX COLLECTOR,
 (337) 828-6303 / FAX 828-2927                 ASSESSED VALUATION 11,194
YOUR TAXES FOR 2003 ARE DUE AND PAYABLE
ON OR BEFORE DECEMBER 31, 2003. THEY
BECOME DELINQUENT AFTER THAT DATE.

   NAME AND ADDRESS OF TAXPAYER

1359053
STERLING SUGARS INC.
   (Continued)

      DESCRIPTION OF PROPERTY                                                         AMOUNT
TAX% 100.00% OWNER% 100.00%              CORPORATION, TAX 15.92 MILLS
Value [ILLEGIBLE] Homestead:  0
1.23 AC TRACT FOR OF REM [ILLEGIBLE]                                      22.82
SITUATED IN SEC [ILLEGIBLE] R10E                                          MILLS
ACQ 32 47730
[ILLEGIBLE] LAND     1            132

                                         SEWERAGE MAINT. TAX 6.70 MILLS

            [ILLEGIBLE]                  TAX NOTICE                                      1.00
                                                                                   ----------
                                         TOTAL

            [ILLEGIBLE]                  REGISTERED NOTICE

                                         INTEREST

                                         ADVERTISEMENT

                                         TOTAL



                               [LOGAN BABIN LOGO]
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

          CITY OF FRANKLIN                             2003 TAX NOTICE
     P.O. BOX 587(300 IBERIA ST.)
        FRANKLIN, LA. 70538                          NO.  16,475
 CYNTHIA HEBERT, TAX COLLECTOR,
 (337) 828-6303 / FAX 828-2927                 ASSESSED VALUATION       11,194
YOUR TAXES FOR 2003 ARE DUE AND PAYABLE
ON OR BEFORE DECEMBER 31, 2003. THEY
BECOME DELINQUENT AFTER THAT DATE.

   NAME AND ADDRESS OF TAXPAYER

1359053
STERLING SUGARS INC.
   (Continued)

      DESCRIPTION OF PROPERTY                                                         AMOUNT
AGRI LAND II          1           17

12 2354684022.00
TAX% 100.00% OWNER% 100.00%              CORPORATION, TAX 15.92 MILLS
Value    46   Homstead:  0
1.43 AC TRACT FOR OF REM 1052.30 AC                                       22.82
SITUATED IN SEC [ILLEGIBLE] R10E                                          MILLS
ACO 32 47730
ACFI LAND II         1            46

                                         SEWERAGE MAINT. TAX 6.70 MILLS

                                         TAX NOTICE                                      1.00
                                                                                  -----------
                                         TOTAL

                                         REGISTERED NOTICE

                                         INTEREST

                                         ADVERTISEMENT

                                         TOTAL



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

                            IBERIA PARISH PROPERTIES

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

IBERIA PARISH PROFILE

                                     IBERIA

POPULATION

PARISH

1990 Census                         68,297
2000 Census                         73,266
2005 Projection-Trend Forecast      75,931
2010 Projection-Trend Forecast      78,597

SOURCE: U.S. CENSUS BUREAU

CITY (2000 Census)

Delcambre                    2,168
Jeanerette                   5,997
Loreauville                    938
New Iberia                  32,623

SOURCE: U.S. CENSUS BUREAU

MARKET ACCESS

HIGHWAYS

US Highway 90 (Future 1-49)
LA Highways 14, 15, 83, 85, 86, 182, 329, 674, 675, and 679

FREIGHT RAIL

Louisiana & Delta
Burlington Northern Santa Fe

NAVIGABLE WATERWAYS/PARTS (Distance in miles)

Intracoastal Waterway (ICWW)     within parish
Port of Iberia                   within parish
  Channel depth - 13 ft.
Port of Greater Baton Rouge *               80
  Channel depth - 45 ft.
Port of Lake Charles *                      95
  Channel depth - 40 ft.
(* Foreign Trade Zone)

AIRPORTS (Distance in miles)

Lafayette Regional Airport (commercial)     23
  Runway length - 7.651 ft.
Acadian Regional (general aviation) within parish
  Runway length - 8,002 ft.

                                 [IBERIA PARISH MAP]

DISTANCE TO MAJOR CITIES
(in miles, from center of Parish)

Atlanta, GA                       602
Birmingham, AL                    480
Chicago, IL                     1,000
Cincinnati, OH                    950
Dallas, TX                        424
Denver, CO                      1,280
Houston, TX                       240
Kansas City, MO                   820
Memphis, TN                       460
Minneapolis, MN                 1,400
Nashville, TN                     672
New Orleans, LA                   148
St. Louis, MO                     733

SOURCE: WWW.MAPQUEST.COM

MOTOR FREIGHT

5 major freight lines
Terminal facilities are not available

PARCEL SERVICE

Services are available within the parish

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

LABOR MARKET

EMPLOYMENT (August 2001)

Civilian Labor Force
      Parish              33,060    100.0%
      Louisiana        2,056,000    100.0%
Total Employment
      Parish              31,610     95.6%
      Louisiana        1,956,500     95.2%
Unemployment
      Parish               1,450      4.4%
      Louisiana           98,500      4.8%

SOURCE: LOUISIANA DEPARTMENT OF LABOR

AVERAGE EMPLOYMENT BY MAJOR INDUSTRY DIVISIONS

(4th Quarter, 2000)

Agriculture                         2.23%
Mining                             13.61%
Construction                        7.54%
Manufacturing                      15.47%
Transportation                      5.86%
Wholesale Trade                     4.89%
Retail Trade                       15.59%
Finance                             3.07%
Services                           29.06%
Public Administration               2.68%

(Average employment figures are on employers subject to the Louisiana Employment Security Law)

SOURCE: LOUISIANA DEPARTMENT OF LABOR

WAGES

LOUISIANA'S AVERAGE HOURLY EARNINGS (July, 2000)

ALL MANUFACTURING                             $ 15.93
DURABLE GOODS                                 $ 14.28
Lumber & Wood Products                        $ 11.01
Stone, Clay, & Glass Products                 $ 13.62
Fabricated Metal Products                     $ 14.28
Machinery, ex. Electrical                     $ 15.18
Electric & Electronic Equipment               $ 16.90
Transportation Equipment                      $ 16.07
NONDURABLE GOODS                              $ 17.79
Food & Kindred Products                       $ 10.33
Apparel & Other Textile Products              $  6.92
Paper & Allied Products                       $ 19.44
Printing & Publishing                         $ 13.78
Chemicals & Allied Products                   $ 24.12
Petroleum & Coal Products                     $ 24.22
Petroleum Refining                            $ 25.11
MINING                                        $ 16.22
COMMUNICATIONS & PUBLIC UTIL.                 $ 15.21
BANKING                                       $ 10.56

SOURCE: LOUISIANA DEPARTMENT OF LABOR

EMPLOYMENT INCOME

                                    1998           1999
Total Personal Income*           $1,511,450     $1,503,005
Per Capita Personal Income       $   20,720     $   20,470

(*thousands of dollars)

SOURCE: BUREAU OF ECONOMIC ANALYSIS

EDUCATION

4-YEAR COLLEGES & UNIVERSITIES (within 100 miles)

College/University                    Location           2001 Enrollment
University of Louisiana             Lafayette                16,351
McNeese State University            Lake Charles              7,822
Louisiana State University          Baton Rouge              30,977
Southern University                 Baton Rouge               9,488

2-YEAR COLLEGES (within 100 miles)

Louisiana State University     Eunice        2,940
Louisiana Community            New Iberia     N/A

SOURCE: BOARD OF REGENTS

TECHNICAL COLLEGES (within parish & surrounding parishes)

College                                Parish
Teche Area Campus                    Iberia
Gulf Area Campus                     Vermilion
Lafayette Campus                     Lafayette
Evangeline Campus                    St. Martin
Young Memorial Campus                St. Mary

SOURCE: LOUISIANA STATE DEPARTMENT OF EDUCATION, 1999

PRIMARY/SECONDARY EDUCATION (2000-01 Enrollment)

33 Public Schools                 14,635
6 Nonpublic Schools                2,086

SOURCE: LOUISIANA DEPARTMENT OF EDUCATION

TRAINING (State of Louisiana)

QUALITY JOBS PROGRAM - Annual refundable credit of up to 5 percent of payroll for a period of up to 10 years

WORKFORCE DEVELOPMENT - Existing business upgrade

INCUMBENT WORKER TRAINING - Funds customized training for an employer's existing workforce

RESEARCH BASE

LA Business & Technology Center               Baton Rouge
LA Partnership for Tech. & Innovation         Baton Rouge
LA Technology Park                            Baton Rouge
Permington Biomedical Research Center         Baton Rouge
Manufacturing Partnership of LA               Lafayette

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

TAXES

SALES TAX (2001)
State - 4.0%

                                       Total
               Town/City  Parish    (incl. state)
Rural            None     3.25%         7.0%
Delcambre        1.0%     3.75%         7.5%
Jeanerette       1.5%     4.25%         8.0%
Loureauville     1.5%     4.25%         8.0%
New Iberia      1.75%     2.25%         8.0%

SOURCE: LOUISIANA DEPARTMENT OF REVENUE AND TAXATION

PARISH MILLAGE (2001)

New Iberia (Wards 1-N, 2-N, 4-N, 5-N)           67.89
Jeanerette (Ward 3-j)                           69.74
Delcambre (Ward 1-D)                            67.89
Loreauville (Ward 4-L)                  67.89 - 71.79
1st Ward                                        77.44
2nd Ward                                        77.44
3rd Ward                                79.29 - 83.19
4th Ward                                77.44 - 81.34
City Millage: City of New Iberia                23.74
City of Jeanerette                              22.07
Town of Delcambre                                7.26
Village of Loreauville                           7.77

SOURCE: PARISH TAX ASSESSORS OFFICE

PROPERTY TAXES/ ASSESSMENT RATIO

Only local and parish governments levy property taxes in Louisiana. There is no state tax.

Assessors are required by law to assess on improvements of industrial property at 15% of fair market value (land at 10%)

Private residences are assessed at 10% of fair market

There is no property tax on the first $75,000.

QUALITY OF LIFE

CLIMATE

Average Temperature
     January                 60 degrees
     July                    90 degrees
Average Annual Rainfall     59.6 inches

MEDICAL SERVICES (Parish)

Medical Facility                              No. of Beds
Iberia General Hospital and Medical Center        130
Dauterive Hospital                                108

SOURCE: LOUISIANA DEPT, OF HEALTH AND HOSPITALS

RECREATION

-  Boys and Girls Club

-  Sliman Theatre for the

-  Performing Arts

-  Iberia Boxing  Club

-  Mcllhenny - Tabasco

-  Plantation Homes

-  Rip Van Winkle

-  Cypress Bayou Casino

-  Horseback Riding

-  Zoo of Acadiana

-  Sugarena

-  Jungle Gardens (Botanical Garden & Bird Sanctuary)

-  Historic Churches Tour

-  New Iberia Historic Main

-  Shadows-On-The - Teche

-  Conrad Rice Mill & Konriko Company Store

FESTIVALS

Louisiana Sugar Cane, Festival, Fourth of July Fishing Rodeo,
Bunk Fest, Yuletide of the Bayou Christmas Festival,
Creole Festival, Labor Day Fishing Rodeo,
Andalusia Mardi Gras Parade.
Loreauville Mardi Gras Celebration, Cajun Fun Festival,
New Iberia Jaycee's 4th of July Festival.
Delcambre Shrimp Festival, World Championship Gurnbo
Cook-Off, Christmas on the Teche
Phantasia Mardi Gras Parade

GOVERNMENT

PARISH        Parish President & Parish Council
MUNICIPAL     Mayor/Council - New Iberia, Jeanerette       Police Jury -  Lydia      Mayor/Alderman - Loreauville.

UTILITIES AND SERVICES

Electricity     Entergy, CLECO (Central Louisiana Electric Co.)
Natural Gas     Atrnos Energy LA
Water           Coteau Water System, Louisiana Water Co., City of Jeanerette, Lydia Water Works, Town of Delcambre
Sewerage        City of New Iberia, City of Jeanerette, Sewer District 1, Loreauville

AVAILABLE INDUSTRIAL SITES/BUILDINGS

For more information on Buildings and Sites visit our web site at INSITE.ENTERGY.COM

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

                              [IBERIA PARISH MAP]

MAJOR EMPLOYERS

(NO. OF EMPLOYEES RANGE BY PARISH: [ILLEGIBLE]

Iberia Parish School Board              1
Double Eagle Marine                     2
Global Industries Offshore Inc.         2
Halliburton Co Inc.                     3
Columbia Dauterive Hospital             3
Iberia Parish Jail Facility             3
Omega Service Industries Inc.           3
Dynamic Industries Inc.                 3
Cardinal Services Inc.                  3
Universal Fabricators                   3

ECONOMIC DEVELOPMENT CONTRACTS

Entergy Louisiana         Louisiana Economic            City of New Iberia             Iberia Industrial Development
Economic Development      Development                   Marketing Director             Foundation
5353 Essen Lane, Ste.     P.O. Box 94185                457 East Main Street, Suite    101 Burke Street
Baton Rouge, LA 70809     Baton Rouge, LA 70804-9185    New Iberia, LA 70560-3700      P. O. Box 10005 (70562-0005)
(800) 542-2668            (225)342-5388                 (337)373-3120                  New Iberia, LA 70560
Fax (225)763-5254         Fax (225)342-5349             Fax (337)373-3113              (337)367-0834
www.entergy.com/laed      www.state.la.us               www.cityofnewiberia.com        Fax (337)367-7421
                                                                                       http://www.iberiaparishidf.org/

                                                                  [ENTERGY LOGO]

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

            IBERIA PARISH CENSUS DATA

IBERIA PARISH, LOUISIANA

                                                                      IBERIA
                         PEOPLE QUICKFACTS                            PARISH    LOUISIANA
- Population, 2003 estimate                                           74,146    4,496,334
- Population, percent change, April 1, 2000 to July 1, 2003              1.2%         0.6%
- Population, 2000                                                    73,266    4,468,976
- Population, percent change, 1990 to 2000                               7.3%         5.9%
- Persons under 5 years old, percent, 2000                               8.0%         7.1%
- Persons under 18 years old, percent, 2000                             30.0%        27.3%
- Persons 65 years old and over, percent, 2000                          11.4%        11.6%
- Female persons, percent, 2000                                         51.9%        51.6%

- White persons, percent, 2000 (a)                                      65.1%        63.9%
- Black or African American persons, percent, 2000 (a)                  30.8%        32.5%
- American Indian and Alaska Native persons, percent, 2000 (a)           0.3%         0.6%
- Asian persons, percent, 2000 (a)                                       1.9%         1.2%
- Native Hawaiian and Other Pacific Islander, percent, 2000 (a)            Z            Z
- Persons reporting some other race, percent, 2000 (a)                   0.6%         0.7%
- Persons reporting two or more races, percent, 2000                     1.2%         1.1%
- Persons of Hispanic or Latino origin, percent, 2000 (b)                1.5%         2.4%
- White persons, not of Hispanic/Latino origin, percent, 2000           64.3%        62.5%

- Living in same house in 1995 and 2000', pct age 5+, 2000              64.8%        59.0%
- Foreign born persons, percent, 2000                                    2.0%         2.6%
- Language other than English spoken at home, pct age 5+, 2000          15.8%         9.2%
- High school graduates, percent of persons age 25+, 2000               66.9%        74.8%
- Bachelor's degree or higher, pct of persons age 25+, 2000             11.2%        18.7%
- Persons with a disability, age 5+, 2000                             14,776      880,047
- Mean travel time to work (minutes), workers age 16+, 2000             24.0         25.7

- Housing units, 2002                                                 28,237    1,880,122
- Homeownership rate, 2000                                              73.4%        67.9%
- Housing units in multi-unit structures, percent, 2000                  9.4%        18.7%

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

- Median value of owner-occupied housing units, 2000        $ 75,500   $    85,000

- Households, 2000                                            25,381     1,656,053
- Persons per household, 2000                                   2.82          2.62
- Median household income, 1999                             $ 31,204   $    32,566
- Per capita money income, 1999                             $ 14,145   $    16,912
- Persons below poverty, percent, 1999                          23.6%         19.6%

                                                              IBERIA
   BUSINESS QUICKFACTS                                        PARISH     LOUISIANA

- Private nonfarm establishments with paid employees, 2001     1,588       100,780
- Private nonfarm employment, 2001                            26,689     1,599,482
- Private nonfarm employment, percent change 2000-2001           7.1%          0.4%
- Nonemployer establishments, 2000                             3,624       234,114
- Manufacturers shipments, 1997 ($1000)                      910,996    80,423,978
- Retail sales, 1997 ($1000)                                 613,890    35,807,894
- Retail sales per capita, 1997                             $  8,503   $     8,229
- Minority-owned firms, percent of total, 1997                  13.3%         14.1%
- Women-owned firms, percent of total, 1997                     18.9%         23.9%
- Housing units authorized by building permits, 2002             159        18,425
- Federal funds and grants, 2002 ($1000)                     348,872    29,987,664

                                                              IBERIA
   GEOGRAPHY QUICKFACTS                                       PARISH     LOUISIANA

- Land area, 2000 (square miles)                                 575        43,562
- Persons per square mile, 2000                                127.4         102.6
- Metropolitan Area                                             None
- FIPS Code                                                      045            22

(a) Includes persons reporting only one race.

(b) Hispanics may be of any race, so also are included in applicable race categories.

FN: Footnote on this item for this area in place of data

NA: Not available

D: Suppressed to avoid disclosure of confidential information

X: Not applicable

S: Suppressed; does not meet publication standards

Z: Value greater than zero but less than half unit of measure shown

F: Fewer than 100 firms

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

SATELLITE IMAGE - FOSTER

                                      [IMAGE]

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

3-D TOPOQUAD - FOSTER

                                   [PICTURE]

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

PHOTOGRAPHIC VIEWS - FOSTER

                                    [PICTURE]

                                     SUBJECT

                                  FOSTER TRACT

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

FLOOD MAP - FOSTER

                                      [MAP]

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

SATELLITE IMAGE - JEANERETTE

                                    [IMAGE]

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                                                                             273

3-D TOPOQUAD - JEANERETTE

                                   [PICTURE]

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

PHOTOGRAPHIC VIEWS - JEANERETTE

                                    [PICTURE]

                                     SUBJECT

                                   JEANERETTE

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

FLOOD MAP - JEANERETTE

                                      [MAP]

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                                                                             276

SATELLITE IMAGES - PEEBLES

                                    [IMAGE]

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                                                                             277

3-D TOPOQUAD - PEEBLES

                                   [PICTURE]

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                                                                             278

PHOTOGRAPHIC VIEWS - PEEBLES

                                    [PICTURE]

                                     SUBJECT

                                 PEEBLES (NORTH)

                                    [PICTURE]

                                     SUBJECT

                               PEEBLES ELEMENTARY
                                     SCHOOL

                                    [PICTURE]

                                     SUBJECT

                                 PEEBLES (SOUTH)

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

                                    [PICTURE]

                                     SUBJECT

                                 PEEBLES (SOUTH)

                                    [PICTURE]

                                     SUBJECT

                               PEEBLES SHOP & SHED

                                    [PICTURE]

                                     SUBJECT

                                   P1-PEEBLES
                                  TENANT HOUSE

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

                                    [PICTURE]

                                     SUBJECT

                                  P2 - PEEBLES
                                  TENANT HOUSE

                                    [PICTURE]

                                     SUBJECT

                                  P3 - PEEBLES
                                  TENANT HOUSE

                                    [PICTURE]

                                     SUBJECT

                                  P6 - PEEBLES
                                  TENANT HOUSE

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

                                    [PICTURE]

                                     SUBJECT

                                  P7 - PEEBLES
                                  TENANT HOUSE

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

FLOOD MAPS - PEEBLES

                                     [MAP]

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

                                     [MAP]

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

                      THIS IS YOUR TAX RECEIPT WHEN PAID.
              SEND TO YOUR MORTGAGE COMPANY IF THEY PAY THE TAXES.

                             IBERIA PARISH TAX DATA

                             MAKE CHECKS PAYABLE TO
                           IBERIA PARISH [ILLEGIBLE]

                                  [ILLEGIBLE]
                              PHONE # 337-369-3714

TAX NOTICE# 19983

ASSESSED VALUE                  57,985
LESS HOMESTEAD                       0
TAXABLE VALUE                   57,985

PARCEL NUMBER: 0203208000
40.00 AC...
    SW/4 CF SW/4, SEC. I, T13S,
    RSE.
149.38 AC...
    PART OF S/2 OF S/2, SEC. 2
    T13 S, R 6 E.
340.37 AC...
    LOCATED IN SEC. 24, T13 S.
    R 5 E.
160.00 AC...
COMPLETE DESCR AT CRTHOUSE
TAX YEAR 2003
TOTAL DUE $ 4,657.12

[ILLEGIBLE] [ILLEGIBLE]

                   RETURN THIS [ILLEGIBLE] WITH YOUR PAYMENT

                                   TAX NOTICE


TAX NOTICE# 19983
[ILLEGIBLE]

67.56M CONSOL PARISH 67.5    $3,917.47
 8.30M FIRE DIST #1 8.30M    $  481.28
80.00M FORESTRY TAX. 08/AC   $   53.68
 3.53M GEN PAR (OUT) 3.53M   $  204.69
TAX YEAR 2003
TOTAL DUE                    $4,657.12

STERLING SUGAR CO
P O BOX 572
FRANKLIN LA 70538

                      THIS IS YOUR TAX RECEIPT WHEN PAID.
              SEND TO YOUR MORTGAGE COMPANY IF THEY PAY THE TAXES.

                     IBERIA PARISH [ILLEGIBLE] [ILLEGIBLE]

                                  [ILLEGIBLE]

                              PHONE # 337-369-3714

TAX NOTICE# 19984

ASSESSED VALUE                  4,953
LESS HOMESTEAD                      0
TAXABLE VALUE                   4,953

PARCEL NUMBER: 0203209000
199.47 AC...
    COULEE ROAD, STERUNG SUGA RS.

    OLIVIER & STATE OF LA & BROU SSARD

    ETAL & MEYERS & BOUDREAUX
    &
    BRCUSSARD, SCOTLAND ANAN CIAL 525,
    INC. & TUCKER & STEBLING SU COMPLETE DESCR AT CRTHCUSE
    TAX YEAR 2003

    TOTAL DUE [ILLEGIBLE]

[ILLEGIBLE] [ILLEGIBLE]

                   RETURN THIS [ILLEGIBLE] WITH YOUR PAYMENT
                                   TAX NOTICE

TAX NOTICE# 19984
[ILLEGIBLE]

67.56M CONSOL PARISH 67.56   $ 334.62
 8.30M FIRE DIST #1 8.30M    $  41.11
 3.53M GEN PAR (OUT) 3.53M   $  17.48
TAX YEAR 2003
TOTAL DUE                    $ 393.21

STERLING SUGARS INC
P O BOX 572
FRANKLIN LA 70538

                               [LOGAN BABIN LOGO]
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

                       THIS IS YOUR TAX RECEIPT WHEN PAID
              SEND TO YOUR MORTGAGE COMPANY IF THEY PAY THE TAXES.

                            MAKE CHECKS [ILLEGIBLE]
                           IBERIA PARISH [ILLEGIBLE]
                           [ILLEGIBLE]
                              PHONE # 337-369-3714

TAX NOTICE# 21039

ASSESSED VALUE                  11,953
LESS HOMESTEAD                       0
TAXABLE VALUE                   11,953

PARCEL NUMBER: 0300391600
414.07 AC... SHELL ROAD, SUGAR HCU SE LOT
    LOT 3 & ALBANIA PLANTATION, PR DVOST EST.
    EOURGECIS & LOTS 1, 2 & 3.
    BEING PART LOT 4 OF PLAT.
    LOCATED IN SEC. 35, T 12 S,R 3 E & SEC
    2, 3, 10 & 50. T 13 S,R 3 E.
ACC: TGR LAND COMPANY INC 1999
COMPLETE DESCR AT CRTHOUSE
TAX YEAR 2003
TOTAL DUE $ 1,018.60

                   RETURN THIS [ILLEGIBLE] WITH YOUR PAYMENT

[ILLEGIBLE]  [ILLEGIBLE]

                                   TAX NOTICE

TAX NOTICE# 21039
[ILLEGIBLE]

 4.04M ATCH. LEVEE 4.04M      $   48.31
57.56M CONSOL PARISH 67.56    $  807.89
 8.30M FIRE DIST #1 8.30M     $   99.25
 3.53M GEN PAR (OUT) 3.53M    $   42.22
 1.75M REC DIST #8 1.75M      $   20.93
TAX YEAR 2003
TOTAL DUE                     $1,018.60

STERLING SUGARS INC
% CRAIGP CAILLIER
P O BOX 572
FRANKLIN LA 70538-0572

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

                           LAFOURCHE PARISH PROPERTY

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

LAFOURCHE PARISH PROFILE

                                    LAFOURCHE

POPULATION

PARISH
1990 Census                               85,860
2000 Census                               89,974
2005 Projection-Trend Forecast            92,130
2010 Trend Forecast                       94,285

SOURCE: U.S. CENSUS BUREAU

U.S. CENSUS BUREAU; LOUISIANA TECH UNIVERSITY

CITY (2000 Census)
Cut Off                                    5,635
Galliano                                   7,356
Golden Meadow                              2,193
Larose                                     7,306
Lockport                                   2,624
Raceland                                  10,224
Thibodaux                                 14,431

SOURCE: U.S. CENSUS BUREAU

MARKET ACCESS

HIGHWAYS
US Highway 90
LA State Highways 1,308,20 & 24

FREIGHT RAIL
Burlington Northern Santa Fe

NAVIGABLE WATERWAYS/PORTS (Distance in Miles)
Intracoastal Waterway                  within parish
Bayou Lafourche                        within parish
Port Fourchon                          within parish
  Channel depth - 20 ft
Louisiana Offshore Oil Port (LOOP) is located
  18 miles off shore
Port of New Orleans*                             61
   Channel depth - 45 ft.
Port of South Louisiana*                         63
   Channel depth - 45 ft.

(*Foreign Trade Zone)

FOREIGN TRADE ZONES IN LAFOURCHE PARISH
Bollinger, C-Port, Halter Marine, North
Shipyards (subzones of the Port of South LA), and LOOP

                                     [MAP]

DISTANCE TO MAJOR CITIES
(in miles, from center of Parish)

Atlanta, GA                                    540
Birmingham, AL                                 400
Chicago, IL                                    960
Cincinnati, OH                                 840
Dallas, TX                                     500
Denver, CO                                   1,280
Houston, TX                                    320
Kansas City, MO                                820
Memphis, TN                                    460
Minneapolis, MN                              1,380
Nashville, TN                                  575
New Orleans, LA                                 60
St. Louis, MO                                  740

Source: www.[ILLEGIBLE].com

AIRPORTS (Distance in miles)
New Orleans International (commercial)          50
    Runway length - 10,080 ft.
Thibodaux Municipal (gen. aviation) within parish
    Runway length - 2,999 ft.
Galliano Airport (general within parish
    Runway length - 3,800 ft.

MOTOR FREIGHT
5 major freight Lines
Terminal facilities are not available.

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

LABOR MARKET

EMPLOYMENT (August 2001)
Civilian Labor Force
        Parish                        44,400      100.0%
        Louisiana                  2,055,000      100.0%
Total Employment
        Parish                        43,100       97.2%
        Louisiana                  1,956,500       95.2%
Unemployment
        Parish                         1,300        2.8%
        Louisiana                     98,500        4.8%

SOURCE: LOUISIANA DEPARTMENT OF LABOR

AVERAGE EMPLOYMENT BY MAJOR INDUSTRY DIVISIONS

(4th Quarter, 2000)
Agriculture                                       1.38%
Mining                                            3.70%
Construction                                      3.53%
Manufacturing                                    11.01%
Transportation                                   18.50%
Wholesale Trade                                   2.77%
Retail Trade                                     17.85%
Finance                                           2.62%
Services                                         35.15%
Public Administration                             3.49%

(Average employment figures are an employers subject to the Louisiana Employment Security Law)

SOURCE: LOUISIANA DEPARTMENT OF LABOR

WAGES

LOUISIANA'S AVERAGE HOURLY EARNINGS (JULY, 2001)

ALL MANUFACTURING                               $15.93
Durable Goods                                   $14.28
Lumber & Wood Products                          $11.01
Stone, Clay, & Glass Products                   $13.62
Fabricated Metal Products                       $14.28
Machinery, ex, Electrical                       $15.18
Electric & Electronic Equipment                 $16.90
Transportation Equipment                        $16.07
Nondurable Goods                                $17.79
Food & Kindred Products                         $10.33
Apparel & Other Textile Products                $ 6.92
Paper & Allied Products                         $19.44
Printing & Publishing                           $13.78
Chemicals & Allied Products                     $24.12
Petroleum & Coal Products                       $24.22
Petroleum Refining                              $25.11
MINING                                          $16.22
COMMUNICATIONS & PUBLIC UTIL.                   $15.21
BANKING                                         $10.56

SOURCE: LOUSIANA DEPARTMENT OF LABOR

EMPLOYMENT INCOME

                                  1998         1999
Total Personal Income*         $1,875,941   $1,884,401
Per Capita Personal Income     $   21,076   $   21,603

(*thousands of dollars)

SOURCE: BUREAU OF ECONOMIC ANALYSIS

EDUCATION

4-YEAR COLLEGES & UNIVERSITIES (within 100 miles)

College/University           Location                2001 Enrollment
Nicholls State University    Thibodeux                     7,367
University of New Orleans    New Orleans                  16,000
Tulane University            New Orleans                  12,294
Loyola University            New Orleans                   5,509
Southern University          New Orleans                   9,488
Xavier University            New Orleans                   3,912
Dillard University           New Orleans                   2,137
Our Lady of Holy Cross       New Orleans                   1,347
University of Louisiana at
  Lafayette                                               16,351

2-YEAR COLLEGES (within 100 miles)

Delgado Community            New Orleans                  13,131

SOURCE: BOARD OF REGENTS

TECHNICAL COLLEGES (within parish & surrounding parishes)

College                                       Parish
Lafourche Campus                             Lafourche
Lafourche South Campus                       Lafourche
South Louisiana Campus                       Terreboane
LAMPI Branch Campus                          Terreboane
West Jefferson Campus                        Jefferson
Jefferson Campus                             Jefferson

SOURCE:LOUSIANA STATE DEPARTMENT OF EDUCATION

PRIMARY/SECONDARY EDUCATION (2000-01 Enrollment)

27 Public Schools                               15,265
7 Nonpublic Schools                              2,711

SOURCE: LOUISIANA DEPARTMENT OF EDUCATION

TRAINING (State of Louisiana)

Quality Jobs Program - Annual refundable credit of up to 5 percent of payroll for a period of up to 10 years

Workforce Development - Existing business upgrade

Incumbent Worker Training - Provides funding to design and implement a customized training program to upgrade the skills of an employer's existing workforce.

RESEARCH BASE
LA Business & Technology Center             Baton Rouge
LA Partnership for Tech. & Innovation       Baton Rouge
LA Technology Park                          Baton Rouge
Pennington Biomedical Research Center       Baton Rouge
Manufacturing Partnership of LA             Lafayette

                                                                             289

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

TAXES

SALES TAX (2001)
State - 4.0%

                                                                           Total
                     Town/City              Parish                    (incl. State)
Rural                  None                  4.7%                          8.7%
Golden                 1.0%                  4.7%                          7.7%
Lockport               1.3%                  4.0%                          8.7%
Thibodaux              2.0%                  4.0%                          8.0%
Road Tax               1.0%                  3.7%                          8.7%

SOURCE: LOUISIANA DEPARTMENT OF REVENUE AND TAXATION

PARISH MILLAGE (2001)

Ward 1-0                    117.99
Ward 1-T                     98.52
Ward 2-0                    117.35
Ward 2-T                     96.24
Ward LB                      87.47
Ward 3                      135.53
Ward 4-0                    108.96
Ward 4-L                    116.50
Ward 5-0                    104.82
Ward 5-T                     94.44
Ward 6                      100.13
Ward 7                      109.78
Ward 8                      127.55
Ward 9                      113.02
Ward 10 AB                  135.32
Ward 10 GM                  129.58
Ward 10 LB                  135.32
Ward 11                     109.19

SOURCE: PARISH TAX ASSESSORS OFFICE

PROPERTY TAXES/ASSESSMENT  RATIO

Only local and parish government's levy property taxes in Louisiana. There is no state tax.

Assessors are required by law to assess on improvements of industrial property at 15% of fair market value (land at l0%)

Private residences are assessed at 10% of fair market value. There a no property tax on the first $75,000.

GOVERNMENT

Parish                        Parish Council/Parish President
Municipal                   Board of Aldermen/Mayor(Lockport)
                           Town Council/Mayor (Golden Meadow)
                               City Council/Mayor (Thibodaux)

QUALITY OF LIFE

CLIMATE
Average Temperature
   January                     53 degrees      July      81 degrees
   Annual Average                             62 degrees
   Average Annual Rainfall                    64 inches

MEDICAL SERVICES (Parish)
Medical Facility                                               No. of Beds
Thibodaux Regional Medical                                         149
St. Anne General Hospital                                          113
Lady of the Sea General                                             78

SOURCE: LOUSIANA DEPT. OF HEALTH AND HOSPITALS

RECREATION

Bowling alleys, golf courses, cinemas, museums, recreational centers, country clubs, swimming pools, tennis courts, playgrounds, skating rink, theaters/playhouses, swamp tours, hunting & fishing, camping, Jean [ILLEGIBLE] Historical Park

EVENTS

Mardi Gras Festivities, Cajun Heritage Festival, Laurel Valley Heritage Festival, Bayou Christmas, Louisiana Catfish Festival, Thibodaux Fireman's Fair, Downtown Thibodauxville Festival, Larose Food Fest

UTILITIES AND SERVICES

Electricity Supplier(s)              Entergy, Cajun Electric Power Cooperative, South Louisiana Electric Cooperative Association
Natural Gas Supplier(s)                                                                                         Atrnos Energy LA
                                                                South Coast Gas Company Inc, Town of Golden Meadow, Trans LA Gas
Water                                                                      City of Thibodaux, Lafourche Parish, Town of Lockport
Sewerage                                                                        City of Thibodaux, Town of Lockport, septic tank

AVAILABLE INDUSTRIAL [ILLEGIBLE]/BUILDINGS

For more information on Buildings and Sites visit our web site at insite.entergy.com

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

                             [LAFOURCHE PARISH MAP]

MAJOR EMPLOYERS

(NO. OF EMPLOYEES RANGE BY PARISH: 1 = 1000+; 2 = 500-999; 3 = 250-499; 4 =
100-249; 5 = 58-99)

Galliano Marine Service LLC                      3
Danos & Curole Marine Contractors I              2
Good Job Inc.                                    2
Galliano Marine Service LLC (LA Q)               2
Nicholls St Univ-Self Sup                        2
Thibodaux Regional Medical Center                2
CAMECO Industries Inc.                           2
WalMart Stores Inc.                              2
Bollinger Shipyards Lockport LLC                 2
Lafourche Parish School Board                    1

ECONOMIC DEVELOPMENT CONTACTS

Entergy Corporation                                Louisiana Economic                          Economic Development Commission
Economic Development Louisiana                     Development                                 Louisiana Planning & Development
5353 [ILLEGIBLE] Lane, Ste. 120                    P.O. Box 94185                              P.O. Box 846
Baton Rouge, LA 70809                              Baton Rouge, LA 70804-9185                  Thibodaux, LA 70302
(800)542-2668. Fax (225)763-5254                   (225)342-5388. Fax (504)342-5349            (985)446-0514

South Louisiana Economic Council                   Thibodaux Chamber of Commerce               Chamber of Greater Lafourche
P.O. Box 2048                                      P.O. Box 467                                and the Bayon Region
Thibodaux, LA 70310                                Thibodaux, LA 70302                         P.O. Box 1462
(985)448-4485. (985)448-4486 Fax                   (985)446-1187. Fax (504)446-1191            Larose, LA 70393-1462
                                                                                               (985)693-6700. Fax (985)693-6702

                                                                  [ENTERGY LOGO]

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

      LAFOURCHE PARISH CENSUS DATA

LAFOURCHE PARISH, LOUISIANA

                                                                                 LAFOURCHE
  PEOPLE QUICKFACTS                                                                PARISH             LOUISIANA
- Population, 2003 estimate                                                          91,281           4,496,334
- Population, percent change, April 1, 2000 to July 1, 2003                             1.5%                0.6%
- Population, 2000                                                                   89,974           4,468,976
- Population,  percent change, 1990 to 2000                                             4.8%                5.9%
- Persons under 5 years old, percent, 2000                                              6.9%                7.1%
- Persons under 18 years old, percent, 2000                                            27.3%               27.3%
- Persons 65 years old and over, percent, 2000                                         11.3%               11.6%
- Female persons, percent, 2000                                                        51.2%               51.6%

- White persons, percent, 2000 (a)                                                     82.9%               63.9%
- Black or African American persons, percent, 2000 (a)                                 12.6%               32.5%
   American Indian and Alaska Native persons, percent, 2000
- (a)                                                                                   2.3%                0.6%
- Asian persons, percent, 2000 (a)                                                      0.7%                1.2%
   Native Hawaiian and Other Pacific Islander, percent, 2000
-  (a)                                                                                    Z                   Z
- Persons reporting some other race, percent, 2000 (a)                                  0.6%                0.7%
- Persons reporting two or more races, percent, 2000                                    1.0%                1.1%
- Persons of Hispanic or Latino origin, percent, 2000 (b)                               1.4%                2.4%
- White persons, not of Hispanic/Latino origin, percent, 2000                          82.2%               62.5%

- Living in same house in 1995 and 2000', pct age 5+, 2000                             66.9%               59.0%
- Foreign born persons, percent, 2000                                                   1.5%                2.6%
   Language other than English spoken at home, pct age 5+,
- 2000                                                                                 21.5%                9.2%
- High school graduates, percent of persons age 25+, 2000                              66.3%               74.8%
- Bachelor's degree or higher, pct of persons age 25+, 2000                            12.4%               18.7%
- Persons with a disability, age 5+, 2000                                            18,419             880,047
- Mean travel time to work (minutes), workers age 16+, 2000                            26.8                25.7

- Housing units, 2002                                                                35,722           1,880,122
- Homeownership rate, 2000                                                             78.0%               67.9%
- Housing units in multi-unit structures, percent, 2000                                 9.1%               18.7%

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

- Median value of owner-occupied housing units, 2000                                $78,900             $85,000

- Households, 2000                                                                   32,057           1,656,053
- Persons per household, 2000                                                          2.75                2.62
- Median household income, 1999                                                     $34,910             $32,566
- Per capita money income, 1999                                                     $15,809             $16,912
- Persons below poverty, percent, 1999                                                 16.5%               19.6%

                                                                                 LAFOURCHE
   BUSINESS QUICKFACTS                                                             PARISH             LOUISIANA
- Private nonfarm establishments with paid employees, 2001                            1,857             100,780
- Private nonfarm employment,2001                                                    26,189           1,599,482
- Private nonfarm employment, percent change 2000-2001                                  7.9%                0.4%
- Nonemployer establishments, 2000                                                    5,333             234,114
- Manufacturers shipments, 1997 ($1000)                                             424,172          80,423,978
- Retail sales, 1997 ($1000)                                                        569,976          35,807,894
- Retail sales per capita, 1997                                                      $6,459              $8,229
- Minority-owned firms, percent of total, 1997                                         11.6%               14.1%
- Women-owned firms, percent of total, 1997                                           18.6%               23.9%
- Housing units authorized by building permits, 2002                                    321              18,425
- Federal funds and grants, 2002 ($1000)                                            419,058          29,987,664

                                                                                LAFOURCHE
   GEOGRAPHY QUICKFACTS                                                           PARISH             LOUISIANA
- Land area, 2000 (square miles)                                                      1,085              43,562
- Persons per square mile, 2000                                                        82.9               102.6
- Metropolitan Area                                                               Houma, LA
- FIPS Code                                                                             MSA
                                                                                        057                  22

(a) Includes persons reporting only one race.

(b) Hispanics may be of any race, so also are included in applicable race categories.

FN: Footnote on this item for this area in place of data

NA: Not available

D: Suppressed to avoid disclosure of confidential information

X: Not applicable

S: Suppressed; does not meet publication standards

Z: Value greater than zero but less than half unit of measure shown

F: Fewer than 100 firms

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

                          SATELLITE IMAGE - UPPER TEN
                       [SATELLITE IMAGE-UPPER TEN IMAGE]

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

                            3-D TOPOQUAD - UPPER TEN
                         [3-D TOPOQUAD-UPPER TEN IMAGE]

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                                                                             295

                          PHOTOGRAPHIC VIEWS-UPPER TEN
                   [PICTURE OF PHOTOGRAPHIC VIEWS-UPPER TEN]
                                                               SUBJECT UPPER TEN

                                                               SUBJECT UPPER TEN
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                                                                             296

                              [FLOOD HAZARDS MAP]

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                                                                             297

      LAFOURCHE PARISH TAX DATA

[ILLEGIBLE]

                            MAKE CHECKS PAYABLE TO:
                                  CRAIG WEBRE
                      SHERIFF AND EX-OFFICIO TAX COLLECTOR
                              PARISH OF LAFOURCHE
                       P.O. BOX 5608 THIBODAUX. LA 70302
                                 (985) 449-2255

                               [STAMP]

[ILLEGIBLE]
TAX NOTICE# 30570

ASSESSED VALUE                                     12,080
LESS HOMESTEAD                                          0
TAXABLE VALUE                                      12,080

PARCEL NUMBER: 0072723602
TRACT CONTAINING 709.7 ACRES LO
CATED IN SECTS 28,29,30 AND 57  TI
5S- RIBE
COMMENCING AT THE INTERSECTION
OF PRUDENTIAL INS. CO. AND NOR
THERN EDGE OF BAYOU LAFOURCHE
(LESS TRACT 10 SOLD TO 0072672950)
(LESS TRACT CONT, 1,955 ACRES.
(807 2723602)
 COMPLETE DESCR AT CRTHOUSE
 TAX YEAR 2003
 TOTAL DUE  $1,616.54

TAXES BECOME DELINQUENT JANUARY 1, BY LAW INTEREST MUST BE PAID ON DELINQUENT TAXES AT A RATE OF 1% PER MONTH OR ANY PART OF A MONTH.

 1.93M                            BAYOU LAFQURCHE FR         $ 23.32
 7.65M                            CENTRAL LAFOURCHE          $ 92.41
82.49M                            CONSOLIDATED               $996.48
12.30M                            FIRE DIST 1                $155.83
 2.00M                            HOSPITAL DIST.2            $ 24.16
 4.02M                            LAFOURCHE LEVEE            $ 48.56
 3.12M                            PARISH COUNCIL             $ 37.69
19.71M                            OTHER TAXES                $238.09
TAX YEAR 2003
TOTAL DUE $1,616,54

STERLING SUGARS, INC.
P.O. BOX 572
FRANKLIN LA 70538

[ILLEGIBLE]

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

                           ST. LANDRY PARISH PROPERTY

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

ST. LANDRY PARISH PROFILE

                                   ST. LANDRY
POPULATION

PARISH
1990 Census                                              80,331
2000 Census                                              87,700
2005 Projection - Trend Forecast                         91,722
2010 Projection - Trend Forecast                         95,745
SOURCE: U.S. CENSUS BUREAU

CITY (2000)
Arnaudville                                               1,398
Cankton                                                     362
Eunice                                                   11,499
Grand Coieau                                              1,040
Krotz Springs                                             1,219
Leonville                                                 1,007
Melville                                                  1,376
Opelousas                                                22,860
Palmetto                                                    188
Port Barre                                                2,287
Sunset                                                    2,352
Washington                                                1,082

SOURCE: U.S.CENSUS BUREAU

MARKET ACCESS

HIGHWAYS
Interstate 49
US Highways 71,167, & 190
LA Highways 10,29,31,35,93,103,105,107 & 360

FREIGHT RAIL
Union Pacific

NAVIGABLE WATERWAYS/PORTS (Distance in miles)
Greater Krotz Springs Port                        within parish
  Channel depth -12 ft.

PORT OF GREATER BATON ROUGE*                                 80
  Channel depth - 45 ft.
(*Foreign Trade Zone)

[ST. LANDRY MAP]

DISTANCE TO MAJOR CITIES
(in miles, from center of Parish)
Atlanta, GA                                                 592
Birmingham, AL                                              485
Chicago, IL                                               1,002
Cincinnati, OH                                              952
Dallas, TX                                                  378
Denver, CO                                                1,244
Houston, TX                                                 231
Kansas City, MO                                             756
Memphis, TN                                                 462
Minneapolis, MN                                           1,207
Nashville, TN                                               673
New Orleans, LA                                             144
St. Louis, MO                                               756
SOURCE: WWW.MAPQUEST.COM

AIRPORTS (Distance in miles)
Lafayette Regional Airport (commercial)                      25
   Runway Length - 7,651 ft.
St. Landry Parish (local)                         within parish
   Runway Length - 5,999 ft.
Eunice Airport (local)                            within pariah
   Runway Length - 5,001 ft.

MOTOR FREIGHT
Terminal facilities are not available.

PARCEL SERVICE
Services are available within the parish

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

LABOR MARKET

EMPLOYMENT (August 2001)
Civilian Labor Force
       Parish                                       32,600            100.0%
       Louisiana                                 2,055,000            100.0%
Total Employment
       Parish                                       30,700             93.8%
       Louisiana                                 1,956,500             95.2%
Unemployment
       Parish                                        1,900              5.8%
       Louisiana                                    98,500              4.8%

SOURCE: LOUSIANA DEPARTMENT OF LABOR

AVERAGE EMPLOYMENT BY MAJOR INDUSTRY DIVISIONS
(4th Quarter, 2000)

Agriculture                                          0.91%
Mining                                               1.47%
Construction                                         6.24%
Manufacturing                                        9.33%
Transportation                                       5.21%
Wholesale Trade                                      4.47%
Retail Trade                                        21.84%
Finance                                              4.37%
Services                                            40.55%
Public Administration                                5.60%

(Average employment figures are on employers subject to the Louisiana Employment Security Law)

SOURCE: LOUISIANA DEPARTMENT OF LABOR

WAGES

LOUISIANA'S AVERAGE HOURLY EARNINGS (July, 2000)
ALL MANUFACTURING                                                 $15.93
Durable Goods                                                     $14.28
Lurnber & Wood Products                                           $11.01
Stone, Clay, & Glass Products                                     $13.62
Fabricated Metal Products                                         $14.28
Machinery, ex. Electrical                                         $15.l8
Electric & Electronic Equipment                                   $16.90
Transportation Equipment                                          $16.07
Nondurable Goods                                                  $17.79
Food & Kindred Products                                           $10.33
Apparel & Other Textile Products                                  $ 6.92
Paper & Allied  Products                                          $19.44
Printing & Publishing                                             $13.78
Chemicals & Allied Products                                       $24.12
Petroleum & Coal Products                                         $24.22
Petroleum Refining                                                $25.11
MINING                                                            $16.22
COMMUNICATIONS & PUBLIC UTIL.                                     $15.21
BANKING                                                           $10.56

SOURCE: LOUISIANA DEPARTMENT OF LABOR

EMPLOYMENT INCOME

                                                   1998             1999
Total Personal Income*                          $1,408,811       $  1,480,627
Per Capita Personal Income                      $   17,675       $     17,576

(*thousands of dollars)

SOURCE: BUREAU OF ECONOMIC ANALYSIS

EDUCATION

4-YEAR COLLEGES & UNIVERSITIES (within 100 miles)

College/University                        Location             2001 Enrollment
Louisiana State University              Baton Rouge                30,977
Southern University                     Baton Rouge                 9,458
University of Louisiana                 Lafayette                  16,351
Louisiana College                       Pineville                   1,204

2-YEAR COLLEGES (within 100 miles)

Louisiana State University             Eunice                       2,940
Louisiana State University             Alexandria                   2,400

SOURCE: BOARD OF REGENTS

TECHNICAL COLLEGES (within parish & surrounding  parishes)

College                                                            Parish
T.H Harris Campus                                              St. Landry
Avoyelles Campus                                                Avoyelles
Hessmer Ext. Campus                                             Avoyelles
Charles B. Coreil Campus                                       Evangeline
Acadian Campus                                                [ILLEGIBLE]
Lafayette Campus                                                Lafayette
Evangeline Campus                                              St. Martin
Jumonville Memorial Campus                                  Pointe Coupee
Westside Campus                                                 Iberville

SOURCE: LOUISIANA STATE DEPARTMENT OF EDUCATION. 1999

PRIMARY/SECONDARY EDUCATION (2000-01 SCHOOL YEAR)

                                                                       Enrollment
38 public schools                                                         15,580
7 nonpublic schools                                                        2,746

SOURCE: LOUISIANA DEPARTMENT OF EDUCATION

TRAINING (State of Louisiana)

QUALITY JOBS PROGRAM - Annual refundable credit of up to 5 percent of payroll for a period of up to 10 years

[ILLEGIBLE]- Cost - free, pre-employment training through technical colleges

WORKFORCE DEVELOPMENT - Existing business upgrade

RESEARCH BASE
LA Business & Technology Center                              Baton Rouge
LA Partnership for Tech. & Innovation                        Baton Rouge
LA Technology Park                                           Baton Rouge
Pennington Biomedical Research Center                        Baton Rouge
Manufacturing Partnership of L.A                               Lafayetle

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

TAXES

SALES TAX (200l)
State                  4.0%
Parish                 2.8%
Arnaudville            2.0%
Cankton                1.0%
Eunice                 2.2%
Grand                  1.0%
Krotz                  1.0%
Melville               2.2%
Opelousas              2.2%
Port Barre             2.2%
Sunset                 1.0%
Washington             1.2%
Total           6.8% - 9.0%

Source: Louisiana Department of Revenue and Taxation

PARISH MILLAGE (1999)
Parish Wide                                                      45.621

Source: Parish Tax  Assessors Office

PROPERTY TAXES/ ASSESMENT RATIO

Only local and parish governments levy property taxes in Louisiana. There is no state tax.

[ILLEGIBLE] are required by law to assess on improvements of industrial property at 15% of fair market value (land at 10%)

Private residences are assessed at 10% of fair market value. There is no property tax on the first $75,000.

GOVERNMENT

Parish                                               Police Jury
Municipal                        Mayor/Council or Mayor/Alderman

[ILLEGIBLE]

CLIMATE
Average Temperature
  January                                 58(degrees)
  July                                    90(degrees)
  Annual Average                          67(degrees)
Average Annual Rainfall            58 inches

MEDICAL SERVICES (Parish)
Medical Facility                                                 No. of Beds
Opelousas General Hospital                                               193
Doctor's Hospital of Opelousas                                           133
Eunice Regional Medical Center                                            91
Source: Louisiana Dept. of Health and Hospitals

RECREATION
Parks                                      Playground
Tennis courts                              Ball fields
Swimming pools                             Skating rinks
Public golf courses                        Sports leagues
Little leagues                             Hunting
Hiking                                     Biking
Swimming                                   Boating
Fishing                                    Camping
Auto racing

FESTIVALS

Family Mardi Gras, Festival de Courtableau, World Championship Crawfish Etonfee Cook-Off, Heritage Festival, Zydeco Festival, La Folk Festival, Yambilee, Cracklin' Festival

[ILLEGIBLE]

Electricity Supplier(s)                   Entergy, Central Louisiana Electric Co., Cajun Electric Power Cooperative, Inc., Southwest
                                                                                                                  Louisiana Electric
Natural Gas Supplier(s)                                                                   Evangeline Gas Co., Almos Energy LA, ENTEX
Water                                      City of Opelousas, Privately Owned, Town of Sunset, Town of Port Barre, Town of Melville,
                                                                                                                  City of Amaudville
Sewerage                                    City of Opelousas, City of Eunice, Town of Sunset, Town of Port Barre, Town of Melville,
                                                                                                                  City of Amaudville

AVALABLE INDUSTRIAL SHFS/BUILDING

For information on Buildings and Sites visit our web site at insite.entergy.com

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

[MAP]

MAJOR EMPLOYERS

(NO. OF EMPLOYEES RANGE BY PARISH: [ILLEGIBLE]

St. Landry Parish School Board                                   1
Opelousas General Hospital Authority                             2
WalMart Stores Inc.                                              3
Martco Partnership                                               3
PHC-Doctors Hospital Inc.                                        3
Valero Refining Company-Louisiana I                              3
Winn Dixie Louisiana Inc.                                        3
City of Opelousas                                                3
Senior Village Nursing Home                                      4
Acadian Homecare Inc.                                            4

ECONOMIC DEVELOPMENT CONTACTS


Entergy Corporation                        Louisiana Economic                   Eunice Chamber of Commerce
Economic Development Louisiana             Development                          200 C.C. Duson Drive
5353 Essen Lane. Ste. 120                  P.O. Box 94185                       Eunice. LA 70535
Baton Rouge. LA 70809                      Baton Rouge, LA 70804-9185           (337)457-2565
(800)542-2668, Fax (225)763-5254           (225)342-5388
www.entergy.com/laed                       Fax (225)342-5349


St. Landry Parish                          Greater Opelousas Economic           Opelousas-St. Landry Chamber
Tourist Commission                         Industrial Development Council       of Commerce
P.O. Box 1415                              P.O. Box 350                         100 W. Vine St.
Opelousas, LA 70571                        Opelousas, LA 70570                  Opelousas, LA 70570
(800)424-5442                              (337)948-2433                        (337)942-2683

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

            ST. LANDRY PARISH CENSUS DATA


ST. LANDRY PARISH, LOUISIANA

                                                                                ST. LANDRY
  PEOPLE QUICKFACTS                                                               PARISH         LOUISIANA
- Population, 2003 estimate                                                         89,041       4,496,334
- Population, percent change, April 1, 2000 to July 1, 2003                            1.5%            0.6%
- Population, 2000                                                                  87,700       4,468,976
- Population, percent change, 1990 to 2000                                             9.2%            5.9%
- Persons under 5 years old, percent, 2000                                             7.8%            7.1%
- Persons under 18 years old, percent, 2000                                           29.5%           27.3%
- Persons 65 years old and over, percent, 2000                                        13.4%           11.6%
- Female persons, percent, 2000                                                       52.2%           51.6%

- White persons, percent, 2000 (a)                                                    56.5%           63.9%
- Black or African American persons, percent, 2000 (a)                                42.1%           32.5%
  American Indian and Alaska Native persons, percent, 2000
- (a)                                                                                  0.1%            0.6%
- Asian persons, percent, 2000 (a)                                                     0.2%            1.2%
  Native Hawaiian and Other Pacific Islander, percent, 2000
- (a)                                                                                     Z               Z
- Persons reporting some other race, percent, 2000 (a)                                 0.3%            0.7%
- Persons reporting two or more races, percent, 2000                                   0.7%            1.1%
- Persons of Hispanic or Latino origin, percent, 2000 (b)                              0.9%            2.4%
- White persons, not of Hispanic/Latino origin, percent, 2000                         56.1%           62.5%

- Living in same house in 1995 and 2000', pct age 5+, 2000                            65.5%           59.0%
- Foreign born persons, percent, 2000                                                  0.5%            2.6%
  Language other than English spoken at home, pct age 5+,
- 2000                                                                                18.4%            9.2%
- High school graduates, percent of persons age 25+, 2000                             62.0%           74.8%
- Bachelor's degree or higher, pct of persons age 25+, 2000                           10.7%           18.7%
- Persons with a disability, age 5+, 2000                                           20,561         880,047
- Mean travel time to work (minutes), workers age 16+, 2000                           28.6            25.7

- Housing units, 2002                                                               36,710       1,880,122
- Homeownership rate, 2000                                                            70.7%           67.9%
- Housing units in multi-unit structures, percent, 2000                                8.9%           18.7%


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


- Median value of owner-occupied housing units, 2000                            $   59,600       $    85,000

- Households, 2000                                                                  32,328         1,656,053
- Persons per household, 2000                                                         2.67              2.62
- Median household income, 1999                                                 $   22,855       $    32,566
- Per capita money income, 1999                                                 $   12,042       $    16,912
- Persons below poverty, Percent 1999                                                 29.3%             19.6%


                                                                                ST. LANDRY
  BUSINESS QUICKFACTS                                                             PARISH         LOUISIANA
- Private nonfarm establishments with paid employees, 2001                           1,531           100,780
- Private nonfarm employment, 2001                                                  17,319         1,599,482
- Private nonfarm employment, percent change 2000-2001                                 4.2%              0.4%
- Nonemployer establishments, 2000                                                   4,079           234,114
- Manufacturers shipments, 1997 ($1000)                                            904,687        80,423,978
- Retail sales, 1997 ($1000)                                                       515,842        35,807,894
- Retail sales per capita, 1997                                                 $    6,192       $     8,229
- Minority-owned firms, percent of total, 1997                                         9.8%             14.1%
- Women-owned firms, percent of total, 1997                                           19.0%             23.9%
- Housing units authorized by building permits, 2002                                   371            18,425
- Federal funds and grants, 2002 ($1000)                                           606,973        29,987,664

                                                                                ST. LANDRY
  GEOGRAPHY QUICKFACTS                                                            PARISH          LOUISIANA
- Land area, 2000 (square miles)                                                       929            43,562
- Persons per square mile, 2000                                                       94.4             102.6

- Metropolitan Area                                                             Lafayette,
                                                                                    LA MSA

- FIPS Code                                                                            097                22

(a) Includes Persons reporting only one race.

(b) Hispanics may be of any race, so also are included in applicable race categories.

FN: Footnote on this item for this area in place of data

NA: Not available

D: Suppressed to avoid disclosure of confidential information

X: Not applicable

S: Suppressed; does not meet publication standards

Z: Value greater than zero but less than half unit of measure shown

F: Fewer than 100 firms
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

                          SATELLITE IMAGE - DEVILLIER

                               [SATELLITE IMAGE]

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

                            3-D TOPOQUAD - DEVILLIER

                       [3-D TOPOQUAD - DEVILLIER PICTURE]

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

      FLOOD MAP - DEVILLIER

              [MAP]

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

                                                                      TAX NOTICE

                                                      ST. LANDRY PARISH TAX DATA

[ILLEGIBLE]

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

                                 APPRAISER DATA

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

            QUALIFICATIONS OF THE APPRAISERS

                      QUALIFICATIONS OF LOGAN H. BABIN, JR.

                                    EDUCATION

Graduate:              Terrebonne High School - 1958
Graduate:              United States Air Force Academy, B.S. 1962

                                    PERSONAL

1940                   Born in New Orleans, Louisiana
1945-1958              Raised in Houma, Louisiana
1962-1968              U.S. Air Force
1968-1970              Pan American World Airways - Pilot/Flight Engineer.
1970-Present           Associated with Logan H. Babin, Inc., Realtors
1974-Present           Licensed Real Estate Broker & Realtor

Home Address:          4120 Highway 56, Houma, La. 70363
Office Address:        Post Office Box 269, Houma, La. 70361-0269

Married to Anne Babin;   2 children; Kara Babin Gee and Logan III
                         5 grandchildren: Logan Elisabeth Babin, Campbell Claire
                         Babin, Lilly Grace Babin, Chloe Ann Babin, and Cooper
                         Ryan Gee


                                    BUSINESS


A. Logan H. Babin, Inc., d.b.a. Logan H. Babin Real Estate - President (Real Estate & Investments)

B.          B & B Leasing Corporation - President
            (Real Estate & Investments)

C.          B & T Leasing, Inc., President
            (Real Estate & Investments)

D.          Blum & Bergeron Realty - Board of Directors
            (Real Estate)

E.          Blum & Bergeron, Inc. Board of Directors
            (Dried Shrimp Wholesaler)

F.          Walter Land Company - Counselor
            (Real Estate Development & Sales)

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

                              PROFESSIONAL SCHOOLS


A.          National Institute of Real Estate Brokers

            1) Introduction to Commercial and Investment Real Estate
            2) Principles of Commercial Property

B.          American Institute of Real Estate Appraisers

            1) Real Estate Appraisal I
            Basic Principles, Methods & Techniques

            2) Real Estate Appraisal II
            Urban Properties

            3) Real Estate Appraisal IV
            Techniques and Mathematics of Capitalization

C.          Finance 341 Nicholls State University
            Principles & Practices of Real Estate

D.          National Association of Independent Fee Appraisers - Value of a Tree

                            PROFESSIONAL ASSOCIATIONS

A.          The Counselors of Real Estate
            CRE No. 948 - Board of Governors
            Editor - "The Counselor" 1987-1988
            President - 1995-1996

B.          Louisiana Certified General Real Estate Appraiser No.G0244 Jan. 7,
            1991

C.          National Association of Realtors

D.          Louisiana Realtors Association

E.          Bayou Board of Realtors -President (1978), Realtor of the Year
            (1979)

F.          Registered Instructor - Appraising - Louisiana
            Real  Estate Commission (1977-1978)

G.          International Right-of-Way Association

H. Louisiana Real Estate Appraisers Board of Certification Member, March 26, 1992 - July 7, 2003
            Chairman, March 18, 1997 - December 31, 2002

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

                              BUSINESS ASSOCIATIONS

A.          Houma-Terrebonne Chamber of Commerce
            Former Member Board of Directors

B.          Bank One - Formerly Premier Bank, N.A.
            South Louisiana Advisory Board

C.          Industrial Development Board of the Parish of Terrebonne - Former
            Member

D.          South Louisiana Medical Center - Former Board Member

                           CIVIC & SOCIAL ASSOCIATIONS


A. Kiwanis Club of Houma - Past President - Former Member of Board of Directors, Kiwanian of the Year 1977-1978

B.          Terrebonne Historical and Cultural Society
            (Southdown Museum - Emeritus Member Board of Directors)

C.          United Way for South Louisiana
            Board of Directors - President 1993-1995

D.          Houma-Terrebonne Carnival Club - Past President
            Former Member Board of Directors - King 1984

                     EXPERT WITNESS - REAL ESTATE APPRAISERS


A.          Terrebonne Parish District Court

B.          Lafourche Parish District Court

C.          Plaquemines Parish District Court

D.          Orleans Parish District Court

E.          Western District of Louisiana Bankruptcy Court

F.          Eastern District of Louisiana Bankruptcy Court

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

                                                                         No 0157

                           [STATE OF LOUISIANA LOGO]

                          REAL STATE APPRAISER LICENSE

      CLASS: CERTIFIED GENERAL

      Having complied with the license requirements as set forth in R. F. 1950 Title 37, Chapter 51, and Amendatory Acts, and the Real Estate Appraisers Board Rules and Regulations, a Louisiana Real Estate Appraiser License is hereby granted to

                               LOGAN H. BABIN, JR.

      In Testimony Whereof, This License has been issued by the Authority of the Louisiana Real Estate Appraisers Board.

                                                       Fee: $NO FEE
                                    Social Security Number: ###-##-####
                                      Certification Number: #G0244
                                            Period Covered: AUGUST 15 2003
                                                   Through: DECEMBER 31 2004

            [SEAL]                                          /s/ [ILLEGIBLE]
                                                            --------------------
                                                                 Chairperson

                                                            /s/ [ILLEGIBLE]
                                                            --------------------
                                                                  Secretary

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

                      QUALIFICATIONS OF LOGAN H. BABIN, III

                                    EDUCATION

Graduate:              Vandebilt Catholic High School - 1988
Graduate:              Loyola University, BBA - 1992
Graduate:              Baylor University, MBA - 1995

                                    PERSONAL

1970                   Born in New Orleans, Louisiana
1970-1988              Raised in Houma, Louisiana
1993-1994              United Way for South Louisiana - fundraiser
1995-1997              Baylor University Athletic Department - fundraiser
1997-present           Associated with Logan H. Babin, Inc., Realtors
1997-present           Licensed Real Estate salesperson

Home Address:          207 Autumn Dr.., Houma, LA 70360
Office Address:        P.O. Box 269, Houma, LA 70361-0269

Married to Carrie Babin, 4 daughters: Logan, Campbell, Lilly, & Chloe

                                    BUSINESS

A.          Logan H. Babin, Inc., dba Logan H. Babin Real Estate -
            Vice President
            (Real Estate and Investments)

B.          B&B Leasing Corporation - Vice President
            (Real Estate and Investments)

C.          B&T Leasing, Inc. - Vice President
            (Real Estate and Investments)

                              PROFESSIONAL SCHOOLS

A.          Appraisal Institute National Courses

                  Appraisal 110: Appraisal Principles
                  Appraisal 120: Appraisal Procedures
                  Appraisal 310: Basic Income Capitalization
                  Appraisal 320: General Applications
                  Appraisal 410: USPAP-Part A
                  Appraisal 420: USPAP-Part B

B.          First National School of Real Estate - Real Estate 101

C.          Real Estate 5330    Baylor University
            Seminar in Real Estate Valuation

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


D.          Finance 350        Loyola University
            Principles of Real Estate

                      PROFESSIONAL & BUSINESS ASSOCIATIONS


A.          Louisiana Certified General Real Estate Appraiser No. G1477
            Jan. 28, 2003

B.          National Association of Realtors

C.          Louisiana Realtors Association

D.          Bayou Board of Realtors

E.          Houma-Terrebonne Chamber of Commerce Infrastructure Committee - 2002
            - present

                    EXPERT WITNESS - REAL ESTATE APPRAISERS

A.    Terrebonne Parish District Court

                           CIVIC & SOCIAL ASSOCIATIONS

A.          United Way for South Louisiana
                  Board of Directors - 1998-present
                  Campaign Chairman - 2000-2001
                  Campaign Vice Chairman - 1999-2000

B.          Leadership Terrebonne- 1999
                  Member - Leadership Terrebonne Alumni Association


C.          Baylor Bear Foundation
                  Board of Directors - 1998-present
                  President - South Louisiana Chapter - 1998-99

D.          Houma-Terrebonne Carnival Club
                  Board of Directors - 1999 - present
                  Vice  President - 2002 - present

E.          Tiger Athletic Foundation
                  Advisory Board Member 2003 - 2004

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                                                                             316

                                                                         No 0471

                           [STATE OF LOUISIANA LOGO]

                          REAL STATE APPRAISER LICENSE

      CLASS: CERTIFIED GENERAL

      Having complied with the license requirements as set forth in R. F. 1950 Title 37, Chapter 51, and Amendatory Acts, and the Real Estate Appraisers Board Rules and Regulations, a Louisiana Real Estate Appraiser License is hereby granted to

                              LOGAN H. BABIN, III

      In Testimony Whereof, This License has been issued by the Authority of the Louisiana Real Estate Appraisers Board.

                                                       Fee: $NO FEE
                                    Social Security Number: ###-##-####
                                      Certification Number: #G1147
                                            Period Covered: AUGUST 15 2003
                                                   Through: DECEMBER 31 2004

                                                            /s/ [ILLEGIBLE]
           [SEAL]                                           --------------------
                                                                 Chairperson

                                                            /s/ [ILLEGIBLE]
                                                            --------------------
                                                                  Secretary

                               [LOGAN BABIN LOGO]
                            REAL ESTATE & APPRAISALS

      PARTIAL LIST OF CLIENTS

Fina Oil Company
Hunt Oil Company
A.C.F. Industries
Delta Fabricators
Chromalloy Natural Resources
Reed Tool Company
Louisiana Land & Exploration Co.
Prentice Oil & Gas Company
Reagan Equipment Company
Tenneco Oil Company
Louisiana Resources Company
Texas Eastern Gas Trans. Co.
Shell Pipe Line Company
Texaco Cities Service Pipeline Co.
Endevco Natural Gas Company
Koch Gateway Pipeline
Boulet Land Company
Walter Land Company
Savane Land Company
David Plater (Acadia Plantation)
Contran Realty
White Eagle Subdivision
Valhi,Inc
Tom Bauer
Upjohn Company
Rodeway Express
National Beverage Company
Universal Iron Works
H. C. Wurzlow Corporation
Homequity
Employee Transfer Company
Village East Realty Co.
Cenac Towing Company
Estate of Ovide J. Cenac
Estate of F. E Boudreaux
Estate of Butley Mahler
Estate of Robert B. Prentice
Estate of F. B. Reardon
Estate of Royal Pellegrin
Estate of Carrol J. Matherne
Estate of H. P. St. Martin
Estate of Leona Eschete Cenac
Estate of W.R. Timken
Estate of Leonard Chabert
Estate of Stanley Walther
Estate of Louise Boudreaux
A & K Railroad Materials, Inc.
G. W. Murphy Industries
Freeport Sulphur Company
Houma Oil Company
Texaco Producing, Inc.
Penrod Drilling Company
EXXON, USA
Lockheed Petroleum Services
Delta Services Industries
Canocean Resources
Burlington Industries (formerly LL&E)
United Gas Company
Louisiana Intrastate Gas Corporation
LOCAP, Inc.
EXXON Pipeline Company
Pipe Lines Unlimited Service
Columbia Gulf Transmission Co.
Houma-Terrebonne Airport Comm.
Terrebonne Parish Consolidated Gov.
Terrebonne General Medical Center
South Lafourche Levee District
City of Morgan City
Louisiana Power & Light Co.
T. L. James Company
Williams Group
South Central Bell
Bank One, formerly Premier Bank, N.A.
Louisiana National Bank
Pelican Homestead & Savings Ass'n
Continental Illinois National Bank
Bank of the Southwest
Livingston Bank
First National Bank of Commerce
Coastal Commerce Bank
Whitney National Bank
REE Corp. - Texas Commerce Bank
Hibernia National Bank
Chase Manhattan Bank, N.A.
Interfirst Bank Houston, N.A.
City Corp Industrial Credit, Inc.
First National Bank of Jefferson Parish
South Louisiana Bank
Buquet Canning Company
A. M. Dupont Corporation
Progressive Shipbuilders, Inc.
Allied Enterprises
Indian Ridge Canning Company
Rayco Shipbuilders, Inc.

Consultant - United States Army Corps of Engineers Appraisers

                               [LOGAN BABIN LOGO]
                            REAL ESTATE & APPRAISALS

                   CALVIN VIATOR, PH.D. AND ASSOCIATES, L.L.C.
                            Agricultural Consultants

                                                             Phone: 985-447-3393
100 Longwood Drive                                             Fax: 985-449-1572
Thibodaux, Louisiana 70301                                  Mobile: 985-637-5511


September 26, 2004


TO:         Sterling Sugars
            P.O. Box 572
            Franklin, LA 70538
FROM:       Calvin Viator      [ILLEGIBLE]


As per your request I have reviewed agricultural leases on properties owned by Sterling Sugars pursuant to determining crop ownership on said acreage and the fair market value that should be placed on the sugarcane owned by Sterling Sugars.

In determining the value of the sugarcane crop several parameters are considered including cost of planting, yield potential and the current economic conditions in the sugar industry.

The current values that I presently place on sugarcane acreage based on the above parameters are;

Plant cane..............................  $450/acre
First stubble...........................  $300/acre
Second stubble..........................  $150/acre
Third stubble...........................  $75 /acre

Listed below are the leases I have reviewed and the value of the sugarcane crop owned by Sterling Sugars on these leases.

LESSEE                         ACREAGE BY AGE                VALUE
Northside Planting Co.    Plant cane.......       876    $ 394,200.00

                          First stubble....       834    $ 250,200.00

                          Second stubble...       743    $ 111,450.00

                          Third stubble....       103    $   7,725.00

                          TOTAL:                2,556    $ 763,575.00

MEMBER

            LOUISIANA

            AGRICULTURAL
[PICTURE]
            CONSULTANTS

            ASSOCIATION

                                                                    [NAICC LOGO]

2

LESSEE                                        ACREAGE BY AGE                    VALUE
Bolton Cane Company              Plant cane...................    91.0     $   40,950.00
                                 First stubble................   117.1     $   35,130.00
                                 Second stubble...............    85.8     $   12,870.00
                                 Third stubble................    69.3     $    5,197.50
                                 TOTAL:                          363.2     $   94,147.50

Dean Gravois Farms               Plant cane...................      65     $   29,250.00
                                 First stubble................      65     $   19,500.00
                                 Second stubble...............      65     $    9,750.00
                                 Third stubble................      65     $    4,875.00
                                 TOTAL:                            260     $   63,375.00

Frank Martin Farms               Plant cane...................     125     $   56,250.00
                                 First stubble................     125     $   37,500.00
                                 Second stubble...............     125     $   18,750.00
                                 Third stubble................     125     $    9,375.00
                                 TOTAL:                            500     $  121,875.00

Baker Plantation                 Plant cane...................    48.4     $   21,780.00
                                 First stubble................    48.4     $   14,520.00
                                 Second stubble...............    24.2     $    3,630.00
                                 Third stubble................    48.4     $    3,630.00
                                 TOTAL:                          169.4     $   43,560.00

Gonsoulin Farms                  Plant cane...................   357.7     $  160,965.00
(Iberia Parish)                  First stubble................   350.6     $  105,180.00
                                 Second stubble...............   177.7     $   26,655.00
                                 TOTAL:                          886.0     $  292,800.00

Gonsoulin Farms                  Plant cane...................       0     $           0
(St. Mary Parish)                First stubble................    52.9     $   15,870.00
                                 Second stubble...............    36.7     $    5,505.00
                                 TOTAL:                           89.6     $   21,375.00

3

LESSEE                                ACREAGE BY AGE                                          VALUE
Patch Farms, LLC                   Plant cane...................          87.7          $     39,465.00
                                   First stubble................             0                        0
                                   Second stubble...............             0                        0
                                   Third stubble................             0                        0
                                   TOTAL:                                 87.7          $     39,465.00

Judd Anderson                      Plant cane...................          78.7          $     35,415.00
                                   First stubble................             0          $             0
                                   Second stubble...............          70.6          $     10,590.00
                                   Third stubble................          69.3          $      5,197.50
                                   TOTAL:                                218.6          $     51,202.50

Michael Champagne                  Plant cane...................         500.3          $    225,135.00
                                   First stubble................         464.7          $    139,410.00
                                   Second stubble...............         267.7          $     40,155.00
                                   Third stubble................         114.4          $      8,580.00
                                   TOTAL:                              1,347.1          $    413,280.00

Bayou Sale Cane, Inc.              Plant cane...................          36.1          $     16,245.00
(Shaffer Plantation)               First stubble................          48.7          $     14,610.00
                                   Second stubble...............          27.5          $      4,125.00
                                   TOTAL:                                112.3          $     34,980.00

Bayou Sale Cane, Inc.              Plant cane...................          38.0          $     17,100.00
(West Bellview Plantation)         First stubble................          26.5          $      7,950.00
                                   TOTAL:                                 64.5          $     25,050.00

Irish Bend Planting, Inc.          Plant cane...................         110.0          $     49,500.00
                                   First stubble................          87.0          $     26,100.00
                                   Second stubble...............          15.0          $      2,250.00
                                   TOTAL:                                212.0          $    77,8500.00

LESSEE                                  ACREAGE BY AGE                                       VALUE
Ellender  Farms, Inc.              Plant cane...................            65          $     29,250.00
                                   First stubble................            65          $     19,500.00
                                   Second stubble...............            65          $      9,750.00
                                   Third stubble................            65          $      4,875.00
                                   TOTAL:                                  260          $     63,375.00

Breaux Brothers Farms, Inc.                                                  0                0

S & S Farms                                                                  0                0

                                     SUMMARY

    LESSEE                                                LESSOR CROP VALUES
----------------                                          ------------------
Northside Planting Company..............................    $   763,575.00
Bolton Cane Company.....................................    $    94,147.50
Dean Gravois Farms......................................    $    63,375.00
Frank Martin Farms......................................    $   121,875.00
Baker Plantation........................................    $    43,560.00
Gonsoulin Farms (Iberia)................................    $   292,800.00
Gonsoulin Farms (St. Mary)..............................    $    21,375.00
Patch Farms, LLC........................................    $    39,465.00
Judd Anderson...........................................    $    51,202.50
Michael Champagne.......................................    $   413,280.00
Bayou Sale Cane, Inc. (Shaffer).........................    $    34,980.00
Bayou Sale Cane, Inc. (W. Bellview).....................    $    25,050.00
Irish Bend Planting.....................................    $    77,850.00
Ellender Farms..........................................    $    63,375.00
Breaux Brothers Farms...................................                 0
S & S...................................................                 0

TOTAL...................................................    $ 2,105,910.00

Mr. Michael Pressman
Office of Mergers and Acquisitions
Division of Corporation Finance
U.S. Securities and Exchange Commission
450 West Fifth Street, N.W.
Washington, D.C. 20549-0303

      RE:   STERLING SUGARS, INC.
            SCHEDULE 13E-3 FILED NOVEMBER 23, 2004, AS AMENDED
            FILE NO. 5-30126

            PRELIMINARY SCHEDULE 14A FILED NOVEMBER 23, 2004, AS AMENDED FILE NO. 0-01287

Dear Mr. Pressman:

      Please accept this acknowledgment on behalf of Sterling Sugars, Inc., that:

      - Sterling Sugars, Inc., and the other filing persons, M.A. Patout & Son, Ltd., Peter V. Guarsico, Robert B. Patout, Frank William Patout, and William S. Patout, III, are responsible for the adequacy and accuracy of the disclosure in the reference filings;

      - SEC staff comments or changes to disclosures in response to staff comments in the filings reviewed by the staff do not foreclose the SEC from taking any action with respect to the filings; and

      - no filing person may assert SEC staff comments as a defense in any proceeding initiated by the Commission or any person under the federal securities laws of the United States.

      We appreciate your attention to and assistance with the referenced filings.

                                                   Very truly yours,

                                                   Craig Cailler
                                                   President & CEO
                                                   Sterling Sugars, Inc.

Mr. Michael Pressman
Office of Mergers and Acquisitions
Division of Corporation Finance
U.S. Securities and Exchange Commission
450 West Fifth Street, N.W.
Washington, D.C. 20549-0303

      RE:   STERLING SUGARS, INC.
            SCHEDULE 13E-3 FILED NOVEMBER 23, 2004, AS AMENDED
            FILE NO. 5-30126

            PRELIMINARY SCHEDULE 14A FILED NOVEMBER 23, 2004, AS AMENDED FILE NO. 0-01287

Dear Mr. Pressman:

      Please accept this acknowledgment on behalf of M.A. Patout & Son, Ltd., that:

      - Sterling Sugars, Inc., and the other filing persons, M.A. Patout & Son, Ltd., Peter V. Guarsico, Robert B. Patout, Frank William Patout, and William S. Patout, III, are responsible for the adequacy and accuracy of the disclosure in the reference filings;

      - SEC staff comments or changes to disclosures in response to staff comments in the filings reviewed by the staff do not foreclose the SEC from taking any action with respect to the filings; and

      - no filing person may assert SEC staff comments as a defense in any proceeding initiated by the Commission or any person under the federal securities laws of the United States.

      We appreciate your attention to and assistance with the referenced filings.

                                            Very truly yours,

                                            ____________________________________

                                            BY: ________________________________
                                            M.A. Patout & Son, Ltd.

Mr. Michael Pressman
Office of Mergers and Acquisitions
Division of Corporation Finance
U.S. Securities and Exchange Commission
450 West Fifth Street, N.W.
Washington, D.C. 20549-0303

      RE:   STERLING SUGARS, INC.
            SCHEDULE 13E-3 FILED NOVEMBER 23, 2004, AS AMENDED
            FILE NO. 5-30126

            PRELIMINARY SCHEDULE 14A FILED NOVEMBER 23, 2004, AS AMENDED FILE NO. 0-01287

Dear Mr. Pressman:

      Please accept this acknowledgment that:

      - Sterling Sugars, Inc., and the other filing persons, M.A. Patout & Son, Ltd., Peter V. Guarsico, Robert B. Patout, Frank William Patout, and William S. Patout, III, are responsible for the adequacy and accuracy of the disclosure in the reference filings;

      - SEC staff comments or changes to disclosures in response to staff comments in the filings reviewed by the staff do not foreclose the SEC from taking any action with respect to the filings; and

      - no filing person may assert SEC staff comments as a defense in any proceeding initiated by the Commission or any person under the federal securities laws of the United States.

      We appreciate your attention to and assistance with the referenced filings.

                                             Very truly yours,

                                             ___________________________________
                                             Peter V. Guarisco

Mr. Michael Pressman
Office of Mergers and Acquisitions
Division of Corporation Finance
U.S. Securities and Exchange Commission
450 West Fifth Street, N.W.
Washington, D.C. 20549-0303

      RE:   STERLING SUGARS, INC.
            SCHEDULE 13E-3 FILED NOVEMBER 23, 2004, AS AMENDED
            FILE NO. 5-30126

            PRELIMINARY SCHEDULE 14A FILED NOVEMBER 23, 2004, AS AMENDED FILE NO. 0-01287

Dear Mr. Pressman:

      Please accept this acknowledgment that:

      - Sterling Sugars, Inc., and the other filing persons, M.A. Patout & Son, Ltd., Peter V. Guarsico, Robert B. Patout, Frank William Patout, and William S. Patout, III, are responsible for the adequacy and accuracy of the disclosure in the reference filings;

      - SEC staff comments or changes to disclosures in response to staff comments in the filings reviewed by the staff do not foreclose the SEC from taking any action with respect to the filings; and

      - no filing person may assert SEC staff comments as a defense in any proceeding initiated by the Commission or any person under the federal securities laws of the United States.

      We appreciate your attention to and assistance with the referenced filings.

                                                Very truly yours,

                                                ________________________________
                                                Robert B. Patout

Mr. Michael Pressman
Office of Mergers and Acquisitions
Division of Corporation Finance
U.S. Securities and Exchange Commission
450 West Fifth Street, N.W.
Washington, D.C. 20549-0303

      RE:   STERLING SUGARS, INC.
            SCHEDULE 13E-3 FILED NOVEMBER 23, 2004, AS AMENDED
            FILE NO. 5-30126

            PRELIMINARY SCHEDULE 14A FILED NOVEMBER 23, 2004, AS AMENDED FILE NO. 0-01287

Dear Mr. Pressman:

      Please accept this acknowledgment that:

      - Sterling Sugars, Inc., and the other filing persons, M.A. Patout & Son, Ltd., Peter V. Guarsico, Robert B. Patout, Frank William Patout, and William S. Patout, III, are responsible for the adequacy and accuracy of the disclosure in the reference filings;

      - SEC staff comments or changes to disclosures in response to staff comments in the filings reviewed by the staff do not foreclose the SEC from taking any action with respect to the filings; and

      - no filing person may assert SEC staff comments as a defense in any proceeding initiated by the Commission or any person under the federal securities laws of the United States.

      We appreciate your attention to and assistance with the referenced filings.

                                                 Very truly yours,

                                                 _______________________________
                                                 Frank William Patout

Mr. Michael Pressman
Office of Mergers and Acquisitions
Division of Corporation Finance
U.S. Securities and Exchange Commission
450 West Fifth Street, N.W.
Washington, D.C. 20549-0303

      RE:   STERLING SUGARS, INC.
            SCHEDULE 13E-3 FILED NOVEMBER 23, 2004, AS AMENDED
            FILE NO. 5-30126

            PRELIMINARY SCHEDULE 14A FILED NOVEMBER 23, 2004, AS AMENDED FILE NO. 0-01287

Dear Mr. Pressman:

      Please accept this acknowledgment that:

      - Sterling Sugars, Inc., and the other filing persons, M.A. Patout & Son, Ltd., Peter V. Guarsico, Robert B. Patout, Frank William Patout, and William S. Patout, III, are responsible for the adequacy and accuracy of the disclosure in the reference filings;

      - SEC staff comments or changes to disclosures in response to staff comments in the filings reviewed by the staff do not foreclose the SEC from taking any action with respect to the filings; and

      - no filing person may assert SEC staff comments as a defense in any proceeding initiated by the Commission or any person under the federal securities laws of the United States.

      We appreciate your attention to and assistance with the referenced filings.

                                                    Very truly yours,

                                                    ____________________________
                                                    William S. Patout, III